AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF ITS SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR

SUBJECT TO COMPLETION, DATED AUGUST 7, 2026

ZQ PLATFORMS INC.

(A Wyoming Corporation)

255 S Orange Avenue Suite 104, #1261, Orlando, FL 32801, United States

Telephone: (205) 827-2020 · www.zqplatforms.com · legal@zqplatforms.com

UP TO 50,000,000 SHARES OF COMMON STOCK

OFFERING PRICE: US $1.00 PER SHARE

MINIMUM INVESTMENT: US $550 (550 SHARES)

ZQ Platforms Inc., a Wyoming corporation (the “Company,” “we,” “us” or “our”), is offering up to 50,000,000 shares of its common stock, par value $0.0001 per share (the “Common Stock”), at a fixed price of US $1.00 per share, for maximum gross proceeds of US $50,000,000. The offering is being conducted on a “best-efforts” basis pursuant to Regulation A, Tier 2, under the Securities Act of 1933, as amended. There is no minimum offering amount and no minimum number of shares that must be sold before the Company may access investor funds. The offering will commence following qualification of the Offering Statement by the Securities and Exchange Commission (the “SEC” or the “Commission”) and is expected to continue for up to twelve months thereafter, unless earlier terminated or extended in accordance with applicable law.

	Price to Public	Underwriting Discounts and Commissions (1)	Proceeds to Issuer (2)
Per Share	US $1.00	US $0.00	US $1.00
Total Maximum	US $50,000,000	US $0.00	US $50,000,000

(1) The offering is expected to be self-underwritten by the Company through its officers and directors, without commissions, in reliance on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, to the extent applicable. The Company may engage registered broker-dealers, placement agents or funding platforms in the future; any commissions or fees payable in connection with any such engagement will be disclosed in a supplement or amendment to this Offering Circular.

(2) Before deducting offering expenses payable by the Company, estimated at approximately US $750,000 if the maximum offering amount is sold, including legal, accounting, audit, filing, technology, compliance and related expenses. Certain offering costs, including audit and legal fees incurred in connection with the preparation of this offering, are being paid by the Company’s founders and will not be charged to, or reimbursed by, the Company.

THESE ARE SPECULATIVE SECURITIES. INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK, INCLUDING THE RISK OF LOSING YOUR ENTIRE INVESTMENT. SEE “RISK FACTORS” BEGINNING ON PAGE 13 OF THIS OFFERING CIRCULAR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This Offering Circular follows the Offering Circular format described in Part II of Form 1-A.

The date of this Offering Circular is August 7, 2026.

TABLE OF CONTENTS

Cautionary Note Regarding Forward-Looking Statements 4

Summary of Key Terms 5

Summary of Information in Offering Circular 7

Summary of Risk Factors 10

Risk Factors 13

Plan of Distribution 78

Use of Proceeds 83

Dilution 92

Description of Our Business 95

Description of Property 149

Employees 149

Management’s Discussion and Analysis of Financial Condition and Results of Operations 149

Directors and Executive Officers 153

Compensation of Directors and Executive Officers 158

Related-Party Transactions 159

Legal Proceedings 161

Security Ownership of Management and Certain Securityholders 163

Securities Being Offered 165

Legal Matters 170

Experts 170

Where You Can Find More Information 170

Index to Financial Statements 173

Part III — Exhibits 186

Signatures 187

Financial statement pages are numbered F-1 through F-6 and follow “Where You Can Find More Information.”

ABOUT THIS OFFERING CIRCULAR

You should rely only on the information contained in this Offering Circular and any amendments or supplements to it. The Company has not authorized anyone to provide you with information that is different from, or in addition to, the information contained in this Offering Circular. If anyone provides you with different or inconsistent information, you should not rely on it. The Company is offering to sell, and seeking offers to buy, its Common Stock only in jurisdictions where such offers and sales are permitted. The information contained in this Offering Circular is accurate only as of the date on the cover page, regardless of the time of delivery of this Offering Circular or of any sale of Common Stock. The Company’s business, financial condition, results of operations and prospects may have changed since that date.

No person is authorized in connection with this offering to give any information or to make any representations other than as contained in this Offering Circular, and, if given or made, such other information or representations must not be relied upon as having been made by the Company. Neither the delivery of this Offering Circular nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular contains forward-looking statements within the meaning of applicable securities laws. Forward-looking statements include, without limitation, statements regarding the Company’s business plan and strategy; anticipated development, acquisition, operation or commercialization of products, platforms, tools, software, infrastructure or intellectual property; expected use of proceeds; planned phases of operations; potential acquisitions, licensing arrangements, developer or venture-studio arrangements and enterprise integrations; anticipated revenue models; regulatory and compliance expectations; and other statements that are not historical facts. In some cases, forward-looking statements can be identified by words such as “may,” “will,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “propose,” “seek,” “potential,” “continue” or similar expressions, or the negative of those terms.

Forward-looking statements are based on management’s current expectations, assumptions and beliefs, and are subject to significant known and unknown risks, uncertainties and other factors, many of which are beyond the Company’s control. Actual results, performance or achievements may differ materially from those expressed or implied by forward-looking statements. Important factors that could cause actual results to differ materially include, among others, the risks described under “Risk Factors” in this Offering Circular, including the Company’s limited operating history, the absence of revenue or launched products, dependence on key personnel, dependence on the Zilliqa ecosystem and broader Web3 markets, regulatory developments affecting digital assets and securities, competition, cybersecurity risks, and the Company’s ability to raise capital and execute its business plan.

Any forward-looking statement speaks only as of the date on which it is made. Except as required by applicable law, the Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Investors should not place undue reliance on forward-looking statements and should read this Offering Circular, including the “Risk Factors” section and the financial statements and related notes, in its entirety.

Summary of Key Terms

The following summary highlights certain key terms of this offering. This summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular. Investors should read this entire Offering Circular carefully, including “Risk Factors,” “Use of Proceeds,” “Dilution,” “Description of Business,” “Description of Securities,” “Management,” “Certain Relationships and Related-Party Transactions,” and the financial statements and related notes, before making an investment decision.

Term	Description
Issuer	ZQ Platforms Inc., a Wyoming corporation.
Principal Office	255 S Orange Avenue Suite 104, #1261 Orlando, FL 32801, United States
Business Overview

ZQ Platforms Inc. is an independent platform-development and commercialization company. The Company intends to build, acquire, operate and commercialize products, platforms, tools, software, infrastructure, intellectual property and commercial opportunities that may operate within, connect to, or support use cases around the Zilliqa ecosystem and the broader Web3 economy.

No Affiliation with Zilliqa

The Company is independent and is not affiliated with, sponsored by, endorsed by, controlled by, funded by or officially approved by Zilliqa Group, the Zilliqa Foundation or any other Zilliqa-related entity. References to Zilliqa, ZIL or the Zilliqa ecosystem are intended only to describe the blockchain ecosystem around which the Company may seek to build, acquire, operate or commercialize products, platforms and infrastructure. Investors are purchasing securities of ZQ Platforms Inc. only, and are not purchasing ZIL tokens or any equity, ownership, governance or economic interest in Zilliqa, Zilliqa Group, the Zilliqa Foundation or any other Zilliqa-related entity.

Securities Offered	Shares of Common Stock of the Company.
Offering Amount	Up to US $50,000,000.
Offering Price	US $1.00 per share.
Minimum Investment	US $550 per investor, subject to the Company’s right to accept a lower amount in its discretion where permitted by applicable law.
Minimum Offering Amount	There is no minimum offering amount. The Company may conduct closings and use proceeds as funds are received, subject to the terms of this Offering Circular.
Offering Basis	The offering is being conducted on a best-efforts basis. There is no assurance that the Company will sell all or any specific number of shares offered.
Selling Arrangement

The offering is expected to be self-underwritten by the Company. The Company may rely on its officers, directors or associated persons to participate in the offering to the extent permitted by applicable law, including Rule 3a4-1 under the Exchange Act, if applicable. The Company may engage registered broker-dealers, funding platforms, placement agents, technology vendors, escrow providers, payment processors, transfer agents or other service providers in the future, and any such arrangements will be disclosed as required.

Offering Period

The offering will commence only after qualification of the Offering Statement by the Securities and Exchange Commission and is expected to continue for up to twelve months, unless earlier terminated or extended in accordance with applicable law.

Escrow / Payment Processing

Because this offering has no minimum offering amount, investor funds may be made available to the Company upon acceptance of subscriptions and closing. The Company may use an escrow agent, payment processor, broker-dealer platform, transfer agent payment system or other qualified third-party service provider if required or if management determines that such arrangement is appropriate. Final payment, escrow and closing procedures will be described in this Offering Circular before qualification.

Use of Proceeds

The Company intends to use the net proceeds for platform development, software development, technology infrastructure, acquisitions of Web3 or software assets, developer arrangements, venture-studio projects, enterprise integrations, compliance, legal, accounting, audit, cybersecurity, custody, marketing, working capital, general corporate purposes and activities designed to support commercial opportunities around the Zilliqa ecosystem. The Company will have broad discretion over the use of proceeds.

Authorized Capital Stock	302,000,000 shares of Common Stock authorized.
Shares Outstanding Before Offering	116,320,000 shares of Common Stock issued and outstanding before this offering.
Founder Share Price / Consideration	Founder shares were issued at US $0.0001 per share, or for such other consideration as reflected in the Company’s corporate records.
Preferred Stock, Options or Warrants	The Company currently has no preferred shares, options or warrants outstanding.
Voting Rights	Each share of Common Stock is entitled to one vote on matters submitted to shareholders.
Dividends

The Company does not expect to pay dividends in the foreseeable future. Any available funds are expected to be retained for product development, acquisitions, operations, compliance, working capital and growth.

Founder Lock-Up

The Company expects that founder shares will be subject to a lock-up period of twelve months following qualification of this offering, subject to customary exceptions and any transfers approved by the Company’s board of directors. The final lock-up terms will be described in this Offering Circular and applicable agreements.

Transfer Restrictions and Liquidity

There is currently no public market for the Company’s shares. Shares sold in this offering may be subject to restrictions under applicable securities laws, transfer-agent procedures, investor qualification requirements and any future trading platform or secondary market rules. Investors should be prepared to hold their shares for an indefinite period.

Risk Factors	An investment in the Company is speculative and involves a high degree of risk. Investors should carefully review the risk factors included in this Offering Circular before investing.

Summary of Information in Offering Circular

The following summary highlights selected information contained elsewhere in this Offering Circular. This summary does not contain all of the information that investors should consider before investing in the securities offered by ZQ Platforms Inc. Investors should read the entire Offering Circular carefully, including the sections titled “Risk Factors,” “Use of Proceeds,” “Dilution,” “Description of Business,” “Management,” “Certain Relationships and Related-Party Transactions,” “Description of Securities,” and the financial statements and related notes, before making an investment decision.

The Company

ZQ Platforms Inc. is a Wyoming corporation. The Company is an early-stage, independent platform-development and commercialization company. The Company intends to build, acquire, operate and commercialize products, platforms, tools, software, infrastructure, intellectual property and commercial opportunities that may operate within, connect to, or support use cases around the Zilliqa ecosystem and the broader Web3 economy. The Company’s proposed business model is intended to focus on creating commercial value through operating businesses, software products, platform ownership, intellectual property rights, licensing arrangements, revenue-share rights, enterprise integrations, project subsidiaries, strategic acquisitions, developer arrangements and other commercial opportunities. The Company does not intend to operate merely as a passive holder of ZIL tokens or as an investment fund.

No Affiliation with Zilliqa

The Company is independent and is not affiliated with, sponsored by, endorsed by, controlled by, funded by or officially approved by Zilliqa Group, the Zilliqa Foundation or any other Zilliqa-related entity. References to Zilliqa, ZIL or the Zilliqa ecosystem are intended only to describe the blockchain ecosystem around which the Company may seek to build, acquire, operate or commercialize products, platforms and infrastructure. Investors in this offering are purchasing securities of ZQ Platforms Inc. only. Investors are not purchasing ZIL tokens or any equity, ownership, governance, voting, economic or other interest in Zilliqa, Zilliqa Group, the Zilliqa Foundation or any other Zilliqa-related entity.

The Offering

The Company is offering shares of Common Stock on a best-efforts basis under Regulation A, Tier 2. The Company is offering up to US $50,000,000 of Common Stock. The offering price will be US $1.00 per share. The minimum investment amount is US $550 per investor, subject to the Company’s right to accept a lower amount in its discretion where permitted by applicable law. There is no minimum offering amount. Accordingly, the Company may accept subscriptions, conduct closings and use proceeds as funds are received, even if only a small portion of the offering is sold. The offering will commence only after qualification of the Offering Statement by the Securities and Exchange Commission and is expected to continue for up to twelve months, unless earlier terminated or extended in accordance with applicable law. The offering is expected to be self-underwritten by the Company. The Company may rely on its officers, directors or associated persons to participate in the offering to the extent permitted by applicable law. The Company may engage registered broker-dealers, funding platforms, placement agents, technology vendors, escrow providers, payment processors, transfer agents or other service providers in the future, and any such arrangements will be disclosed as required.

Capitalization

The Company is authorized to issue 302,000,000 shares of Common Stock. As of the date of this Offering Circular, the Company has 116,320,000 shares of Common Stock issued and outstanding before this offering. Founder shares were issued at US $0.0001 per share, or for such other consideration as reflected in the Company’s corporate records. The Company currently has no preferred shares, options or warrants outstanding. Each share of Common Stock is entitled to one vote on matters submitted to shareholders.

Use of Proceeds

The Company intends to use the net proceeds of this offering for platform development, software development, technology infrastructure, acquisitions of Web3 or software assets, developer arrangements, venture-studio projects, enterprise integrations, compliance, legal, accounting, audit, cybersecurity, custody, marketing, working capital, general corporate purposes and activities designed to support commercial opportunities around the Zilliqa ecosystem. The Company will have broad discretion over the use of proceeds. The actual allocation of proceeds may differ from the Company’s current expectations based on the amount raised, market conditions, regulatory developments, product opportunities, acquisition opportunities, technical requirements, compliance needs and management’s judgment.

Risk Factors

An investment in the Company is speculative and involves a high degree of risk. The Company is an early-stage company with limited operating history, limited revenue, an unproven business model, substantial capital needs, significant execution risk and exposure to blockchain, digital asset, regulatory, technology, cybersecurity, accounting, tax, market and liquidity risks. There is currently no public market for the Company’s shares, and no public market may ever develop. The Company does not expect to pay dividends in the foreseeable future. Investors should be prepared to hold their shares for an indefinite period and should invest only if they can afford to lose all or a substantial portion of their investment.

Our Corporate History

ZQ Platforms Inc. is a Wyoming corporation formed to pursue a platform-development and commercialization strategy focused on Web3, blockchain infrastructure, digital asset-related commercial applications and products that may operate within, connect to, or support use cases around the Zilliqa ecosystem and the broader digital economy. The Company was organized as an early-stage operating company and, as of the date of this Offering Circular, has not generated meaningful revenue and has only limited operating history. The Company was formed to develop a structured, corporate platform through which capital, technology, commercial partnerships, developer arrangements, acquisitions, intellectual property rights, software products and enterprise opportunities may be organized and pursued. The Company’s initial business concept was developed by Financial Agency Group and its principals as part of a broader capital-markets and platform-development initiative. The objective is to create an independent company that may build, acquire, operate and commercialize products, platforms, tools, software, infrastructure and commercial opportunities connected to the Zilliqa ecosystem, while maintaining a clear legal separation from Zilliqa Group, the Zilliqa Foundation and any other Zilliqa-related entity. The Company is independent and is not affiliated with, sponsored by, endorsed by, controlled by, funded by or officially approved by Zilliqa Group, the Zilliqa Foundation or any other Zilliqa-related entity. References to Zilliqa, ZIL or the Zilliqa ecosystem are intended only to describe the blockchain ecosystem around which the Company may seek to build, acquire, operate or commercialize products, platforms and infrastructure. The Company is authorized to issue 302,000,000 shares of Common Stock. As of the date of this Offering Circular, 116,320,000 shares of Common Stock are issued and outstanding. Founder shares were issued at US $0.0001 per share, or for such other consideration as reflected in the Company’s corporate records. The Company currently has no preferred shares, options or warrants outstanding. The Company is in the development stage. Its near-term activities are expected to include completing this Regulation A offering process, developing its business plan, identifying product-development opportunities, evaluating acquisition targets, exploring developer and commercial arrangements, establishing technology and compliance infrastructure, and building relationships with service providers, advisors, developers, enterprise customers and potential strategic partners. The Company has not yet completed any material acquisition, launched any material commercial product, entered into any material revenue-generating contract, or established any formal affiliation with any Zilliqa-related entity. The Company’s ability to execute its strategy will depend on the proceeds raised in this offering, management’s ability to identify and execute suitable opportunities, regulatory developments, market conditions, technology execution and other factors described in the “Risk Factors” section of this Offering Circular.

The Company is not a “blank check” company within the meaning of Rule 419 under the Securities Act of 1933, as amended, and the Company is not ineligible to conduct an offering under Regulation A pursuant to Rule 251(b)(3). The Company has a specific business plan and purpose, as described in this Offering Circular, focused on the development, acquisition, operation and commercialization of platforms, software and infrastructure connected to the Zilliqa ecosystem and the broader Web3 economy. The Company does not intend to engage in a merger or acquisition with an unidentified company or companies, or other unidentified person or persons, and the proceeds of this offering are intended to be applied to the business plan described under “Use of Proceeds” and “Description of Our Business.”

Investment Company Act Considerations

The Company intends to conduct its operations so that it will not be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and does not hold itself out as, an entity engaged primarily in the business of investing, reinvesting or trading in securities, and the Company does not intend to acquire ZIL tokens or other digital assets for passive investment purposes. The Company intends to monitor the composition of its assets and the sources of its income on an ongoing basis so that, among other things, the value of any investment securities held by the Company will not exceed forty percent (40%) of the value of the Company’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, within the meaning of Section 3(a)(1)(C) of the Investment Company Act. If the Company’s activities or asset composition were nonetheless to cause it to fall within the definition of an investment company, the Company would seek to rely on an available exclusion or exemption, restructure its activities or asset holdings, or take other appropriate action; there can be no assurance that any such measures would be successful, as described under “Risk Factors.”

Regulatory Positions Regarding Digital Assets

The regulatory characterization of ZIL and other digital assets under U.S. federal and state law is uncertain, and the Company does not take a position in this Offering Circular as to whether ZIL is or is not a “security” under applicable law. The Company intends to structure its digital-asset activities cautiously in light of this uncertainty. The Company does not intend to operate a securities exchange or alternative trading system, act as a broker or dealer in securities, act as a transfer agent, engage in regulated money transmission, or hold itself out as a custodian of customer assets, in each case without the registrations, licenses or exemptions required by applicable law. To the extent the Company holds or uses digital assets in connection with its operations, the Company expects to use reputable third-party custodians or similar arrangements and to implement internal controls, security procedures and compliance policies appropriate to such activities, as described elsewhere in this Offering Circular.

Summary of Risk Factors

An investment in our Common Stock is speculative and involves a high degree of risk. Investors should carefully consider the risks described below, together with all of the other information contained in this Offering Circular, before making an investment decision. The following is only a summary of certain material risks. Investors should read the full “Risk Factors” section of this Offering Circular for a more complete discussion of the risks relating to the Company, this offering and our business.

Risks Related to Our Company and Business

We are an early-stage company with limited operating history, limited revenue and an unproven business model. We may never successfully build, acquire, operate or commercialize products, platforms, tools, software, infrastructure or commercial opportunities that generate meaningful revenue or shareholder value. Our business plan is broad and discretionary. Management may change our strategy, product focus, acquisition approach, developer arrangements, digital asset activities or use of proceeds without shareholder approval, and those decisions may not produce successful results. We may incur substantial losses for an extended period and may never become profitable. Our business may require significant expenditures for technology development, cybersecurity, legal, accounting, compliance, custody, audits, acquisitions, developer arrangements, enterprise integrations, marketing, personnel and general operations before we generate meaningful revenue. We may require substantially more capital than we currently anticipate. If we do not raise sufficient proceeds in this offering or obtain additional financing on acceptable terms, we may be required to reduce, delay or abandon parts of our business plan.

Risks Related to the Zilliqa Ecosystem and ZIL

Our business strategy may depend substantially on the growth, adoption, market relevance and technical reliability of the Zilliqa ecosystem. If the Zilliqa ecosystem fails to attract developers, users, enterprises, liquidity or commercial activity, our business may be materially harmed. We do not control the Zilliqa blockchain, ZIL token, protocol roadmap, validators, governance, technical upgrades, community, market perception, liquidity or exchange support. Changes, failures, outages, security issues or negative developments involving Zilliqa or ZIL may adversely affect our products, reputation and prospects. The Company is independent and is not affiliated with, sponsored by, endorsed by, controlled by, funded by or officially approved by Zilliqa Group, the Zilliqa Foundation or any other Zilliqa-related entity. Any misunderstanding of this relationship may create legal, reputational, investor-relations or commercial risks. Investors are purchasing securities of ZQ Platforms Inc. only. Investors are not purchasing ZIL tokens or any equity, ownership, governance, voting, economic or other interest in Zilliqa, Zilliqa Group, the Zilliqa Foundation or any other Zilliqa-related entity.

Risks Related to Digital Assets, Custody and Market Volatility

We may acquire, hold, use, stake, deploy or otherwise interact with ZIL tokens or other digital assets for operational or commercial purposes. Digital assets may be highly volatile, may lose liquidity, may decline substantially in value and may expose us to accounting, tax, custody, regulatory and operational risks. Digital asset custody involves unique risks, including hacking, theft, private-key loss, unauthorized transfers, wallet-draining attacks, smart-contract failures, exchange failures, custodian failures and permanent loss of assets. Digital asset transactions may be irreversible and may not be recoverable. Exchanges, custodians, wallets, staking providers, validators, analytics providers and other digital asset service providers may fail, be hacked, become insolvent, freeze accounts, restrict withdrawals, terminate services or become unavailable.

Risks Related to Regulation and Compliance

Blockchain, digital asset, fintech, securities, commodities, money transmission, staking, custody, payment, tax, privacy, cybersecurity, sanctions, AML and cross-border laws are uncertain and rapidly evolving. Regulators may disagree with our characterization of our products, services, developer arrangements, digital asset activities or commercial rights. Our activities may become subject to securities, commodities, broker-dealer, investment adviser, money transmission, payments, banking, custody, staking, exchange, transfer-agent or other financial-services regulation. We may be required to obtain licenses, registrations, approvals or exemptions that we do not currently hold. We may be required to implement and maintain KYC, AML, sanctions-screening, fraud-prevention, wallet-screening, transaction-monitoring, privacy, cybersecurity and data-protection controls. These controls may be costly, may fail, may reduce user adoption, may delay transactions and may limit platform functionality. We may face enforcement actions, penalties, injunctions, rescission claims, business restrictions, customer claims, investor claims or reputational harm if we fail to comply with applicable laws or if our platforms are misused for unlawful, fraudulent, manipulative or prohibited activity.

Risks Related to Investment Company Status

We may be deemed an investment company under the Investment Company Act of 1940 if our assets or activities are viewed as investment securities or passive investment activities. This risk may be increased if we hold ZIL tokens, digital assets, minority equity interests, SAFEs, warrants, convertible instruments, token rights, revenue rights or similar assets. If we were required to register as an investment company, our business, operations, capital structure, asset ownership, digital asset activities and offering could be materially and adversely affected. We may need to limit, restructure, divest, transfer or liquidate assets to avoid investment-company status.

Risks Related to Technology, Cybersecurity and Intellectual Property

We may fail to develop secure, scalable, reliable and commercially useful platforms. Our products may contain defects, security vulnerabilities, smart-contract errors, coding flaws, design issues, poor documentation, infringing code or undisclosed third-party restrictions. Cyberattacks could compromise our systems, wallets, private keys, platforms, user accounts, data or digital assets. Security audits, code reviews and testing may not identify all vulnerabilities or operational weaknesses.

We may not own or control all intellectual property necessary for our business. Developers, founders, contractors, vendors or partners may dispute our ownership of software, code, data, brands, domains, revenue rights, licensing rights or other commercial rights.

Risks Related to Acquisitions, Developers and Commercial Arrangements

We may fail to identify, acquire, license, integrate, relaunch or commercialize suitable Web3, software, platform, codebase, domain, community, intellectual property or business assets. Acquired assets may contain undisclosed defects, liabilities, security vulnerabilities, intellectual property issues or regulatory problems. Our developer-for-equity, developer-for-revenue, revenue-share, royalty, licensing and venture-studio model may not succeed. Developers, founders, software studios, project companies or commercial partners may fail to deliver products, milestones, revenue, intellectual property or commercially viable applications. Economic rights received from developers, project companies or commercial partners may have little or no value. We may have limited control over third-party developers, externally developed products, project companies or venture-studio opportunities.

Risks Related to Enterprise Adoption and Revenue

Enterprise customers may not adopt Zilliqa-related or blockchain-based solutions, or may delay adoption due to regulatory, technical, cybersecurity, procurement, accounting, tax, reputational or integration concerns. Our revenue, if any, may be irregular, unpredictable and dependent on a limited number of products, projects, partners or customers. Transaction-based, licensing, subscription, integration, support, royalty or revenue-share income may be lower than expected or may never become meaningful.

Risks Related to Management, Conflicts and Governance

Our success depends heavily on Rahul Malhotra, Financial Agency Group and a limited number of key persons, advisors, developers, consultants and commercial relationships. The loss of key personnel or relationships could materially harm our business. Rahul Malhotra, Financial Agency Group and other related parties may have interests, duties or business activities that conflict with the interests of the Company and its shareholders. Related-party transactions may not be on terms as favorable as those available from unaffiliated third parties. Our directors, officers, consultants and advisors may not devote full time to the Company. We may rely heavily on consultants, contractors, offshore teams, advisors and third-party service providers rather than full-time employees. We may fail to maintain effective internal controls, governance systems, disclosure controls, accounting controls and public-company reporting processes. Any weakness may result in errors, restatements, audit delays, regulatory issues or loss of investor confidence.

Risks Related to This Offering and Our Securities

There is no assurance that the SEC will qualify this Offering Statement. SEC comments may delay, limit or prevent this offering or require us to revise our business plan, disclosures, use of proceeds, digital asset strategy or risk factors. This is a best-efforts offering with no minimum offering amount. We may begin using investor funds after accepting subscriptions and closing, even if we raise only a small portion of the offering amount. If we raise less than the maximum amount, our business plan may be materially limited. The offering price may be arbitrary and may not reflect the value of our assets, business, prospects or securities. Investors may experience substantial dilution if we issue additional securities in the future. There is currently no public market for our shares, and no public market may ever develop. Our shares are speculative, illiquid and may not be suitable for investors seeking liquidity, dividends or stable income. We do not expect to pay dividends in the foreseeable future. Investors may lose all or a substantial portion of their investment.

Risks Related to Accounting, Tax and Financial Reporting

The accounting treatment for digital assets, token rights, staking rewards, revenue-share rights, warrants, SAFEs, acquired software and intangible assets is complex and may change. We may be required to recognize impairment, losses, valuation adjustments or write-downs. Our financial statements may be difficult or costly to audit due to digital asset activities, complex commercial arrangements, international operations, related-party transactions or valuation uncertainty. We may incur unexpected U.S., Indian, foreign, withholding, indirect, GST, VAT or other tax liabilities. Tax treatment of ZIL tokens, staking rewards, digital asset transactions, cross-border revenue, software licensing and token incentives may be uncertain.

Risks Related to International Operations

Our India, Middle East, Asia and cross-border strategy may expose us to foreign legal, regulatory, tax, currency, political and operational risks. Foreign restrictions on digital assets, blockchain platforms, payments, capital flows, data transfers or securities activities may limit our operations. We may face difficulties enforcing contracts, intellectual property rights, revenue rights and judgments in foreign jurisdictions. International contractors, developers, employees, advisors and partners may create employment, tax, compliance and operational risks.

Risks Related to Reputation, Litigation and Market Conditions

Our reputation may be affected by negative sentiment toward crypto, digital assets, tokenized products, blockchain platforms or speculative offerings. Social media, online communities and market commentary may adversely affect our reputation, offering and business prospects. We may become subject to litigation, arbitration, regulatory investigations or enforcement proceedings. Legal proceedings may distract management, consume significant resources and harm our business even if we prevail. Economic downturns, capital-market volatility, inflation, interest rates, reduced investor appetite for digital asset businesses, geopolitical events, pandemics, infrastructure failures or other disruptions may adversely affect our operations, offering and business prospects. Additional risks not presently known to us, or that we currently consider immaterial, may also impair our business. The occurrence of any material risk described in this Offering Circular could result in the loss of all or part of an investor’s investment.

RISK FACTORS

I. Risks Related to Our Limited Operating History and Business Model

We are an early-stage company with no meaningful operating history.

We are an early-stage company and have not yet generated meaningful revenues, developed a substantial operating history, launched material commercial platforms, or established a track record of successfully building, acquiring, operating or monetizing Zilliqa-related products or businesses. As a result, prospective investors have limited historical financial and operating information upon which to evaluate our business, management, strategy, prospects, operating expenses, capital requirements or likelihood of success. Our proposed business is subject to the risks and uncertainties frequently encountered by early-stage companies, including our ability to develop products, hire or retain qualified personnel, enter into commercial arrangements, attract developers and enterprise customers, protect intellectual property, manage regulatory compliance, secure digital assets, generate revenue and control operating expenses. Because we have limited historical operations, our estimates regarding market demand, product development timelines, cost structure, revenue potential, capital needs and future performance may prove inaccurate. Investors should evaluate us in light of the risks, expenses, delays and difficulties commonly associated with a newly formed or early-stage company operating in a highly regulated and rapidly evolving blockchain and digital asset market. We may never successfully execute our business plan, achieve commercial adoption, generate significant revenue or become profitable. If we are unable to establish and grow our business as planned, investors could lose all or a substantial portion of their investment.

Our business model is new, unproven and may never generate significant revenue.

Our business model is new and unproven. We intend to build, acquire, operate and commercialize platforms, developer-led products, enterprise tools, software infrastructure and other business opportunities connected to the Zilliqa ecosystem. This strategy has not yet been tested by us at scale, and there is no assurance that it will result in meaningful revenue, commercial adoption or shareholder value. Our proposed business depends on several uncertain assumptions, including that developers will build commercially useful products on or around Zilliqa, that enterprises and users will adopt Zilliqa-related platforms, that we will be able to obtain valuable ownership, revenue-sharing, licensing or other commercial rights, and that those rights will produce future income. These assumptions may prove incorrect. Even if the Zilliqa ecosystem grows, we may not be able to capture any meaningful economic benefit from that growth. Because our model combines platform development, venture-studio activities, strategic acquisitions, developer commercialization, digital asset operations and enterprise adoption, it may be difficult to execute and may require significant capital, technical capability, regulatory oversight and management attention. We may spend substantial time and resources developing products or entering into arrangements that do not generate revenue or that fail to achieve market acceptance. If our business model does not work as expected, we may be unable to generate significant revenue, recover our investments, attract additional capital or continue our operations. In that event, our business, financial condition and prospects would be materially harmed, and investors could lose all or a substantial portion of their investment.

We may not successfully build, acquire, launch, operate or commercialize Zilliqa-related platforms.

Our business plan depends on our ability to identify, build, acquire, launch, operate and commercialize platforms and products that are connected to the Zilliqa ecosystem. These may include software platforms, developer tools, enterprise applications, transaction infrastructure, wallets, compliance tools, revenue-share arrangements, project companies, intellectual property assets and other Zilliqa-related business opportunities. There is no assurance that we will be able to successfully complete any of these activities. Building and operating blockchain-related platforms is complex and may require significant technical, financial, legal, regulatory and commercial resources. We may face delays in product development, difficulty hiring qualified developers, cybersecurity issues, smart-contract vulnerabilities, integration problems, lack of customer demand, regulatory restrictions, vendor failures, poor user adoption or unexpected costs. Any of these issues could delay or prevent the launch of our intended platforms. We may also seek to acquire or license existing products, codebases, brands, user communities or technology assets. These acquisitions may not produce the expected value. Acquired products may have hidden defects, weak user activity, ownership disputes, security problems, regulatory issues or limited commercial potential. We may also fail to integrate or migrate acquired products into the Zilliqa ecosystem. Even if we successfully launch one or more platforms, we may not be able to operate them profitably or commercialize them at scale. Users, developers, enterprises and commercial partners may not adopt our products, may prefer competing blockchain ecosystems, or may not be willing to pay for our services. If we are unable to successfully build, acquire, launch, operate or commercialize Zilliqa-related platforms, our business plan may fail, our revenue may be limited, and investors could lose all or a substantial portion of their investment.

Our business plan is broad and discretionary, which may make it difficult for investors to evaluate our prospects.

Our business plan gives management significant flexibility to pursue a wide range of opportunities connected to the Zilliqa ecosystem. These may include building software platforms, acquiring or licensing technology assets, forming project subsidiaries, entering into developer-for-equity or revenue-share arrangements, supporting enterprise integrations, operating infrastructure, holding or using ZIL tokens, and pursuing other commercial activities that management believes may increase the use of Zilliqa-related platforms. Because our strategy is broad, investors may find it difficult to evaluate our business, compare us to other companies, or determine how we will actually deploy the proceeds of this offering. We may pursue opportunities that are materially different from those currently described in this offering circular, and our final business direction may depend on market conditions, regulatory developments, available acquisitions, developer interest, enterprise demand, capital availability and management judgment. This discretion creates risk. Management may allocate capital to projects, products, acquisitions, digital assets or commercial arrangements that do not generate revenue, do not increase shareholder value, or are later abandoned. We may also shift resources between business lines, delay certain initiatives, or discontinue projects without shareholder approval. As a result, investors will be relying heavily on management’s judgment regarding which opportunities to pursue, how much capital to allocate, and when to change strategy. If management makes poor capital allocation decisions or if our broad strategy proves difficult to execute, our business, financial condition and prospects could be materially harmed, and investors could lose all or a substantial portion of their investment.

We may not be able to create shareholder value from activities designed to increase use of the Zilliqa ecosystem.

A central part of our strategy is to support, build and commercialize products, platforms and business activities that may increase use of the Zilliqa ecosystem. However, increased activity within the Zilliqa ecosystem may not necessarily result in economic value for our Company or our shareholders. Network activity, developer participation, community growth, transaction volume or token usage may benefit the broader ecosystem without producing revenue, profit, asset value or cash flow for us. Our ability to create shareholder value will depend on whether we can obtain and enforce valuable economic rights from our activities, such as platform ownership, revenue-sharing rights, licensing fees, transaction fees, intellectual property rights, equity interests, royalties, commercial contracts or other monetizable interests. We may support or develop products that are useful to the Zilliqa ecosystem but that do not generate meaningful income for us. We may also spend substantial capital on activities that improve visibility, adoption or technical usage of Zilliqa without creating direct financial returns. There is also a risk that value created through our efforts may be captured by other participants, including developers, token holders, validators, exchanges, competing platforms, third-party businesses or the broader Zilliqa community. Even if the Zilliqa ecosystem grows, we may not own the assets, control the platforms, or hold the contractual rights necessary to benefit from that growth. If we are unable to convert ecosystem development into direct economic value for the Company, our business model may not succeed. In that case, we may fail to generate meaningful revenue, our assets may not appreciate in value, and investors could lose all or a substantial portion of their investment.

We may incur substantial losses for an extended period and may never become profitable.

We expect to incur significant expenses in developing our business, including expenses for technology development, software engineering, cybersecurity, legal and regulatory compliance, accounting, audits, digital asset custody, infrastructure, acquisitions, developer arrangements, enterprise sales, marketing and general corporate operations. These expenses may be incurred before we generate meaningful revenue, and there is no assurance that our revenue, if any, will be sufficient to cover our costs. Our proposed business may require a long development period. We may need to build platforms, acquire or license technology, form project companies, negotiate commercial rights, integrate with the Zilliqa ecosystem, attract developers, onboard enterprise customers and comply with evolving digital asset regulations before we can generate material revenue. Each of these activities may require substantial capital and management attention, and the timing of revenue generation is uncertain. Even if we launch products or enter into commercial arrangements, they may not become profitable. Our platforms may not attract sufficient users, developers, enterprises or transaction activity. Revenue-sharing, licensing, royalty, transaction-fee, infrastructure or token-related arrangements may produce less income than expected or no income at all. We may also be required to continue spending on development, compliance, cybersecurity and operations to remain competitive. As a result, we may incur operating losses for an extended period and may never achieve profitability. If we are unable to generate sufficient revenue, control expenses or raise additional capital when needed, our business may fail, our financial condition may be materially harmed, and investors could lose all or a substantial portion of their investment.

Our business may require substantially more capital than we currently anticipate.

Our business plan may require substantially more capital than we currently anticipate. We intend to pursue a broad strategy that may include platform development, software engineering, cybersecurity, compliance systems, digital asset custody, strategic acquisitions, developer-for-equity or revenue-share arrangements, enterprise integrations, infrastructure operations, marketing, personnel, advisors and general corporate expenses. The actual cost of these activities may be significantly higher than our current estimates. Blockchain and digital asset businesses often require continuous investment in technology, security, legal review, regulatory compliance, product upgrades, integrations and user support. We may also need additional capital if product development takes longer than expected, if acquisitions require larger payments, if enterprise customers require customization, if regulatory requirements increase, if cybersecurity needs expand, or if our initial products do not generate revenue as quickly as anticipated. If the proceeds of this offering are not sufficient to execute our business plan, we may need to seek additional debt or equity financing. Additional financing may not be available when needed, may be available only on unfavorable terms, or may significantly dilute existing shareholders. If we are unable to obtain additional capital, we may be required to delay, reduce or abandon product development, acquisitions, developer arrangements, enterprise expansion or other parts of our strategy. Any inability to obtain sufficient capital on acceptable terms could materially harm our business, financial condition and prospects. In that case, we may be unable to continue operations as planned, and investors could lose all or a substantial portion of their investment.

We may change or modify our business strategy without shareholder approval.

Our business strategy is based on management’s current expectations regarding the Zilliqa ecosystem, digital asset regulation, developer activity, enterprise demand, available acquisitions, market conditions and capital requirements. These factors may change quickly. As a result, management may decide to modify, expand, reduce, delay or abandon parts of our business strategy without obtaining shareholder approval. For example, we may decide to focus more heavily on platform development, strategic acquisitions, enterprise integrations, developer-for-equity arrangements, revenue-sharing contracts, infrastructure operations, digital asset activities or other business lines that differ from our current plans. We may also decide not to pursue certain initiatives described in this offering circular if they become commercially unattractive, legally difficult, technically impractical or too expensive. This flexibility may be necessary for us to respond to market and regulatory developments, but it also creates risk for investors. Shareholders may invest based on our current business plan and later find that the Company has shifted its capital, management attention or operating strategy toward different opportunities. These changes may not produce the expected results and may expose the Company to different or greater risks than those originally anticipated. If management changes our strategy in a manner that proves unsuccessful, our business, financial condition and prospects could be materially harmed. Investors will have limited ability to influence these decisions and could lose all or a substantial portion of their investment.

Our revenue, if any, may be irregular, unpredictable and dependent on a limited number of products, projects, partners or customers.

Our future revenue, if any, may be irregular and difficult to predict. We may generate revenue from a variety of possible sources, including platform fees, software licensing, transaction-based fees, enterprise integrations, revenue-sharing arrangements, royalties, infrastructure services, strategic commercial rights, project subsidiaries or other Zilliqa-related business activities. The timing, amount and reliability of these revenue sources are uncertain. In the early stages of our business, we may depend on a small number of products, projects, developers, enterprise customers, commercial partners or strategic arrangements for a significant portion of our revenue. If any such product fails, if a customer delays or cancels a project, if a developer or partner does not perform, or if a commercial arrangement does not produce expected income, our revenue and financial condition could be materially harmed. Some of our potential revenue may also depend on factors outside our control, including user adoption, transaction volume, market conditions, regulatory developments, Zilliqa ecosystem activity, digital asset sentiment, enterprise procurement cycles and the performance of third-party platforms or developers. As a result, our revenue may vary significantly from period to period and may not be sufficient to cover our operating expenses. Because our revenue may be concentrated, uncertain and uneven, investors should not rely on any projected revenue or business opportunity as a guarantee of future performance. If we are unable to diversify our revenue sources and build stable commercial income, our business may not become sustainable, and investors could lose all or a substantial portion of their investment.

We may fail to convert blockchain ecosystem activity into revenue for the Company.

Our strategy is based in part on the belief that increased activity within the Zilliqa ecosystem can create commercial opportunities for the Company. However, blockchain activity does not automatically result in revenue. Higher transaction volumes, more wallets, more developers, greater community engagement or increased use of ZIL may benefit the broader Zilliqa ecosystem without producing meaningful income, assets or cash flow for us. To generate revenue, we will need to own or control valuable products, intellectual property, platform rights, customer relationships, transaction-fee rights, licensing rights, revenue-sharing arrangements, enterprise contracts or other enforceable economic interests. We may not be able to obtain these rights on favorable terms, or at all. Even where we obtain such rights, they may not produce material revenue if the related products do not attract users, customers or transaction activity. There is also a risk that value created by our efforts may be captured by others, including developers, validators, exchanges, token holders, competing platforms, service providers or other ecosystem participants. For example, a product supported by us may increase activity on Zilliqa, but users may transact through third-party wallets, marketplaces or infrastructure providers that do not generate revenue for the Company. If we are unable to convert ecosystem growth into direct and sustainable revenue, our business model may not succeed. In that event, we may spend substantial capital supporting, building or promoting Zilliqa-related activity without receiving a corresponding economic return, and investors could lose all or a substantial portion of their investment.

II. Risks Related to the Zilliqa Ecosystem

Our business is substantially dependent on the growth, adoption and market relevance of the Zilliqa ecosystem.

Our business strategy is substantially focused on the Zilliqa ecosystem. We intend to build, acquire, operate and commercialize platforms, products, infrastructure, developer arrangements and enterprise solutions that are connected to or designed to increase the use of Zilliqa. As a result, our prospects may depend heavily on whether Zilliqa is able to maintain and grow its developer base, user activity, enterprise adoption, transaction volume, liquidity, technical relevance and market reputation. If the Zilliqa ecosystem does not grow as expected, our business may be materially harmed. Developers may choose to build on other blockchains, enterprises may prefer competing technologies, users may not adopt Zilliqa-based applications, and commercial partners may not view Zilliqa as an attractive platform. Even if we build useful products, those products may have limited commercial value if the underlying ecosystem does not attract sufficient users, developers, transaction activity or institutional interest. We do not control the adoption, development, governance, liquidity, public perception or market position of Zilliqa. The ecosystem may be affected by technical performance, protocol changes, developer sentiment, token price movements, regulatory developments, exchange support, validator activity, competing blockchains, community engagement and broader digital asset market conditions. Many of these factors are outside our control. Because our business is concentrated around Zilliqa, negative developments affecting the Zilliqa ecosystem could have a direct and material impact on us. If Zilliqa fails to achieve broader adoption or loses market relevance, our platforms may not attract users or customers, our commercial arrangements may not produce revenue, our assets may decline in value, and investors could lose all or a substantial portion of their investment.

If the Zilliqa ecosystem fails to attract developers, users, enterprises and liquidity, our business may be materially harmed.

The success of our business will depend in large part on whether the Zilliqa ecosystem can attract and retain developers, users, enterprises, liquidity providers, infrastructure partners and other market participants. A blockchain ecosystem generally becomes more valuable when more developers build applications, more users transact, more enterprises adopt its technology, and sufficient liquidity exists for its native token and related products. If Zilliqa does not achieve or maintain this type of ecosystem growth, our business may be materially harmed. Developers may decide to build on larger or more established blockchain ecosystems that offer greater liquidity, stronger tooling, larger user communities, more funding, wider exchange support or better market visibility. Users and enterprises may also choose competing platforms if they believe those platforms are more secure, easier to use, more liquid, more compliant, more scalable or more widely adopted. If this occurs, the market for Zilliqa-related products and services may remain limited. Liquidity is also important to our business. If ZIL or Zilliqa-related products have limited liquidity, reduced exchange availability or weak market participation, developers, users, enterprises and partners may be less willing to engage with the ecosystem. Limited liquidity may also reduce confidence in Zilliqa-based platforms and may make it more difficult for us to design products, commercial arrangements or token-related utility programs. If the Zilliqa ecosystem fails to attract sufficient developers, users, enterprises and liquidity, our platforms may not achieve meaningful adoption, our commercial partnerships may not develop, our revenue opportunities may be limited, and our strategy may not succeed. In that event, our business, financial condition and prospects could be materially harmed, and investors could lose all or a substantial portion of their investment.

We do not control the Zilliqa blockchain, protocol, development roadmap, community, validators, governance, ecosystem participants or market perception.

Our business strategy is focused on products, platforms and commercial activities connected to the Zilliqa ecosystem. However, we do not control the Zilliqa blockchain, the ZIL token, the Zilliqa protocol, protocol upgrades, technical roadmap, validator operations, governance decisions, developer priorities, ecosystem participants, exchange support, community sentiment or public market perception. These matters are controlled or influenced by third parties, independent developers, validators, token holders, market participants and other ecosystem stakeholders. Because we do not control the underlying ecosystem, we may be required to adjust our products, strategy or commercial arrangements in response to decisions or developments that are outside our control. For example, protocol upgrades, technical changes, validator decisions, governance proposals, ecosystem disputes, changes in developer tooling, changes in transaction costs or changes in network functionality may affect the products we build or acquire. These changes may require additional development, delay launches, increase costs or reduce the usefulness of our platforms. We also cannot control how the market views Zilliqa or ZIL. Public perception may be affected by token price movements, community disputes, regulatory developments, exchange actions, technical incidents, competing blockchain ecosystems, media coverage or statements made by persons unrelated to us. Negative sentiment toward Zilliqa may reduce developer interest, enterprise adoption, user activity and investor confidence in our Company, even if we are not responsible for the underlying events. If decisions, developments or market perceptions involving Zilliqa move in a direction that is unfavorable to our business, we may have limited ability to prevent or correct the impact. This lack of control could materially harm our platforms, commercial opportunities, revenue potential, reputation and prospects, and investors could lose all or a substantial portion of their investment.

Technical limitations, outages, upgrades, forks, security issues or performance failures involving Zilliqa may adversely affect our products and business.

Our proposed products and platforms may depend on the continued availability, performance, security and functionality of the Zilliqa blockchain. If Zilliqa experiences technical limitations, network congestion, delayed transaction processing, outages, failed upgrades, security incidents, validator issues, software bugs, protocol-level vulnerabilities or other performance problems, our products and business may be adversely affected. Blockchain networks may also undergo upgrades, forks, governance changes or technical modifications that can affect applications built on or connected to the network. These changes may require us to modify our software, update integrations, rebuild smart contracts, change user interfaces, adjust wallet or custody arrangements, or delay planned product launches. We may incur additional costs and may not be able to respond quickly enough to maintain uninterrupted operations. Security issues involving the Zilliqa network or related infrastructure could also damage confidence in our products, even if the issue is not caused by us. Developers, users, enterprises and commercial partners may be unwilling to use Zilliqa-related platforms if they believe the network is unreliable, insecure, difficult to use or technically inferior to competing blockchain ecosystems. If technical problems, outages, upgrades, forks, security incidents or performance failures involving Zilliqa occur, our platforms may become less useful, less reliable or commercially unattractive. This could reduce user adoption, delay revenue, increase costs, damage our reputation and materially harm our business, financial condition and prospects.

Changes to the Zilliqa protocol or ecosystem strategy may make our products less useful, less competitive or commercially obsolete.

Our business may depend on building products, platforms, tools and commercial arrangements that are compatible with the Zilliqa protocol and aligned with the direction of the Zilliqa ecosystem. If the Zilliqa protocol, technical architecture, developer tools, transaction model, governance approach, validator structure, token utility, or broader ecosystem strategy changes, our products may become less useful, less competitive or commercially obsolete. For example, future protocol upgrades, changes in smart-contract functionality, changes in transaction fees, changes in staking or validator mechanics, new compliance features, wallet changes, tooling changes, or ecosystem priorities may require us to redesign or rebuild parts of our products. These changes may increase costs, delay launches, create compatibility issues, reduce customer demand, or make previously developed technology less valuable. We may also invest time and capital in products that are based on current assumptions about the Zilliqa ecosystem. If those assumptions later become incorrect because the ecosystem moves in a different technical or commercial direction, we may not be able to recover our development costs or generate expected revenue. Competing projects may also adapt faster than we do, reducing the commercial value of our platforms. If we are unable to adapt to changes in the Zilliqa protocol or ecosystem strategy, our products may lose relevance, our development efforts may be wasted, and our revenue opportunities may be materially reduced. This could materially harm our business, financial condition and prospects.

We may not be formally affiliated with, endorsed by, sponsored by or supported by Zilliqa Group, the Zilliqa Foundation or any official Zilliqa entity.

Our business is intended to focus on products, platforms and commercial opportunities connected to the Zilliqa ecosystem. However, unless we enter into a written agreement in the future, we may not be formally affiliated with, endorsed by, sponsored by, approved by or supported by Zilliqa Group, the Zilliqa Foundation or any other official Zilliqa-related entity. Investors should not assume that our Company is an official Zilliqa entity or that any Zilliqa-related party has reviewed, approved or agreed to support our business plan or this offering. The absence of a formal relationship may limit our ability to access official ecosystem resources, technical support, branding rights, developer networks, strategic introductions, marketing channels, ecosystem funding or other forms of support. We may also be restricted in how we use Zilliqa names, marks, logos, references or branding in our business and marketing materials. If we are unable to obtain appropriate permissions, our ability to present, promote or commercialize certain products may be limited. There is also a risk that investors, users, developers or commercial partners may misunderstand our relationship with Zilliqa. Any confusion regarding whether we are affiliated with or endorsed by an official Zilliqa entity could create legal, reputational or business risks. If official Zilliqa entities disagree with our use of their names, marks, ecosystem references or business positioning, we may be required to change our branding, marketing materials, product descriptions or commercial strategy. If we do not receive formal support from Zilliqa-related entities, or if market participants do not view us as a credible participant in the Zilliqa ecosystem, our ability to attract developers, users, enterprise customers, partners and investors may be materially limited. This could harm our business, financial condition and prospects.

Negative developments, publicity, litigation, regulatory action or market sentiment involving Zilliqa or ZIL may harm our business and reputation.

Because our business is focused on the Zilliqa ecosystem, we may be affected by developments involving Zilliqa, ZIL or related ecosystem participants, even where we are not directly involved. Negative publicity, regulatory inquiries, litigation, enforcement actions, technical incidents, exchange restrictions, token price declines, community disputes, governance concerns or adverse media coverage involving Zilliqa or ZIL could harm the way investors, developers, users, enterprises and commercial partners view our Company. Our reputation may be closely associated with the public perception of Zilliqa. If Zilliqa or ZIL is viewed negatively by the market, regulators, exchanges, enterprises, developers or the broader digital asset community, we may find it more difficult to attract customers, developers, partners, financing or commercial opportunities. This may occur even if our own operations are compliant, well-managed and unrelated to the negative development. Market sentiment in the digital asset industry can change quickly and may be influenced by rumors, social media commentary, token price movements, regulatory announcements, litigation, exchange decisions, cybersecurity incidents or failures of unrelated blockchain projects. Any negative sentiment toward Zilliqa or ZIL may reduce confidence in Zilliqa-related platforms and may limit adoption of the products and services we intend to develop or commercialize. If negative developments involving Zilliqa or ZIL occur, our business could suffer from reduced market confidence, slower user adoption, fewer developer relationships, weaker enterprise interest, lower revenue opportunities and reputational damage. These effects could materially harm our business, financial condition and prospects, and investors could lose all or a substantial portion of their investment.

Competition from larger blockchain ecosystems may limit developer, user and enterprise adoption of Zilliqa-based platforms.

The blockchain and digital asset industry is highly competitive. Zilliqa competes with larger and more established blockchain ecosystems that may have greater developer activity, stronger brand recognition, deeper liquidity, broader exchange support, larger user communities, more mature tooling, greater institutional interest and substantially more financial resources. These competing ecosystems may include public blockchains, layer-2 networks, enterprise blockchain platforms, private networks and non-blockchain software alternatives. Developers may choose to build on competing ecosystems if they believe those ecosystems offer better technical support, larger user bases, easier funding, more active communities, superior smart-contract tooling, stronger liquidity, better documentation or greater commercial opportunity. Similarly, users and enterprises may prefer platforms that are more widely adopted, more familiar, more liquid, easier to integrate, or perceived as less risky. If developers, users and enterprises choose competing blockchain ecosystems over Zilliqa, the market for our products and services may be limited. We may find it harder to attract high-quality developers, acquire or build commercially useful products, secure enterprise customers, create transaction activity, or generate revenue from Zilliqa-based platforms. Competition may also require us to spend more on marketing, incentives, technical development, acquisitions and partnerships, which could increase our costs without producing meaningful revenue. Even if our products are well designed, they may fail to gain adoption if the broader market prefers other blockchain ecosystems. If Zilliqa does not remain competitive or relevant compared to larger blockchain networks and related technologies, our business strategy may not succeed, our revenue opportunities may be materially reduced, and investors could lose all or a substantial portion of their investment.

III. Risks Related to ZIL Tokens and Digital Assets

We may acquire, hold, use, stake, deploy or otherwise interact with ZIL tokens, which may expose us to significant volatility and loss.

As part of our business strategy, we may acquire, hold, use, stake, deploy or otherwise interact with ZIL tokens for operational, platform-development, infrastructure, liquidity-support, incentive, testing, transaction, staking, validator or other business purposes. ZIL, like other digital assets, may experience substantial price volatility and may decline significantly in value over a short period of time. Any ZIL tokens held by us may lose value, become difficult to liquidate, or fail to provide the operational or commercial benefits we expect. The value and usability of ZIL may be affected by many factors outside our control, including market demand, exchange availability, liquidity, regulatory developments, token holder concentration, protocol changes, cybersecurity incidents, competing blockchain networks, investor sentiment, macroeconomic conditions and broader digital asset market cycles. These factors may cause sudden and material changes in the value of any ZIL tokens we hold or use. If we use ZIL for staking, validator operations, incentives, rewards, payments, platform functionality or ecosystem programs, we may also face operational, legal, tax, accounting and regulatory risks. Staking or deploying ZIL may involve lock-up periods, slashing risk, validator risk, custody risk, smart-contract risk, counterparty risk or restrictions on our ability to access or sell the tokens when needed. We may also be required to restructure, reduce or discontinue certain ZIL-related activities if laws, regulations or market conditions change. Any decline in the value of ZIL, loss of tokens, restriction on our ability to use ZIL, or failure of ZIL-related activities to support our business could materially harm our financial condition, operating results and prospects. Investors should understand that our interaction with ZIL tokens may increase the speculative nature of our business and could result in substantial losses.

The market price of ZIL may decline substantially, become highly volatile or lose liquidity.

The market price of ZIL may fluctuate significantly and may decline substantially at any time. Digital assets often experience sharp price movements based on market sentiment, trading activity, exchange availability, liquidity, regulatory developments, technology updates, community activity, macroeconomic conditions and broader crypto market cycles. These factors may be outside our control and may affect the value of any ZIL tokens we hold or use in our business. ZIL may also become less liquid over time. If trading volume decreases, if major exchanges restrict or delist ZIL, if market makers reduce support, or if investor interest in ZIL declines, we may not be able to buy, sell, stake, deploy or otherwise use ZIL on favorable terms. Limited liquidity may also make it difficult to determine the fair value of ZIL holdings or to convert ZIL into cash when needed. A decline in the price or liquidity of ZIL could adversely affect our financial condition, business strategy and market perception. It may reduce the value of any ZIL held by us, limit our ability to use ZIL for operational or ecosystem purposes, reduce confidence among developers and users, and make Zilliqa-related products less attractive to commercial partners. If ZIL experiences significant volatility, price decline or loss of liquidity, our business may be materially harmed. Investors should not assume that ZIL will maintain or increase its value, or that we will be able to manage ZIL-related exposure without loss.

Our ZIL holdings may not generate income, operating value or shareholder value.

We may acquire or hold ZIL tokens for operational, platform, infrastructure, staking, testing, liquidity-support, incentive or other business purposes. However, there is no assurance that any ZIL tokens held by us will generate income, operating value or shareholder value. Holding ZIL may expose us to price volatility, custody costs, accounting complexity and regulatory uncertainty without producing any corresponding revenue or commercial benefit. ZIL tokens do not represent ownership in Zilliqa, do not provide us with control over the Zilliqa ecosystem, and may not entitle us to any cash flow, dividend, distribution or governance benefit that is meaningful to our business. Even if ZIL is useful within the Zilliqa ecosystem, our ability to create value from holding or using ZIL will depend on whether we can connect those holdings to revenue-generating products, platform activity, enterprise adoption, transaction volume or other commercial opportunities. There is also a risk that ZIL held by us may remain idle, may be used only for limited operational purposes, or may decline in value before it can be deployed effectively. Staking, validator operations, incentive programs or other token-related activities may not produce sufficient rewards or business benefits to justify the cost, risk or complexity of holding ZIL. If our ZIL holdings do not produce income, support our products, increase commercial adoption or enhance shareholder value, our capital may be inefficiently deployed. In that event, our financial condition, business strategy and investor confidence may be materially harmed.

We may be required or may decide to sell, transfer, limit or restructure our ZIL holdings at unfavorable times.

We may acquire or hold ZIL tokens for operational, platform, staking, validator, incentive, liquidity-support or other business purposes. However, we may later be required or may decide to sell, transfer, limit, restructure, reduce or discontinue our ZIL holdings or ZIL-related activities. This may occur because of regulatory changes, Investment Company Act concerns, tax or accounting issues, custody limitations, exchange restrictions, liquidity needs, market conditions, board decisions or changes in our business strategy. Any such action may occur at a time when the market price of ZIL is unfavorable or when liquidity is limited. If we are required to sell or reduce ZIL holdings during a market downturn, we may realize losses or fail to recover the amount originally paid for those tokens. If trading volume is low or market conditions are unstable, our ability to sell or transfer ZIL may be delayed, limited or subject to unfavorable pricing. We may also need to restructure ZIL holdings to avoid legal, regulatory or operational risks. For example, we may determine that certain uses of ZIL, including staking, rewards, liquidity support or treasury holdings, create risks that are inconsistent with our compliance obligations or business objectives. Any restructuring could reduce our ability to use ZIL in our products, delay platform development, increase costs or reduce expected economic benefits. If we are forced or choose to sell, transfer, limit or restructure our ZIL holdings at unfavorable times, our financial condition, business strategy and investor confidence may be harmed. Such actions may also reduce our ability to support Zilliqa-related platforms as originally planned.

Digital asset custody involves unique risks, including theft, hacking, private-key loss, unauthorized transfers and permanent loss of assets.

If we acquire, hold or use ZIL tokens or other digital assets, we will be exposed to custody risks that are different from the risks associated with traditional financial assets. Digital assets are generally controlled through private keys, wallets, custody accounts, smart contracts, exchanges or third-party custodians. If private keys are lost, stolen, destroyed or accessed by unauthorized persons, the related digital assets may be permanently lost and may not be recoverable. Digital asset transactions are generally irreversible. If ZIL tokens or other digital assets are transferred to the wrong address, stolen through a cyberattack, moved by an unauthorized person, lost through wallet mismanagement, or compromised through phishing, malware, social engineering or internal misconduct, we may have limited or no ability to recover the assets. Unlike traditional banking transactions, there may be no central authority, insurer, clearinghouse or administrator capable of reversing the transaction. We may rely on third-party custodians, wallet providers, exchanges, staking providers, validators, technology vendors or internal custody procedures to safeguard digital assets. These arrangements may fail due to hacking, operational error, insolvency, fraud, weak controls, software vulnerabilities, loss of access credentials or regulatory restrictions. Even institutional custody arrangements may not eliminate the risk of loss. Any loss, theft, hacking, unauthorized transfer or inability to access digital assets could materially harm our financial condition, operations and reputation. It could also reduce the assets available for our business strategy, impair investor confidence and expose us to litigation, regulatory scrutiny or additional compliance costs.

Exchanges, custodians, wallets, staking providers, validators and other digital asset service providers used by us may fail, be hacked, become insolvent or become unavailable.

Our business may require us to use third-party digital asset service providers, including exchanges, custodians, wallet providers, staking providers, validators, node operators, liquidity providers, blockchain analytics providers and infrastructure vendors. We may depend on these third parties to acquire, hold, transfer, stake, deploy, monitor or otherwise use ZIL tokens or other digital assets. If any of these service providers fails to perform properly, our business and assets may be harmed. Digital asset service providers are subject to significant operational, cybersecurity, regulatory, liquidity and solvency risks. They may be hacked, experience system failures, lose access to private keys, freeze accounts, suspend withdrawals, mismanage assets, become insolvent, suffer regulatory action, terminate services, impose new restrictions or become unavailable without advance notice. In some cases, assets held through or connected to such providers may be delayed, restricted, impaired or permanently lost. We may not always have full control over assets, accounts, staking activity, validator participation or transactions handled through third-party providers. If a provider restricts withdrawals, suffers a security breach, fails to process transactions, incorrectly records balances, loses assets, or becomes subject to bankruptcy or regulatory proceedings, we may be unable to access or recover our digital assets in a timely manner, or at all. Any failure, hacking, insolvency, service suspension or unavailability of a digital asset service provider used by us could result in financial loss, operational disruption, delayed product launches, reduced platform functionality, reputational harm, litigation, regulatory scrutiny and loss of investor confidence. Even if we diversify providers, these risks may not be fully eliminated.

ZIL may be delisted, restricted, suspended or subject to reduced trading availability on digital asset exchanges.

ZIL may be traded on digital asset exchanges or platforms that are outside our control. These exchanges or platforms may decide to delist, restrict, suspend, limit or otherwise reduce trading in ZIL for reasons that may include regulatory concerns, low trading volume, liquidity issues, technical issues, compliance requirements, commercial decisions, cybersecurity incidents, jurisdictional restrictions or changes in exchange policies. If ZIL is delisted or restricted on one or more significant exchanges, the liquidity and market price of ZIL could be adversely affected. Reduced trading availability may make it more difficult for us to acquire, sell, transfer, value, stake, deploy or otherwise use ZIL in connection with our business. It may also reduce confidence among developers, users, enterprises, investors and commercial partners who may view exchange availability as an important indicator of market support and usability. Exchange restrictions may also affect our ability to manage treasury, operational or platform-related ZIL exposure. If we need to liquidate ZIL holdings, fund operations, rebalance assets, or reduce regulatory or Investment Company Act risk, limited exchange access or reduced liquidity could force us to transact at unfavorable prices or prevent us from transacting when needed. Any delisting, suspension, restriction or reduction in trading availability of ZIL could materially harm the value and usefulness of our ZIL-related activities, reduce confidence in the Zilliqa ecosystem, limit our commercial opportunities and adversely affect our business, financial condition and prospects.

ZIL may be characterized as a security, commodity, digital commodity, digital tool, payment token, utility token or other regulated asset, and such characterization may change over time.

The legal and regulatory status of ZIL is uncertain and may change over time. Regulators, courts or lawmakers may characterize ZIL as a security, commodity, digital commodity, digital tool, payment token, utility token or another type of regulated asset. Different regulators or jurisdictions may also take different views regarding the same token. Any such characterization may affect how we are permitted to acquire, hold, use, stake, transfer, deploy, market or otherwise interact with ZIL. If ZIL is treated as a security or other regulated asset, our business may become subject to additional legal, compliance, registration, licensing, disclosure, custody, transfer, trading, reporting, tax or operational requirements. We may also be required to limit or discontinue certain activities involving ZIL, including staking, rewards, incentives, liquidity support, token-based platform features, developer arrangements or commercial programs. These restrictions could increase costs, delay product launches and reduce the usefulness of ZIL within our business model. Regulatory treatment may also change after we have already built products or entered into commercial arrangements involving ZIL. If this occurs, we may need to restructure our products, contracts, treasury policies, custody arrangements, user programs or platform operations. We may also be required to sell or reduce ZIL holdings, obtain licenses, work only through regulated partners, modify disclosures, or suspend certain activities until legal issues are resolved. Any adverse or unexpected regulatory characterization of ZIL could materially harm our business, financial condition and prospects. It could also reduce confidence in the Zilliqa ecosystem, limit adoption of our platforms, increase our compliance burden and expose us to regulatory scrutiny, enforcement risk or investor claims.

Our use of ZIL for payments, incentives, rewards, staking, validator operations, liquidity support or platform functions may become subject to regulation or restriction.

We may seek to use ZIL tokens in connection with our business, including for payments, user incentives, rewards, platform functionality, staking, validator operations, liquidity support, developer arrangements, testing, transaction activity or other ecosystem-related purposes. These activities may be subject to existing or future laws, regulations, regulatory guidance or enforcement positions in the United States and other jurisdictions. Certain ZIL-related activities may be viewed by regulators as involving securities, commodities, payment instruments, money transmission, staking services, investment products, custody services, promotional programs, rewards programs or other regulated activities. If regulators take this position, we may be required to obtain licenses, registrations or approvals, work through regulated partners, change the design of our products, limit user access, modify our reward or incentive programs, or discontinue certain activities entirely. Regulation may also affect the economics of our business. Restrictions on staking, rewards, liquidity support, token-based incentives or payments could reduce our ability to attract users, developers, validators, enterprise customers or commercial partners. Compliance requirements may increase our costs, delay product launches, limit geographic availability, reduce transaction activity or make certain products commercially impractical. If our use of ZIL becomes subject to regulation or restriction, we may be forced to restructure our operations, reduce or discontinue planned products, incur significant compliance expenses, or abandon certain ZIL-related business activities. Any of these outcomes could materially harm our business, financial condition, reputation and prospects.

Digital asset market manipulation, concentration of token ownership, speculative trading or market downturns may adversely affect our business and investor perception.

The digital asset markets are highly volatile and may be affected by manipulation, concentrated ownership, speculative trading, low liquidity, coordinated trading activity, social media campaigns, rumors, leverage, automated trading, market-maker behavior, exchange practices and broader crypto market cycles. These factors may cause sudden and significant changes in the price, liquidity and public perception of ZIL and other digital assets connected to our business. If a small number of holders, market participants or trading platforms have significant influence over ZIL trading activity, the market price of ZIL may not reflect normal supply and demand. Large sales, coordinated trading, market rumors, exchange disruptions or sudden changes in liquidity may cause sharp price declines or unusual volatility. We may have little or no ability to prevent or respond to these market conditions. Speculative trading may also affect how investors, developers, users and commercial partners view our Company. Although our business is intended to focus on building and commercializing Zilliqa-related platforms, market participants may associate us with movements in the price of ZIL or the broader digital asset market. A decline in ZIL or a downturn in crypto markets may reduce confidence in our business, even if our operating activities are not directly affected. If digital asset markets experience manipulation, excessive speculation, concentration-related volatility or prolonged downturns, our ability to attract investors, developers, users, enterprise customers and partners may be materially harmed. These conditions may also reduce the value of any ZIL or other digital assets we hold, limit our revenue opportunities and adversely affect our reputation, financial condition and prospects.

Investors should not view our shares as a substitute for, or direct exposure to, ZIL tokens.

An investment in our shares is an investment in ZQ Platforms Inc., not an investment in ZIL tokens. Our shares do not represent ownership of ZIL, do not entitle investors to receive ZIL, and do not provide investors with direct exposure to the market price, liquidity, trading activity or performance of ZIL. Investors who want direct exposure to ZIL should understand that purchasing our shares is different from purchasing or holding ZIL tokens. Although our business strategy is focused on building and commercializing products connected to the Zilliqa ecosystem, the value of our shares may not move in the same direction as the value of ZIL. Our share value, if any, will depend on many factors, including our ability to execute our business plan, generate revenue, manage expenses, build platforms, secure commercial rights, comply with regulation, protect assets, and achieve shareholder value. These factors may not correlate with the price or performance of ZIL. It is possible that ZIL may increase in value while our Company performs poorly or fails to generate revenue. It is also possible that our Company may execute parts of its business plan while ZIL declines in price or becomes less liquid. Investors should therefore not assume that our shares will track the price of ZIL, benefit automatically from any increase in ZIL, or provide the same economic exposure as owning ZIL directly. If investors misunderstand the nature of our shares or view them as a proxy for ZIL, they may make investment decisions based on incorrect assumptions. Our securities are speculative equity securities of an early-stage company and should be evaluated based on the risks of our business, not as a substitute for owning ZIL tokens.

Our Company may perform poorly even if ZIL performs well, and ZIL may perform poorly even if our Company executes its business plan.

Our business is connected to the Zilliqa ecosystem, but our performance may not directly correspond with the market performance of ZIL. The price of ZIL may increase because of factors unrelated to us, including broader crypto market conditions, exchange activity, speculation, ecosystem developments, token liquidity, community sentiment, protocol updates or actions taken by third parties. Even if ZIL performs well, we may fail to build successful products, generate revenue, control expenses, secure commercial rights or create shareholder value. Similarly, we may execute parts of our business plan, launch platforms, enter into commercial arrangements or generate revenue, while ZIL performs poorly in the market. The price and liquidity of ZIL may be affected by factors outside our control, including regulatory developments, digital asset market downturns, competing blockchains, exchange restrictions, token holder activity, market manipulation, loss of liquidity or negative sentiment toward crypto assets generally. This disconnect may create confusion for investors and may affect how the market values our shares. Investors may expect our shares to benefit from increases in ZIL or may believe that strong Company execution will protect them from ZIL-related risks. These assumptions may prove incorrect. Our shares and ZIL are separate assets with different rights, risks, market dynamics and sources of value. As a result, investors could experience losses even if ZIL performs well, and our business could be adversely affected even if we execute our operating strategy. Investors should evaluate an investment in our shares based on the risks of our Company and should not assume that our performance will mirror or offset the performance of ZIL.

IV. Risks Related to Investment Company Act Status

We may be deemed an investment company under the Investment Company Act of 1940.

We intend to operate as a technology, platform-development and commercialization company focused on the Zilliqa ecosystem. However, because our business may involve holding ZIL tokens, other digital assets, minority interests in project companies, revenue rights, warrants, SAFEs, convertible instruments, token rights or other strategic assets, there is a risk that we could be deemed an investment company under the Investment Company Act of 1940. The Investment Company Act contains complex tests that may apply if a company is engaged primarily in investing, reinvesting, owning, holding or trading securities, or if a significant portion of its assets consists of investment securities. Although our intention is to build and operate platforms, products, subsidiaries and commercial businesses, certain assets we may hold could be treated as investment securities for regulatory purposes. The treatment of digital assets and digital-asset-related rights under these rules is also uncertain and may change over time. If we were deemed to be an investment company, we could be required to register under the Investment Company Act or restructure our business. Registration would impose significant restrictions, costs, governance requirements, reporting obligations and operational limitations that are not compatible with our current business plan. We may also be required to sell, transfer, restructure or limit certain assets or business activities to avoid investment-company status. Any determination that we are an investment company, or any need to restructure our assets or operations to avoid that status, could materially harm our business, reduce our flexibility, delay our strategy, increase compliance costs and adversely affect shareholder value. If we are unable to operate within an available exemption or exclusion from investment-company regulation, our business and this offering could be materially and adversely affected.

Our ownership of ZIL tokens, other digital assets, minority equity interests, SAFEs, warrants, convertible instruments, token rights, revenue rights or similar assets may create investment-company risk.

As part of our business strategy, we may acquire or hold ZIL tokens, other digital assets, minority equity interests, SAFEs, warrants, convertible instruments, token rights, revenue-sharing rights, royalty rights, licensing rights or other economic interests in developers, project companies or Zilliqa-related businesses. Although these assets may be intended to support our operating business, some of them may be treated as investment securities or investment-type assets for purposes of the Investment Company Act of 1940. If a significant portion of our assets consists of investment securities or similar interests, regulators could determine that we are operating as an investment company rather than as an operating technology company. This risk may be greater if we hold passive minority interests, token rights, financial instruments or other assets that produce value primarily through appreciation, income, resale or the efforts of third parties, instead of through our own operating activities. We intend to monitor our assets and activities to reduce the risk of being deemed an investment company. However, the rules are complex, and the treatment of digital assets, token rights, revenue rights and blockchain-related commercial arrangements may be uncertain. We may need to limit the amount or type of assets we hold, structure arrangements through majority-owned operating subsidiaries, avoid certain passive investments, or dispose of assets that could create regulatory risk. These limitations may reduce our flexibility and may prevent us from pursuing opportunities that management otherwise believes are attractive. If our ownership of ZIL tokens, digital assets, minority interests or similar rights creates investment-company risk, we may be required to restructure our business, sell assets, reduce exposure, incur significant legal costs or abandon parts of our strategy. Any of these actions could materially harm our business, financial condition and prospects.

If we were required to register as an investment company, our business, operations, capital structure and offering could be materially and adversely affected.

If we were required to register as an investment company under the Investment Company Act of 1940, our current business plan could be materially disrupted. Investment companies are subject to a detailed regulatory framework that includes restrictions on capital structure, leverage, affiliated transactions, custody, governance, reporting, compliance procedures and business activities. These requirements are not designed for the type of operating, platform-development and commercialization business that we intend to conduct. Registration as an investment company would likely impose substantial costs and operational limitations on us. We may need to hire specialized personnel, adopt additional compliance systems, change our governance structure, limit certain transactions, modify our asset holdings, restrict our business activities, and comply with ongoing regulatory obligations. These requirements could consume significant capital and management attention and could make it difficult or impractical to pursue our planned Zilliqa-focused business strategy. If investment-company registration were required, we may also need to restructure our holdings of ZIL tokens, digital assets, minority interests, SAFEs, warrants, convertible instruments, token rights, revenue rights or other strategic assets. We may be forced to sell, transfer, reduce or abandon certain assets or business lines, potentially at unfavorable times or on unfavorable terms. Such actions could reduce the value of our assets and limit our ability to execute our business plan. Any requirement to register as an investment company, or any regulatory claim that we should have registered, could materially and adversely affect our business, operations, capital structure, offering, reputation and financial condition. It could also delay or prevent this offering, increase the risk of enforcement action or investor claims, and result in the loss of all or a substantial portion of an investor’s investment.

We may need to limit, restructure, divest, transfer or liquidate certain assets to avoid being deemed an investment company.

To avoid being deemed an investment company under the Investment Company Act of 1940, we may need to limit, restructure, divest, transfer or liquidate certain assets or business arrangements. These assets may include ZIL tokens, other digital assets, minority equity interests, SAFEs, warrants, convertible instruments, token rights, revenue rights, royalty rights or other strategic interests that could be treated as investment securities or investment-type assets. Any such action may require us to dispose of assets at unfavorable times or on unfavorable terms. For example, we may be required to sell or reduce holdings during a market downturn, transfer assets to a subsidiary, modify commercial arrangements, limit future acquisitions, avoid passive minority investments, or restructure developer relationships that management otherwise believes could be valuable. These actions may reduce our potential upside and may prevent us from fully pursuing our business strategy. The need to monitor and manage investment-company risk may also increase our legal, accounting and compliance costs. It may require ongoing asset testing, legal analysis, board oversight and changes to our capital allocation policies. These requirements may distract management and may limit our ability to respond quickly to market opportunities. If we are required to limit, restructure, divest, transfer or liquidate assets to avoid investment-company status, our business may be less flexible, our asset base may be reduced, and our expected returns may be lower than anticipated. Any such actions could materially harm our financial condition, business strategy and shareholder value.

Our efforts to avoid investment-company status may limit our ability to pursue otherwise attractive opportunities.

We intend to operate as a technology, platform-development and commercialization company, and not as an investment company. To maintain this position, we may need to limit the nature, amount and structure of assets we acquire or hold, including ZIL tokens, other digital assets, minority equity interests, SAFEs, warrants, convertible instruments, token rights, revenue rights, royalty rights and similar strategic interests. These limitations may prevent us from pursuing opportunities that management otherwise believes could be attractive. For example, we may decline minority investments in promising Zilliqa-related projects, limit token-related arrangements, avoid certain revenue-participation structures, reduce digital asset exposure, or require projects to be structured through majority-owned operating subsidiaries or commercial contracts rather than passive investment interests. These structures may be more difficult to negotiate, may reduce the number of available opportunities, or may make us less competitive compared to other investors or ecosystem participants. Our efforts to avoid investment-company status may also require us to focus on operating control, commercial rights, intellectual property, platform ownership and direct business activity instead of passive upside. While this may support our intended operating-company position, it may also reduce our flexibility and may prevent us from participating in certain transactions that could have produced financial gains. If we are unable to pursue attractive opportunities because of investment-company concerns, our growth strategy, asset base and potential returns may be limited. As a result, we may be unable to fully capitalize on developments within the Zilliqa ecosystem, and our business, financial condition and prospects could be materially harmed.

The treatment of digital assets and digital-asset-related rights under the Investment Company Act remains uncertain and may change.

The application of the Investment Company Act of 1940 to digital assets and digital-asset-related rights remains uncertain. We may hold or enter into arrangements involving ZIL tokens, other digital assets, token rights, revenue rights, staking-related rights, warrants, SAFEs, convertible instruments, minority equity interests, royalty rights, licensing rights or other economic interests connected to blockchain projects. It may not always be clear whether these assets or rights should be treated as securities, investment securities, operating assets, contractual rights or another category of asset for Investment Company Act purposes. Regulators, courts or lawmakers may take positions in the future that differ from our current analysis. Digital assets or related commercial arrangements that are not currently viewed as investment securities could later be treated differently because of changes in law, regulatory interpretation, enforcement activity, accounting treatment, market practice or the facts surrounding a particular asset or arrangement. This uncertainty may make it difficult for us to determine how much of our capital may be allocated to certain assets or activities. If the treatment of digital assets or digital-asset-related rights changes in a way that increases our Investment Company Act risk, we may be required to modify our business plan, reduce or restructure token holdings, avoid certain developer arrangements, sell or transfer assets, form or reorganize subsidiaries, or limit future transactions. These actions may be costly, may occur at unfavorable times, and may reduce our ability to pursue otherwise attractive opportunities. Any uncertainty or change in the treatment of digital assets and related rights under the Investment Company Act could materially affect our operations, capital allocation, compliance costs and business flexibility. If we are unable to structure our activities in a manner that avoids investment-company status, our business, financial condition and prospects could be materially harmed.

Minority investments in Zilliqa-related companies or projects may be treated as investment securities and may limit our capital allocation flexibility.

As part of our strategy, we may seek to obtain minority equity interests, SAFEs, warrants, convertible instruments, token rights, revenue interests or other economic rights in companies or projects that are building on, integrating with or otherwise supporting the Zilliqa ecosystem. Although these arrangements may be intended to support our operating business, certain minority interests may be treated as investment securities for purposes of the Investment Company Act of 1940. Minority investments may create greater investment-company risk because we may not control the underlying company, project, product, assets, operations or revenue-generating activities. If the value of these interests depends primarily on the efforts of third-party developers, founders or project operators, regulators may view such interests as passive investment assets rather than operating assets. This could limit how much capital we can allocate to these opportunities without increasing our risk of being deemed an investment company. To manage this risk, we may need to avoid or limit minority investments, require majority ownership or operating control, structure relationships as commercial contracts, acquire intellectual property rights, negotiate revenue rights tied to our own services, or hold certain assets through operating subsidiaries. These structures may be harder to negotiate and may make us less attractive to developers or project companies seeking capital on simpler terms. If minority investments in Zilliqa-related companies or projects are treated as investment securities, our ability to pursue strategic opportunities may be limited. We may be required to reduce, restructure or dispose of certain interests, even if management believes they could become valuable. This could materially limit our capital allocation flexibility, reduce our potential upside and harm our business, financial condition and prospects.

Our developer-for-equity, developer-for-revenue and venture-studio model may not succeed.

A key part of our business strategy may involve working with developers, founders, software studios and project companies through developer-for-equity, developer-for-revenue, revenue-share, licensing, royalty, venture-studio or similar commercial arrangements. Under this model, we may provide capital, technical support, business support, market access, compliance guidance, infrastructure, branding, product development support or other resources in exchange for ownership interests, revenue rights, intellectual property rights, commercial rights or other economic participation. This model is unproven for us and may not succeed. There is no assurance that developers or project companies will agree to terms that are favorable to us. High-quality developers may prefer to raise capital from other investors, build independently, join larger blockchain ecosystems, or retain full ownership of their products and revenues. Even where we are able to enter into arrangements, the projects may fail to launch, fail to attract users, fail to generate revenue, or fail to create any meaningful value for the Company. The venture-studio model may also require significant management attention, technical oversight, legal review, product supervision and capital. We may need to support multiple projects at the same time, and some or all of them may fail. If we are unable to identify strong teams, structure enforceable rights, monitor performance, control costs and commercialize successful products, the model may consume resources without producing meaningful returns. If our developer-for-equity, developer-for-revenue or venture-studio strategy does not work as expected, we may fail to build a valuable portfolio of platforms, products or commercial rights. This could materially harm our business, financial condition and prospects, and investors could lose all or a substantial portion of their investment.

Developers, founders, software studios and project companies may fail to deliver products, milestones, revenue or commercially viable applications.

Our business may depend on the performance of developers, founders, software studios, contractors and project companies that we support, fund, acquire, partner with or otherwise work with. These parties may be responsible for developing software, building applications, meeting technical milestones, launching products, attracting users, generating transaction activity, obtaining customers or producing revenue. There is no assurance that they will perform as expected. Developing blockchain-related products is difficult and may involve technical, commercial, regulatory and operational challenges. Developers and project companies may underestimate development timelines, fail to complete products, produce software that does not function properly, miss milestones, exceed budgets, lose key team members, fail to obtain users or customers, or abandon projects entirely. A project may also be technically successful but still fail to become commercially viable. Even if we negotiate contractual rights, revenue participation, ownership interests or other economic benefits, those rights may have little value if the underlying project does not succeed. We may spend capital, management time, technical resources and business support on projects that never launch, never generate revenue, or never produce meaningful value for the Company. In some cases, enforcing our rights may be difficult, expensive or impractical, especially where developers or project companies are located in different jurisdictions. If developers, founders, software studios or project companies fail to deliver products, milestones, revenue or commercially viable applications, our business strategy may be delayed or unsuccessful. This could reduce our expected revenue, impair the value of our commercial rights, damage our reputation and materially harm our financial condition and prospects.

We may not be able to negotiate favorable ownership, revenue-share, royalty, licensing, warrant, token or intellectual property rights.

Our business model may depend on our ability to obtain valuable economic and commercial rights from developers, founders, software studios, project companies, acquisition targets and strategic partners. These rights may include ownership interests, revenue-sharing rights, royalty rights, licensing rights, warrant rights, token rights, intellectual property rights, commercialization rights, distribution rights or other forms of economic participation. There is no assurance that we will be able to negotiate these rights on favorable terms, or at all. High-quality developers and project companies may not be willing to give us meaningful ownership or revenue participation. They may prefer to retain full control of their products, raise capital from other sources, work with competing blockchain ecosystems, or enter into arrangements with parties that offer better terms. Even where we provide capital, technical support, compliance support, market access or other resources, we may not receive rights that are sufficient to justify the cost and risk of our involvement. Some rights may also be difficult to value, enforce or monetize. Revenue-share and royalty rights may depend on uncertain future revenue. Warrant, token or equity rights may have no value if the project does not succeed. Licensing and intellectual property rights may be limited, non-exclusive, subject to third-party restrictions, or difficult to enforce across jurisdictions. We may also face disputes regarding the scope, ownership or duration of these rights. If we are unable to negotiate favorable ownership, revenue-share, royalty, licensing, warrant, token or intellectual property rights, our ability to create shareholder value may be materially limited. We may spend capital and resources supporting Zilliqa-related projects without receiving adequate economic benefit, which could harm our business, financial condition and prospects.

Economic rights received from developers or project companies may have little or no value.

As part of our business strategy, we may receive economic rights from developers, founders, software studios, project companies or other ecosystem participants. These rights may include equity interests, revenue-share rights, royalty rights, warrants, token rights, licensing rights, intellectual property rights, commercialization rights or other forms of participation. Although these rights may be intended to create value for the Company, they may ultimately have little or no value. The value of these rights will depend on the success of the underlying product, project or company. If a project fails to launch, fails to attract users, fails to generate revenue, loses market relevance, faces regulatory restrictions, suffers technical problems or is abandoned by its developers, our economic rights may not produce any meaningful return. Even where a project is active, it may not generate enough revenue or profit to make our rights valuable. Some economic rights may also be difficult to enforce, value or monetize. Revenue-share and royalty rights may depend on accurate reporting by third parties. Equity, warrant or token rights may be illiquid, restricted, speculative or dependent on future financing or market events. Licensing and commercialization rights may be limited by geography, duration, exclusivity, technical dependencies or third-party claims. We may also incur legal costs to enforce rights that ultimately produce little or no recovery. If the economic rights we receive from developers or project companies do not produce meaningful value, our business model may not succeed. We may spend capital, time and resources supporting projects without receiving adequate economic return, which could materially harm our financial condition, prospects and shareholder value.

We may have limited control over third-party developers, project companies and externally developed products.

Our business strategy may involve working with third-party developers, founders, software studios, contractors, project companies and commercial partners. In many cases, we may not have full control over their operations, development timelines, technical decisions, staffing, budgets, security practices, compliance procedures, marketing activities or business priorities. Even if we provide capital, support or strategic guidance, these third parties may make decisions that are inconsistent with our expectations or business objectives. Externally developed products may depend on the continued performance and cooperation of the teams that created them. Developers may delay development, change product direction, fail to maintain the software, prioritize other projects, lose key personnel, encounter financial difficulties or stop working on the product entirely. Project companies may also make operational or commercial decisions that reduce the value of our ownership, revenue-share, licensing, royalty or other economic rights. Our ability to protect our interests may depend on the strength of our contracts and our practical ability to enforce them. Even where we have contractual rights, enforcement may be costly, time-consuming or difficult, especially if the relevant developers, founders or project companies are located in different jurisdictions. We may also have limited ability to prevent poor technical decisions, security weaknesses, regulatory failures, reputational issues or business misconduct by third parties. If we do not have sufficient control over third-party developers, project companies or externally developed products, our projects may be delayed, poorly executed or unsuccessful. This could reduce the value of our commercial rights, impair our ability to generate revenue, damage our reputation and materially harm our business, financial condition and prospects.

Disputes with developers, founders, contractors, project companies or commercial partners may delay products and harm our business.

Our business may involve working with developers, founders, contractors, software studios, project companies, acquisition targets, vendors, enterprise customers and other commercial partners. These relationships may involve complex arrangements relating to product development, ownership, revenue sharing, royalties, licensing, intellectual property, token rights, milestones, payments, support obligations, confidentiality, exclusivity, commercialization rights and termination rights. Disputes may arise regarding any of these matters. For example, a developer or project company may disagree with us regarding ownership of code, scope of work, milestone completion, payment obligations, revenue calculations, intellectual property rights, product control, commercialization strategy, or the amount of economic participation owed to us. Contractors or vendors may fail to perform as expected, demand additional compensation, miss deadlines or deliver defective work. Commercial partners may also terminate relationships, delay integration, dispute contract terms or fail to provide expected support. Any such dispute may delay product development, platform launches, enterprise integrations, acquisitions or commercialization efforts. Disputes may also require management attention, legal expenses and operational resources that could otherwise be used to grow the business. In some cases, we may be forced to suspend a project, replace a developer, renegotiate terms, abandon a product, or pursue legal remedies that may be costly and uncertain. If disputes with developers, founders, contractors, project companies or commercial partners occur, our business may suffer delays, increased costs, loss of commercial rights, reputational harm and reduced revenue opportunities. These disputes could materially harm our financial condition, operations and prospects.

Developer-built products may contain defects, security vulnerabilities, infringing code, poor documentation or undisclosed third-party restrictions.

Products developed by third-party developers, founders, software studios, contractors or project companies may contain defects, bugs, security vulnerabilities, design weaknesses, incomplete features, poor documentation, untested code, or other technical problems. These issues may not be discovered until after we have provided capital, entered into commercial arrangements, acquired rights, integrated the product into our platform, or made the product available to users or customers. Developer-built products may also include open-source software, third-party libraries, licensed code, artificial intelligence-generated code, copied code or other components that are subject to restrictions we do not fully understand at the time of development or acquisition. If a product includes code or technology that infringes the rights of others, violates open-source license requirements, or is subject to undisclosed third-party claims, we may be required to modify, replace, stop using or stop commercializing the product. Poor documentation or weak development practices may make it difficult for us to maintain, audit, secure, improve or scale externally developed products. We may need to spend additional time and money reviewing code, conducting security audits, correcting defects, rebuilding software, replacing developers or redesigning products. Even after review, we may not identify all technical, legal or security issues. If developer-built products contain defects, vulnerabilities, infringing code, poor documentation or undisclosed restrictions, our product launches may be delayed, our costs may increase, our commercial rights may lose value, and we may face user claims, intellectual property claims, security incidents, regulatory scrutiny or reputational harm. Any of these outcomes could materially harm our business, financial condition and prospects.

Our project subsidiaries, studio companies or commercial partners may require additional capital that we cannot provide.

As part of our business strategy, we may form or support project subsidiaries, studio companies, developer-led businesses, strategic ventures or commercial partnerships connected to the Zilliqa ecosystem. These entities or projects may require additional capital for software development, personnel, infrastructure, cybersecurity, legal compliance, marketing, enterprise sales, audits, integrations, licenses, user acquisition or general operations. There is no assurance that we will have sufficient capital to meet these needs. Even if we initially fund or support a project, the amount required to complete development and reach commercial scale may be substantially higher than expected. Product timelines may extend, technical requirements may change, regulatory costs may increase, enterprise customers may require customization, or additional security and compliance measures may become necessary. If a project cannot obtain the additional capital it needs, it may be delayed, reduced in scope, abandoned or unable to compete effectively. We may also be unwilling or unable to provide additional funding if doing so would strain our resources, dilute our focus, increase our regulatory risk, create Investment Company Act concerns, or reduce capital available for other business opportunities. If we decline to provide additional capital, our ownership interests, revenue rights, licensing rights, intellectual property rights or other economic interests in the project may lose value. In some cases, outside financing may be available only on terms that dilute our ownership or reduce our control. If our project subsidiaries, studio companies or commercial partners require additional capital that we cannot provide, our ability to develop and commercialize Zilliqa-related platforms may be materially limited. This could delay product launches, reduce expected revenue, impair the value of our assets and harm our business, financial condition and prospects.

We may fail to monetize, exit, integrate or realize value from supported, acquired or incubated projects.

Our business strategy may involve supporting, acquiring or incubating projects, platforms, software products, intellectual property, developer-led businesses and commercial opportunities connected to the Zilliqa ecosystem. We may provide capital, technical support, business development support, market access, infrastructure, compliance guidance or other resources with the expectation that these projects will generate revenue, increase in value, become integrated into our platform strategy, or create future exit opportunities. There is no assurance that these expectations will be met. A supported, acquired or incubated project may fail to attract users, developers, enterprise customers, transaction activity or commercial partners. The project may also face technical problems, cybersecurity issues, regulatory restrictions, weak product-market fit, poor execution, lack of funding, competition or changes in market demand. Even if the project is technically functional, it may not generate revenue or produce any meaningful economic return for the Company. We may also be unable to integrate projects into our broader business. Acquired or incubated products may not be compatible with our technology, commercial strategy, compliance requirements, branding, customer needs or the Zilliqa ecosystem. Integration may require additional capital, development time, management attention and legal review. If integration fails, the project may remain isolated, underused or commercially ineffective. In addition, there may be no reliable exit market for the projects, assets or rights we hold. We may be unable to sell, license, merge, spin off or otherwise monetize a project on favorable terms, or at all. If we fail to monetize, exit, integrate or realize value from supported, acquired or incubated projects, our capital may be inefficiently deployed, our expected returns may not materialize, and our business, financial condition and prospects could be materially harmed.

Our commercial arrangements may be characterized as securities, investment contracts, financing arrangements or regulated financial products.

Our business may involve commercial arrangements with developers, founders, project companies, software studios, enterprise customers and other ecosystem participants. These arrangements may include ownership interests, revenue-sharing rights, royalty rights, token rights, warrants, SAFEs, convertible instruments, licensing rights, milestone-based funding, commercialization rights, infrastructure arrangements or other economic participation. Although we may structure these arrangements as commercial or operating arrangements, regulators, courts or other parties may characterize some of them differently. Certain arrangements may be viewed as securities, investment contracts, financing arrangements, profit-participation interests, investment products, digital asset arrangements or other regulated financial products. This risk may be greater where the value of the arrangement depends primarily on the efforts of third-party developers, founders or project companies, or where investors, users or counterparties expect to receive economic benefits from the success of a project or token-related activity. If any of our arrangements are characterized as securities or regulated financial products, we may become subject to additional registration, licensing, disclosure, transfer, custody, reporting, compliance or investor-protection requirements. We may also be required to restructure, limit, unwind or discontinue certain arrangements, work through regulated entities, modify our contracts, or avoid similar arrangements in the future. These requirements could increase costs, delay transactions, reduce flexibility and limit our ability to execute our business model. Any adverse characterization of our commercial arrangements could materially harm our business, financial condition and prospects. It could also expose us to regulatory scrutiny, enforcement action, contract disputes, rescission claims, investor claims or reputational harm, and may reduce the value of rights or assets that we expected to monetize.

V. Risks Related to Platform Development, Technology and Cybersecurity

We may fail to develop secure, scalable, reliable and commercially useful platforms.

Our business depends on our ability to develop, acquire, operate and maintain platforms that are secure, scalable, reliable and commercially useful. These platforms may include developer tools, enterprise applications, transaction infrastructure, wallets, compliance tools, analytics systems, infrastructure products or other Zilliqa-related software. There is no assurance that we will be able to build or operate these platforms successfully. Developing blockchain-related platforms is technically complex. Our products may need to integrate with the Zilliqa ecosystem, third-party wallets, digital asset service providers, custody providers, APIs, enterprise systems, compliance tools, smart contracts and other infrastructure. These integrations may be difficult, expensive and time-consuming. If our platforms cannot handle expected transaction volumes, user activity, enterprise requirements or security demands, they may not be commercially viable. Security and reliability will also be critical to our business. Users, developers, enterprises and commercial partners may not adopt our platforms unless they believe our technology is safe, stable and dependable. Any failure involving platform downtime, slow performance, failed transactions, data issues, smart-contract errors, wallet problems, cyberattacks or weak security controls could damage trust in our products and reduce adoption. Even if we develop technically functional platforms, they may not be commercially useful. Customers may not need the features we build, may prefer competing products, may be unwilling to pay for our services, or may find our platforms too complex to use. If we fail to develop platforms that are secure, scalable, reliable and commercially attractive, our business plan may not succeed, our revenue opportunities may be limited, and our financial condition and prospects could be materially harmed.

Our products may not function as intended or may fail to achieve product-market fit.

We may develop, acquire or commercialize products that do not function as intended or do not meet the needs of users, developers, enterprises or commercial partners. Our products may include Zilliqa-related platforms, software tools, enterprise applications, transaction infrastructure, wallets, compliance systems, analytics products, developer tools or other blockchain-based services. These products may be technically complex and may require ongoing testing, maintenance, upgrades and integration with third-party systems. Even if a product is successfully developed, it may not achieve product-market fit. Users and enterprises may not need the product, may not understand its benefits, may find it difficult to use, may prefer competing solutions, or may be unwilling to pay for it. Developers may not integrate with our tools, enterprises may not approve blockchain-based solutions, and commercial partners may not adopt our platforms at the scale we expect. A product may also fail because of issues that arise after launch, including bugs, poor user experience, slow performance, limited functionality, weak security, lack of customer support, regulatory concerns, insufficient liquidity, limited Zilliqa ecosystem adoption or changes in market demand. We may need to spend additional capital redesigning, rebuilding or repositioning products, and these efforts may not succeed. If our products do not function as intended or fail to achieve product-market fit, we may not generate meaningful revenue from them. This could result in wasted development costs, delayed commercialization, reduced customer confidence, reputational harm and materially adverse effects on our business, financial condition and prospects.

Smart-contract errors, coding defects, design flaws or protocol integration failures could result in financial loss, user claims or reputational damage.

Our products and platforms may rely on smart contracts, blockchain integrations, wallet connections, APIs, protocol interfaces, transaction logic, compliance tools and other software components. These systems may contain errors, bugs, coding defects, design flaws, configuration mistakes or integration failures that are not discovered until after launch or after users, developers or enterprise customers begin using the product. Smart-contract and blockchain-related errors can be especially serious because transactions may be irreversible and assets may move automatically based on code. A defect in a smart contract, wallet connection, staking mechanism, transaction flow, access-control feature, token-related function or protocol integration may result in failed transactions, incorrect balances, unauthorized transfers, locked assets, loss of tokens, inaccurate reporting or other financial harm. In some cases, we may have little or no ability to reverse the transaction or recover the assets. Protocol integration failures may also affect our ability to operate products connected to the Zilliqa ecosystem or third-party services. Changes in network functionality, wallet behavior, APIs, node infrastructure, custody systems, smart-contract standards or developer tools may cause our products to malfunction or require urgent updates. These issues may delay product launches, interrupt services, increase costs and reduce confidence in our technology. If smart-contract errors, coding defects, design flaws or protocol integration failures occur, we may face user claims, customer disputes, regulatory scrutiny, cybersecurity investigations, reputational damage and financial loss. Any such failure could materially harm our business, financial condition and prospects.

Cyberattacks could compromise our systems, wallets, private keys, platforms, user accounts, data or digital assets.

Our business may depend on the security of our technology systems, platforms, wallets, private keys, user accounts, databases, cloud infrastructure, smart contracts, APIs, internal controls and third-party service providers. These systems may be targeted by cyberattacks, including hacking, malware, ransomware, phishing, social engineering, credential theft, wallet-draining attacks, denial-of-service attacks, insider misconduct, supply-chain attacks and attacks on third-party vendors. If a cyberattack is successful, unauthorized persons may gain access to our systems, user accounts, confidential information, private keys, digital assets or operational infrastructure. This could result in theft or loss of ZIL tokens or other digital assets, unauthorized transfers, disruption of platform operations, exposure of user or business data, corruption of records, interruption of services, loss of customer confidence and significant financial loss. Cybersecurity risks may be heightened because blockchain and digital asset businesses are frequent targets for attackers. Digital asset transactions may be irreversible, and stolen tokens may be difficult or impossible to recover. Even if we use institutional custody, multi-signature wallets, security audits, monitoring tools, access controls or third-party security providers, these measures may not prevent all attacks or losses. Any actual or suspected cyberattack could materially harm our business, financial condition and reputation. We may incur significant costs to investigate the incident, restore systems, strengthen security, notify affected parties, respond to regulators, defend claims and rebuild trust with investors, users, developers, enterprise customers and commercial partners.

We may be unable to prevent unauthorized transactions, wallet-draining attacks, phishing, social engineering, bot activity or platform misuse.

Our platforms, wallets, user interfaces, smart contracts, APIs and related systems may be exposed to unauthorized transactions, wallet-draining attacks, phishing, social engineering, bot activity, automated abuse, fraudulent activity and other forms of misuse. These risks are common in blockchain and digital asset environments, where users may interact directly with wallets, smart contracts, token transfers and third-party applications. Attackers may attempt to deceive users, developers, employees, contractors or service providers into approving harmful transactions, sharing credentials, connecting wallets to malicious applications, signing unauthorized messages, or disclosing private information. Bots or automated accounts may also be used to manipulate platform activity, exploit incentive programs, create false usage metrics, attack user interfaces, overload systems or abuse rewards, promotions or transaction-based features. We may implement security controls, monitoring tools, wallet-screening measures, transaction limits, user education, access controls, fraud-detection systems and other protections. However, these measures may not prevent all unauthorized activity or platform misuse. Blockchain transactions may be irreversible, and once assets are transferred, they may be difficult or impossible to recover. If we are unable to prevent unauthorized transactions, wallet-draining attacks, phishing, social engineering, bot activity or platform misuse, users or customers may suffer losses and may seek to hold us responsible. Any such incident could result in financial loss, legal claims, regulatory scrutiny, reduced user trust, reputational damage, increased compliance costs and material harm to our business, financial condition and prospects.

Security audits, code reviews and testing may not detect all vulnerabilities or operational weaknesses.

We may conduct security audits, code reviews, penetration testing, smart-contract reviews, quality assurance testing and other technical reviews before launching or integrating our products. However, these reviews may not detect all vulnerabilities, defects, coding errors, design weaknesses, configuration issues, operational gaps or security risks. Even products that have been reviewed by internal teams or third-party auditors may later fail, be exploited or require significant remediation. Blockchain-related products can be especially difficult to test because they may involve smart contracts, wallets, private keys, APIs, custody systems, token transfers, third-party integrations, validator infrastructure and protocol-level dependencies. A security review may be limited in scope, based on incomplete information, conducted before later code changes, or unable to identify risks that appear only after real-world usage, market stress, high transaction volume or interaction with external systems. Testing also may not detect operational weaknesses, such as poor access controls, weak internal procedures, inadequate monitoring, flawed incident-response plans, insufficient backup systems, vendor weaknesses, human error or insider misconduct. A platform may pass technical review but still be vulnerable because of the way it is operated, maintained or connected to third-party services. If audits, code reviews or testing fail to identify material vulnerabilities or operational weaknesses, we may experience security breaches, failed transactions, loss of digital assets, system downtime, user claims, regulatory scrutiny and reputational harm. Any of these events could materially harm our business, financial condition and prospects.

We may depend on third-party cloud providers, APIs, nodes, validators, wallets, custodians, analytics providers and blockchain infrastructure.

Our business may depend on third-party technology and infrastructure providers, including cloud hosting providers, APIs, node operators, validators, wallet providers, custodians, blockchain analytics providers, data vendors, compliance tools, security vendors, payment providers and other technical service providers. We may rely on these third parties to host platforms, process transactions, connect to the Zilliqa ecosystem, secure digital assets, monitor activity, verify users, provide data, support integrations and maintain platform functionality. If any third-party provider experiences downtime, service interruptions, cyberattacks, data loss, technical failures, insolvency, regulatory restrictions, pricing changes or termination of service, our operations may be disrupted. We may not always be able to replace a provider quickly or on commercially reasonable terms. In some cases, a failure by a single provider may affect multiple parts of our business, including platform access, wallet functionality, transaction processing, compliance monitoring, custody, analytics or customer support. Third-party infrastructure may also contain defects, vulnerabilities or limitations that are outside our control. APIs may change, nodes may fail, validators may underperform, custody providers may restrict access, analytics tools may provide inaccurate information, and cloud platforms may experience outages or security incidents. Even if these issues are not caused by us, users, developers, enterprise customers and commercial partners may hold us responsible for platform failures or service interruptions. If we are unable to maintain reliable access to third-party infrastructure and service providers, our platforms may become unavailable, less secure, less accurate or less commercially useful. This could delay product launches, reduce user adoption, increase costs, expose us to claims and materially harm our business, financial condition and prospects.

Open-source software may expose us to licensing, security, maintenance and intellectual property risks.

Our products and platforms may use open-source software, libraries, frameworks, blockchain tools, smart-contract templates or other publicly available code. Open-source software can reduce development time and cost, but it may also create legal, security, maintenance and intellectual property risks. We may not always be able to identify all open-source components used by our developers, contractors, vendors or acquired projects. Some open-source licenses impose conditions on how software may be used, modified, distributed or commercialized. Certain licenses may require us to disclose source code, provide notices, license derivative works on similar terms, or limit our ability to restrict use of our software. If we fail to comply with applicable open-source license requirements, we may be required to release proprietary code, modify our products, replace software components, pay damages, obtain commercial licenses or stop using certain technology. Open-source software may also contain security vulnerabilities, bugs, outdated components, poor documentation or code that is no longer actively maintained. Because open-source code may be widely available, attackers may be familiar with its weaknesses and may attempt to exploit them. We may need to spend additional time and money monitoring, patching, replacing or auditing open-source components used in our platforms. If our use of open-source software creates licensing disputes, security incidents, maintenance failures or intellectual property claims, our product launches may be delayed, our costs may increase, and our ability to commercialize our platforms may be limited. Any of these issues could materially harm our business, financial condition and prospects.

Our technology may become obsolete due to rapid changes in blockchain, fintech, artificial intelligence, cybersecurity or software infrastructure.

The technology markets in which we intend to operate are changing rapidly. Blockchain protocols, digital asset infrastructure, fintech products, artificial intelligence tools, cybersecurity standards, developer frameworks, wallets, custody systems, compliance tools and enterprise software platforms may evolve quickly. As a result, products or platforms that appear useful today may become outdated, less competitive or commercially irrelevant in a short period of time. We may invest substantial capital and management time in developing or acquiring technology that later becomes obsolete because of new blockchain architectures, improved competing platforms, changes in developer preferences, regulatory requirements, security standards, artificial intelligence-driven development tools, or new enterprise software expectations. Competitors may also introduce products that are faster, cheaper, more secure, easier to use, more compliant or more widely adopted than our products. Keeping our technology current may require continuous spending on research, development, upgrades, audits, integrations, cybersecurity improvements and product redesign. We may not have the financial, technical or management resources to keep pace with these changes. If we fail to update our products, users, developers, enterprises and commercial partners may choose competing solutions. If our technology becomes obsolete or fails to keep pace with market and technical developments, our platforms may lose value, our revenue opportunities may decline, and our ability to execute our business plan may be materially harmed. This could adversely affect our business, financial condition and prospects.

Data integrity, analytics, reporting or on-chain measurement errors may affect our business decisions and investor disclosures.

Our business may rely on data, analytics, dashboards, transaction records, wallet activity, user metrics, developer activity, on-chain measurements and other reporting tools to evaluate product performance, ecosystem usage, commercial opportunities and business results. This information may come from our own systems, the Zilliqa blockchain, third-party APIs, blockchain analytics providers, wallets, custodians, exchanges, enterprise customers, developers or other external sources. There is no assurance that this information will always be complete, accurate, timely or reliable. Blockchain and digital asset data can be difficult to interpret. Wallet activity may not represent real users, transaction volume may be affected by bots or artificial activity, on-chain movements may not reflect commercial adoption, and token transfers may be difficult to classify. Third-party analytics tools may also use assumptions, incomplete data sets or methodologies that produce inaccurate or misleading results. If we rely on incorrect data, we may make poor business, product, investment, marketing or capital allocation decisions. Errors in data integrity, analytics or reporting may also affect our disclosures to investors. We may disclose metrics relating to users, wallets, transactions, revenue, platform activity, developer participation, ZIL usage, project performance or ecosystem growth. If these metrics are later found to be inaccurate, incomplete or misleading, we may need to correct prior disclosures and may face investor claims, regulatory scrutiny or reputational harm. If we are unable to maintain reliable data, analytics and reporting systems, our ability to manage the business and communicate accurately with investors may be materially impaired. Poor data quality or measurement errors could cause us to overestimate product adoption, misallocate capital, misunderstand market demand or make disclosures that do not accurately reflect our business.

VI. Risks Related to Intellectual Property, Branding and Commercial Rights

We may not own or control all intellectual property necessary for our business.

Our business may depend on software, code, smart contracts, data, documentation, designs, brands, domains, trade secrets, developer tools, user interfaces, integrations, analytics systems and other intellectual property. Some of this intellectual property may be created by our employees, contractors, third-party developers, software studios, project companies, vendors, acquisition targets or commercial partners. There is no assurance that we will own or control all intellectual property necessary to operate, maintain and commercialize our products. We may rely on licenses, assignments, work-for-hire arrangements, development agreements, acquisition agreements or other contracts to obtain rights in intellectual property. These agreements may be incomplete, unclear, limited in scope, improperly executed, difficult to enforce or subject to competing claims. Developers or contractors may claim ownership of code or technology they created, or third parties may claim that certain software, content, data or branding used by us belongs to them. We may also use open-source software, third-party libraries, APIs, blockchain tools, wallet integrations, analytics services, artificial intelligence tools or other technology that we do not own. These components may be subject to license restrictions, usage limitations, termination rights, attribution requirements, security vulnerabilities or changes in availability. If we lose access to key technology or discover that we do not have sufficient rights, we may need to replace, rebuild, modify or discontinue parts of our products. If we do not own or control the intellectual property necessary for our business, our ability to develop, launch, operate and commercialize our platforms may be materially limited. We may face disputes, claims, delays, increased costs, loss of commercial rights or restrictions on our ability to use important technology, any of which could materially harm our business, financial condition and prospects.

Developers, founders, contractors or partners may dispute our ownership of software, code, data, brands, domains, revenue rights or commercial rights.

Our business may involve software, code, data, brands, domains, revenue rights, licensing rights, commercialization rights and other assets or rights created or contributed by developers, founders, contractors, software studios, project companies, vendors or commercial partners. Even if we believe we have obtained proper ownership or contractual rights, disputes may arise regarding who owns or controls these assets and rights. For example, a developer may claim ownership of code or technical work, a founder may dispute the scope of a revenue-share arrangement, a contractor may assert that work was not assigned to us, or a project company may challenge our rights to commercialize a product. Disputes may also arise over domains, branding, user data, customer relationships, token-related rights, intellectual property improvements, derivative works, documentation, trade secrets or rights created before our involvement with a project. These disputes may be especially difficult where work is performed by distributed teams, offshore contractors, open-source contributors, independent developers or entities located in different jurisdictions. Contracts may be incomplete, ambiguous, unsigned, poorly documented, or difficult to enforce. In some cases, we may discover after investing capital or launching a product that necessary assignments, licenses, consents or releases were not properly obtained. If developers, founders, contractors or partners dispute our ownership of software, code, data, brands, domains, revenue rights or commercial rights, our ability to use, maintain, license, sell or commercialize the affected products may be delayed or restricted. We may incur legal costs, lose valuable rights, be required to renegotiate agreements, stop using certain assets, or abandon products. Any such dispute could materially harm our business, financial condition and prospects.

Our licenses, revenue rights, royalty rights or commercialization rights may be limited, non-exclusive, revocable or difficult to enforce.

Our business may depend on licenses, revenue-sharing rights, royalty rights, commercialization rights, distribution rights, technology rights, intellectual property rights or other contractual rights obtained from developers, founders, project companies, software studios, vendors or commercial partners. These rights may be important to our ability to monetize products, platforms, code, brands, data, integrations or other Zilliqa-related business opportunities. However, these rights may be limited, non-exclusive, revocable or difficult to enforce. A license or commercial right may be limited by geography, duration, product category, customer type, revenue source, technology scope or other contractual restrictions. Some rights may not be exclusive, which means the same developer, project company or partner may be able to grant similar rights to competitors or use the same technology independently. In other cases, our rights may be subject to termination, renewal conditions, performance milestones, payment obligations, third-party consents or other limitations that could reduce their value. Even where we believe we have enforceable rights, practical enforcement may be difficult. Counterparties may fail to report revenue accurately, refuse to pay royalties, dispute the scope of our rights, terminate agreements, transfer assets to another entity, or operate in jurisdictions where enforcement is expensive or uncertain. We may need to spend significant time and money to enforce rights that ultimately produce limited recovery. If our licenses, revenue rights, royalty rights or commercialization rights are limited, non-exclusive, revocable or difficult to enforce, we may not receive the economic benefits we expect from our commercial arrangements. This could reduce our revenue, limit our ability to commercialize products, weaken our competitive position and materially harm our business, financial condition and prospects.

We may face claims that our products infringe, misappropriate or violate third-party intellectual property rights.

Our products, platforms and business activities may involve software, code, smart contracts, user interfaces, data, documentation, brands, domains, designs, analytics tools, APIs, integrations and other technology. Some of these components may be developed by us, while others may be created by contractors, developers, project companies, vendors, acquisition targets, open-source communities or third-party service providers. There is a risk that one or more third parties may claim that our products or activities infringe, misappropriate or otherwise violate their intellectual property rights. Intellectual property claims may relate to copyright, trademark, trade secrets, patents, database rights, software licenses, open-source licenses, branding, domain names, confidential information or contractual rights. These claims may arise even if we believe that we independently developed the relevant technology or obtained appropriate rights. In some cases, a developer, contractor or acquisition target may have used third-party code, data, designs or technology without proper authorization, and we may not discover the issue until after we have invested capital or launched a product. Defending intellectual property claims can be expensive, time-consuming and disruptive. We may be required to stop using certain software, modify or rebuild products, obtain licenses, pay damages, remove content, change branding, settle disputes, or abandon commercial opportunities. Even if a claim lacks merit, it may still consume management time, delay product development and damage our reputation. If we face claims that our products infringe, misappropriate or violate third-party intellectual property rights, our ability to develop, launch, operate or commercialize our platforms may be materially limited. Any such claim could increase our costs, reduce the value of our assets, delay revenue, expose us to liability and materially harm our business, financial condition and prospects.

We may be unable to protect our software, brands, trademarks, trade secrets, data, know-how and commercial rights.

Our business may depend on our ability to protect software, source code, smart contracts, brands, trademarks, trade names, domains, trade secrets, confidential information, data, know-how, business methods, commercial rights and other intellectual property. These assets may be important to our ability to build products, attract users, enter into partnerships, differentiate our platforms and generate revenue. There is no assurance that we will be able to protect these assets effectively. We may rely on trademark registrations, copyright protections, confidentiality agreements, invention assignment agreements, license agreements, access controls, internal policies and contractual restrictions to protect our rights. These protections may be incomplete, unavailable, expensive, difficult to enforce or insufficient to prevent misuse. Developers, contractors, former employees, vendors, project companies, partners or competitors may copy, disclose, reverse-engineer, misuse or independently develop similar technology, products or business methods. Protecting intellectual property and commercial rights may be especially difficult in the blockchain and software industry, where code can be copied quickly, products may be open-source or partially open-source, teams may be distributed across jurisdictions, and enforcement against anonymous or foreign parties may be costly or impractical. We may also face difficulty proving ownership or misuse of confidential information, data, algorithms, software architecture or commercial know-how. If we are unable to protect our software, brands, trademarks, trade secrets, data, know-how and commercial rights, our competitive position may be weakened. We may lose valuable assets, face unauthorized use of our technology or branding, suffer reduced revenue opportunities, incur legal costs and experience reputational harm. Any of these events could materially harm our business, financial condition and prospects.

Use of Zilliqa-related names, marks, references or ecosystem terminology may create trademark, endorsement or brand-confusion risks.

Our business is intended to focus on products, platforms and commercial opportunities connected to the Zilliqa ecosystem. In describing our business, we may refer to Zilliqa, ZIL, the Zilliqa ecosystem, Zilliqa-related technology or other ecosystem terminology. However, unless we obtain appropriate written rights or permissions, our use of Zilliqa-related names, marks, logos, references or branding may create trademark, endorsement, sponsorship or brand-confusion risks. Third parties, including Zilliqa-related entities, may object to our use of certain names, marks, logos, domain names, product names, marketing language or ecosystem references. They may claim that our branding creates confusion, suggests an official relationship, implies endorsement, or improperly uses protected intellectual property. Even if we believe our references are accurate or descriptive, we may be required to modify our branding, marketing materials, website, offering materials, product names or commercial strategy. Brand-confusion risk may also affect investors, developers, users and commercial partners. Some parties may mistakenly believe that we are owned by, controlled by, sponsored by, approved by or formally affiliated with Zilliqa Group, the Zilliqa Foundation or another official Zilliqa-related entity. If that assumption is incorrect, it may create legal, reputational and investor-relations risks. We may also face claims if our public communications are viewed as overstating our relationship with the Zilliqa ecosystem. If our use of Zilliqa-related names, marks, references or ecosystem terminology creates trademark, endorsement or brand-confusion issues, we may incur legal costs, suffer reputational harm, lose marketing momentum, be required to rebrand, or face restrictions on how we describe our business. Any of these outcomes could materially harm our business, financial condition and prospects.

Our use of “Zilliqa” in our corporate name may create trademark, false-affiliation, investor-confusion and rebranding risks.

Our corporate name may include the term “Zilliqa,” and our business strategy may focus on building, acquiring and commercializing products, platforms, tools, infrastructure and commercial opportunities connected to or around the Zilliqa ecosystem. Unless we obtain written consent, license, approval or other authorization from the relevant Zilliqa-related entity, our use of the term “Zilliqa” in our corporate name or business materials may create trademark, false-affiliation, sponsorship, endorsement or investor-confusion risks. Investors, developers, users, enterprises, service providers, regulators, media or commercial partners may believe that we are owned by, controlled by, sponsored by, endorsed by, funded by, affiliated with or officially approved by Zilliqa Group, the Zilliqa Foundation or another Zilliqa-related entity. Any such understanding would be incorrect unless specifically disclosed otherwise in this Offering Circular and supported by a written agreement. Disclaimers and risk-factor disclosure may reduce confusion, but they may not eliminate legal or reputational risk if the corporate name itself is viewed as suggesting an official relationship. A Zilliqa-related entity or another rights holder may object to our use of the name, request that we stop using it, require us to enter into a license, demand changes to our branding or marketing materials, or bring legal claims relating to trademark infringement, false association, unfair competition or related matters. We may also receive SEC comments or investor questions regarding whether our name creates confusion about our relationship with Zilliqa or whether we have the right to use the name. If we are required to change our corporate name, rebrand our business, revise offering materials, change websites, modify contracts, clarify investor communications or defend legal claims, we may incur significant costs and delays. Any trademark objection, investor-confusion issue, forced rebranding or dispute regarding our use of the term “Zilliqa” could materially harm our reputation, offering, business, financial condition and prospects.

VII. Risks Related to Strategic Acquisitions

We may fail to identify, acquire or license suitable Web3, software, platform, codebase, domain, community or business assets.

As part of our business strategy, we may seek to identify, acquire, license or otherwise obtain rights to Web3 products, software platforms, codebases, domains, user communities, developer tools, brands, data assets, smart contracts, applications, infrastructure products or other businesses and assets connected to the Zilliqa ecosystem. There is no assurance that suitable opportunities will be available, or that we will be able to acquire or license them on commercially reasonable terms. The market for high-quality blockchain and software assets may be competitive. Other buyers, investors, blockchain ecosystems, venture studios, software companies or strategic acquirers may have greater capital, stronger technical teams, better industry relationships or more attractive terms. Sellers may also demand valuations that are higher than we are willing or able to pay, or may refuse to structure transactions in a way that provides us with sufficient ownership, control, intellectual property rights or revenue potential. Even where opportunities are available, they may not meet our technical, legal, commercial, cybersecurity or regulatory requirements. Some assets may have weak user activity, poor documentation, unverified code ownership, security vulnerabilities, unclear intellectual property rights, inactive communities, limited revenue history, hidden liabilities or limited compatibility with Zilliqa. We may also spend significant time and resources evaluating opportunities that we ultimately do not acquire or license. If we are unable to identify, acquire or license suitable Web3, software, platform, codebase, domain, community or business assets, our growth strategy may be materially limited. We may be forced to build products internally at greater cost and with longer timelines, or we may be unable to expand our platform portfolio as planned. This could reduce our revenue opportunities, delay commercialization and materially harm our business, financial condition and prospects.

We may overpay for acquired assets or acquire assets that do not produce expected revenue, users or strategic value.

As part of our business strategy, we may acquire or license Web3 products, software platforms, codebases, domains, brands, user communities, developer tools, applications, smart contracts, infrastructure products or other assets that we believe can support our Zilliqa-focused business. There is a risk that we may pay more for these assets than they are worth or that the assets may not produce the revenue, users, commercial adoption or strategic value we expect. Valuing blockchain, software and Web3 assets can be difficult. Many such assets may have limited operating history, uncertain revenue, weak documentation, inactive users, speculative community interest, unverifiable usage metrics, unclear ownership records or uncertain regulatory status. We may rely on information provided by sellers, developers or third parties that later proves incomplete, inaccurate or overly optimistic. As a result, we may overestimate the value, usability, revenue potential or strategic importance of an acquisition. Acquired assets may also fail after the transaction is completed. Users or community members may not remain active, developers may not continue supporting the product, the technology may require substantial rebuilding, or the product may not integrate well with the Zilliqa ecosystem. We may also discover hidden costs after acquisition, including security audits, code repairs, legal review, compliance work, rebranding, customer support, hosting, maintenance or additional development expenses. If we overpay for acquired assets or acquire assets that do not produce expected revenue, users or strategic value, we may be required to write down the value of those assets, spend additional capital to fix or maintain them, or abandon them entirely. Any such outcome could reduce our available capital, harm our financial condition, delay our business plan and materially adversely affect shareholder value.

Acquired assets may contain undisclosed defects, security vulnerabilities, intellectual property issues, regulatory problems or liabilities.

If we acquire or license Web3 products, software platforms, codebases, domains, brands, user communities, smart contracts, developer tools or other business assets, we may later discover problems that were not identified during due diligence. These problems may include coding defects, security vulnerabilities, weak architecture, poor documentation, inactive users, inaccurate usage metrics, broken integrations, undisclosed third-party dependencies or technology that is difficult to maintain or commercialize. Acquired assets may also contain intellectual property issues. For example, a seller may not own all of the code, data, designs, domains, trademarks, documentation or commercial rights being transferred. The assets may include open-source software, third-party libraries, copied code, artificial intelligence-generated code or licensed technology that is subject to restrictions, attribution requirements, termination rights or infringement claims. If we do not receive clear and enforceable ownership or license rights, our ability to use or commercialize the assets may be limited. Regulatory and liability issues may also exist. Acquired products may have been operated in a manner that raises concerns under securities, commodities, money transmission, data privacy, consumer protection, sanctions, tax, intellectual property or digital asset laws. We may also assume or become exposed to user claims, vendor disputes, unpaid obligations, data issues, cybersecurity incidents, prior contractual breaches or other liabilities connected to the acquired assets. If acquired assets contain undisclosed defects, vulnerabilities, intellectual property issues, regulatory problems or liabilities, we may incur significant costs to repair, restructure, replace or abandon them. We may also face claims, enforcement risk, delays, write-downs, reputational harm and reduced revenue opportunities. Any of these outcomes could materially harm our business, financial condition and prospects.

We may fail to migrate, integrate, relaunch or commercialize acquired products within the Zilliqa ecosystem.

As part of our business strategy, we may acquire or license existing Web3 products, software platforms, codebases, applications, domains, brands, user communities or other technology assets with the goal of migrating, integrating, relaunching or commercializing them within the Zilliqa ecosystem. There is no assurance that we will be able to complete these activities successfully or within the expected timeline or budget. Migration and integration may be technically difficult. Acquired products may have been built for other blockchains, programming environments, wallet systems, smart-contract standards, APIs, custody models, user interfaces or infrastructure providers. Moving or adapting these products to Zilliqa may require substantial redevelopment, code review, smart-contract changes, security audits, user-interface changes, data migration, wallet integration, legal review and operational testing. These requirements may be more expensive or complex than expected. Even if technical migration is completed, the product may not succeed commercially. Existing users may not move to the Zilliqa-based version, developers may not continue supporting the product, enterprise customers may not adopt it, and the broader Zilliqa community may not find it useful. Relaunching a product may also require significant marketing, customer support, liquidity, incentives, documentation and business development, none of which may produce the expected results. If we fail to migrate, integrate, relaunch or commercialize acquired products within the Zilliqa ecosystem, the assets we acquire may lose value or become unusable. We may incur significant costs without generating revenue, and our acquisition strategy may not create the shareholder value we expect. Any such failure could materially harm our business, financial condition and prospects.

Acquisitions may distract management, consume capital and strain our operational resources.

As part of our business strategy, we may pursue acquisitions or licenses of Web3 products, software platforms, codebases, domains, brands, user communities, developer tools, applications, infrastructure products or other assets connected to the Zilliqa ecosystem. These transactions may require significant management attention, capital, legal review, technical due diligence, cybersecurity review, accounting analysis, integration planning and operational resources. Acquisitions can be time-consuming and difficult to execute. Management may spend substantial time identifying targets, negotiating terms, reviewing technology, verifying ownership, assessing liabilities, arranging documentation, planning integration and addressing post-closing issues. This may distract management from other important business activities, including platform development, enterprise sales, developer relationships, compliance, cybersecurity, fundraising and general operations. Acquisitions may also consume more capital than expected. In addition to the purchase price, we may incur costs for legal services, technical audits, code repairs, migration, hosting, rebranding, user support, regulatory compliance, security improvements, personnel, vendor payments and post-acquisition development. These costs may reduce the capital available for other parts of our business and may not produce a corresponding return. If we pursue acquisitions that distract management, consume capital or strain our operational resources, our existing business activities may suffer. We may delay product launches, miss commercial opportunities, weaken internal controls, or fail to properly integrate acquired assets. Any of these outcomes could materially harm our business, financial condition and prospects.

VIII. Risks Related to Enterprise Adoption and Commercial Revenue

Enterprise customers may not adopt Zilliqa-based solutions or may delay adoption due to regulatory, technical, procurement or reputational concerns.

A part of our business strategy may depend on selling, licensing or integrating Zilliqa-based solutions for enterprise customers. These solutions may include loyalty systems, payment tools, transaction infrastructure, compliance tools, data verification products, wallet systems, tokenized business applications, analytics platforms or other blockchain-enabled products. There is no assurance that enterprise customers will adopt these solutions or that adoption will occur within the timelines we expect. Enterprise customers often follow long and detailed approval processes before adopting new technology. They may require technical testing, cybersecurity review, legal review, procurement approval, compliance analysis, senior management approval, budget allocation and integration with existing systems. These processes may delay customer onboarding, product launches and revenue generation. In some cases, a customer may complete a pilot or evaluation but still decide not to enter into a commercial contract. Regulatory and reputational concerns may also limit enterprise adoption. Some companies may be reluctant to use blockchain or digital asset-related solutions because of uncertainty involving securities laws, token regulation, data privacy, payments, accounting, taxation, custody, money transmission, anti-money laundering rules or negative public perception of crypto assets. Even if our products are designed for legitimate commercial use, customers may avoid them if they believe the association with blockchain, Zilliqa or digital assets creates legal, operational or reputational risk. If enterprise customers do not adopt Zilliqa-based solutions, or if adoption is materially delayed, our revenue opportunities may be limited. We may spend significant time and capital on product development, customer discussions, pilots, integrations and compliance work without generating meaningful commercial contracts. Any failure to achieve enterprise adoption could materially harm our business, financial condition and prospects.

Enterprise sales cycles may be long, expensive and uncertain.

Our business may depend in part on selling, licensing or integrating products and services for enterprise customers. Enterprise sales often require a lengthy and uncertain process involving product demonstrations, technical review, cybersecurity assessment, legal review, compliance analysis, budget approval, procurement procedures, senior management approval and integration planning. These processes may take several months or longer and may not result in a commercial contract. We may spend significant time, capital and management resources pursuing enterprise customers before any revenue is generated. We may need to customize products, prepare proposals, conduct pilots, provide technical support, answer legal and compliance questions, complete vendor onboarding, negotiate contract terms and integrate with the customer’s existing systems. Even after these efforts, an enterprise customer may delay the project, reduce the scope, choose a competitor, postpone budget approval or decide not to proceed. The uncertainty may be greater because our products may involve blockchain, Zilliqa, ZIL or digital asset-related infrastructure. Enterprise customers may require additional internal approvals before adopting these solutions due to regulatory, accounting, cybersecurity, operational or reputational concerns. These concerns may extend the sales cycle and make it harder to predict when, or whether, revenue will be generated. If enterprise sales cycles are longer, more expensive or less successful than we expect, our revenue may be delayed and our operating expenses may increase. We may not be able to recover the costs of pursuing enterprise customers, and our business, financial condition and prospects could be materially harmed.

Pilot programs may not convert into commercial contracts or recurring revenue.

We may conduct pilot programs, proof-of-concept projects, demonstrations, test deployments or limited integrations with enterprise customers, developers, project companies or commercial partners. These pilot programs may be intended to demonstrate the usefulness of our Zilliqa-based products, validate technical functionality, assess regulatory or compliance requirements, test customer demand or create a path toward commercial contracts. However, there is no assurance that any pilot program will result in paid adoption or recurring revenue. A pilot program may fail for many reasons. The product may not perform as expected, the customer may not see sufficient business value, integration may be more difficult than anticipated, legal or compliance concerns may arise, internal approvals may be delayed, or the customer may decide that blockchain-based technology is not suitable for its needs. A customer may also complete a successful pilot but still choose not to proceed with a full commercial rollout due to budget limits, procurement delays, management changes, reputational concerns or competing priorities. Pilot programs may also require us to spend significant time and money before any revenue is received. We may need to customize software, provide technical support, conduct security reviews, prepare documentation, assist with compliance analysis and allocate management attention. If the pilot does not convert into a commercial contract, we may not recover these costs. If our pilot programs do not convert into commercial contracts or recurring revenue, our enterprise adoption strategy may not succeed. This could delay revenue, increase operating expenses, reduce confidence in our products and materially harm our business, financial condition and prospects.

Our products may not satisfy enterprise security, compliance, integration, scalability or procurement requirements.

Enterprise customers may require our products to meet strict security, compliance, integration, scalability, procurement and vendor-management standards before they agree to use or pay for them. These requirements may include cybersecurity reviews, data protection assessments, legal and regulatory analysis, internal risk approvals, audit rights, service-level commitments, insurance requirements, financial diligence, technical testing, documentation, support obligations and integration with existing enterprise systems. Our products may not satisfy these requirements, especially in the early stages of our business. Enterprise customers may determine that our technology is not sufficiently mature, secure, scalable, documented, compliant or reliable for their internal standards. They may also require features, certifications, controls or contractual protections that we do not currently have and may not be able to provide without significant additional cost and development time. Integration requirements may also create challenges. Enterprise customers may need our products to work with legacy systems, internal databases, payment systems, compliance tools, identity systems, accounting platforms, wallets, APIs or other third-party software. These integrations may be technically difficult, expensive or impractical. If our products cannot be integrated efficiently, customers may delay adoption or choose other solutions. If our products do not meet enterprise security, compliance, integration, scalability or procurement requirements, we may be unable to convert potential customers into commercial contracts. This could limit adoption, delay revenue, increase costs, weaken our competitive position and materially harm our business, financial condition and prospects.

Transaction-based, licensing, subscription, integration, support or revenue-share income may be lower than expected.

Our business may seek to generate revenue from several sources, including transaction-based fees, software licensing, subscriptions, enterprise integrations, support services, infrastructure services, revenue-sharing arrangements, royalties and other commercial rights. There is no assurance that any of these revenue sources will develop as expected or produce meaningful income for the Company. Transaction-based income may be lower than expected if users do not transact frequently, if transaction volumes are limited, if fees are too low, if activity moves to competing platforms, or if blockchain usage does not translate into paid services. Licensing and subscription revenue may also be limited if customers are unwilling to pay recurring fees, if our products do not provide sufficient business value, or if competing products are available at lower cost. Integration and support revenue may be irregular and may depend on a small number of enterprise customers or project partners. Revenue-share, royalty and other economic participation arrangements may also produce less income than anticipated. These arrangements depend on the success, reporting accuracy and payment performance of third-party developers, project companies or commercial partners. If the underlying products do not generate revenue, if partners fail to report revenue accurately, or if disputes arise regarding amounts owed to us, our expected income may be delayed, reduced or never received. If transaction-based, licensing, subscription, integration, support or revenue-share income is lower than expected, we may not be able to cover our operating expenses or justify the capital spent on product development, acquisitions, infrastructure, compliance and business development. This could materially harm our business, financial condition and prospects.

We may face competition from established enterprise software companies, fintech platforms, blockchain infrastructure providers and non-blockchain alternatives.

We may compete with established enterprise software companies, fintech platforms, blockchain infrastructure providers, digital asset service providers, cloud technology companies, payment companies, compliance technology providers and other businesses that offer similar or alternative solutions. Many of these competitors may have greater financial resources, stronger brands, larger customer bases, more experienced technical teams, established enterprise relationships, mature products and greater regulatory or compliance infrastructure than we have. Enterprise customers may choose existing software or fintech solutions instead of adopting Zilliqa-based or blockchain-enabled products. In some cases, customers may determine that traditional databases, payment systems, loyalty platforms, compliance tools, cloud software or private enterprise systems are easier to use, less expensive, more familiar or less risky than blockchain-based solutions. Even where blockchain technology may offer potential benefits, customers may prefer larger or more established providers with proven track records. We may also face competition from other blockchain infrastructure providers and ecosystems that offer developer tools, wallets, enterprise integrations, tokenized asset systems, payment rails, analytics, compliance tools or similar products. These competitors may be able to attract developers, users, enterprise customers and partners more effectively than we can. They may also offer lower pricing, stronger liquidity, broader integrations, better documentation or greater market confidence. If we are unable to compete effectively with established enterprise software companies, fintech platforms, blockchain infrastructure providers and non-blockchain alternatives, our ability to attract customers, developers, users and commercial partners may be limited. This could reduce adoption of our products, delay revenue, increase marketing and development costs, weaken our competitive position and materially harm our business, financial condition and prospects.

IX. Risks Related to Regulation of Blockchain, Digital Assets and Financial Technology

Blockchain, digital asset and fintech regulation is uncertain, rapidly evolving and subject to differing interpretations.

The legal and regulatory framework for blockchain technology, digital assets and fintech businesses is uncertain and continues to evolve. Laws, rules, regulatory guidance, enforcement priorities and court decisions may change quickly in the United States and in other jurisdictions where we may operate or seek customers, developers, partners or users. These changes may affect our ability to build, launch, operate, market or monetize Zilliqa-related products and services.

Regulators may take different views regarding the same activity or product. For example, token-related activities, staking, rewards, wallet functionality, digital asset custody, payments, transaction infrastructure, developer arrangements, launch tools, marketplace features, revenue-sharing rights or enterprise blockchain integrations may be viewed differently by securities regulators, commodities regulators, banking regulators, tax authorities, data protection authorities, payments regulators or foreign regulators. This may make it difficult for us to determine which rules apply to our business. Regulatory uncertainty may also increase our costs and delay our operations. We may need to obtain legal advice, modify product designs, limit certain features, restrict access in certain jurisdictions, work through regulated partners, implement compliance controls, change marketing materials or suspend activities until legal requirements become clearer. These actions may reduce the commercial appeal of our products and may limit our ability to compete with companies that are subject to different regulatory treatment. If blockchain, digital asset or fintech regulation develops in a manner that is unfavorable to our business, or if regulators interpret existing laws differently than we expect, our business plan may be materially affected. We may be required to change or abandon certain products, incur significant compliance costs, face regulatory scrutiny or lose commercial opportunities, any of which could materially harm our business, financial condition and prospects.

Regulators may disagree with our characterization of our products, services, digital asset activities, developer arrangements or commercial rights.

We may characterize our products, services, digital asset activities, developer arrangements and commercial rights as operating, technology, software, infrastructure, licensing, enterprise or commercial activities. However, regulators may disagree with our characterization. They may determine that certain activities involve securities, commodities, investment contracts, money transmission, payments, custody, staking services, broker-dealer activity, investment advisory activity, exchange activity, transfer agency activity or other regulated financial services. This risk may apply to a wide range of our planned activities, including ZIL-related uses, token-based incentives, staking or validator operations, revenue-sharing arrangements, developer-for-equity structures, token rights, wallet features, transaction tools, marketplace features, enterprise integrations, launch infrastructure, compliance tools or other platform functions. Even if we design these activities for commercial or operational purposes, regulators may focus on the economic substance, user expectations, marketing materials, contractual rights or practical use of the product. If regulators disagree with our characterization, we may be required to modify, limit, suspend or discontinue certain products or arrangements. We may also need to obtain licenses or registrations, work through regulated entities, change our contracts, revise disclosures, restrict access in certain jurisdictions, implement additional compliance controls, or abandon business lines that we expected to pursue. These changes could increase costs, delay revenue and reduce the commercial value of our platforms. Any regulatory disagreement with our characterization of our products, services, digital asset activities, developer arrangements or commercial rights could materially harm our business, financial condition and prospects. It could also expose us to investigations, enforcement actions, penalties, rescission claims, litigation, reputational harm and loss of investor or customer confidence.

Our activities may become subject to securities, commodities, broker-dealer, investment adviser, money transmission, payments, banking, custody, staking, exchange, transfer-agent or other financial-services regulation.

Our proposed business may involve products, services and activities that could become subject to financial-services regulation in the United States or other jurisdictions. These may include digital asset activities, ZIL-related functions, staking or validator operations, wallet tools, token-based incentives, payment features, transaction infrastructure, developer arrangements, marketplace tools, enterprise integrations, custody-related services, compliance tools, revenue-sharing structures or other blockchain-enabled products. Regulators may determine that one or more of our activities require registration, licensing, approval, exemption or operation through a regulated partner. Depending on how our products are designed, marketed and used, we may become subject to securities, commodities, broker-dealer, investment adviser, money transmission, payments, banking, custody, staking, exchange, transfer-agent or other financial-services rules. These requirements may apply even if we do not intend to operate as a regulated financial institution. If any of our activities become subject to these rules, we may need to modify our products, restrict user access, limit geographic availability, change contract terms, obtain licenses, register with regulators, work with regulated intermediaries, implement additional compliance controls or discontinue certain business lines. These actions may be expensive, time-consuming and commercially restrictive. We may also be unable to obtain required licenses or approvals on acceptable terms, or at all. Failure to comply with applicable financial-services regulation could result in regulatory investigations, enforcement actions, fines, penalties, injunctions, rescission claims, customer claims, business restrictions, reputational harm and loss of commercial opportunities. Any such outcome could materially harm our business, financial condition and prospects.

We may be required to obtain licenses, registrations, approvals or exemptions that we do not currently hold.

Our proposed business may involve activities that require licenses, registrations, approvals, exemptions or other regulatory permissions in the United States or other jurisdictions. These requirements may apply to digital asset activities, wallet-related functions, staking or validator operations, payment features, token-based incentives, transaction infrastructure, marketplace tools, developer arrangements, enterprise integrations, custody-related services, compliance products or other financial technology activities. We do not currently hold all licenses, registrations or approvals that may be required if our business expands into regulated activities. Regulators may determine that certain products or services cannot be offered unless we register with a regulatory authority, obtain a license, qualify for an exemption, partner with a regulated entity, or limit the product to certain users or jurisdictions. The need for such permissions may arise after we have already spent capital developing a product or entering into commercial arrangements. Obtaining licenses, registrations, approvals or exemptions can be expensive, time-consuming and uncertain. We may be required to hire specialized personnel, implement additional compliance controls, submit applications, undergo regulatory review, maintain capital or bonding requirements, provide reports, undergo audits, limit certain activities or accept ongoing supervision. There is no assurance that we will be able to obtain any required permission on acceptable terms, or at all. If we are required to obtain licenses, registrations, approvals or exemptions that we do not currently hold, we may need to delay, restrict, restructure or discontinue certain business activities. Any failure to obtain or maintain required regulatory permissions could expose us to enforcement actions, penalties, business restrictions, customer claims, reputational harm and material adverse effects on our business, financial condition and prospects.

Failure to comply with applicable laws may result in enforcement actions, penalties, injunctions, rescission claims, business restrictions or reputational harm.

Our business may be subject to a wide range of laws and regulations, including laws relating to securities, commodities, digital assets, money transmission, payments, banking, custody, staking, data privacy, cybersecurity, consumer protection, taxation, sanctions, anti-money laundering, intellectual property, advertising and general corporate matters. These laws may apply differently depending on how our products are structured, marketed, used and operated. Because blockchain and digital asset regulation is evolving, we may not always be able to determine with certainty which legal requirements apply to our business. We may also make judgments regarding regulatory treatment that are later challenged by regulators, courts, customers, investors or other parties. Even if we act in good faith, regulators may determine that we failed to comply with applicable laws, obtained insufficient licenses, made inadequate disclosures, operated an unregistered activity, or offered a product in a manner that was not legally permitted. Failure to comply with applicable laws could result in investigations, enforcement actions, penalties, fines, injunctions, cease-and-desist orders, disgorgement, rescission claims, license denials, business restrictions, product suspensions, customer claims, investor claims or other liabilities. We may also be required to modify our products, limit user access, stop offering certain services, revise contracts, refund amounts, or discontinue business lines that we expected to pursue. Any actual or alleged failure to comply with applicable laws could materially harm our business, financial condition and prospects. It could also damage our reputation, reduce investor confidence, limit our ability to attract developers, users, enterprise customers and commercial partners, and increase our legal and compliance costs.

Failure to comply with applicable laws may result in enforcement actions, penalties, injunctions, rescission claims, business restrictions or reputational harm.

Our business may be subject to a wide range of laws and regulations, including laws relating to securities, commodities, digital assets, money transmission, payments, banking, custody, staking, data privacy, cybersecurity, consumer protection, taxation, sanctions, anti-money laundering, intellectual property, advertising and general corporate matters. These laws may apply differently depending on how our products are structured, marketed, used and operated. Because blockchain and digital asset regulation is evolving, we may not always be able to determine with certainty which legal requirements apply to our business. We may also make judgments regarding regulatory treatment that are later challenged by regulators, courts, customers, investors or other parties. Even if we act in good faith, regulators may determine that we failed to comply with applicable laws, obtained insufficient licenses, made inadequate disclosures, operated an unregistered activity, or offered a product in a manner that was not legally permitted. Failure to comply with applicable laws could result in investigations, enforcement actions, penalties, fines, injunctions, cease-and-desist orders, disgorgement, rescission claims, license denials, business restrictions, product suspensions, customer claims, investor claims or other liabilities. We may also be required to modify our products, limit user access, stop offering certain services, revise contracts, refund amounts, or discontinue business lines that we expected to pursue. Any actual or alleged failure to comply with applicable laws could materially harm our business, financial condition and prospects. It could also damage our reputation, reduce investor confidence, limit our ability to attract developers, users, enterprise customers and commercial partners, and increase our legal and compliance costs.

Our platforms could be restricted or prohibited if they are used for securities transactions, investment products, regulated payments or other regulated activities.

Our platforms may include tools, infrastructure, software, wallets, transaction features, compliance systems, marketplace functions, launch support, enterprise integrations or other blockchain-enabled products. Although we may design these products for commercial, technology or ecosystem-development purposes, they could be restricted or prohibited if they are used, or are viewed by regulators as being used, for securities transactions, investment products, regulated payments, custody, money transmission, exchange activity or other regulated activities. This risk may arise even if we do not intend to operate a securities exchange, broker-dealer, investment adviser, transfer agent, payment processor, bank, custodian or other regulated financial intermediary. If users, developers, project companies, enterprises or third parties use our platforms to issue, sell, transfer, trade, finance, promote or settle regulated assets or transactions, regulators may scrutinize our role and may determine that our products require licenses, registrations, exemptions, restricted access, additional controls or operation through regulated partners. Regulators may also require us to limit certain features, block certain users, restrict jurisdictions, implement additional KYC, AML, sanctions, wallet-screening, transfer-restriction or transaction-monitoring controls, or discontinue products that create regulatory concerns. These restrictions could reduce the usefulness of our platforms, limit user adoption, increase costs, delay launches and reduce revenue opportunities. If any of our platforms are restricted or prohibited because they are used for securities transactions, investment products, regulated payments or other regulated activities, our business strategy could be materially harmed. We may be required to redesign or discontinue products, incur significant legal and compliance expenses, lose customers or partners, face regulatory scrutiny and suffer reputational harm.

We may be required to implement and maintain KYC, AML, sanctions, fraud-prevention, transaction-monitoring and wallet-screening controls.

Our business may involve products, platforms or services that interact with users, developers, enterprises, wallets, digital assets, transactions, token-based incentives, payments, staking, infrastructure or other blockchain-related activity. Depending on the nature of these activities and the jurisdictions involved, we may be required to implement and maintain know-your-customer, anti-money laundering, sanctions screening, fraud-prevention, transaction-monitoring, wallet-screening and related compliance controls. These controls may be complex, expensive and difficult to operate. We may need to verify users, screen wallets and counterparties, monitor transactions, detect suspicious activity, block restricted jurisdictions, maintain records, respond to law enforcement or regulatory requests, and work with third-party compliance providers. We may also need to update these controls as laws, sanctions lists, regulatory expectations, product features and user behavior change. Compliance controls may also affect the user experience and commercial appeal of our products. Users, developers or enterprises may object to onboarding requirements, wallet screening, transaction delays, blocked transfers, information requests or account restrictions. If controls are too burdensome, users may choose competing platforms with fewer requirements. If controls are too weak, we may face regulatory scrutiny, fraud, platform misuse or reputational harm. If we are required to implement and maintain KYC, AML, sanctions, fraud-prevention, transaction-monitoring or wallet-screening controls, our costs may increase and our product launches may be delayed. If we fail to implement effective controls, we may be exposed to enforcement actions, penalties, business restrictions, customer claims, loss of partners and material harm to our reputation, financial condition and prospects.

Regulatory changes in the United States, India, the Middle East, Asia or other target markets may adversely affect our business.

Our business may involve activities in the United States, India, the Middle East, Asia and other markets where we may seek developers, users, enterprise customers, commercial partners, technology providers or investment opportunities. Laws and regulations in these jurisdictions may change, and different jurisdictions may take different approaches to blockchain technology, digital assets, staking, wallets, payments, token-based incentives, data protection, taxation, securities regulation, money transmission, custody and financial technology. Regulatory changes in any of our target markets may limit our ability to launch products, onboard users, work with developers, enter into enterprise contracts, hold or use ZIL tokens, operate infrastructure, conduct marketing, process payments, or participate in digital asset-related activities. A product or activity that is permitted or unregulated in one jurisdiction may require a license, registration, exemption or local partner in another jurisdiction. In some cases, a jurisdiction may restrict or prohibit certain digital asset activities entirely. Changes in law may also occur after we have already invested capital in a product, platform, acquisition, partnership or market-entry strategy. If this occurs, we may need to redesign products, restrict users, block certain jurisdictions, revise contracts, obtain local legal advice, work through regulated partners, restructure digital asset activities or discontinue business lines. These changes may increase costs, delay revenue and reduce the commercial value of our strategy. If regulatory changes in the United States, India, the Middle East, Asia or other target markets are unfavorable to our business, our operations may be restricted and our growth opportunities may be reduced. Any such changes could materially harm our business, financial condition, reputation and prospects.

Regulatory uncertainty may deter investors, developers, users, enterprises, exchanges, custodians and commercial partners from working with us.

Regulatory uncertainty surrounding blockchain technology, digital assets and fintech businesses may make investors, developers, users, enterprises, exchanges, custodians, infrastructure providers and commercial partners reluctant to work with us. Even if we believe our products and activities are legally permissible, market participants may avoid involvement because they are uncertain about current or future regulatory treatment. Developers and project companies may hesitate to build with us if they believe Zilliqa-related products, token-based features, staking, rewards, wallets or transaction tools may later become restricted or subject to additional compliance requirements. Enterprise customers may delay or reject adoption if they believe blockchain-based products create legal, accounting, tax, cybersecurity, procurement or reputational concerns. Exchanges, custodians, banks, payment providers and infrastructure vendors may also decline to support us if they view our activities as uncertain or higher risk. Investors may also be discouraged by regulatory uncertainty. They may be concerned that our business model could be affected by securities laws, commodities laws, money transmission rules, banking regulations, custody rules, tax rules, foreign digital asset restrictions or future enforcement activity. This may reduce investor demand for our shares, make this offering more difficult, or limit our ability to raise additional capital in the future. If regulatory uncertainty deters key market participants from working with us, our ability to build products, secure partnerships, attract users, obtain custody or exchange support, enter enterprise contracts and raise capital may be materially limited. Any such limitation could harm our business, financial condition, reputation and prospects.

X. Risks Related to Data, Privacy and Compliance Controls

We may collect, process, store or transmit user, developer, enterprise, wallet, transaction or compliance data, which creates privacy and data-protection risks.

Our platforms and business activities may involve the collection, processing, storage or transmission of user, developer, enterprise, wallet, transaction, compliance, onboarding, identity-verification, analytics or other business data. This data may be collected directly by us or through third-party service providers, including compliance vendors, wallet-screening providers, analytics tools, cloud platforms, enterprise systems, identity-verification providers or infrastructure partners. The handling of this data may create privacy, cybersecurity and data-protection risks. We may be required to comply with laws and regulations relating to data collection, consent, use, storage, transfer, retention, deletion, security, breach notification and user rights. These requirements may vary across jurisdictions and may change over time. If we operate across the United States, India, the Middle East, Asia or other markets, we may face different and potentially conflicting data-protection obligations. Blockchain-related data may also create special risks. Wallet addresses, transaction records and on-chain activity may be public or pseudonymous, but they may still become associated with identifiable users, developers, enterprises or counterparties. If such data is combined with identity information, compliance records, business records or analytics data, it may become sensitive and may require careful handling. If we fail to properly collect, process, store, secure or transmit data, we may face data breaches, regulatory investigations, customer claims, contractual disputes, penalties, reputational harm and loss of trust. Any failure to manage privacy and data-protection risks could materially harm our business, financial condition and prospects.

Failure to comply with privacy, cybersecurity, consumer protection, data-transfer or data-retention laws may expose us to liability.

Our business may require us to comply with privacy, cybersecurity, consumer protection, data-transfer, data-retention and related laws in the United States, India, the Middle East, Asia and other jurisdictions where we may operate or have users, developers, enterprise customers or commercial partners. These laws may regulate how we collect, use, store, share, transfer, secure, retain and delete personal, business, wallet, transaction, compliance and user-related data. Compliance with these laws may be complex and costly. Different jurisdictions may impose different requirements regarding user consent, privacy notices, data security, cross-border transfers, breach notification, user access rights, data deletion, retention periods, vendor management and consumer disclosures. These requirements may change over time, and we may need to update our systems, policies, contracts, security controls and user interfaces to remain compliant. If we fail to comply with applicable privacy, cybersecurity, consumer protection, data-transfer or data-retention laws, we may face regulatory investigations, fines, penalties, lawsuits, customer claims, contractual disputes, enforcement actions or restrictions on our ability to use data. We may also be required to notify affected users, suspend certain features, delete data, change business practices, renegotiate vendor contracts or implement costly remediation measures. Any actual or alleged failure to comply with these laws could materially harm our reputation and reduce trust among users, developers, enterprise customers, investors and commercial partners. It could also increase our operating costs, delay product launches and materially harm our business, financial condition and prospects.

Our KYC, AML, sanctions, fraud-prevention and compliance controls may be insufficient or may fail.

Our business may require us to implement know-your-customer, anti-money laundering, sanctions-screening, fraud-prevention, wallet-screening, transaction-monitoring and other compliance controls. These controls may apply to users, developers, enterprise customers, wallets, counterparties, transactions, token-related activities, payment features, staking activities, incentive programs or other platform functions. There is no assurance that our controls will be sufficient or that they will operate effectively. Compliance controls may fail for many reasons. Users may provide false or incomplete information, sanctioned or restricted parties may attempt to bypass screening, wallets may be difficult to identify, suspicious activity may not be detected, third-party compliance tools may provide inaccurate results, and employees or contractors may make operational errors. Bad actors may also use mixers, multiple wallets, bots, VPNs, stolen identities, shell entities or other methods to avoid detection. We may also face difficulty maintaining controls as our business grows or as regulatory expectations change. A control framework that is adequate for one product, jurisdiction or stage of business may be insufficient for another. We may need to continuously update our policies, procedures, vendor systems, monitoring rules, documentation, training and escalation processes. These updates may be costly and may still not prevent all unlawful or prohibited activity. If our KYC, AML, sanctions, fraud-prevention or other compliance controls are insufficient or fail, our platforms may be misused, and we may face regulatory investigations, enforcement actions, penalties, blocked transactions, customer claims, loss of banking or custody relationships, reputational harm and increased compliance costs. Any of these outcomes could materially harm our business, financial condition and prospects.

Users, developers or third parties may misuse our platforms for unlawful, fraudulent, manipulative or prohibited activity.

Our platforms may be used by users, developers, project companies, enterprise customers, wallet holders or other third parties. Although we may design our products for legitimate commercial and ecosystem-development purposes, there is a risk that some parties may attempt to misuse our platforms for unlawful, fraudulent, manipulative or prohibited activity. Misuse may include fraud, market manipulation, wash transactions, fake wallet activity, bot activity, abuse of incentive programs, unauthorized promotions, phishing, sanctions evasion, money laundering, suspicious transfers, deceptive project activity, intellectual property violations, false user metrics, prohibited securities transactions or other improper conduct. Some of this activity may occur without our knowledge and may be difficult to detect, especially where users interact through blockchain wallets, pseudonymous addresses or third-party systems. We may implement compliance, monitoring, wallet-screening, fraud-prevention, access-control and user-verification measures. However, these controls may not prevent all misuse. Bad actors may attempt to bypass our controls through false identities, multiple wallets, VPNs, shell entities, automated tools, compromised accounts or other methods. We may also rely on third-party providers whose systems may be incomplete, inaccurate or delayed. If our platforms are misused for unlawful, fraudulent, manipulative or prohibited activity, we may face regulatory scrutiny, enforcement actions, user claims, partner disputes, loss of commercial relationships, reputational harm and increased compliance costs. Even if we are not directly responsible for the misuse, our business, financial condition and prospects could be materially harmed.

Compliance controls may increase costs, reduce user adoption, delay transactions or limit platform functionality.

Our business may require us to implement compliance controls, including know-your-customer procedures, anti-money laundering checks, sanctions screening, fraud detection, wallet screening, transaction monitoring, jurisdictional restrictions, user verification and other risk-management measures. These controls may be necessary to comply with applicable laws, satisfy enterprise customers, work with regulated partners, reduce platform misuse and protect the Company from legal and reputational risk. However, compliance controls may increase our costs and make our products more difficult to use. We may need to hire compliance personnel, engage third-party vendors, integrate screening tools, maintain policies and procedures, review flagged transactions, store records, respond to regulatory requests and update systems as legal requirements change. These activities may require significant capital, management attention and technical resources. Compliance controls may also reduce user adoption and platform activity. Users, developers or enterprises may object to identity verification, wallet screening, transaction delays, account restrictions, blocked jurisdictions, enhanced due diligence or requests for additional information. Some users may choose competing platforms that appear easier or faster to use. In addition, automated compliance systems may produce false positives, incorrectly block legitimate users or delay transactions that should have been permitted. If compliance controls are too burdensome, our platforms may become less attractive to users, developers and commercial partners. If they are too weak, we may face legal, regulatory and reputational risks. Balancing compliance requirements with product usability may be difficult, and failure to do so could increase costs, reduce revenue opportunities, delay product launches and materially harm our business, financial condition and prospects.

Third-party compliance, analytics, custody, identity-verification or monitoring providers may provide inaccurate data or fail to perform.

Our business may depend on third-party service providers for compliance, analytics, custody, identity verification, sanctions screening, wallet screening, transaction monitoring, fraud detection, blockchain data, cloud infrastructure and other operational functions. These providers may be important to our ability to onboard users, monitor activity, protect assets, satisfy legal requirements, support enterprise customers and operate our platforms. There is no assurance that these providers will perform accurately, reliably or continuously. A compliance provider may fail to identify a restricted person, sanctioned wallet, suspicious transaction or high-risk counterparty. An analytics provider may provide incomplete or inaccurate blockchain data. A custody provider may experience operational failures, account restrictions, security incidents or delays. An identity-verification provider may incorrectly approve fraudulent users or reject legitimate users. Monitoring tools may produce false positives, false negatives or delayed alerts. We may also have limited control over the systems, methodologies, data sources, security practices, staffing and business continuity plans of these providers. If a provider changes its services, increases pricing, suffers a cyberattack, loses access to data, becomes insolvent, terminates our account, or fails to meet contractual obligations, we may need to find alternatives quickly. Replacement providers may be expensive, difficult to integrate or unavailable on acceptable terms. If third-party compliance, analytics, custody, identity-verification or monitoring providers provide inaccurate data or fail to perform, we may make incorrect business or compliance decisions, fail to detect prohibited activity, lose access to assets, delay transactions, block legitimate users, or expose the Company to regulatory scrutiny, claims and reputational harm. Any such failure could materially harm our business, financial condition and prospects.

XI. Risks Related to Management, Control and Conflicts of Interest

Our success depends heavily on Rahul Malhotra, Financial Agency Group and a limited number of key persons.

Our success will depend heavily on the experience, judgment, relationships, reputation and continued involvement of Rahul Malhotra, Financial Agency Group and a limited number of key persons, advisors, developers, consultants and commercial partners. Because we are an early-stage company, our business may be especially dependent on management’s ability to identify opportunities, raise capital, structure commercial arrangements, attract developers, negotiate partnerships, manage regulatory issues and execute our Zilliqa-focused platform strategy. If Rahul Malhotra, Financial Agency Group or other key persons are unable or unwilling to continue supporting the Company, our business may be materially harmed. The loss of key leadership, strategic relationships, technical contributors or advisors could delay product development, reduce investor confidence, weaken commercial negotiations, disrupt operations and make it more difficult for us to execute our business plan. We may also face difficulty replacing key persons if they leave or become unavailable. The blockchain, digital asset, fintech, securities-law and platform-development industries require specialized knowledge and relationships. Qualified personnel may be expensive, difficult to recruit or unwilling to join an early-stage company with an unproven business model. Even if replacements are found, they may require significant time to understand our strategy and operations. If we are unable to retain Rahul Malhotra, Financial Agency Group and other key persons, or if we are unable to build a broader management, technical and compliance team, our ability to develop platforms, secure partnerships, manage risks and generate revenue may be materially limited. Any such failure could harm our business, financial condition and prospects.

Loss of key management, advisors, developers or commercial relationships could materially harm our business.

Our business may depend on a limited number of key management personnel, advisors, developers, consultants, technology providers, enterprise contacts, commercial partners and ecosystem relationships. These individuals and relationships may be important to our ability to develop products, identify opportunities, negotiate commercial rights, raise capital, manage regulatory issues, attract developers, secure enterprise customers and execute our Zilliqa-focused strategy. If we lose key management, advisors, developers or commercial relationships, our business may suffer delays and disruption. Product development may slow, planned acquisitions or partnerships may not occur, enterprise opportunities may be lost, technical knowledge may leave the Company, and our ability to respond to regulatory, cybersecurity or operational issues may be weakened. Because we are an early-stage company, the loss of even one important person or relationship could have a significant effect on our operations. We may not be able to replace lost personnel or relationships quickly or on acceptable terms. Qualified blockchain developers, securities-law advisors, digital asset compliance professionals, enterprise sales personnel, cybersecurity specialists and commercial partners may be difficult and expensive to attract. New personnel or partners may also require time to understand our business, products, regulatory approach and Zilliqa-focused strategy. If we are unable to retain or replace key management, advisors, developers or commercial relationships, our ability to execute our business plan may be materially limited. This could delay product launches, reduce revenue opportunities, increase costs, weaken investor confidence and materially harm our business, financial condition and prospects.

Management may have limited experience operating a Zilliqa-focused platform, blockchain infrastructure, digital asset or venture-studio business.

Our management may have limited experience operating a business that is specifically focused on the Zilliqa ecosystem, blockchain infrastructure, digital asset operations, developer commercialization, venture-studio activities or token-related platform development. Although management may have experience in capital markets, advisory, corporate strategy, business development or related areas, operating a technology business in the blockchain and digital asset sector involves different risks, skills and execution requirements. Our proposed business may require expertise in software development, smart contracts, cybersecurity, digital asset custody, Zilliqa protocol integration, developer relations, staking or validator operations, enterprise technology sales, intellectual property management, regulatory compliance, data protection, token economics and international operations. If management does not have sufficient experience in these areas, we may need to rely heavily on consultants, contractors, advisors, developers and third-party service providers. Reliance on outside specialists may increase costs and may not fully address management’s lack of direct operating experience. Advisors and contractors may not be available when needed, may not perform as expected, or may not have the same incentives as shareholders. Management may also make mistakes in product selection, technical oversight, regulatory strategy, commercial negotiations, capital allocation or risk management because of limited operating experience in this specialized industry. If management is unable to successfully manage a Zilliqa-focused platform, blockchain infrastructure, digital asset or venture-studio business, our strategy may be delayed or unsuccessful. This could result in wasted capital, failed products, regulatory issues, weak commercial adoption, reputational harm and material adverse effects on our business, financial condition and prospects.

Rahul Malhotra, Financial Agency Group and other related parties may have interests, duties or business activities that conflict with the interests of the Company and its shareholders.

Rahul Malhotra, Financial Agency Group and other related parties may be involved in other businesses, advisory activities, capital-raising assignments, investment opportunities, client relationships, commercial arrangements or strategic initiatives outside the Company. These activities may create actual or perceived conflicts of interest with the Company and its shareholders. Conflicts may arise if management or related parties are presented with opportunities that could be pursued by the Company or by another business with which they are affiliated. Conflicts may also arise in the allocation of time, personnel, business relationships, developer opportunities, acquisition targets, financing opportunities, service arrangements, intellectual property, commercial rights or strategic partnerships. Related parties may also provide services to the Company, receive fees, enter into contracts with the Company or participate in transactions involving the Company. Because we are an early-stage company, we may depend heavily on the judgment, relationships and continued support of Rahul Malhotra, Financial Agency Group and other related parties. This dependence may make it difficult for the Company to negotiate arrangements with related parties on fully independent, arm’s-length terms. Even if we believe a related-party arrangement is fair, shareholders may disagree or may believe that the arrangement favors the related party over the Company. If conflicts of interest are not properly identified, disclosed and managed, we may make decisions that are not in the best interests of the Company or its shareholders. Any actual or perceived conflict could harm investor confidence, create disputes, increase regulatory or legal risk, damage our reputation and materially harm our business, financial condition and prospects.

Related-party transactions may create conflicts of interest and may not be on terms as favorable as those available from unaffiliated third parties.

We may enter into transactions, agreements or arrangements with Rahul Malhotra, Financial Agency Group, officers, directors, advisors, consultants, shareholders or other related parties. These arrangements may involve services, consulting, management support, introductions, financing, reimbursement of expenses, technology, intellectual property, office support, commercial rights, project opportunities, acquisitions, developer relationships or other business activities. Related-party transactions may create conflicts of interest because the related party may have interests that differ from, or compete with, the interests of the Company and its shareholders. A related party may benefit from fees, reimbursements, ownership interests, commercial rights, expense allocations or other economic terms. Even where management believes a transaction is fair and beneficial to the Company, the transaction may not be negotiated with the same independence or leverage that would exist in a transaction with an unaffiliated third party. There is no assurance that any related-party transaction will be on terms as favorable as those that could have been obtained from an independent third party. The Company may pay more, receive less, assume greater obligations, accept less favorable rights, or enter into arrangements that an independent company may not have accepted. Related-party transactions may also be difficult for investors to evaluate because they may involve overlapping roles, informal support, prior relationships or business judgment by conflicted persons. If related-party transactions are not properly reviewed, documented, disclosed and managed, they may result in disputes, regulatory scrutiny, claims by shareholders, reputational harm or decisions that are not in the best interests of the Company. Any such outcome could materially harm investor confidence, our business, financial condition and prospects.

Management will have broad discretion over the use of proceeds, strategy, product selection, acquisitions, developer arrangements and digital asset activities.

Management will have broad discretion in determining how the Company uses the proceeds of this offering and how it executes its business plan. This discretion may include decisions relating to product development, platform launches, technology infrastructure, acquisitions, licensing arrangements, developer-for-equity arrangements, revenue-share arrangements, enterprise integrations, hiring, consultants, marketing, compliance, custody, ZIL-related activities and other strategic initiatives. Because our business plan is broad and early-stage, investors may not know in advance how proceeds will be allocated among specific products, projects, acquisitions or commercial opportunities. Management may decide to pursue opportunities that differ from current expectations, delay or abandon planned initiatives, increase spending in one area, reduce spending in another area, or change the Company’s digital asset strategy based on market conditions, regulatory developments, available opportunities or management’s judgment. Management’s decisions may not result in successful products, revenue, adoption or shareholder value. We may spend substantial capital on platforms, acquisitions, developer arrangements or digital asset activities that fail to generate meaningful revenue or strategic value. We may also allocate capital to opportunities that later prove to be more costly, less commercially viable, more legally complex or more difficult to integrate than anticipated. Investors in this offering will be relying heavily on management’s judgment and will have limited ability to influence how proceeds are used or how the Company’s strategy is implemented. If management uses proceeds in a manner that does not produce the expected results, our business, financial condition and prospects could be materially harmed.

Our directors, officers, consultants or advisors may not devote full time to the Company.

Our directors, officers, consultants, advisors and other key persons may have other business, professional, advisory, investment, personal or commercial commitments outside the Company. These commitments may include work with Financial Agency Group, other clients, other companies, capital-raising activities, consulting assignments, investments, strategic projects or unrelated business opportunities. Because these individuals may not devote full time to the Company, we may not receive the full benefit of their attention, judgment, relationships or expertise. Important decisions relating to product development, acquisitions, developer arrangements, compliance, enterprise partnerships, financing, digital asset activities and operations may be delayed or may receive less attention than they would in a company with a full-time management team. Limited time commitment may also affect execution. Management and advisors may be unable to respond quickly to market opportunities, regulatory developments, technical issues, cybersecurity incidents, partnership discussions, due diligence requests or operational problems. As an early-stage company operating in a complex and rapidly changing industry, delays or lack of attention could have a significant adverse effect on our ability to implement our business plan. If our directors, officers, consultants or advisors do not devote sufficient time and resources to the Company, our strategy may be delayed, our operations may be weakened and our ability to build products, secure partnerships, raise capital and generate revenue may be materially limited. Any such limitation could harm our business, financial condition and prospects.

We may rely heavily on consultants, contractors, offshore teams, advisors and third-party service providers rather than full-time employees.

We may rely heavily on consultants, contractors, offshore teams, advisors, developers, technology vendors, compliance providers and other third-party service providers rather than a large full-time employee base. This structure may allow us to access specialized skills and manage costs, but it also creates operational, execution, supervision and continuity risks. Consultants, contractors and third-party providers may not be available when needed, may work for other clients, may not prioritize our projects, or may fail to meet agreed timelines, quality standards or security requirements. Offshore teams may also create additional challenges relating to communication, time zones, documentation, supervision, confidentiality, intellectual property ownership, data protection and enforceability of contractual obligations. Because these parties may not be full-time employees, we may have less control over their work, conduct and long-term commitment to the Company. We may face delays if a contractor leaves, a vendor terminates services, an advisor becomes unavailable, or an offshore team fails to deliver usable work. We may also need to spend additional resources reviewing, correcting, documenting, securing or replacing work performed by outside parties. If we are unable to effectively manage consultants, contractors, offshore teams, advisors and third-party service providers, our product development, compliance, cybersecurity, enterprise sales, acquisitions and operations may be delayed or weakened. Any such failure could increase costs, reduce execution quality, harm our reputation and materially affect our business, financial condition and prospects.

We may fail to maintain effective internal controls, governance systems, disclosure controls and public-company reporting processes.

As a company seeking to raise capital through a Regulation A offering and operate in a complex blockchain, digital asset and technology environment, we will need to maintain effective internal controls, governance systems, disclosure controls and reporting processes. These processes may include financial reporting, accounting controls, management review, board oversight, legal compliance, risk management, cybersecurity oversight, related-party transaction review, digital asset controls, custody procedures and investor disclosure practices. We are an early-stage company and may not initially have the personnel, systems, policies or experience required to maintain public-company-level controls. We may rely on management, consultants, outside accountants, lawyers, technology vendors and other service providers to support our reporting and compliance obligations. This reliance may increase the risk of errors, delays, inconsistent documentation, incomplete records or weaknesses in oversight. Our controls may be tested by the complexity of our business. Digital asset activities, ZIL holdings or usage, developer arrangements, revenue-share rights, acquisitions, project subsidiaries, related-party transactions, foreign operations, data-protection obligations and evolving regulatory requirements may create accounting, valuation, disclosure and governance issues that are difficult to manage. If our internal systems do not keep pace with our business, we may be unable to prepare accurate financial statements, timely reports or complete investor disclosures. If we fail to maintain effective internal controls, governance systems, disclosure controls or public-company reporting processes, we may suffer reporting errors, delayed filings, regulatory scrutiny, investor claims, audit issues, restatements, loss of investor confidence and reputational harm. Any such failure could materially harm our business, financial condition and prospects.

XII. Risks Related to This Offering and Our Securities

There is no assurance that the SEC will qualify this Offering Statement.

This offering is being made pursuant to Regulation A, and the Company cannot sell securities under this offering unless and until the Offering Statement is qualified by the Securities and Exchange Commission. There is no assurance that the SEC will qualify the Offering Statement, or that qualification will occur within the time frame expected by the Company, if at all. The SEC may issue comments, request additional disclosure, require revisions to the Offering Circular, ask for clarification regarding our business model, digital asset activities, use of proceeds, risk factors, financial statements, related-party transactions, management, ZIL-related strategy, regulatory matters or other aspects of the offering. Responding to SEC comments may require significant time, legal expense, accounting work, management attention and revisions to our disclosure. The SEC’s review process may also result in delays or changes to the offering. We may be required to modify our business description, risk factors, use of proceeds, offering terms, digital asset disclosures, compliance framework or other material sections before qualification. In some cases, we may decide not to proceed with the offering, or the offering may become impractical because of timing, cost, market conditions or regulatory concerns. If the SEC does not qualify the Offering Statement, we will not be able to conduct this offering under Regulation A. Any delay or failure to obtain qualification could limit our ability to raise capital, delay our business plan, increase expenses, reduce investor confidence and materially harm our business, financial condition and prospects.

SEC comments may delay, limit or prevent this offering, or require us to revise our business plan, disclosures, use of proceeds or digital asset strategy.

The SEC may issue comments on this Offering Statement before deciding whether to qualify the offering. These comments may relate to our business model, Zilliqa-focused strategy, digital asset activities, use of proceeds, risk factors, financial statements, management, related-party transactions, regulatory matters, investment-company considerations, custody arrangements, compliance controls or other disclosures. Responding to SEC comments may require substantial time, legal expense, accounting work and management attention. We may be required to revise our Offering Circular, provide additional disclosure, clarify our strategy, change the way we describe our products or activities, modify our use of proceeds, revise risk factors, update financial information or provide additional support for statements made in the Offering Statement. SEC comments may also require us to reconsider or limit parts of our business plan. For example, we may need to modify our digital asset strategy, restructure ZIL-related activities, revise developer arrangements, limit certain platform features, change custody or compliance procedures, narrow our planned activities or provide more detailed disclosure regarding regulatory risks. These changes may reduce flexibility, delay execution or make the offering less attractive to investors. If SEC comments delay, limit or prevent this offering, we may be unable to raise the capital needed to execute our business plan. Any significant delay, required revision or inability to obtain qualification could increase costs, reduce investor confidence and materially harm our business, financial condition and prospects.

We may not raise the full offering amount, and if we raise less than the maximum amount, our business plan may be materially limited.

There is no assurance that we will raise the full amount of this offering. This offering may be conducted on a best-efforts basis, and investors should not assume that the Company will receive the maximum amount of proceeds. The amount actually raised may be significantly lower than the amount sought, depending on investor demand, market conditions, regulatory developments, our stage of development, the perceived risks of our business and other factors outside our control. If we raise less than the maximum offering amount, we may have limited capital to execute our business plan. We may need to reduce, delay or abandon certain product-development initiatives, acquisitions, developer arrangements, enterprise integrations, compliance systems, marketing efforts, hiring plans, infrastructure investments, custody arrangements or ZIL-related activities. We may also have less flexibility to respond to technical issues, regulatory changes, cybersecurity risks or market opportunities. A smaller raise may also affect our ability to create a diversified operating platform. Instead of pursuing multiple products, acquisitions or commercial arrangements, we may be required to focus on a smaller number of opportunities. This could increase concentration risk and make our success more dependent on a limited number of projects, partners, developers, customers or revenue sources. If we do not raise sufficient capital, our growth may be slower than expected and our ability to generate revenue may be materially limited. We may also need to seek additional financing sooner than anticipated, which may not be available on acceptable terms or at all. Any failure to raise the full offering amount, or a material shortfall in proceeds, could harm our business, financial condition and prospects.

This is expected to be a best-efforts offering, and there may be no minimum amount of proceeds required before we use investor funds unless we establish one.

This offering is expected to be conducted on a best-efforts basis. This means that there is no assurance that any specific number of shares will be sold or that any specific amount of proceeds will be raised. Unless we establish a minimum offering amount or escrow condition, we may begin using investor funds as they are received, even if only a small portion of the offering is sold. If there is no minimum offering amount, investors may be purchasing shares in a company that has not raised enough capital to fully implement its business plan. We may use proceeds for legal, accounting, compliance, technology, product development, consultants, custody, infrastructure, marketing, general corporate expenses or other purposes before knowing whether sufficient additional capital will be raised to support the broader strategy. Using funds before reaching a meaningful capital threshold may increase risk to investors. If we raise only a limited amount, we may have insufficient resources to launch products, complete acquisitions, enter into developer arrangements, build compliance systems, hire or retain necessary personnel, support digital asset activities or generate revenue. In that case, funds may be spent without producing the intended business results. If we do not establish a minimum offering amount, investors will not have the protection of knowing that a minimum level of capital has been committed before their funds are used by the Company. If we raise less than expected, our operations may be materially limited, and investors could lose all or a substantial portion of their investment.

The offering price may be arbitrary and may not reflect the value of our assets, business, prospects or securities.

The offering price of our shares may be determined by the Company and may not be based on any independent valuation, appraisal, market price, book value, asset value, revenue, earnings, cash flow or established trading history. Because we are an early-stage company with limited operating history, limited revenue and an unproven business model, there may be no objective market standard for determining the value of our securities. The offering price may reflect management’s judgment regarding our proposed business plan, capital needs, expected use of proceeds, market opportunity, Zilliqa-focused strategy, digital asset activities, platform-development plans and other factors. These assumptions may prove to be incorrect. The price paid by investors in this offering may be higher than the value that could be supported by our current assets, operations, financial condition or near-term prospects. There is no assurance that our shares will ever be worth the offering price or that investors will be able to sell their shares at or above the offering price. If our business does not develop as expected, if we raise less capital than anticipated, if our products fail to achieve adoption, or if digital assets or market conditions decline, the value of our shares may be substantially lower than the offering price. Investors should not assume that the offering price represents the fair market value of the Company or its securities. If the offering price is later determined to have exceeded the value of our assets, business or prospects, investors may experience substantial dilution, loss of value or loss of their entire investment.

Investors will experience dilution if we issue additional securities in the future.

Investors in this offering may experience dilution if we issue additional shares, preferred stock, convertible securities, warrants, options, SAFEs, equity incentives, acquisition consideration or other securities in the future. Because we are an early-stage company and may require substantial capital to execute our business plan, it is likely that we may seek additional financing after this offering. Future issuances may be made to raise capital, acquire businesses or assets, compensate employees, consultants, advisors or developers, enter into strategic partnerships, settle obligations, support project subsidiaries or structure commercial arrangements. These issuances may occur at prices equal to, higher than or lower than the price paid by investors in this offering. If securities are issued at a lower price, investors in this offering may suffer immediate and substantial dilution. Dilution may reduce an investor’s percentage ownership, voting power and economic interest in the Company. Future securities may also have rights, preferences or privileges that are senior to, or more favorable than, the rights of the shares sold in this offering. These may include liquidation preferences, dividend rights, conversion rights, anti-dilution protection, board rights, registration rights, information rights or other contractual protections. If we issue additional securities in the future, investors may own a smaller percentage of the Company and may have less influence over corporate decisions. Any such dilution could reduce the value of the shares purchased in this offering and materially affect the economic return available to investors.

There may be no public market for our shares, and investors may be unable to resell their shares.

There is currently no public trading market for our shares, and there is no assurance that any public market will develop after this offering. Investors should be prepared to hold their shares for an indefinite period and should not purchase shares in this offering if they require liquidity or expect to resell their shares in the near future. Even if we seek to have our shares quoted, listed, traded or made available through a secondary trading platform in the future, there is no assurance that we will be successful. Any trading market may depend on regulatory approvals, broker-dealer participation, transfer-agent procedures, investor demand, Company performance, ongoing reporting, market conditions and other factors outside our control. If no active market develops, investors may have difficulty finding buyers for their shares. Any resale may be limited by securities laws, transfer restrictions, lack of market information, low trading volume, absence of analyst coverage, limited investor interest or the Company’s early-stage and speculative nature. As a result, investors may be unable to sell their shares at the offering price, at a favorable price or at all. The lack of a public market may also make it difficult to determine the fair value of our shares. Investors may therefore suffer a complete loss of liquidity and may be required to bear the economic risk of their investment for an extended period. This could materially limit the value and attractiveness of the shares purchased in this offering.

Our shares are speculative, illiquid and may not be suitable for investors seeking liquidity, dividends or stable income.

An investment in our shares is speculative and involves a high degree of risk. We are an early-stage company with an unproven business model, limited operating history, limited revenue, uncertain regulatory exposure and substantial execution risk. Investors should purchase our shares only if they can afford to lose all or a substantial portion of their investment. Our shares may be illiquid for an indefinite period. There may be no public market for our shares, and investors may not be able to resell their shares when they want, at the price they paid, or at any price. Even if a secondary market develops in the future, it may have limited trading volume, limited buyer interest and significant price volatility. We do not expect to pay dividends in the near future. Any cash generated by the Company is expected to be used for product development, acquisitions, technology infrastructure, compliance, operations, working capital, digital asset activities and general corporate purposes. Investors seeking current income, dividend payments or stable returns should not rely on this investment to meet those objectives. Because our shares are speculative, illiquid and unlikely to generate stable income, they may not be suitable for investors who need liquidity, predictable returns or capital preservation. Investors may be required to hold their shares for an extended period and may lose their entire investment.

Our shares are speculative, illiquid and may not be suitable for investors seeking liquidity, dividends or stable income.

An investment in our shares is speculative and involves a high degree of risk. We are an early-stage company with an unproven business model, limited operating history, limited revenue, uncertain regulatory exposure and substantial execution risk. Investors should purchase our shares only if they can afford to lose all or a substantial portion of their investment. Our shares may be illiquid for an indefinite period. There may be no public market for our shares, and investors may not be able to resell their shares when they want, at the price they paid, or at any price. Even if a secondary market develops in the future, it may have limited trading volume, limited buyer interest and significant price volatility. We do not expect to pay dividends in the near future. Any cash generated by the Company is expected to be used for product development, acquisitions, technology infrastructure, compliance, operations, working capital, digital asset activities and general corporate purposes. Investors seeking current income, dividend payments or stable returns should not rely on this investment to meet those objectives. Because our shares are speculative, illiquid and unlikely to generate stable income, they may not be suitable for investors who need liquidity, predictable returns or capital preservation. Investors may be required to hold their shares for an extended period and may lose their entire investment.

We do not expect to pay dividends in the foreseeable future.

We do not expect to pay dividends to shareholders in the foreseeable future. Our current intention is to retain any available cash, earnings or other resources to support product development, platform operations, acquisitions, developer arrangements, technology infrastructure, compliance systems, cybersecurity, working capital, digital asset activities and general corporate purposes. Because we are an early-stage company, we may need substantial capital to execute our business plan before we can generate meaningful revenue or positive cash flow. Even if we generate revenue in the future, we may determine that reinvesting funds into the business is more important than paying dividends. Our ability to pay dividends may also be limited by applicable law, contractual obligations, future financing terms, liquidity needs, regulatory considerations or decisions of our board of directors. Investors should not purchase our shares with the expectation of receiving dividends or current income. Any return on investment is expected to depend primarily on whether the value of our shares increases over time and whether investors are able to sell their shares in the future. There is no assurance that any market for our shares will develop or that investors will be able to sell their shares at a profit. If we do not pay dividends, investors may receive no return unless the value of our shares increases and a resale opportunity becomes available. As a result, investors may be required to hold their shares for an extended period and may lose all or a substantial portion of their investment.

Investors may lose their entire investment.

An investment in our shares involves a high degree of risk. We are an early-stage company with limited operating history, limited revenue, an unproven business model, uncertain regulatory exposure and significant execution risk. Our business plan depends on our ability to raise capital, develop or acquire commercially useful platforms, attract developers and enterprise customers, manage digital asset-related risks, maintain compliance and generate revenue.

There is no assurance that we will be able to execute our business plan successfully. Our products may not achieve adoption, our developer or commercial arrangements may not generate value, our acquisitions may fail, our Zilliqa-focused strategy may not produce revenue, regulatory developments may limit our activities, and we may incur substantial losses for an extended period. We may also require additional financing, which may not be available on acceptable terms or at all. Our shares may also be highly illiquid. There may be no public market for our shares, and investors may be unable to resell their shares. We do not expect to pay dividends in the foreseeable future, and any return on investment will depend primarily on the future success of the Company and the availability of a resale opportunity, neither of which can be assured. If we fail to raise sufficient capital, execute our strategy, generate revenue, control costs or comply with applicable laws, our business may fail. In that event, investors could lose all or a substantial portion of their investment.

Our ongoing Regulation A reporting obligations will increase our costs and administrative burden.

If this offering is qualified, we will be subject to ongoing reporting obligations under Regulation A. These obligations may require us to file annual reports, semiannual reports, current reports and other required disclosures with the SEC. Preparing and filing these reports will require legal, accounting, financial, compliance and management resources. Our reporting obligations may increase our costs and administrative burden. We may need to engage outside counsel, accountants, auditors, consultants, transfer agents, compliance providers and other professionals to help us prepare financial statements, review disclosures, monitor regulatory requirements and maintain proper records. These expenses may be significant, especially for an early-stage company with limited revenue. Our business may also create complex reporting issues. Digital asset activities, ZIL holdings or usage, developer arrangements, revenue-share rights, acquisitions, project subsidiaries, related-party transactions, foreign operations and evolving regulatory developments may require careful disclosure and accounting treatment. If our internal systems and personnel are not sufficient, our reports may be delayed, incomplete or inaccurate. If we fail to satisfy our ongoing Regulation A reporting obligations, we may face regulatory scrutiny, loss of investor confidence, limitations on future offerings, difficulty raising capital and potential liability. Even if we comply, the cost and burden of compliance may divert capital and management attention from product development, commercialization and growth, which could materially harm our business, financial condition and prospects.

XIII. Risks Related to Use of Proceeds and Capital Allocation

Our use of proceeds is based on estimates and may change without shareholder approval.

Our expected use of proceeds is based on current estimates, assumptions and management’s judgment regarding our business plan, capital needs, product-development priorities, acquisition opportunities, developer arrangements, compliance requirements, digital asset activities, working capital and general corporate purposes. These estimates may prove to be inaccurate, and the actual use of proceeds may differ materially from the amounts or categories described in this Offering Circular. Management will have broad discretion in applying the proceeds of this offering. We may determine that certain planned expenditures are more expensive, less practical, less commercially attractive or less legally viable than expected. We may also identify new opportunities or risks that require a different allocation of capital, including changes relating to product development, technology infrastructure, acquisitions, ZIL-related activities, enterprise integrations, cybersecurity, regulatory compliance, personnel, consultants or general operations. We may change the use of proceeds without shareholder approval, subject to applicable law and our disclosure obligations. Investors may not agree with how management allocates capital, and our decisions may not result in successful products, meaningful revenue, adoption, profitability or shareholder value. We may spend substantial proceeds on initiatives that are delayed, abandoned or unsuccessful. If our use of proceeds changes, or if management allocates capital in a manner that does not produce the expected results, our business plan may be materially limited and investors may lose all or a substantial portion of their investment. Any poor allocation of offering proceeds could materially harm our business, financial condition and prospects.

We may allocate capital to products, acquisitions, developer arrangements, subsidiaries, ZIL holdings or commercial opportunities that fail to generate returns.

We may allocate capital to product development, platform launches, acquisitions, licensing arrangements, developer-for-equity arrangements, revenue-share arrangements, project subsidiaries, ZIL holdings, infrastructure, enterprise integrations and other commercial opportunities. These allocations will be based on management’s judgment, available information and assumptions about market demand, technical feasibility, regulatory risk, ecosystem growth and potential revenue. There is no assurance that any such allocation will generate returns for the Company or its shareholders. Products may fail to attract users, acquisitions may not produce expected value, developer arrangements may not result in usable technology or revenue, subsidiaries may require more funding than expected, ZIL holdings may decline in value, and commercial opportunities may fail to convert into contracts or cash flow. Some opportunities may require substantial capital before their value can be tested. We may need to spend money on technology, legal review, cybersecurity, audits, consultants, personnel, marketing, compliance, custody, integration and ongoing support before knowing whether a product, acquisition or arrangement will be commercially successful. If the opportunity fails, we may not be able to recover the capital invested. If we allocate capital to unsuccessful products, acquisitions, developer arrangements, subsidiaries, ZIL holdings or commercial opportunities, our resources may be depleted and our ability to pursue better opportunities may be reduced. Any such failure could result in losses, write-downs, delayed revenue, reduced investor confidence and material harm to our business, financial condition and prospects.

We may spend substantial proceeds before generating revenue.

We may spend a substantial portion of the proceeds of this offering before generating meaningful revenue. Our business plan may require significant investment in product development, technology infrastructure, cybersecurity, legal and regulatory compliance, custody arrangements, consultants, developers, acquisitions, enterprise integrations, marketing, personnel, project subsidiaries, ZIL-related activities and general corporate operations. Many of these expenditures may occur before any product is commercially launched, before users or enterprise customers are onboarded, and before any reliable revenue stream is established. We may also need to fund pilots, prototypes, audits, integrations, legal reviews, compliance systems and market-entry efforts that do not immediately produce income. As a result, our cash balances may decline significantly before we are able to determine whether our products or commercial arrangements will succeed. There is no assurance that spending offering proceeds will result in revenue, profitability or shareholder value. Products may be delayed, acquisitions may fail, developer arrangements may not deliver usable technology, enterprise customers may not adopt our solutions, ZIL-related activities may not generate value, and regulatory or technical issues may require additional spending. We may also underestimate the time and cost required to build and commercialize our platforms. If we spend substantial proceeds before generating revenue, we may need additional financing sooner than expected. If additional financing is not available on acceptable terms, we may be forced to reduce operations, delay product launches, abandon opportunities or discontinue parts of our business plan. Any such outcome could materially harm our business, financial condition and prospects.

We may hold cash, stable assets, ZIL tokens, digital assets or other assets pending deployment, exposing us to market, custody, inflation, opportunity-cost and liquidity risks.

Pending deployment of offering proceeds, we may hold cash, cash equivalents, stable assets, ZIL tokens, digital assets or other assets for working capital, platform operations, liquidity, transaction support, custody arrangements, staking, testing, incentives, acquisitions or other business purposes. The form in which we hold these assets may change over time based on management’s judgment, market conditions, regulatory considerations, banking availability, custody arrangements and business needs. Holding these assets may expose us to multiple risks. Cash may lose purchasing power because of inflation or may earn little or no return. Stable assets, including stablecoin-like instruments or other digital assets intended to maintain value, may fail to maintain their intended value, lose liquidity, become restricted, face regulatory scrutiny or depend on third-party reserves, issuers, custodians or redemption mechanisms. ZIL tokens and other digital assets may be highly volatile and may decline substantially in value. We may also face custody, liquidity and operational risks. Assets held with banks, exchanges, custodians, wallets, payment providers or other third parties may be subject to account freezes, insolvency, hacking, transfer delays, withdrawal limits, counterparty failures, regulatory restrictions or loss of access. Digital assets may also be exposed to private-key loss, unauthorized transfers, smart-contract failures, network disruptions or other risks that may result in permanent loss. If we hold assets pending deployment and those assets decline in value, become illiquid, are lost, are restricted, or fail to generate an appropriate return, our available capital may be reduced. Poor asset allocation, custody failure, inflation, market volatility or opportunity-cost losses could materially harm our business, financial condition and prospects.

Legal, compliance, accounting, cybersecurity, custody, audit, development and infrastructure costs may consume a significant portion of proceeds.

A significant portion of the proceeds of this offering may be used for legal, compliance, accounting, cybersecurity, custody, audit, development, infrastructure and other professional or technical costs. These costs may be necessary to operate a Regulation A reporting company, build and secure technology platforms, manage digital asset-related risks, support enterprise customers, evaluate acquisitions, maintain records and comply with applicable laws. Our business may require specialized legal and regulatory advice relating to securities laws, digital assets, investment-company issues, money transmission, custody, staking, sanctions, AML, privacy, data protection, intellectual property, tax, cross-border operations and related-party transactions. We may also need outside accountants, auditors, valuation providers, cybersecurity specialists, custody providers, compliance vendors, blockchain infrastructure providers, developers and consultants. These services may be expensive and may increase as our business becomes more complex. Technology and infrastructure costs may also be substantial. We may need to pay for software development, smart-contract audits, cloud hosting, node infrastructure, wallet integrations, analytics tools, monitoring systems, security testing, incident response planning, data storage, enterprise integrations, platform maintenance and ongoing upgrades. Some of these expenses may be incurred before we generate meaningful revenue or before we know whether a product or platform will be commercially successful. If legal, compliance, accounting, cybersecurity, custody, audit, development and infrastructure costs consume a significant portion of the proceeds, we may have less capital available for product launches, acquisitions, developer arrangements, enterprise sales, marketing, working capital and growth initiatives. Higher-than-expected costs could materially limit our business plan, delay revenue generation and harm our business, financial condition and prospects.

Future debt or equity financing may dilute investors, impose restrictions or increase financial risk.

We may need additional financing after this offering to fund product development, acquisitions, developer arrangements, enterprise integrations, compliance systems, cybersecurity, custody, infrastructure, working capital, ZIL-related activities and general corporate operations. There is no assurance that additional financing will be available when needed, on acceptable terms or at all. If we raise additional capital through the issuance of equity or equity-linked securities, investors in this offering may experience dilution. Future securities may be issued at prices lower than the price paid by investors in this offering and may include rights, preferences or privileges that are senior to, or more favorable than, the rights of the shares sold in this offering. These may include liquidation preferences, conversion rights, anti-dilution protections, board rights, registration rights or other investor protections. If we raise capital through debt financing, we may become subject to repayment obligations, interest expense, collateral requirements, covenants and restrictions on our operations. Debt financing may limit our ability to use cash for growth, acquisitions, platform development or working capital. If we are unable to meet debt obligations, lenders may have rights to take action against the Company or its assets. Any future financing may also impose business restrictions or require us to modify our strategy, reduce spending, limit digital asset activities, obtain lender or investor approvals, or prioritize repayment over growth. If future financing dilutes investors, restricts our operations or increases financial risk, it could materially harm our business, financial condition and prospects.

XIV. Risks Related to Tax, Accounting and Financial Reporting

Accounting treatment for digital assets, token rights, staking rewards, revenue-share rights, warrants, SAFEs, acquired software and intangible assets is complex and may change.

Our business may involve assets and arrangements that create complex accounting issues, including ZIL tokens, other digital assets, token rights, staking rewards, revenue-share rights, royalty rights, warrants, SAFEs, convertible instruments, acquired software, licenses, intellectual property, project subsidiaries, acquired platforms and other intangible assets. The accounting treatment for these items may require significant judgment and may depend on facts that change over time. We may need to determine how to classify, value, recognize, impair, amortize, disclose or otherwise account for digital assets, contractual rights, software assets, acquisition consideration and revenue arrangements. These determinations may be difficult because many blockchain-related assets and commercial rights do not fit neatly into traditional accounting categories. Different arrangements may require different accounting treatment depending on control, ownership, liquidity, transferability, expected use, fair value, useful life, revenue recognition and regulatory characterization. Accounting standards, SEC views, auditor practices and market interpretations relating to digital assets and token-related activities may also evolve. Future guidance or changes in accounting rules may require us to revise our policies, change how we report assets or revenue, record impairments, restate prior financial information, increase disclosures or modify our business practices. These changes may also affect how investors evaluate our financial condition and operating results. If we are unable to properly account for digital assets, token rights, staking rewards, revenue-share rights, warrants, SAFEs, acquired software or intangible assets, our financial statements may be delayed, misstated or difficult to compare with other companies. Any accounting error, change in treatment, impairment, restatement or disagreement with auditors or regulators could increase costs, reduce investor confidence and materially harm our business, financial condition and prospects.

We may be required to recognize impairment, losses, valuation adjustments or write-downs on digital assets or acquired assets.

We may hold or acquire assets that are difficult to value and may be subject to impairment, losses, valuation adjustments or write-downs. These assets may include ZIL tokens, other digital assets, acquired software, codebases, platforms, domains, brands, licenses, intellectual property, revenue-share rights, royalty rights, token rights, project interests, subsidiaries, warrants, SAFEs, convertible instruments or other intangible assets. The value of these assets may decline for many reasons, including market volatility, reduced liquidity, regulatory changes, technical defects, cybersecurity incidents, poor adoption, loss of users, failed integrations, competitive pressure, expired rights, disputes over ownership, changes in accounting standards or a decline in the expected future cash flows of the asset. Digital assets may be especially volatile and may experience significant price declines over short periods of time. We may be required to evaluate these assets periodically and determine whether their carrying value should be reduced. These evaluations may involve significant judgment and may depend on assumptions regarding market prices, projected revenue, user adoption, technology usefulness, legal enforceability, regulatory treatment, remaining useful life and the Company’s ability to commercialize the asset. These assumptions may prove incorrect. If we are required to recognize impairment, losses, valuation adjustments or write-downs, our financial statements may show significant losses even if we continue to believe in the long-term value of our strategy. Any such adjustment could reduce our reported assets, increase reported losses, weaken investor confidence and materially harm our business, financial condition and prospects.

Valuation of ZIL tokens, project rights, revenue shares, software assets, intellectual property and strategic interests may be uncertain and difficult to verify.

Our business may involve assets and rights that are difficult to value, including ZIL tokens, other digital assets, project rights, revenue-share rights, royalty rights, software assets, codebases, intellectual property, licenses, domains, brands, project subsidiaries, warrants, SAFEs, token rights and other strategic interests. These assets may not have an active market, reliable comparable transactions or clear valuation benchmarks. Valuation may depend on many uncertain assumptions, including future user adoption, transaction volume, revenue potential, technical usefulness, regulatory treatment, liquidity, ownership rights, enforceability of contracts, market demand, developer participation, enterprise adoption and the continued relevance of the Zilliqa ecosystem. These assumptions may be subjective and may prove to be inaccurate. Digital assets may be volatile and may trade on markets with limited liquidity, inconsistent pricing, exchange-specific differences or sudden price movements. Project rights, revenue shares, software assets and intellectual property may be even harder to value because their worth may depend on future commercialization, legal enforceability, technical quality, customer demand and the performance of third parties. In some cases, we may rely on internal estimates, third-party reports or management judgment, none of which may accurately reflect realizable value. If we overvalue or incorrectly value ZIL tokens, project rights, revenue shares, software assets, intellectual property or strategic interests, our financial statements, disclosures, capital-allocation decisions and investor communications may be misleading or require later adjustment. Any valuation uncertainty, write-down, dispute or correction could reduce investor confidence and materially harm our business, financial condition and prospects.

Our financial statements may be difficult or costly to audit due to digital asset activities, complex commercial arrangements, international operations or related-party transactions.

Our financial statements may be difficult, time-consuming or costly to audit because our business may involve digital asset activities, ZIL holdings or usage, staking rewards, custody arrangements, token rights, revenue-share rights, acquired software, intellectual property, project subsidiaries, cross-border transactions, international service providers and related-party transactions. These activities may require specialized accounting, valuation, documentation and audit procedures. Auditors may require detailed records regarding digital asset ownership, wallet activity, private-key controls, custody arrangements, transaction history, fair value, impairment, revenue recognition, acquisition accounting, software capitalization, contractual rights, related-party payments and foreign operations. In some cases, blockchain records, wallet data, third-party reports, vendor confirmations, developer records or cross-border documentation may be incomplete, difficult to verify or not maintained in a format that auditors require. Complex commercial arrangements may also create audit challenges. Developer-for-equity arrangements, revenue-share agreements, royalty rights, token rights, warrants, SAFEs, licensing arrangements, project subsidiaries and strategic acquisitions may require judgments regarding classification, valuation, recognition, consolidation, impairment and disclosure. Related-party transactions may require additional review, documentation and disclosure to confirm that they have been properly recorded and presented. If our financial statements are difficult or costly to audit, we may incur higher accounting and audit expenses, experience delays in completing required filings, face auditor comments or qualifications, or be required to revise our financial reporting practices. Any audit delay, accounting dispute, restatement, material weakness or inability to obtain timely audited financial statements could reduce investor confidence and materially harm our business, financial condition and prospects.

Tax treatment of ZIL tokens, staking rewards, digital asset transactions, cross-border revenue, software licensing and token incentives may be uncertain.

Our business may involve tax matters that are uncertain, complex and subject to change. These matters may include the tax treatment of ZIL tokens, other digital assets, staking rewards, validator-related activity, token incentives, wallet transactions, digital asset sales or transfers, cross-border revenue, software licensing, revenue-share rights, royalty rights, project subsidiaries and payments to developers, consultants or commercial partners. Tax authorities in the United States, India and other jurisdictions may take different positions on how digital asset-related activities should be classified, valued, reported and taxed. For example, staking rewards, token incentives, digital asset gains or losses, licensing revenue, cross-border service income and revenue-share payments may be treated differently depending on the jurisdiction, the structure of the arrangement and the timing of recognition. Guidance in this area may be limited, evolving or subject to differing interpretations. We may be required to make difficult judgments regarding tax reporting, withholding, transfer pricing, valuation, source of income, timing of income recognition, deductibility of expenses, indirect taxes, information reporting and cross-border tax obligations. These judgments may later be challenged by tax authorities, auditors or regulators. If our positions are incorrect, we may be required to pay additional taxes, interest, penalties or make adjustments to prior filings. Uncertainty in the tax treatment of ZIL tokens, staking rewards, digital asset transactions, cross-border revenue, software licensing and token incentives may increase our compliance costs and affect how we structure our products and commercial arrangements. Any adverse tax determination, change in law, reporting failure or dispute with tax authorities could materially harm our business, financial condition and prospects.

We may incur unexpected U.S., Indian, foreign, withholding, indirect, GST, VAT or other tax liabilities.

Our business may expose us to tax liabilities in the United States, India and other jurisdictions where we may have operations, users, developers, enterprise customers, service providers, subsidiaries, commercial partners or revenue sources. These liabilities may include income taxes, withholding taxes, indirect taxes, GST, VAT, sales taxes, service taxes, digital services taxes, payroll-related taxes, franchise taxes, transfer taxes and other taxes or government charges. Because our business may involve digital assets, software licensing, revenue-share arrangements, token incentives, staking rewards, cross-border payments, offshore developers, related-party transactions, project subsidiaries and international commercial arrangements, determining the correct tax treatment may be complex. We may be required to assess where revenue is sourced, where services are performed, whether withholding applies, whether indirect taxes must be collected, and whether transfer-pricing or permanent-establishment rules apply. Tax authorities may disagree with our positions or may apply rules differently than we expect. We may also fail to collect, withhold, report or remit taxes correctly because of unclear guidance, changing laws, incomplete information from counterparties, errors by service providers or the complexity of blockchain-related transactions. If this occurs, we may be required to pay additional taxes, interest, penalties or make adjustments to prior filings. Unexpected U.S., Indian, foreign, withholding, indirect, GST, VAT or other tax liabilities could increase our costs, reduce available capital, delay product launches, affect commercial arrangements and create disputes with tax authorities or counterparties. Any such liability could materially harm our business, financial condition and prospects.

Weaknesses in internal accounting controls may result in errors, restatements, audit delays or regulatory issues.

We may not have sufficient internal accounting controls, financial reporting systems, personnel, policies or procedures to support the complexity of our business. As an early-stage company, we may rely heavily on management, outside accountants, auditors, consultants, service providers and third-party platforms to record transactions, prepare financial statements, maintain records and support our reporting obligations. Our accounting controls may be tested by digital asset activities, ZIL holdings or usage, staking rewards, custody arrangements, wallet transactions, acquisitions, software assets, revenue-share rights, related-party transactions, foreign operations, developer arrangements and cross-border payments. These activities may require careful documentation, valuation, classification, approval, reconciliation and disclosure. If our controls are incomplete or ineffective, transactions may be recorded incorrectly or not recorded on a timely basis. Weaknesses in accounting controls may result in errors in our financial statements, delayed audits, inaccurate disclosures, misclassification of assets or revenue, improper expense recognition, incomplete related-party disclosures, valuation errors or failure to identify impairments. We may also be required to revise prior financial statements, disclose material weaknesses, implement remediation measures or incur additional accounting and audit costs. If we experience accounting errors, restatements, audit delays or regulatory issues, investor confidence in our Company may be reduced. Any such weakness could delay required filings, affect our ability to raise capital, increase professional costs, create regulatory scrutiny and materially harm our business, financial condition and prospects.

XV. Risks Related to International Operations

Our India, Middle East, Asia and cross-border strategy may expose us to foreign legal, regulatory, tax, currency, political and operational risks.

Our business strategy may involve India, the Middle East, Asia and other international markets for developers, enterprise customers, technology providers, commercial partners, project opportunities, acquisitions, subsidiaries, consultants, offshore teams and digital asset-related activities. Operating across multiple jurisdictions may expose us to foreign legal, regulatory, tax, currency, political and operational risks that may be difficult to predict or manage. Different jurisdictions may impose different rules relating to digital assets, blockchain products, software licensing, data protection, privacy, cybersecurity, securities laws, money transmission, payments, taxation, withholding, GST, VAT, foreign exchange, foreign ownership, sanctions, export controls, employment, contractor arrangements and consumer protection. A business activity that is permitted in one jurisdiction may be restricted, licensed, taxed differently or prohibited in another. Cross-border operations may also create practical and financial challenges. We may face currency fluctuations, payment delays, banking restrictions, capital controls, documentation requirements, local contracting issues, enforcement difficulties, political instability, changes in government policy, differing business practices, language barriers, time-zone differences and higher costs of legal, tax and compliance advice. These risks may be greater where we rely on offshore teams, foreign developers, local partners or third-party service providers. If our India, Middle East, Asia or broader cross-border strategy is affected by unfavorable legal, regulatory, tax, currency, political or operational developments, we may be required to restructure operations, limit markets, revise contracts, change product features, delay launches or abandon opportunities. Any such development could materially harm our business, financial condition and prospects.

We may face difficulties enforcing contracts, intellectual property rights, revenue rights and judgments in foreign jurisdictions.

Our business may involve developers, contractors, project companies, technology providers, commercial partners, enterprise customers, subsidiaries, acquisition targets and service providers located outside the United States. These relationships may involve contracts, intellectual property rights, software rights, licensing arrangements, revenue-share rights, royalty rights, confidentiality obligations, non-compete or non-solicit restrictions, ownership assignments and other commercial rights. Enforcing these rights in foreign jurisdictions may be difficult, expensive and uncertain. Foreign courts may interpret contracts differently, apply different laws, require local proceedings, limit available remedies, delay enforcement, or refuse to recognize certain contractual provisions. We may also face challenges relating to jurisdiction, service of process, evidence collection, language, local counsel, court costs, arbitration enforcement and the practical ability to collect damages or obtain injunctive relief. Intellectual property and revenue rights may be especially difficult to enforce across borders. Developers, contractors or partners may misuse code, fail to assign ownership, dispute revenue calculations, withhold payments, transfer assets, use similar technology, disclose confidential information, or continue operating products without honoring our rights. Even if we obtain a favorable judgment or arbitration award, enforcing it against foreign parties or assets may be time-consuming and costly. If we are unable to enforce contracts, intellectual property rights, revenue rights or judgments in foreign jurisdictions, we may lose the benefit of important commercial arrangements. This could reduce revenue, delay product development, weaken our competitive position, increase legal expenses and materially harm our business, financial condition and prospects.

Foreign restrictions on digital assets, blockchain platforms, payments, capital flows, data transfers or securities activities may limit our operations.

Our business may involve international activities, including developers, users, enterprise customers, service providers, commercial partners, subsidiaries, acquisitions, digital asset usage, software licensing, payments, data transfers and securities-related compliance. Foreign jurisdictions may impose restrictions on digital assets, blockchain platforms, wallets, staking, token incentives, payments, capital flows, foreign exchange, data transfers, securities activities or cross-border commercial arrangements. These restrictions may limit our ability to operate in certain markets or work with certain counterparties. We may be required to obtain licenses, use local partners, restrict users by jurisdiction, block wallet activity, modify platform features, limit token-related functions, change payment methods, maintain data locally, comply with local reporting obligations or avoid certain countries entirely. In some jurisdictions, rules may be unclear, inconsistently enforced or subject to sudden change. Restrictions on payments, capital flows or foreign exchange may also affect our ability to receive revenue, pay developers, fund subsidiaries, acquire assets, move proceeds, convert currencies or settle obligations across borders. Data-transfer restrictions may limit our ability to use centralized systems, cloud providers, compliance tools, analytics providers or global enterprise infrastructure. Securities-related restrictions may affect how we market our products, structure commercial rights or communicate with investors and partners. If foreign restrictions limit our ability to operate, transfer funds, use digital assets, process data, provide services or enter commercial arrangements, we may need to restructure our business, delay launches, abandon markets or incur significant compliance costs. Any such restriction could materially harm our business, financial condition and prospects.

International contractors, developers, employees, advisors and partners may create employment, tax, compliance and operational risks.

Our business may rely on contractors, developers, employees, advisors, consultants, technology providers and commercial partners located in India, the Middle East, Asia and other foreign jurisdictions. These relationships may support product development, software engineering, enterprise sales, compliance, marketing, business development, acquisitions, infrastructure, customer support and other operations. Working with international personnel and partners may create employment, tax, compliance and operational risks.

Different jurisdictions may apply different rules regarding employment classification, contractor status, payroll taxes, withholding, social security contributions, benefits, labor rights, termination, intellectual property ownership, confidentiality, data protection, non-compete restrictions and workplace obligations. A person treated by us as an independent contractor or consultant may later be claimed to be an employee under local law, which could expose us to taxes, penalties, benefits claims, employment disputes or other liabilities. International relationships may also create tax and regulatory complexity. Payments to foreign contractors, developers, advisors or partners may be subject to withholding taxes, GST, VAT, reporting requirements, transfer-pricing rules, foreign exchange restrictions or local registration obligations. In some cases, activities performed by foreign personnel or partners could create questions regarding local presence, permanent establishment, licensing or other regulatory obligations. Operationally, international teams may create challenges relating to supervision, time zones, communication, quality control, documentation, cybersecurity, confidentiality, intellectual property assignments, data transfers and enforcement of contracts. If we fail to properly manage international contractors, developers, employees, advisors or partners, we may face delays, disputes, tax liabilities, compliance failures, loss of intellectual property, increased costs and material harm to our business, financial condition and prospects.

Foreign exchange fluctuations may affect our costs, revenues, asset values and financial reporting.

Our business may involve cross-border operations, international developers, offshore teams, foreign service providers, overseas enterprise customers, foreign subsidiaries, digital asset transactions, software licensing arrangements, acquisitions and payments in multiple currencies. As a result, we may be exposed to foreign exchange fluctuations between the U.S. dollar and other currencies, including Indian rupees, Middle Eastern currencies, Asian currencies and other foreign currencies. Currency movements may affect our costs and revenues. If we incur expenses in foreign currencies, including payments to developers, contractors, advisors, vendors, local partners or service providers, a decline in the value of the U.S. dollar may increase our costs. If we earn revenue in foreign currencies, a decline in those currencies against the U.S. dollar may reduce the value of our reported revenue and cash flows. Foreign exchange fluctuations may also affect the value of our assets and obligations. Cash balances, receivables, payables, digital asset purchases, acquisition payments, intercompany transactions, licensing fees, revenue-share payments and subsidiary balances may change in U.S. dollar value because of currency movements. These changes may create gains or losses in our financial statements and may make our results more volatile or difficult to predict. If foreign exchange fluctuations are unfavorable, our costs may increase, our revenues may decrease, and our reported financial results may be adversely affected. We may not be able to hedge currency risk effectively or at all. Any significant currency movement could materially harm our business, financial condition and prospects.

Anti-corruption, sanctions, export-control and foreign business laws may restrict our activities and increase compliance costs.

Our international strategy may expose us to anti-corruption, sanctions, export-control and foreign business laws in the United States, India, the Middle East, Asia and other jurisdictions. These laws may apply to our dealings with developers, contractors, advisors, consultants, enterprise customers, government-linked entities, commercial partners, technology providers, service providers, investors and other counterparties. Compliance with these laws may require us to conduct due diligence, screen counterparties, monitor transactions, restrict certain jurisdictions, maintain policies and procedures, train personnel, review payments, document commercial arrangements and respond to regulatory or law-enforcement requests. These requirements may be more difficult to manage where we operate across borders, use offshore teams, interact with digital assets, rely on third-party intermediaries or work in markets with different business practices. Violations may occur even if we do not intend to violate the law. Employees, consultants, contractors, developers, advisors, agents, local partners or other third parties may make improper payments, deal with restricted parties, provide services in prohibited jurisdictions, misuse Company resources, avoid screening controls or engage in conduct that exposes the Company to liability. Digital asset transactions and wallet-based activity may also make sanctions and counterparty screening more complex. If we fail to comply with anti-corruption, sanctions, export-control or foreign business laws, we may face investigations, penalties, fines, business restrictions, blocked transactions, termination of partnerships, loss of banking or custody relationships and reputational harm. Even if we remain compliant, the cost and burden of maintaining these controls may increase our expenses and limit our ability to operate in certain markets, which could materially harm our business, financial condition and prospects.

XVI. Risks Related to Reputation, Marketing and Public Communications

Our reputation may be affected by negative sentiment toward crypto, digital assets, tokenized products, blockchain platforms or speculative offerings.

Our business is expected to operate in or around blockchain technology, digital assets, token-based utility, Zilliqa-related platforms and other emerging technology markets. Public sentiment toward crypto, digital assets, tokenized products, blockchain platforms and speculative offerings may change quickly and may be influenced by market volatility, fraud, failed projects, bankruptcies, enforcement actions, hacks, media coverage, political statements or broader investor skepticism. Even if our business is structured as an operating platform-development and commercialization company, we may still be associated in the minds of investors, users, developers, enterprises, regulators, banks, custodians and commercial partners with the broader digital asset industry. Negative sentiment toward crypto or tokenized products may make it more difficult for us to raise capital, attract partners, secure banking or custody relationships, onboard enterprise customers, recruit developers or gain user trust. Reputational risk may also arise from activity outside our control. Failures, scandals, regulatory actions, technical incidents or market declines involving unrelated crypto companies, exchanges, tokens, wallets, blockchain projects or speculative offerings may reduce confidence in our business. Because our strategy is connected to the Zilliqa ecosystem and digital asset adoption, adverse public perception of the sector may affect us even if we are not involved in the underlying event. If negative sentiment toward crypto, digital assets, tokenized products, blockchain platforms or speculative offerings affects our reputation, our business may become more difficult and expensive to execute. Any loss of trust among investors, users, developers, enterprises or commercial partners could materially harm our business, financial condition and prospects.

Misunderstanding of our relationship with Zilliqa may create legal, reputational or investor-relations risks.

Our business strategy is expected to focus on building, acquiring, operating and commercializing products, platforms, infrastructure, applications and commercial opportunities connected to the Zilliqa ecosystem. However, investors, developers, users, enterprises, media, service providers or commercial partners may misunderstand the nature of our relationship with Zilliqa, ZIL, Zilliqa Group, the Zilliqa Foundation or any official Zilliqa-related entity. Unless we enter into a written agreement providing otherwise, investors should not assume that we are sponsored, endorsed, controlled, funded, supported or officially approved by any Zilliqa-related entity. Any confusion regarding our status may create legal and reputational risk, especially if our marketing materials, platform names, ecosystem references, public statements or business activities are interpreted as suggesting an official relationship that does not exist. Misunderstanding may also affect investor relations. Investors may believe that an investment in our shares provides direct exposure to ZIL tokens, ownership in Zilliqa, participation in official Zilliqa governance, or economic rights in the broader Zilliqa ecosystem. These assumptions would be incorrect unless specifically provided in our disclosure and governing documents. Any gap between investor expectations and the actual nature of our business could lead to complaints, disputes or reputational harm. If our relationship with Zilliqa is misunderstood, we may be required to revise marketing materials, change branding, clarify disclosures, respond to inquiries, manage investor complaints, or address legal claims from investors, partners or third parties. Any such misunderstanding could harm our reputation, delay commercial activities, increase legal costs and materially affect our business, financial condition and prospects.

Public statements about Zilliqa, ZIL, token utility, ecosystem growth, expected adoption, valuation or future performance may create regulatory, litigation or investor claims.

We may make public statements regarding our business strategy, Zilliqa-related opportunities, ZIL token utility, ecosystem growth, expected adoption, commercial plans, platform development, market opportunities, valuation expectations or future performance. These statements may appear in offering materials, investor communications, websites, presentations, interviews, social media, press releases, marketing materials or other public communications. Public statements in the blockchain and digital asset sector may be subject to heightened scrutiny. Regulators, investors, users, developers, commercial partners or other third parties may review our statements to determine whether they are complete, accurate, balanced and not misleading. Statements regarding token utility, expected adoption, ecosystem growth, future revenue, potential valuation, platform usage or market opportunity may be difficult to support and may depend on assumptions that later prove incorrect. If our statements are viewed as exaggerated, promotional, incomplete or misleading, we may face regulatory inquiries, enforcement actions, investor complaints, litigation or reputational harm. This risk may be greater if statements are interpreted as implying guaranteed performance, official support from Zilliqa-related entities, direct exposure to ZIL, expected appreciation of digital assets, or a level of business certainty that does not exist. We will need to carefully manage our public communications and investor disclosures. Any inaccurate, unsupported or misunderstood statement about Zilliqa, ZIL, token utility, ecosystem growth, expected adoption, valuation or future performance could result in legal claims, regulatory scrutiny, loss of investor confidence and material harm to our business, financial condition and prospects.

Failure to deliver announced products, partnerships, acquisitions, integrations or milestones may damage our credibility.

We may announce or discuss planned products, partnerships, acquisitions, integrations, platform launches, developer arrangements, enterprise opportunities or other business milestones before they are completed. These announcements may be based on current expectations, negotiations, letters of intent, early-stage discussions, technical plans, market assumptions or management’s judgment. There is no assurance that any announced or expected milestone will be completed on time or at all. Our ability to deliver announced milestones may be affected by many factors, including technology delays, regulatory issues, cybersecurity reviews, due diligence findings, financing limitations, developer performance, enterprise procurement processes, contract negotiations, custody or compliance requirements, market conditions and changes in the Zilliqa ecosystem. A partnership, acquisition or integration that appears likely at one stage may later be delayed, reduced, restructured or abandoned. If we fail to deliver announced products, partnerships, acquisitions, integrations or milestones, investors, developers, users, enterprises, service providers and commercial partners may lose confidence in the Company. This risk may be greater in the blockchain and digital asset sector, where public expectations can develop quickly and where market participants may closely monitor product delivery, ecosystem progress and public statements. Any failure to meet announced timelines or deliver expected results could damage our credibility, reduce investor confidence, weaken community and partner trust, make future announcements less effective and harm our ability to raise capital or secure commercial relationships. Any such loss of credibility could materially harm our business, financial condition and prospects.

Social media, online communities and market commentary may adversely affect our reputation, offering and business prospects.

Our business may be affected by social media activity, online communities, developer forums, messaging groups, market commentary, influencer opinions, media coverage and public discussions relating to the Company, Zilliqa, ZIL, blockchain technology, digital assets, tokenized products or speculative offerings. Public perception in these markets can change quickly and may be influenced by incomplete information, rumors, criticism, misunderstandings, price movements, regulatory developments or unrelated events in the digital asset industry. Negative commentary may arise even where the underlying facts are inaccurate or outside our control. Online users, market commentators, competitors, dissatisfied community members, former contractors, project participants or anonymous accounts may make statements that question our strategy, management, relationships, product delivery, use of proceeds, regulatory position, Zilliqa connection, token-related activities or business prospects. Responding to such commentary may be difficult, time-consuming and may not fully repair reputational harm. Social media and community sentiment may also affect this offering and our commercial activities. Negative discussions may reduce investor interest, discourage developers from working with us, make enterprise customers more cautious, affect partner negotiations, increase regulatory attention or create pressure to change our strategy. Positive commentary may also create unrealistic expectations that we may be unable to satisfy. If social media, online communities or market commentary adversely affect our reputation, we may lose trust among investors, users, developers, enterprises and commercial partners. Any such reputational harm could make it more difficult to raise capital, launch products, secure partnerships and execute our business plan, and could materially harm our business, financial condition and prospects.

XVII. Risks Related to Litigation and Liability

We may become subject to litigation, arbitration, regulatory investigations or enforcement proceedings.

We may become subject to litigation, arbitration, regulatory investigations, enforcement proceedings, claims, disputes or inquiries arising from our business, offering, products, digital asset activities, commercial arrangements, disclosures, intellectual property, data practices, employment matters, contractor relationships, related-party transactions, acquisitions or use of proceeds. These matters may involve investors, users, developers, contractors, advisors, enterprise customers, commercial partners, regulators or other third parties. Claims may arise even if we believe we have acted properly. Investors may challenge statements made in offering materials, public communications or investor updates. Developers or partners may dispute ownership, revenue rights, milestones, payments, intellectual property or termination rights. Users or customers may bring claims relating to platform performance, data protection, cybersecurity incidents, compliance controls, wallet activity, failed transactions or misuse by third parties. Regulators may also investigate whether our activities comply with securities, commodities, digital asset, money transmission, privacy, sanctions, tax or other laws. Litigation, arbitration and regulatory proceedings can be expensive, time-consuming and disruptive. They may require significant legal fees, management attention, document production, expert support, settlement payments, changes to business practices or public disclosures. Even if we prevail, these matters may damage our reputation, create uncertainty, delay product launches, weaken partner confidence and reduce investor interest. If we become subject to material litigation, arbitration, regulatory investigations or enforcement proceedings, we may face damages, penalties, injunctions, business restrictions, settlements, rescission claims or other adverse outcomes. Any such matter could materially harm our business, financial condition, reputation and prospects.

Investors may bring claims if our business plan, digital asset strategy, disclosures or securities do not perform as expected.

Investors in this offering may have expectations regarding our business plan, Zilliqa-focused strategy, digital asset activities, product development, acquisitions, use of proceeds, revenue potential, valuation, liquidity or future performance. There is no assurance that these expectations will be met. Our business is speculative, early-stage and subject to significant regulatory, technical, market, execution and financial risks. If our products are delayed, our platforms fail to gain adoption, our digital asset strategy does not generate value, our ZIL-related activities are restricted, our acquisitions or developer arrangements fail, our revenues are lower than expected, or the value of our shares declines, investors may become dissatisfied. Investors may claim that our disclosures were incomplete, inaccurate, overly optimistic, misleading or did not adequately describe the risks of the investment. Investor claims may also arise if there is confusion regarding our relationship with Zilliqa, the nature of our securities, the risks of digital assets, the use of proceeds, related-party transactions, liquidity limitations, future dilution or the absence of dividends. Even if we believe our disclosures were accurate and complete, defending investor claims may be costly, time-consuming and damaging to our reputation. If investors bring claims against us, we may incur significant legal expenses, management distraction, settlement costs, damages, regulatory scrutiny or restrictions on future capital-raising activities. Any such claims could materially harm our business, financial condition, reputation and prospects.

Users, developers, customers or partners may bring claims arising from platform failures, cybersecurity incidents, token losses, contract disputes or commercial arrangements.

Our platforms, products and commercial arrangements may involve users, developers, enterprise customers, project companies, contractors, service providers, technology partners and other third parties. These relationships may create potential claims relating to platform performance, software defects, cybersecurity incidents, wallet activity, digital asset transactions, token losses, service interruptions, data protection, intellectual property, revenue rights, milestone obligations, payment disputes or other commercial matters. Claims may arise if our platforms fail to operate as expected, if transactions are delayed or fail, if smart contracts contain errors, if users lose access to wallets or digital assets, if data is compromised, if third parties misuse our systems, or if developers or customers believe we failed to meet contractual obligations. In the blockchain and digital asset sector, losses may occur quickly and may be difficult or impossible to reverse, which may increase the likelihood of disputes and claims. Developers, customers or partners may also bring claims arising from revenue-share arrangements, licensing agreements, intellectual property ownership, commercialization rights, integration commitments, support obligations, termination rights, confidentiality obligations or alleged exclusivity. These arrangements may be complex, may involve multiple jurisdictions and may depend on technical, legal or business assumptions that later become disputed. Even if we believe a claim is without merit, defending against it may require significant legal expense, management attention and operational disruption. Any claim by users, developers, customers or partners could result in damages, settlements, injunctions, termination of relationships, loss of commercial opportunities, reputational harm and material adverse effects on our business, financial condition and prospects.

We may face claims relating to securities laws, digital asset laws, consumer protection, intellectual property, privacy, cybersecurity, employment, tax or unfair trade practices.

Our business may expose us to a wide range of legal claims, disputes and regulatory issues. These may include claims relating to securities laws, digital asset laws, commodities laws, money transmission, consumer protection, intellectual property, privacy, cybersecurity, employment, contractor classification, tax, unfair trade practices, advertising, disclosures, commercial contracts or platform operations. Claims may arise from investors, users, developers, enterprise customers, contractors, employees, advisors, commercial partners, regulators, tax authorities or other third parties. For example, investors may claim that our securities disclosures were inadequate, users may claim that platform features caused losses, developers may dispute ownership or revenue rights, customers may allege service failures, regulators may challenge digital asset activities, and tax authorities may dispute reporting or withholding positions. The legal and regulatory environment for blockchain, digital assets, token-related activity and emerging technology platforms is uncertain and evolving. As a result, we may face claims even where we believe our conduct is lawful and commercially reasonable. Defending these claims may require significant legal fees, management attention, document production, expert support, settlement discussions and changes to our business practices. If we face material claims relating to securities laws, digital asset laws, consumer protection, intellectual property, privacy, cybersecurity, employment, tax or unfair trade practices, we may incur damages, penalties, settlements, injunctions, business restrictions or reputational harm. Any such claim could materially harm our business, financial condition and prospects.

Our insurance may be unavailable, expensive or insufficient to cover digital assets, cyber, regulatory, securities, technology or litigation risks.

We may seek insurance coverage for certain business risks, including general liability, directors and officers liability, errors and omissions, cybersecurity, technology failures, digital asset custody, crime, employee misconduct, regulatory matters and litigation. However, insurance coverage for blockchain, digital asset, securities-related, cyber and emerging technology businesses may be limited, expensive or difficult to obtain. Even if we obtain insurance, the coverage may not be sufficient to protect us against all losses. Policies may contain exclusions, deductibles, coverage limits, waiting periods, conditions, sublimits or definitions that prevent or limit recovery. Certain risks, including digital asset theft, private-key loss, smart-contract failures, regulatory investigations, securities claims, token-related losses, custody failures, platform misuse, sanctions issues or intentional misconduct by third parties, may be excluded or only partially covered. Insurance providers may also be unwilling to insure certain aspects of our business because of the perceived risk of digital assets, cybersecurity incidents, regulatory uncertainty or speculative securities offerings. Premiums may increase materially over time, coverage may become unavailable, or insurers may refuse to renew policies. Claims may also be disputed, delayed or denied, especially where losses involve complex technology, digital assets, cross-border activity or unclear causation. If we are unable to obtain adequate insurance, or if insurance does not cover a material loss, we may be required to bear the full cost of claims, litigation, cyber incidents, regulatory matters, asset losses or operational failures. Any uninsured or underinsured loss could materially harm our business, financial condition and prospects.

Legal proceedings may distract management, consume significant resources and harm our business even if we prevail.

We may become involved in legal proceedings, arbitration, regulatory inquiries, enforcement matters, investor claims, commercial disputes, intellectual property disputes, employment matters, tax disputes, cybersecurity claims or other proceedings in the ordinary course of our business. These matters may arise from our offering, disclosures, digital asset activities, platform operations, developer arrangements, acquisitions, related-party transactions, contracts, data practices or international operations. Legal proceedings may be expensive, time-consuming and disruptive, even if the claims are without merit and even if we ultimately prevail. We may be required to spend significant amounts on attorneys, experts, document production, investigations, settlements, regulatory responses and compliance remediation. These costs may be especially burdensome for an early-stage company with limited revenue and substantial capital needs. Legal proceedings may also distract management from operating and growing the business. Time spent responding to claims, preparing evidence, attending hearings, negotiating settlements, dealing with regulators or managing disputes may reduce the time available for product development, acquisitions, enterprise relationships, developer partnerships, fundraising, compliance systems and other strategic activities. Even if we successfully defend a legal proceeding, the process may damage our reputation, create uncertainty, delay business initiatives, weaken investor confidence and harm relationships with users, developers, enterprise customers, vendors or commercial partners. Any legal proceeding could materially harm our business, financial condition and prospects, regardless of the final outcome.

XVIII. General Risks

Economic downturns, capital-market volatility, inflation, interest rates or reduced investor appetite for digital asset businesses may adversely affect us.

Our business may be affected by general economic conditions, capital-market volatility, inflation, interest rates, credit availability, investor sentiment and the overall demand for investments in blockchain, digital asset and emerging technology businesses. These conditions may change quickly and may be outside our control. Economic downturns or volatile markets may make it more difficult for us to raise capital, complete this offering, obtain future financing, attract investors, secure enterprise customers, negotiate acquisitions, retain developers or enter into commercial partnerships. Investors may become more cautious and may prefer established companies, liquid securities or lower-risk investments instead of early-stage, speculative or digital asset-related businesses. Inflation and higher interest rates may also increase our costs and reduce available capital. We may face higher expenses for legal services, accounting, audits, cybersecurity, custody, software development, cloud infrastructure, consultants, personnel, insurance, compliance providers and financing. Higher interest rates may also reduce valuations for growth companies and make equity or debt financing more expensive or less available. Reduced investor appetite for digital asset businesses may directly affect our offering and long-term prospects. If investors, banks, custodians, service providers, enterprise customers or commercial partners become less willing to support blockchain or digital asset-related businesses, our ability to execute our strategy may be materially limited. Any adverse economic, market or investor-sentiment development could materially harm our business, financial condition and prospects.

Force majeure events, geopolitical events, pandemics, infrastructure failures or other disruptions may affect our operations.

Our operations may be affected by events outside our control, including natural disasters, extreme weather, fires, floods, earthquakes, power failures, internet outages, cloud-service disruptions, telecommunications failures, cyber incidents, wars, terrorism, civil unrest, geopolitical conflict, sanctions, pandemics, public-health emergencies, government restrictions, supply-chain interruptions or other force majeure events. These events may disrupt our ability to operate platforms, support users, manage digital asset activities, work with developers, communicate with enterprise customers, maintain custody arrangements, complete acquisitions, process payments, conduct audits, maintain compliance systems or meet reporting obligations. Because our business may rely on international teams, cloud infrastructure, blockchain networks, third-party providers, custodians, wallets, exchanges, analytics tools and compliance vendors, disruptions affecting any of these parties may also affect us. Geopolitical events or government actions may also affect our cross-border strategy. Restrictions on travel, data transfers, payments, banking, capital flows, digital assets, technology exports, foreign contractors or commercial activity may delay or prevent operations in certain markets. Pandemics or public-health emergencies may reduce productivity, delay enterprise decisions, limit access to personnel or disrupt third-party service providers. If force majeure events, geopolitical events, pandemics, infrastructure failures or other disruptions occur, our costs may increase, product launches may be delayed, revenue opportunities may be lost and our ability to execute our business plan may be materially limited. Any such disruption could materially harm our business, financial condition and prospects.

Technology, market, legal and regulatory changes may occur faster than we can adapt.

Our business will operate in industries that change rapidly, including blockchain technology, digital assets, software infrastructure, cybersecurity, fintech, enterprise technology and securities regulation. Technology standards, user expectations, developer preferences, competitive products, market conditions, legal interpretations and regulatory requirements may change faster than we can respond. If the Zilliqa ecosystem, digital asset markets, wallet infrastructure, smart-contract standards, compliance tools, custody practices, enterprise requirements or blockchain development methods change materially, our existing products, planned platforms or commercial arrangements may become less useful, less competitive or obsolete. We may need to redesign products, rebuild software, change integrations, update security systems, revise contracts or shift strategic priorities. Legal and regulatory changes may also require rapid adaptation. New laws, guidance, enforcement positions or court decisions may affect digital assets, staking, wallets, payments, token incentives, data protection, securities activities, custody, money transmission, investment-company issues, tax treatment or cross-border operations. If we are unable to adjust quickly, we may be forced to delay launches, limit features, restrict jurisdictions, change business lines or discontinue certain activities. Adapting to rapid change may require significant capital, personnel, technical expertise, legal advice and management attention. If we are unable to keep pace with technology, market, legal or regulatory developments, our products may lose relevance, our compliance risks may increase, and our business plan may become materially less viable. Any such failure could materially harm our business, financial condition and prospects.

Forward-looking statements in this Offering Circular are inherently uncertain and actual results may differ materially from our expectations.

This Offering Circular may contain forward-looking statements regarding our business plan, strategy, expected use of proceeds, product development, acquisitions, developer arrangements, enterprise opportunities, Zilliqa-focused activities, digital asset strategy, revenue potential, growth prospects, regulatory expectations and future performance. These statements are based on current assumptions, estimates, plans and expectations that may prove to be inaccurate. Forward-looking statements are inherently uncertain because they depend on future events and conditions that may be outside our control. Our actual results may be affected by technology delays, regulatory changes, SEC comments, market volatility, digital asset price movements, cybersecurity incidents, competition, failure to raise sufficient capital, failure to attract users or enterprise customers, unsuccessful acquisitions, developer performance issues, accounting or tax matters, and other risks described in this Offering Circular. Investors should not place undue reliance on any forward-looking statement. Statements regarding expected adoption, platform launches, ecosystem growth, ZIL utility, revenue generation, valuation, profitability, liquidity, partnerships or commercial success are not guarantees of future performance. Our plans may change, our assumptions may be wrong, and circumstances may develop differently from what we currently expect. If actual results differ materially from our forward-looking statements, our business, financial condition, operating results and prospects may be materially harmed. Investors may lose all or a substantial portion of their investment if our expectations do not occur or if the risks described in this Offering Circular materialize.

Additional risks not presently known to us, or that we currently consider immaterial, may also impair our business.

The risks described in this Offering Circular are not the only risks that may affect the Company. Additional risks and uncertainties that are not presently known to us, or that we currently consider immaterial, may also arise and may adversely affect our business, operations, financial condition and prospects.

Because we are an early-stage company operating in blockchain technology, digital assets, software platforms, venture-style commercialization, international markets and evolving regulatory environments, it may be difficult to identify or predict all risks that could affect us. New risks may arise from changes in technology, law, regulation, market conditions, cybersecurity threats, Zilliqa ecosystem developments, accounting standards, tax rules, investor sentiment, competition, commercial relationships or other factors outside our control. Risks that appear minor today may become material in the future. For example, a technical issue, contractual dispute, regulatory interpretation, service-provider failure, custody issue, data incident, tax position, market change or reputational concern may have a greater effect than we currently anticipate. We may also discover weaknesses in our business model, controls, personnel, strategy or operations only after we have deployed capital or launched products. If additional risks occur, or if risks that we currently consider immaterial become material, our business plan may be delayed, limited or unsuccessful. Any such development could increase costs, reduce revenue opportunities, harm our reputation, weaken investor confidence and materially affect our business, financial condition and prospects.

The occurrence of any material risk described in this Offering Circular could result in the loss of all or part of an investor’s investment.

The risks described in this Offering Circular are material risks that may affect our business, financial condition, operating results, prospects and the value of our securities. Any one of these risks, or a combination of several risks, could adversely affect our ability to raise capital, execute our business plan, develop products, complete acquisitions, attract developers or enterprise customers, manage digital asset activities, comply with laws or generate revenue. Because we are an early-stage company with an unproven business model, limited operating history, regulatory uncertainty and significant execution risk, the occurrence of a material adverse event may have a greater impact on us than it would on a larger or more established company. We may not have sufficient capital, personnel, revenue, insurance, internal controls or operational capacity to absorb significant losses, delays, disputes, regulatory restrictions or market disruptions. If any material risk described in this Offering Circular occurs, our business plan may be delayed, reduced, restructured or abandoned. We may be required to spend additional capital, discontinue products, limit digital asset activities, write down assets, defend claims, settle disputes, raise additional financing on unfavorable terms or cease operations entirely. Investors should understand that this offering is speculative and involves a high degree of risk. If our business is materially harmed by any of the risks described in this Offering Circular, the value of our shares may decline substantially, and investors may lose all or part of their investment.

Plan of Distribution

ZQ Platforms Inc. is offering up to US $50,000,000 of shares of Common Stock pursuant to Regulation A, Tier 2. The shares are being offered on a best-efforts basis. The Company is offering the shares directly to investors and expects the offering to be self-underwritten. There is no minimum offering amount, and there is no assurance that the Company will sell all or any specific number of shares in this offering. The offering price will be US $1.00 per share. The minimum investment amount is US $550 per investor, subject to the Company’s right to accept a lower amount in its discretion where permitted by applicable law. If the offering price is fixed at US $1.00 per share, the Company will offer up to 50,000,000 shares of Common Stock, and the minimum investment will represent 550 shares.

Best-Efforts Offering

This offering is being conducted on a best-efforts basis. This means that the Company, through its officers, directors and permitted associated persons, will use commercially reasonable efforts to sell the shares, but no person is obligated to purchase any shares, and no underwriter, broker-dealer or placement agent has committed to purchase any shares from the Company. Because there is no minimum offering amount, the Company may conduct one or more closings and may use offering proceeds as funds are received and subscriptions are accepted. Investors will not be entitled to the return of their funds merely because the Company does not sell the maximum amount of shares offered.

No Underwriter

The Company has not engaged an underwriter for this offering. No underwriter has agreed to purchase any shares from the Company or to sell any shares on the Company’s behalf. Accordingly, the Company does not expect to pay underwriting discounts or underwriting commissions in connection with the offering unless the Company later engages a registered broker-dealer, placement agent or other properly licensed selling intermediary. If the Company engages a registered broker-dealer, placement agent, funding platform or other intermediary after the date of this Offering Circular, the Company will amend or supplement this Offering Circular as required to disclose the name of the intermediary, the terms of the engagement, any commissions, fees or other compensation, any material relationship with the Company, and any required regulatory or FINRA-related review or clearance.

Self-Underwritten Offering

The offering is expected to be conducted by the Company on a self-underwritten basis. The Company may permit its officers, directors or associated persons to participate in offering-related activities to the extent permitted by applicable law, including Rule 3a4-1 under the Securities Exchange Act of 1934, if applicable. Any such persons will not be compensated by commissions or other transaction-based compensation for the sale of shares. They may receive ordinary compensation for their regular duties, but such compensation will not be based directly or indirectly on the amount of securities sold. The Company believes that its officers, directors and associated persons who participate in the offering will have substantial duties for the Company other than selling securities and will participate in the offering only in a manner permitted by applicable law.

In relying on Rule 3a4-1, the Company expects that each officer or director who participates in the offering will satisfy the conditions of the rule, including that such person: (i) is not subject to a statutory disqualification, as defined in Section 3(a)(39) of the Securities Exchange Act of 1934, as amended, at the time of his or her participation; (ii) is not compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; (iii) is not, at the time of his or her participation, an associated person of a broker or dealer; (iv) primarily performs, and is intended to primarily perform at the end of the offering, substantial duties for or on behalf of the Company otherwise than in connection with transactions in securities; (v) was not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (vi) does not participate in selling an offering of securities for any issuer more than once every twelve (12) months, other than in reliance on paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1.

Method of Offering

The Company may offer the shares directly through one or more methods, including the Company’s website, investor presentations, electronic communications, telephone calls, video conferences, webinars, in-person meetings, investor events, online subscription procedures, permitted social media communications, email campaigns, testing-the-waters communications, and other lawful marketing or investor-outreach methods. The Company may also use third-party technology vendors, subscription platforms, payment processors, transfer-agent systems, investor-onboarding providers, compliance vendors, identity-verification providers, escrow agents or other service providers to assist with administrative, technology, payment, compliance or recordkeeping functions. These service providers will not be deemed underwriters solely by reason of providing administrative, technology, payment processing, compliance, onboarding or recordkeeping services, unless their activities require such treatment under applicable law. All offering communications will be made in accordance with Regulation A and other applicable securities laws. No sale of shares will be made, and no subscription funds will be accepted, unless and until the Offering Statement has been qualified by the Securities and Exchange Commission.

Testing-the-Waters Communications

The Company may engage in testing-the-waters communications permitted under Regulation A before or after filing the Offering Statement and before qualification, subject to applicable filing, legend and other requirements. Any testing-the-waters materials used by the Company will not constitute an offer to sell securities unless made in compliance with Regulation A. Any indication of interest received from a potential investor before qualification of the Offering Statement will be non-binding. No money or other consideration will be solicited, accepted or used before qualification of the Offering Statement. No person will be obligated to purchase securities as a result of any testing-the-waters communication.

Subscription Procedures

After qualification of the Offering Statement, investors who wish to purchase shares will be required to complete and execute a subscription agreement or other approved subscription documentation. The Company may require investors to provide identifying information, investor eligibility information, payment information, tax forms, representations regarding investment limits, and other information reasonably required for compliance, transfer-agent, payment-processing, KYC, AML, sanctions-screening, tax, recordkeeping or securities-law purposes. The Company reserves the right to accept or reject any subscription in whole or in part, for any reason or no reason, in its sole discretion. The Company may reject a subscription if it believes that the investor does not satisfy applicable legal requirements, fails to provide required information, exceeds applicable investment limits, appears on a restricted or sanctions-related list, presents compliance concerns, fails to deliver funds, or if acceptance of the subscription would be impractical or inadvisable. If a subscription is rejected, the Company will return the investor’s funds, without interest and without deduction, except for any charges separately imposed by the investor’s own bank, payment provider or financial intermediary.

Payment of Subscription Funds

Investors may be required to pay subscription funds by wire transfer, ACH transfer, check, payment processor, broker-dealer platform, transfer-agent payment system or another method approved by the Company. The Company may change or supplement the available payment methods during the offering. Because this offering has no minimum offering amount, subscription funds may be released to the Company after the Company accepts a subscription and conducts a closing. The Company may use proceeds after each closing for the purposes described in “Use of Proceeds.” The Company may also decide to use an escrow agent, payment processor, broker-dealer platform, transfer-agent payment system or other qualified third-party service provider if required or if management determines that such arrangement is appropriate.

Escrow Arrangements

The Company does not currently intend to require that investor funds remain in escrow until a minimum offering amount is sold because there is no minimum offering amount. If the Company uses an escrow agent or similar arrangement, the terms of the escrow arrangement, the name of the escrow agent, the conditions for release of funds, and any fees or expenses will be disclosed in this Offering Circular or in an amendment or supplement, as required. If an escrow arrangement is used for administrative convenience, payment processing or investor-protection purposes, the existence of such arrangement will not create a minimum offering condition unless the Company expressly establishes one.

Closings

The Company may conduct an initial closing at any time after the Offering Statement is qualified by the Securities and Exchange Commission and after subscriptions are accepted by the Company. The Company may conduct additional closings from time to time during the offering period. At each closing, accepted subscription funds will be released to the Company, and the Company will issue shares to the accepted investors. Shares are expected to be issued in book-entry form through the Company’s stock ledger and/or transfer agent. The Company does not expect to issue physical stock certificates unless required by law or determined appropriate by the Company.

Offering Period

The offering will commence only after qualification of the Offering Statement by the Securities and Exchange Commission. The offering is expected to continue for up to twelve months following qualification, unless earlier terminated by the Company. The Company may terminate the offering at any time for any reason. The Company may also extend the offering period to the extent permitted by Regulation A and applicable law.

Investment Limitations

For Tier 2 offerings where the securities will not be listed on a registered national securities exchange upon qualification, Regulation A imposes investment limitations on certain investors. Generally, no sale may be made to an investor in this offering if the aggregate purchase price paid by that investor is more than 10% of the greater of the investor’s annual income or net worth, subject to different rules for accredited investors and non-natural persons. Each investor may be required to represent that the investment does not exceed applicable investment limits or that the investor is not subject to such limits. The Company may rely on investor representations regarding annual income, net worth, accredited investor status, entity status and investment limits, unless the Company has reason to believe such representations are inaccurate.

Investor Suitability and Compliance Review

The Company may require each investor to provide information necessary to determine whether the investor is eligible to participate in this offering. This may include identity information, tax information, jurisdiction of residence, investment amount, accreditation status, investment-limit representations, anti-money laundering information, sanctions-screening information and other compliance-related information. The Company may refuse to accept subscriptions from investors located in jurisdictions where the Company believes that offers or sales would require additional registration, qualification, licensing, approval or compliance measures that the Company has not completed or does not wish to undertake. The Company may also reject subscriptions from investors where acceptance may create legal, regulatory, tax, banking, payment, sanctions, AML, KYC, data-protection or operational concerns.

State Securities Laws

This offering is being conducted pursuant to Regulation A, Tier 2. Securities sold in a Tier 2 offering are generally exempt from state-law registration or qualification requirements, although the Company may be required to make notice filings, pay fees or comply with other state-level requirements in certain jurisdictions. The Company intends to comply with applicable state notice filing and fee requirements where required.

Foreign Investors

The Company may accept subscriptions from non-U.S. investors only if the Company determines that such acceptance is lawful and practical. Non-U.S. investors may be required to provide additional documentation, tax forms, identity information, source-of-funds information, jurisdictional representations and other information requested by the Company or its service providers. The Company may decline subscriptions from non-U.S. investors if the Company believes that accepting such subscriptions may require additional registration, licensing, disclosure, tax compliance, foreign-law compliance or other obligations that the Company has not satisfied or does not wish to undertake.

No Selling Securityholders

No securities are being offered for the account of selling securityholders. All shares sold in this offering will be newly issued shares sold by the Company. The Company will receive the proceeds from the sale of shares, after deducting offering expenses and any applicable fees.

Commissions, Discounts and Selling Compensation

The Company does not currently expect to pay underwriting discounts or commissions. The Company may pay ordinary and customary fees to service providers, including legal counsel, accountants, auditors, transfer agents, escrow agents, payment processors, technology vendors, investor-onboarding providers, compliance providers, marketing vendors, EDGAR filing agents, consultants and other professionals. If the Company engages a broker-dealer, placement agent, funding platform, finder or other selling intermediary, the Company will disclose the name of such person, the nature of the services, the compensation payable, any material relationship with the Company or its officers, directors, promoters or principal shareholders, and any required regulatory approvals or filings.

Offering Expenses

The Company will bear the expenses of the offering, including legal, accounting, audit, filing, printing, EDGAR, transfer-agent, payment-processing, escrow, marketing, compliance, investor-onboarding, technology and other offering-related expenses. The Company currently estimates that total offering expenses will be approximately US $750,000, although actual expenses may be higher or lower depending on the duration of the offering, service providers used, regulatory comments, marketing activities and the amount raised. Offering expenses will reduce the net proceeds available to the Company. See “Use of Proceeds.”

No Public Market

There is currently no public market for the Company’s Common Stock. The Company has not applied to list the shares on any national securities exchange, OTC market or alternative trading system. The Company may seek a trading market or secondary liquidity opportunity in the future, but there is no assurance that any market will develop or that investors will be able to resell their shares.

Transfer Agent

The Company expects to appoint a transfer agent before or in connection with the qualification of the Offering Statement. The transfer agent will maintain the Company’s shareholder records and may assist with issuance, transfer, book-entry recordkeeping and other administrative functions. The name and contact information of the transfer agent will be disclosed once appointed.

Right to Terminate or Modify the Offering

The Company reserves the right to terminate, withdraw, cancel, modify, suspend or extend this offering at any time, subject to applicable law. The Company may also amend the terms of the offering, including the offering price, offering period, payment procedures, service providers, escrow arrangements or minimum investment amount, to the extent permitted by law and disclosed in an amendment or supplement to this Offering Circular.

Return of Funds

Because there is no minimum offering amount, there are no arrangements to return investor funds solely because the Company does not sell all of the shares offered. Investor funds will be returned only if a subscription is rejected, if the Company terminates the offering before accepting the subscription, if a closing does not occur with respect to the investor’s subscription, or if return of funds is otherwise required by applicable law or the terms of the subscription agreement.

No SEC Approval

Qualification of the Offering Statement by the Securities and Exchange Commission does not mean that the SEC has approved, passed upon the merits of, or endorsed the securities offered hereby. Investors must make their own investment decision based on the information contained in this Offering Circular.

How We Plan to Use Proceeds From the Sale of Our Shares

We estimate that, if we sell the maximum amount of shares offered in this offering, we will receive gross proceeds of up to US $50,000,000. Because this offering is expected to be self-underwritten and the Company has not engaged a placement agent, underwriter or broker-dealer as of the date of this Offering Circular, we do not currently expect to pay underwriting discounts or selling commissions. We estimate offering expenses of approximately US $750,000. These expenses may include legal, accounting, audit, SEC filing, EDGAR filing, transfer-agent, payment-processing, escrow, compliance, investor-onboarding, marketing, technology, printing and other offering-related expenses. Based on these assumptions, if the maximum offering amount is sold, we expect to receive net proceeds of approximately US $49,250,000. The following table sets forth our current estimate of how we intend to use the net proceeds of this offering if the maximum offering amount is sold. The amounts and percentages set forth below are estimates only. The actual use of proceeds may vary depending on the amount raised, the timing of closings, business opportunities, market conditions, regulatory developments, acquisition opportunities, technology costs, compliance needs and management’s judgment.

Use of Proceeds	Estimated Amount	Approximate Percentage of Net Proceeds
Platform development, software development and technology infrastructure	US $12,250,000	24.9%
Acquisitions of Web3, software, platform, codebase, intellectual property, domain, community or infrastructure assets	US $10,000,000	20.3%
Developer arrangements, venture-studio projects, project subsidiaries and commercialization rights	US $8,000,000	16.2%
Enterprise integrations, commercial partnerships, customer pilots and business development	US $5,000,000	10.2%
Legal, compliance, accounting, audit, cybersecurity, custody, privacy, AML/KYC and regulatory infrastructure	US $5,000,000	10.2%
Operational digital asset activities, including limited ZIL-related operational use, wallet infrastructure, testing, transaction support, staking or validator-related activities, if any	US $3,000,000	6.1%
Marketing, branding, investor relations, ecosystem outreach and community engagement	US $3,000,000	6.1%
Working capital, general corporate purposes and operating reserve	US $3,000,000	6.1%
Total Estimated Net Proceeds	US $49,250,000	100.0%

The Company is conducting this offering on a best-efforts basis, and there is no minimum offering amount. As a result, we may receive substantially less than the maximum amount of proceeds. If we raise less than the maximum amount, we will be required to reduce, delay or prioritize our planned expenditures. In that case, we expect to focus first on maintaining corporate compliance, completing required reporting, establishing core technology and compliance infrastructure, developing or acquiring a limited number of priority products, and preserving working capital. If we raise only a limited amount of proceeds, we may not be able to pursue all of the activities described above. In particular, we may reduce or defer acquisitions, developer arrangements, venture-studio projects, enterprise integrations, marketing, digital asset-related operational activities and expansion into multiple product lines or markets. We may also need to seek additional financing sooner than expected, which may not be available on acceptable terms or at all. Our use of proceeds is based on current estimates and assumptions. We have not yet entered into any binding agreement for a material acquisition, developer arrangement, enterprise integration or ZIL-related operational activity requiring a fixed allocation of proceeds. The amounts allocated to acquisitions, developer arrangements, technology infrastructure and commercial opportunities may change materially based on the availability, cost, quality and timing of suitable opportunities. The Company may use a portion of proceeds to acquire, license or otherwise obtain rights in software products, Web3 applications, platform assets, codebases, domains, intellectual property, infrastructure tools, data assets, developer communities, project companies or related commercial assets. Any such acquisition or licensing transaction may involve cash payments, equity consideration, revenue-share arrangements, royalty obligations, earn-outs or other commercial terms. The Company has not allocated proceeds to any specific acquisition target as of the date of this Offering Circular. The Company may also use a portion of proceeds to enter into developer-for-equity, developer-for-revenue, revenue-share, royalty, licensing, warrant, token-right, intellectual property, commercialization or venture-studio arrangements. These arrangements may be used to support developers, software studios, project companies or other parties building products or platforms that may operate within, connect to, or support use cases around the Zilliqa ecosystem and the broader Web3 economy. The Company may use a limited portion of proceeds for operational digital asset activities, including ZIL-related operational use, wallet infrastructure, testing, transaction support, staking or validator-related activities, if any. The Company does not intend to operate as a passive holder of ZIL tokens or as an investment fund. Any ZIL or digital asset activity is expected to be connected to the Company’s operating business, platform strategy, technology development, infrastructure support, transaction functionality, testing, customer use cases or commercial activities. The Company may use proceeds for legal, compliance, accounting, audit, cybersecurity, custody, privacy, AML/KYC, sanctions-screening, tax, regulatory and public-company reporting matters. Because the Company expects to operate in a blockchain, digital asset, software and cross-border environment, these costs may be substantial and may increase if laws, regulations, SEC comments, accounting standards, cybersecurity risks, custody requirements or product features become more complex. The Company may also use proceeds for working capital and general corporate purposes, including personnel, consultants, advisors, office expenses, insurance, software tools, administrative costs, travel, professional fees, public-company expenses, investor communications, business development and other operating expenses. If the Company later engages a registered broker-dealer, placement agent, funding platform or other selling intermediary, the Company will amend or supplement this Offering Circular as required to disclose the identity of the intermediary, the compensation payable, and the resulting reduction in net proceeds available to the Company. Management will have broad discretion in applying the net proceeds of this offering. The expected use of proceeds represents the Company’s current intentions and may change without shareholder approval, subject to applicable law and disclosure requirements. If management determines that a different allocation of proceeds is in the best interests of the Company, the Company may reallocate proceeds among the categories described above or use proceeds for other purposes consistent with the Company’s business plan. No proceeds from this offering will be paid to selling shareholders because no selling shareholders are offering securities in this offering. All shares sold in this offering will be newly issued shares sold by the Company. The Company will receive the proceeds from the sale of shares, after deducting offering expenses and any applicable service-provider fees.

Use of Proceeds at Different Offering Levels

Because this offering is being conducted on a best-efforts basis and there is no minimum offering amount, we may raise substantially less than the maximum offering amount. We have prepared the following table to show how we currently expect to use proceeds if we sell approximately 25%, 50%, 75% or 100% of the shares offered. The table is based on gross proceeds of US $12,500,000, US $25,000,000, US $37,500,000 and US $50,000,000, respectively. Estimated offering expenses are expected to vary depending on the amount raised, duration of the offering, service providers used, SEC comments, legal and audit work, compliance requirements, investor-onboarding costs and payment-processing arrangements.

Use of Proceeds	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Gross Proceeds	US $12,500,000	US $25,000,000	US $37,500,000	US $50,000,000
Estimated Offering Expenses	US $500,000	US $600,000	US $675,000	US $750,000
Estimated Net Proceeds	US $12,000,000	US $24,400,000	US $36,825,000	US $49,250,000
Platform development, software development and technology infrastructure	US $3,000,000	US $6,000,000	US $9,000,000	US $12,250,000
Acquisitions of Web3, software, platform, codebase, intellectual property, domain, community or infrastructure assets	US $1,500,000	US $4,000,000	US $7,000,000	US $10,000,000
Developer arrangements, venture-studio projects, project subsidiaries and commercialization rights	US $1,750,000	US $4,000,000	US $6,000,000	US $8,000,000
Enterprise integrations, commercial partnerships, customer pilots and business development	US $1,000,000	US $2,250,000	US $3,750,000	US $5,000,000
Legal, compliance, accounting, audit, cybersecurity, custody, privacy, AML/KYC and regulatory infrastructure	US $2,000,000	US $3,000,000	US $4,000,000	US $5,000,000
Operational digital asset activities, including limited ZIL-related operational use, wallet infrastructure, testing, transaction support, staking or validator-related activities, if any	US $500,000	US $1,250,000	US $2,000,000	US $3,000,000
Marketing, branding, investor relations, ecosystem outreach and community engagement	US $750,000	US $1,400,000	US $2,075,000	US $3,000,000
Working capital, general corporate purposes and operating reserve	US $1,500,000	US $2,500,000	US $3,000,000	US $3,000,000
Total Estimated Net Proceeds	US $12,000,000	US $24,400,000	US $36,825,000	US $49,250,000

If we raise only a limited amount of proceeds, we believe we will still be able to commence and conduct a scaled version of our business plan. Our business is not dependent on completing one specific acquisition, purchasing a fixed asset, opening a large physical facility, or raising the full offering amount before any operations can begin. Instead, our initial business plan can be implemented in phases. If we raise approximately 25% of the offering amount, we expect to focus on core corporate and operating priorities. These priorities would include maintaining Regulation A reporting compliance, completing legal and accounting work, establishing basic technology and compliance infrastructure, developing or acquiring one or more limited initial products or platform assets, entering into a smaller number of developer or commercial arrangements, conducting limited enterprise outreach, and preserving working capital. At this level, we would likely reduce or defer larger acquisitions, broad venture-studio commitments, extensive marketing, significant digital asset activities and multi-market expansion. If we raise approximately 50% of the offering amount, we expect to pursue a broader but still disciplined version of the business plan. We may increase investment in software development, acquire or license selected Web3 or software assets, enter into additional developer or commercialization arrangements, support enterprise pilots, expand compliance infrastructure and build a more meaningful operating reserve. However, we may still defer larger acquisitions or more aggressive expansion plans. If we raise approximately 75% or more of the offering amount, we expect to have greater flexibility to pursue multiple product-development initiatives, acquisitions, developer arrangements, enterprise integrations, compliance systems, marketing initiatives and operational digital asset activities. Even at these higher levels, we will continue to evaluate opportunities based on commercial value, regulatory risk, technical feasibility and available capital. If we raise the maximum offering amount, we expect to pursue the full business plan described in this Offering Circular. This may include a larger technology-development program, more substantial acquisition activity, a broader venture-studio and developer-arrangement strategy, expanded enterprise integrations, more robust compliance and cybersecurity infrastructure, increased ecosystem outreach and a larger operating reserve. Because there is no minimum offering amount, investors should understand that we may accept subscriptions and use proceeds even if we raise substantially less than the maximum offering amount. If only a small portion of the offering is sold, our business plan may be materially limited, and we may need to prioritize compliance, core operations and a small number of product or commercial opportunities. In that case, our ability to generate revenue, complete acquisitions, build multiple platforms or create shareholder value may be reduced. Management will have broad discretion in applying the net proceeds of this offering. The amounts shown in the table are estimates and may change based on actual proceeds received, market conditions, regulatory developments, SEC comments, product-development costs, acquisition opportunities, developer availability, technology needs, legal and compliance requirements, cybersecurity risks, custody arrangements and other business factors. We may reallocate proceeds among the categories described above if management determines that doing so is in the best interests of the Company.

Plan of Operations

The following Plan of Operations describes our current expectations for the development of our business during the twelve months following qualification of this offering. Because we are an early-stage company with limited operating history, limited revenue and no assurance that we will raise the maximum offering amount, our actual operations may differ materially from the plan described below. Our ability to execute this plan will depend on the amount and timing of proceeds raised in this offering, regulatory developments, market conditions, available acquisition opportunities, developer availability, technology costs, compliance requirements and management’s judgment.

Overview

ZQ Platforms Inc. is an early-stage, independent platform-development and commercialization company. We intend to build, acquire, operate and commercialize products, platforms, tools, software, infrastructure, intellectual property and commercial opportunities that may operate within, connect to, or support use cases around the Zilliqa ecosystem and the broader Web3 economy. The Company is not affiliated with, sponsored by, endorsed by, controlled by, funded by or officially approved by Zilliqa Group, the Zilliqa Foundation or any other Zilliqa-related entity. Our business plan does not depend on any formal support, funding, endorsement or technical commitment from any Zilliqa-related entity unless we enter into a written agreement in the future. Our objective is to create value through operating activities, including software development, platform ownership, technology commercialization, intellectual property rights, licensing arrangements, revenue-share rights, enterprise integrations, project subsidiaries, strategic acquisitions, developer arrangements and other commercial opportunities. We do not intend to operate merely as a passive holder of ZIL tokens or as an investment fund.

Current Stage of Operations

As of the date of this Offering Circular, we are in the development stage. We have not generated meaningful revenue, launched any material commercial product, completed any material acquisition, entered into any material revenue-generating contract or established any formal affiliation with any Zilliqa-related entity. Our current activities are focused on formation, corporate organization, preparation of this Regulation A offering, development of our business plan, risk disclosure, capital-raising strategy, preliminary identification of service providers, review of potential technology and commercial opportunities, and planning for the legal, accounting, compliance, cybersecurity and operational infrastructure required to support the business.

Twelve-Month Operating Plan

During the twelve months following qualification of this offering, we expect to implement our business plan in phases. The timing and scope of each phase will depend on the amount of proceeds raised and the availability of suitable opportunities.

Phase 1: Corporate, Compliance and Infrastructure Foundation

During the initial phase, we expect to focus on the basic corporate, legal, accounting, governance, technology and compliance infrastructure required to operate as a Regulation A reporting company and to begin implementing our business plan. These activities may include appointing or finalizing service-provider relationships with legal counsel, accountants, auditors, transfer agent, filing agent, payment-processing providers, compliance vendors, cybersecurity advisors, technology consultants and other professional advisors. We also expect to develop internal policies and procedures relating to financial reporting, related-party transactions, disclosure controls, expense approvals, cybersecurity, digital asset controls, custody, KYC/AML screening, sanctions screening, privacy, data protection, vendor management, intellectual property ownership and public communications. This phase is important because the Company expects to operate in a highly regulated and technically complex sector. We believe that building the compliance and governance foundation early will reduce execution risk and help support future product development, acquisitions, investor reporting and commercial partnerships.

Phase 2: Product and Platform Development

After establishing the initial corporate and compliance foundation, we expect to begin product and platform-development activities. These activities may include internal software planning, hiring or engaging developers, reviewing existing codebases, designing platform architecture, evaluating Zilliqa-related integrations, assessing wallet or transaction functionality, developing prototypes, reviewing smart-contract requirements, implementing cybersecurity controls and evaluating whether selected products should be built internally or acquired from third parties. The Company may initially focus on a limited number of products or platform concepts that management believes may have commercial relevance, technical feasibility and a clear connection to revenue generation or strategic value. These may include developer tools, enterprise integration tools, compliance or analytics tools, transaction-support infrastructure, wallet-related functionality, software platforms, commercial applications, data tools or other products that may support use cases around the Zilliqa ecosystem and the broader Web3 economy. We do not currently have a binding commitment to build any specific product. Product selection will depend on available proceeds, technical feasibility, commercial demand, regulatory considerations, acquisition opportunities, developer availability and management’s judgment.

Phase 3: Acquisition and Licensing Opportunities

We may use a portion of the proceeds to identify, evaluate, acquire, license or otherwise obtain rights in Web3 products, software assets, codebases, domains, intellectual property, platform assets, infrastructure tools, developer communities, data assets, project companies or other commercial assets. Our acquisition or licensing strategy is expected to be selective. We do not intend to acquire assets merely because they are connected to blockchain or digital assets. We expect to evaluate opportunities based on ownership rights, code quality, security, documentation, regulatory risk, commercial usefulness, integration requirements, user base, revenue potential, cost, available support, intellectual property status and compatibility with our business strategy. As of the date of this Offering Circular, we have not entered into any binding agreement for any material acquisition. Any future acquisition or licensing arrangement may involve cash payments, equity consideration, revenue-share arrangements, royalty obligations, earn-outs, milestone payments or other commercial terms. We will evaluate each opportunity based on the capital available to the Company and the expected benefit to shareholders.

Phase 4: Developer Arrangements and Venture-Studio Projects

We may seek to enter into developer-for-equity, developer-for-revenue, revenue-share, royalty, licensing, commercialization, intellectual property, warrant, token-right or venture-studio arrangements with developers, software studios, founders, project companies or other parties. The purpose of these arrangements would be to support development of products, tools, platforms or commercial applications that may operate within, connect to, or support use cases around the Zilliqa ecosystem and the broader Web3 economy. In exchange for capital, technical support, business support, market access, compliance support or commercialization support, the Company may seek ownership interests, revenue rights, licensing rights, royalty rights, intellectual property rights, warrants, token-related rights or other commercial rights. We expect to proceed cautiously with these arrangements because they may involve technical, legal, regulatory, accounting, tax, intellectual property, investment-company and enforcement risks. We may require written agreements, milestone schedules, code ownership provisions, confidentiality provisions, intellectual property assignments, reporting obligations, compliance covenants and other protections before committing material capital.

Phase 5: Enterprise Integrations and Commercial Partnerships

We may seek to identify enterprise customers, commercial partners, technology providers, infrastructure providers, compliance vendors, wallet providers, analytics providers, custodians, payment processors and other partners that may support the commercialization of our products. Enterprise adoption may require pilots, demonstrations, proof-of-concept work, integration planning, cybersecurity review, legal review, compliance review, procurement approval and operational support. We expect enterprise sales cycles to be long and uncertain. Accordingly, we may initially focus on pilot programs, strategic discussions and limited integrations rather than assuming immediate revenue from enterprise customers. If commercial opportunities develop, we may seek to generate revenue through software licensing, subscription fees, transaction-based fees, integration fees, support fees, royalties, revenue-share arrangements, enterprise contracts, platform fees, infrastructure services or other commercial arrangements. There is no assurance that any such revenue will be generated within the first twelve months.

Operational Digital Asset Activities

We may use a limited portion of proceeds for operational digital asset activities, including ZIL-related operational use, wallet infrastructure, testing, transaction support, staking or validator-related activities, if any. Any such activity is expected to be connected to the Company’s operating business, platform strategy, technology development, infrastructure support, transaction functionality, testing, customer use cases or commercial activities. The Company does not intend to use offering proceeds simply to create a passive ZIL treasury or to operate as an investment vehicle. Before undertaking material digital asset activities, we expect to evaluate custody arrangements, wallet controls, accounting treatment, tax treatment, regulatory considerations, cybersecurity controls, sanctions screening, private-key management, insurance availability and investment-company implications. If management determines that digital asset activities would create excessive legal, regulatory, custody, tax, accounting or operational risk, we may limit, delay, restructure or avoid those activities.

Personnel and Staffing Plan

We currently expect to operate with a lean structure during the early stages of our business. We may rely on officers, directors, consultants, contractors, advisors, offshore teams, developers, legal counsel, accountants, auditors, cybersecurity providers, compliance vendors and other third-party service providers rather than immediately building a large full-time employee base. As proceeds become available, we may hire or engage personnel and service providers in areas such as software development, blockchain engineering, cybersecurity, compliance, accounting, finance, business development, product management, enterprise sales, investor relations, operations and administration. The timing and number of hires will depend on proceeds raised, product needs, regulatory requirements and available opportunities. If we raise less than the maximum offering amount, we expect to delay hiring, rely more heavily on consultants and contractors, and prioritize only the personnel and service providers necessary to maintain compliance and execute a scaled version of the business plan.

Liquidity and Capital Resources

Our ability to implement this Plan of Operations will depend primarily on the proceeds raised in this offering. This offering is being conducted on a best-efforts basis, and there is no minimum offering amount. As a result, we may raise substantially less than the maximum offering amount. If we raise the maximum offering amount, we expect to have sufficient capital to pursue a broader plan involving platform development, acquisitions, developer arrangements, enterprise integrations, compliance infrastructure, cybersecurity, digital asset operational activities, marketing and working capital. If we raise less than the maximum offering amount, we expect to implement a scaled version of our business plan. We believe the Company can begin operations without raising the full offering amount because our business can be developed in phases. We can initially focus on corporate compliance, public-company reporting, core technology planning, limited software development, selective acquisition review, limited developer arrangements and working capital preservation. If we raise only a limited amount of proceeds, we may not be able to pursue larger acquisitions, multiple product lines, broad venture-studio activities, significant marketing, expanded enterprise integrations or material digital asset activities. In that case, our growth may be slower, our revenue opportunities may be reduced, and we may need additional financing sooner than anticipated. There is no assurance that additional financing will be available on acceptable terms or at all. If we are unable to raise sufficient capital, we may be required to reduce operations, delay product launches, abandon acquisition opportunities, limit developer arrangements, reduce personnel or discontinue parts of our business plan.

Ability to Operate if Only Limited Proceeds Are Raised

Because there is no minimum offering amount, the Company may accept subscriptions and use funds even if only a small portion of the offering is sold. We believe we can still conduct a limited version of our business if less than the maximum amount is raised because our initial plan does not require the purchase of one fixed asset, the completion of one required acquisition, the opening of a large physical facility or the immediate hiring of a large workforce. At lower funding levels, we expect to prioritize the following activities: maintaining corporate existence and good standing, satisfying Regulation A reporting obligations, engaging necessary legal and accounting support, establishing basic governance and internal controls, protecting intellectual property, conducting limited technology development, evaluating selected acquisition or licensing opportunities, entering into only a limited number of developer or commercial arrangements, and preserving working capital. However, operating at lower funding levels would materially limit our business plan. We may not be able to build multiple platforms, pursue substantial acquisitions, support numerous developers, conduct extensive marketing, enter multiple markets, or undertake meaningful digital asset-related activities. Investors should not assume that the Company will be able to execute the full business plan unless sufficient proceeds are raised.

Material Capital Expenditures

We do not currently expect to make significant capital expenditures for manufacturing facilities, physical plants, heavy equipment or large real estate assets during the next twelve months. Our expected expenditures are primarily related to software development, technology infrastructure, cloud systems, cybersecurity, compliance systems, legal and accounting services, professional fees, acquisition costs, contractor costs, developer arrangements, enterprise integrations, marketing and working capital. If we identify an acquisition, software asset, infrastructure asset, intellectual property asset or other opportunity that management believes is material to our business, we may allocate proceeds to that opportunity. As of the date of this Offering Circular, we have not committed to any material capital expenditure.

Research and Development

A portion of our operating activities may be characterized as research and development, including product design, software development, smart-contract review, blockchain integration work, platform architecture, cybersecurity testing, wallet functionality, transaction workflows, compliance technology, analytics tools, prototypes and pilot programs. Research and development expenses may be substantial and may not result in commercial products, revenue or intellectual property that can be monetized. We may modify or abandon development projects if they are not technically feasible, commercially attractive, legally viable or consistent with our capital resources.

Revenue Expectations

We do not expect to generate significant revenue immediately. Revenue, if any, may depend on our ability to develop or acquire commercially useful products, enter into enforceable commercial arrangements, attract users or enterprise customers, implement platform fees, license software, obtain revenue-share or royalty rights, complete integrations, support developer projects or commercialize acquired assets. There is no assurance that any revenue will be generated during the first twelve months following qualification of this offering. Even if revenue is generated, it may be limited, irregular, project-based or insufficient to cover our operating expenses.

No Material Commitments

As of the date of this Offering Circular, we have not entered into any binding agreement for any material acquisition, enterprise contract, developer arrangement, digital asset transaction, staking arrangement, validator arrangement, material lease, material financing or material capital expenditure. We may enter into such arrangements in the future if management determines that doing so is in the best interests of the Company and consistent with our business plan and available capital.

No Assurance of Successful Execution

Our Plan of Operations is based on current expectations and assumptions. The blockchain, digital asset, software, cybersecurity, regulatory and capital-market environments may change rapidly. We may revise our operating plan, delay planned activities, reallocate proceeds, change product priorities, reduce expenditures, abandon opportunities or pursue different opportunities if management believes such changes are appropriate. There is no assurance that we will successfully execute this Plan of Operations, generate revenue, complete acquisitions, launch products, attract developers, obtain enterprise customers, manage compliance obligations or create shareholder value. Investors should review the “Risk Factors” section of this Offering Circular for a detailed discussion of the risks associated with our business and this offering.

Dilution

Dilution means the difference between the offering price paid by investors in this offering and the net tangible book value per share of our Common Stock immediately after the offering. Net tangible book value is calculated by subtracting total liabilities from total tangible assets. Net tangible book value per share is calculated by dividing net tangible book value by the number of shares of Common Stock outstanding. The offering price of the shares in this offering is US $1.00 per share. The offering price was determined by the Company and may not bear any relationship to the Company’s book value, tangible assets, net worth, operating history, revenues, earnings, cash flow or any other established measure of value. As of July 15, 2026, the Company had 116,320,000 shares of Common Stock issued and outstanding. Of these shares, Rahul Malhotra owns 87,240,000 shares, representing 75% of the issued and outstanding shares before this offering, and Financial Agency Group owns 29,080,000 shares, representing 25% of the issued and outstanding shares before this offering. These shares were issued at a purchase price of US $0.0001 per share, for aggregate cash consideration of US $11,632. As of July 15, 2026, the Company had no liabilities, no debt, no SAFEs, no convertible notes, no preferred shares, no options, no warrants and no intangible assets recorded on its balance sheet. Accordingly, before this offering, the Company’s net tangible book value was US $11,632, or approximately US $0.0001 per share. Investors in this offering will pay US $1.00 per share, which is substantially higher than the price paid by the Company’s existing shareholders. As a result, investors in this offering will experience immediate and substantial dilution.

The following table illustrates dilution to investors at 25%, 50%, 75% and 100% of the offering being sold. The calculations assume an offering price of US $1.00 per share and estimated offering expenses of US $500,000, US $600,000, US $675,000 and US $750,000 at the respective offering levels.

Dilution Calculation	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Gross proceeds from this offering	US $12,500,000	US $25,000,000	US $37,500,000	US $50,000,000
Estimated offering expenses	US $500,000	US $600,000	US $675,000	US $750,000
Estimated net proceeds	US $12,000,000	US $24,400,000	US $36,825,000	US $49,250,000
Net tangible book value before offering	US $11,632	US $11,632	US $11,632	US $11,632
Pro forma net tangible book value after offering	US $12,011,632	US $24,411,632	US $36,836,632	US $49,261,632
Shares outstanding before offering	116,320,000	116,320,000	116,320,000	116,320,000
New shares sold in this offering	12,500,000	25,000,000	37,500,000	50,000,000
Total shares outstanding after offering	128,820,000	141,320,000	153,820,000	166,320,000
Offering price per share	US $1.00	US $1.00	US $1.00	US $1.00
Net tangible book value per share before offering	US $0.0001	US $0.0001	US $0.0001	US $0.0001
Pro forma net tangible book value per share after offering	US $0.093244	US $0.172740	US $0.239479	US $0.296186
Increase in net tangible book value per share attributable to new investors	US $0.093144	US $0.172640	US $0.239379	US $0.296086
Immediate dilution per share to new investors	US $0.906756	US $0.827260	US $0.760521	US $0.703814

The following table compares the number of shares purchased, total consideration paid and average price per share paid by existing shareholders and by investors in this offering, assuming the sale of 100% of the offering.

Shareholder Group	Shares Purchased	Total Consideration Paid	Average Price Per Share
Existing shareholders	116,320,000	US $11,632	US $0.0001
New investors in this offering	50,000,000	US $50,000,000	US $1.00
Total	166,320,000	US $50,011,632	US $0.300694

The following table shows the ownership percentages of existing shareholders and new investors at different offering levels.

Ownership After Offering	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Existing shareholders	90.30%	82.31%	75.62%	69.94%
New investors in this offering	9.70%	17.69%	24.38%	30.06%
Total	100.00%	100.00%	100.00%	100.00%

The foregoing tables do not give effect to any future issuance of shares, preferred stock, options, warrants, convertible securities, SAFEs, equity incentives, acquisition consideration, developer compensation, consultant compensation or other securities. The Company currently has no preferred shares, options, warrants, convertible notes or SAFEs outstanding. If the Company issues additional securities in the future, investors in this offering may experience additional dilution. The dilution calculations are based on the Company’s current capitalization and the assumptions described above. Actual dilution may be different if offering expenses are higher or lower than estimated, if fewer or more shares are sold, if the Company changes the offering terms, or if the Company issues additional securities.

Description of Our Business

Overview of the Company

ZQ Platforms Inc. is a Wyoming corporation formed to pursue a platform-development and commercialization strategy in the Web3, blockchain infrastructure and digital asset-related technology sectors. The Company is an early-stage company and, as of the date of this Offering Circular, has limited operating history, no meaningful revenue, no material commercial product launched, no material acquisition completed and no material revenue-generating contract in place. The Company intends to operate as an independent platform-development and commercialization company. Its proposed business is to build, acquire, operate and commercialize products, platforms, tools, software, infrastructure, intellectual property and commercial opportunities that may operate within, connect to, or support use cases around the Zilliqa ecosystem and the broader Web3 economy. The Company’s business plan is intended to focus on operating activities and commercial rights, rather than merely holding digital assets for investment purposes. The Company expects that its activities may include software development, technology infrastructure development, acquisition or licensing of Web3 and software assets, developer arrangements, venture-studio projects, enterprise integrations, platform commercialization, revenue-share arrangements, licensing arrangements, royalties, project subsidiaries, intellectual property rights and other commercial opportunities. The Company may also use a limited portion of its resources for operational digital asset activities, including ZIL-related operational use, wallet infrastructure, testing, transaction support, staking or validator-related activities, if any, but only where management believes such activities are connected to the Company’s operating business and commercial strategy. ZQ Platforms Inc. is independent and is not affiliated with, sponsored by, endorsed by, controlled by, funded by or officially approved by Zilliqa Group, the Zilliqa Foundation or any other Zilliqa-related entity. References in this Offering Circular to Zilliqa, ZIL or the Zilliqa ecosystem are intended only to describe the blockchain ecosystem around which the Company may seek to build, acquire, operate or commercialize products, platforms and infrastructure. Investors in this offering are purchasing securities of ZQ Platforms Inc. only, and are not purchasing ZIL tokens or any equity, ownership, governance, voting, economic or other interest in Zilliqa, Zilliqa Group, the Zilliqa Foundation or any other Zilliqa-related entity. The Company was organized to provide a corporate platform through which capital, technology, commercial partnerships, developer relationships, acquisitions and operating opportunities may be pursued in a structured manner. Management believes that certain blockchain ecosystems may benefit from independent operating companies that are focused on building commercial products, supporting developer activity, creating enterprise use cases, acquiring useful technology assets and converting ecosystem-level opportunities into business-level revenue streams. There is no assurance, however, that the Company will be able to identify suitable opportunities, develop commercially successful products, complete acquisitions, attract developers, obtain enterprise customers, generate revenue or create shareholder value. Because the Company is in the development stage, its business plan remains subject to significant uncertainty. The Company’s ability to execute its strategy will depend on the amount of proceeds raised in this offering, the availability of suitable acquisition or development opportunities, regulatory developments, technology execution, market acceptance, cybersecurity controls, digital asset custody arrangements, accounting and tax considerations, compliance requirements and management’s ability to build an effective operating organization. If the Company raises less than the maximum offering amount, it expects to implement a scaled version of its business plan and prioritize compliance, corporate infrastructure, limited technology development, selective commercial opportunities and working capital. The Company does not currently intend to operate as an investment company, private fund, token fund or passive digital asset holding vehicle. The Company intends to structure its activities as an operating business focused on product development, platform ownership, technology commercialization, intellectual property rights, enterprise adoption, licensing, revenue participation and other business activities. The Company may limit, restructure or avoid certain digital asset, minority investment, token-right, revenue-right or project-interest activities if management determines that such activities may create excessive regulatory, investment-company, accounting, tax, custody or operational risk. The Company’s principal executive office is located at 255 S Orange Avenue Suite 104, #1261 Orlando, FL 32801, United States. The Company may initially operate through a lean structure supported by officers, directors, consultants, contractors, advisors, developers, offshore teams, legal counsel, accountants, auditors, cybersecurity providers, compliance vendors, transfer agents, technology vendors and other third-party service providers. The Company may add employees, consultants and service-provider relationships as proceeds become available and as its business plan develops.

Our Business Objective

The Company’s primary business objective is to build, acquire, operate and commercialize products, platforms, tools, software, infrastructure, intellectual property and commercial opportunities that may operate within, connect to, or support use cases around the Zilliqa ecosystem and the broader Web3 economy. The Company intends to pursue this objective as an independent operating company, and not as an official Zilliqa entity, token fund, investment company or passive digital asset holding vehicle. The Company’s strategy is based on the view that public blockchain ecosystems require practical products, developer support, enterprise integrations, transaction infrastructure, compliance tools, user applications and commercially focused operating companies in order to move beyond speculative market activity and create sustainable business value. The Company intends to focus on opportunities where it may obtain direct commercial rights, such as platform ownership, software rights, intellectual property rights, licensing rights, revenue-share rights, royalty rights, enterprise contracts, transaction economics, project-subsidiary interests or other enforceable business arrangements. The Company may seek to build products internally, acquire existing software or Web3 assets, license technology, partner with developers, support project companies, form subsidiaries, enter into commercial arrangements or combine these approaches. The Company may evaluate opportunities involving developer tools, enterprise blockchain applications, wallet-related infrastructure, analytics, compliance tools, transaction-support systems, token-utility applications, data products, infrastructure services, software platforms and other commercial products that management believes may have relevance to the Zilliqa ecosystem or the broader Web3 economy. A key part of the Company’s objective is to convert ecosystem-level activity into Company-level value. Increased awareness, developer participation, transaction activity or token utility within a blockchain ecosystem does not automatically create revenue for the Company. Accordingly, the Company intends to focus on opportunities where it may capture value through ownership, contracts, fees, licenses, revenue participation, royalties, intellectual property, subsidiaries, enterprise relationships or other direct economic rights. The Company may also seek to support developer and project activity through developer-for-equity, developer-for-revenue, revenue-share, licensing, royalty, commercialization, venture-studio or project-subsidiary arrangements. Under these arrangements, the Company may provide capital, business support, compliance support, commercialization support, market access, technology resources or strategic guidance in exchange for ownership interests, revenue rights, intellectual property rights, warrants, token-related rights or other commercial rights. The Company intends to evaluate these arrangements based on commercial value, legal enforceability, technical quality, regulatory risk and alignment with shareholder interests. The Company may pursue acquisitions or licenses of Web3 products, software assets, codebases, domains, intellectual property, infrastructure tools, data assets, developer communities or project companies. Any such acquisition or licensing activity would be intended to accelerate product development, reduce time to market, expand the Company’s technology base, obtain commercial rights or create potential revenue opportunities. As of the date of this Offering Circular, the Company has not entered into any binding agreement for any material acquisition or licensing transaction. The Company may use a limited portion of its resources for operational digital asset activities, including ZIL-related operational use, wallet infrastructure, testing, transaction support, staking or validator-related activities, if any. Any such activity is expected to be connected to the Company’s operating business, platform strategy, technology development, infrastructure support, transaction functionality, customer use cases or commercial activities. The Company does not intend to use offering proceeds merely to accumulate ZIL tokens or other digital assets for passive investment purposes. The Company’s objective is also to remain flexible. The Web3, blockchain, fintech, digital asset and enterprise technology markets are rapidly changing, and the Company may need to adjust its product focus, acquisition strategy, developer arrangements, digital asset activities, commercial partnerships or use of proceeds based on market conditions, regulatory developments, technology requirements, cybersecurity concerns, available opportunities and capital resources. Management will have broad discretion in determining which opportunities to pursue and how to allocate capital. There is no assurance that the Company will achieve its business objective. The Company may fail to build commercially useful products, complete acquisitions, attract developers, obtain enterprise customers, negotiate favorable commercial rights, generate revenue, manage regulatory risks or create shareholder value. The Company’s ability to execute its objective will depend on the proceeds raised in this offering, management execution, market acceptance, technology development, regulatory developments, cybersecurity controls, third-party performance and other risks described in this Offering Circular.

No Affiliation with Zilliqa

ZQ Platforms Inc. is an independent company. The Company is not affiliated with, sponsored by, endorsed by, controlled by, funded by, authorized by or officially approved by Zilliqa Group, the Zilliqa Foundation or any other Zilliqa-related entity. No Zilliqa-related entity has approved this offering, reviewed this Offering Circular, guaranteed the Company’s business plan, agreed to provide technical support, agreed to provide funding, or agreed to provide any commercial, operational or strategic support to the Company. References in this Offering Circular to “Zilliqa,” “ZIL,” the “Zilliqa ecosystem” or similar terms are intended only to identify the public blockchain ecosystem and digital asset environment around which the Company may seek to build, acquire, operate or commercialize products, platforms, tools, infrastructure, software, intellectual property and commercial opportunities. These references should not be interpreted as indicating that the Company is an official Zilliqa company, ecosystem arm, foundation vehicle, partner, affiliate, agent, representative or sponsored entity. Investors in this offering are purchasing shares of Common Stock of ZQ Platforms Inc. only. Investors are not purchasing ZIL tokens and will not receive any equity, ownership, voting, governance, revenue-sharing, economic or other rights in Zilliqa, Zilliqa Group, the Zilliqa Foundation, the Zilliqa blockchain, the ZIL token or any other Zilliqa-related entity or asset. The value of the Company’s shares will depend on the Company’s own business, assets, liabilities, operations, management, capital resources, commercial rights and ability to execute its strategy. The Company’s ability to pursue opportunities around the Zilliqa ecosystem does not depend on any formal contractual relationship with Zilliqa Group, the Zilliqa Foundation or any other Zilliqa-related entity unless such relationship is entered into in the future under a written agreement. As of the date of this Offering Circular, the Company has not entered into any such agreement. The Company may seek discussions, relationships, integrations, permissions, commercial arrangements or collaborations in the future, but there is no assurance that any Zilliqa-related entity will enter into any agreement with the Company or provide any support. The Company will seek to avoid statements, branding, marketing materials, investor communications or product descriptions that imply official sponsorship, endorsement, approval, funding or control by any Zilliqa-related entity unless such relationship is supported by a written agreement. The Company does not intend to use Zilliqa logos, official branding, trademarks, trade dress or confusingly similar materials in a manner that suggests affiliation or endorsement without appropriate authorization. Even with these disclosures, there is a risk that investors, users, developers, enterprises, service providers, media, regulators or other market participants may misunderstand the Company’s relationship with Zilliqa. Any misunderstanding could create investor-relations issues, regulatory questions, reputational harm, commercial disputes, legal claims or requests to revise the Company’s public communications. The Company intends to address this risk through clear disclosure, conservative public statements and separation between the Company’s independent corporate identity and the Zilliqa ecosystem references used to describe its proposed business focus.

Why We Are Focused on the Zilliqa Ecosystem

The Company’s initial business focus is expected to be centered around the Zilliqa ecosystem because management believes that public blockchain ecosystems may create opportunities for independent companies that are able to build practical products, commercial infrastructure, developer tools, enterprise applications and revenue-generating services around existing blockchain networks. Zilliqa is a public blockchain ecosystem with its own native digital asset, developer community, technical infrastructure and market presence. The Company believes that an independent operating company may be able to pursue commercial opportunities around such an ecosystem without being formally affiliated with, sponsored by or controlled by the ecosystem itself. Our focus on the Zilliqa ecosystem does not mean that the Company is investing in Zilliqa, representing Zilliqa, operating Zilliqa, or offering investors direct exposure to ZIL tokens. Rather, the Company views the Zilliqa ecosystem as a potential area of commercial activity where products, tools, integrations, software applications, infrastructure services and business models may be developed or acquired. The Company’s objective is to identify opportunities where ecosystem activity can be connected to Company-level value through ownership of platforms, intellectual property, software products, licensing rights, enterprise contracts, revenue-share rights, transaction economics, royalties or other commercial rights. Management believes that many public blockchain ecosystems may require more than protocol development or token-market activity in order to support long-term commercial use. They may require user-friendly applications, developer support, transaction infrastructure, compliance tools, analytics, wallet-related functionality, enterprise integration layers, security systems, business applications and commercial products that make blockchain technology more usable for developers, enterprises and end users. The Company intends to evaluate whether similar opportunities may exist around the Zilliqa ecosystem and whether such opportunities can be structured in a manner that benefits the Company and its shareholders. The Company may focus on areas where management believes there may be practical demand, including developer tools, software development kits, application infrastructure, enterprise integration tools, compliance and analytics products, transaction-support systems, wallet-related features, data products, token-utility applications, digital asset operational tools, business applications and other platform services. The Company may also evaluate opportunities to acquire, license, relaunch or improve existing Web3 products, codebases, intellectual property, domains, communities or software assets that could be adapted to operate within or connect to the Zilliqa ecosystem. The Company also believes that enterprise adoption may require a bridge between public blockchain infrastructure and traditional business requirements. Enterprises may require compliance review, cybersecurity controls, data protection, user onboarding, accounting support, transaction monitoring, legal documentation, integration support, reporting features, service-level expectations and practical business use cases before adopting blockchain-based products. The Company may seek to develop or acquire products that help address these requirements, although there is no assurance that enterprise customers will adopt any product developed or commercialized by the Company. Developer activity is another reason for the Company’s proposed focus. Public blockchain ecosystems depend in part on developers and project teams that build applications, tools and services. The Company may seek to support developers, software studios or project companies through developer-for-equity, developer-for-revenue, revenue-share, licensing, royalty, intellectual property, commercialization or venture-studio arrangements. Under these arrangements, the Company may provide capital, strategic support, business development support, compliance support or commercialization support in exchange for direct economic or commercial rights. The Company may also pursue opportunities where the Zilliqa ecosystem can be used as part of broader Web3 or enterprise products, rather than limiting itself to products that serve only existing Zilliqa users. For example, a product may be designed to connect blockchain activity with enterprise workflows, user applications, analytics, compliance functions, digital asset operations, transaction systems or other software use cases. The Company intends to remain flexible and may pursue opportunities that are Zilliqa-related, multi-chain, chain-agnostic or broader Web3 opportunities if management believes they are commercially attractive and consistent with the Company’s business plan. The Company’s focus on the Zilliqa ecosystem is subject to significant risks. The Company does not control the Zilliqa blockchain, ZIL token, protocol roadmap, validators, governance, technical upgrades, community, market perception, liquidity or exchange support. If the Zilliqa ecosystem does not grow, loses relevance, experiences technical problems, faces regulatory issues, suffers reputational harm or fails to attract developers, users, enterprises or liquidity, the Company’s business opportunities may be materially reduced. The Company may therefore adjust, expand, reduce or modify its ecosystem focus over time based on commercial results, market conditions, regulatory developments, technology requirements and shareholder interests. The Company’s business rationale is not based on the assumption that mere association with the Zilliqa ecosystem will create value. Increased ecosystem visibility, token usage, developer interest or public attention may not result in revenue or shareholder value for the Company. The Company must independently build, acquire, operate and commercialize products and rights that generate economic benefit. There is no assurance that the Company will be able to do so successfully. For these reasons, the Company’s focus on the Zilliqa ecosystem should be understood as an initial strategic direction and potential commercial opportunity, not as a guarantee of revenue, adoption, token appreciation, official support or shareholder returns. The Company may modify this focus if management determines that other products, technologies, ecosystems, markets or opportunities offer a better path to commercial value.

Our Proposed Business Model

The Company’s proposed business model is to create revenue and shareholder value by building, acquiring, operating and commercializing products, platforms, tools, software, infrastructure, intellectual property and commercial opportunities that may operate within, connect to, or support use cases around the Zilliqa ecosystem and the broader Web3 economy. The Company intends to operate as a commercial platform-development company, not as a passive holder of ZIL tokens or as an investment fund. Accordingly, the Company’s focus will be on business activities that may produce revenue, contractual rights, intellectual property value, operating income, platform economics or other direct economic benefits to the Company. The Company may seek to generate revenue through software licensing. Under this model, the Company may develop, acquire or license software products and make them available to enterprises, developers, project companies, infrastructure providers, ecosystem participants or other customers for a fixed license fee, recurring license fee, usage-based fee or negotiated commercial fee. Licensed software may include developer tools, compliance tools, analytics tools, enterprise integration tools, wallet-related tools, transaction-support systems, data products, infrastructure tools or other software applications. There is no assurance that any software product will be completed, accepted by customers or capable of generating license revenue. The Company may also seek to generate subscription-based revenue. Certain products or platforms may be offered on a recurring subscription basis, including monthly, annual or enterprise-level plans. Subscription revenue may be based on access to software, dashboards, analytics, compliance systems, developer tools, transaction monitoring, enterprise integrations, platform administration tools, user-management features, wallet-related services or other software-as-a-service offerings. Subscription models may provide recurring revenue if customers adopt and continue using the products, but the Company has not yet launched any subscription product and may never achieve meaningful subscriber adoption. The Company may seek to generate transaction-based revenue or platform fees where commercially and legally appropriate. If the Company develops or operates products that support transactions, platform activity, user interactions, enterprise workflows, wallet functions, blockchain activity, digital asset operations or other usage-based features, the Company may charge transaction fees, platform fees, processing fees, access fees, technology fees or other usage-based charges. Any transaction-based revenue will depend on actual platform usage, user adoption, technical functionality, fee levels, competitive pricing, regulatory considerations and the Company’s ability to structure such fees in compliance with applicable law. The Company may also seek revenue from integration fees and implementation services. Enterprise customers and commercial partners may require technical integration, customization, onboarding, cybersecurity review, compliance review, data mapping, documentation, training, support, testing and deployment assistance. The Company may charge fees for these services where appropriate. However, enterprise integration work may be costly, time-consuming and uncertain, and pilot programs or integration discussions may not result in commercial contracts or recurring revenue. Revenue-share rights may be an important part of the Company’s proposed business model. The Company may provide capital, software, technology support, business development assistance, compliance support, commercialization support, market access or other resources to developers, software studios, project companies or commercial partners in exchange for a percentage of future revenue generated by a product, platform, project or business. These revenue-share arrangements may be attractive where the Company does not own the entire product or project but is able to negotiate a direct economic interest in its future commercial performance. Revenue-share rights may be difficult to value, monitor and enforce, and may have little or no value if the underlying project fails to generate revenue. The Company may seek to obtain royalty rights from software, intellectual property, technology, data products, licensed platforms, acquired assets or supported projects. Royalty arrangements may be based on sales, usage, licensing income, transaction volume, customer revenue or other agreed measures. Royalties may provide a recurring economic interest if the underlying product or asset is commercially successful. However, royalty revenue may be delayed, irregular, disputed or dependent on third-party reporting and performance. The Company may enter into enterprise contracts with businesses, institutions, technology companies, infrastructure providers, project companies or other commercial users. These contracts may involve software licensing, product development, technology integration, managed services, consulting, compliance tools, analytics, support services, white-label arrangements, infrastructure services, data services or other commercial arrangements. Enterprise contracts may provide larger revenue opportunities than individual user products, but they may involve long sales cycles, extensive negotiation, procurement review, legal review, cybersecurity requirements, customization obligations and uncertain conversion from pilot to paid deployment. The Company may seek to generate infrastructure-services revenue. This may include fees for hosting, node-related support, validator-related support, wallet infrastructure, API access, transaction infrastructure, analytics infrastructure, compliance infrastructure, data services, platform administration, monitoring tools, enterprise connectors or other technical services. Any infrastructure-services revenue will depend on whether the Company can build or acquire reliable, secure and commercially useful infrastructure and whether customers are willing to pay for such services. The Company’s acquisition strategy may also support its proposed business model. The Company may acquire or license Web3 products, software assets, codebases, domains, intellectual property, infrastructure tools, data assets, communities, applications or project companies that management believes can be improved, integrated, relaunched, monetized or connected to commercial opportunities. Acquisition monetization may occur through licensing, subscriptions, enterprise contracts, transaction fees, royalties, resale, integration into Company platforms, combination with other assets, or operation through subsidiaries. The Company has not yet entered into any binding agreement for any material acquisition, and there is no assurance that any acquisition will be completed or successfully monetized. The Company may also form, fund, support or own project subsidiaries. These subsidiaries may be used to hold specific products, intellectual property, software assets, commercial rights, acquired assets, developer projects or operating businesses. Project-company economics may include majority or minority ownership interests, revenue participation, licensing fees, royalties, management fees, platform fees, intellectual property ownership, warrants, token-related rights or other contractual rights. The Company may use subsidiaries to organize business lines, isolate risks, manage intellectual property, structure partnerships or support commercial development. Any such structure will need to be evaluated for accounting, tax, securities-law, investment-company, digital asset and corporate governance considerations. The Company may pursue developer-for-equity, developer-for-revenue or venture-studio arrangements. Under these arrangements, the Company may provide capital, strategic support, compliance support, technology resources, business development assistance, commercialization support or access to investor and enterprise relationships in exchange for equity interests, revenue rights, royalties, intellectual property rights, warrants, token rights, licensing rights or other commercial rights. These arrangements may allow the Company to participate in the upside of products developed by third parties, but they may also expose the Company to execution risk, dependency on developers, contract-enforcement risk, regulatory complexity and valuation uncertainty. The Company may also generate revenue through support fees, maintenance fees, professional services, advisory fees related to product commercialization, data services, white-label technology arrangements, application programming interface access, compliance-tool access, analytics dashboards, marketplace participation fees, enterprise service packages or other business models that management may identify in the future. The Company intends to remain flexible because the Web3 and blockchain markets are rapidly evolving and the most commercially attractive revenue models may change over time. The Company does not intend to rely solely on appreciation of ZIL tokens or other digital assets as its business model. While the Company may use ZIL or other digital assets for operational purposes, including wallet infrastructure, testing, transaction support, staking or validator-related activities, if any, such activities are expected to be connected to the Company’s operating business and commercial strategy. The Company does not intend to use offering proceeds merely to accumulate ZIL tokens for passive investment purposes. The Company’s proposed revenue streams remain uncertain. As of the date of this Offering Circular, the Company has not generated meaningful revenue, launched a material commercial product, completed a material acquisition, entered into a material enterprise contract, or established any recurring revenue stream. The Company may spend substantial capital on products, acquisitions, developer arrangements, compliance systems and commercial opportunities that do not generate revenue. There is no assurance that any proposed revenue model will be successful, profitable or sustainable. The Company’s ability to make money will depend on many factors, including the amount of capital raised, the quality of products developed or acquired, the enforceability of commercial rights, customer demand, developer performance, enterprise adoption, technology execution, regulatory compliance, cybersecurity, competition, market conditions, the continued relevance of the Zilliqa ecosystem and management’s ability to allocate capital effectively. If the Company is unable to convert its proposed business model into actual revenue and operating value, its business, financial condition and prospects may be materially harmed.

Products and Platforms We May Build

The Company may build, acquire, license, operate or commercialize a range of products, platforms, tools, software applications, infrastructure systems and related technology assets that may operate within, connect to, or support use cases around the Zilliqa ecosystem and the broader Web3 economy. The Company has not yet launched any material commercial product and has not committed to any specific product-development roadmap. The categories described below represent areas that management may evaluate, develop, acquire or commercialize if sufficient capital is raised and if management determines that the opportunity is technically feasible, commercially attractive and legally appropriate. One possible product category is developer tools. These may include software development kits, application programming interfaces, testing environments, deployment tools, documentation systems, smart-contract templates, developer dashboards, debugging tools, integration libraries, data access tools and other resources that may help developers build applications connected to the Zilliqa ecosystem or broader Web3 infrastructure. The Company may seek to monetize developer tools through licenses, subscriptions, support fees, usage-based charges, enterprise packages, revenue-share arrangements or other commercial structures. The Company may also develop or acquire enterprise integration tools. These tools may be designed to help businesses connect blockchain-based functions with existing enterprise systems, databases, customer platforms, accounting systems, compliance workflows, identity systems, payment systems, loyalty systems, supply-chain systems or other business software. Enterprise integration may require custom development, cybersecurity review, compliance controls, data-mapping, reporting features, user permissions and support services. Revenue may be generated through integration fees, licensing, subscriptions, professional services, support fees or enterprise contracts. Another potential product category is compliance tools. These may include KYC support systems, AML workflows, sanctions-screening integrations, wallet-screening tools, transaction-monitoring features, fraud-detection systems, restricted-jurisdiction controls, audit logs, reporting tools and compliance dashboards. Such tools may be important for enterprises, regulated partners, digital asset service providers or project companies that need to manage legal and compliance risks when interacting with blockchain-based products. The Company may rely on third-party compliance vendors or data providers to support these products. The Company may also pursue analytics and data products. These may include dashboards, on-chain activity reports, wallet analytics, transaction analytics, ecosystem-usage metrics, developer-activity metrics, token-utility analytics, enterprise reporting tools, risk-scoring tools, data visualization products or business-intelligence systems. Analytics products may be used by developers, enterprises, project companies, investors, service providers or ecosystem participants seeking to understand activity, adoption, risk or commercial performance. Any analytics product would depend on the accuracy, reliability and availability of underlying data sources. The Company may evaluate wallet-related infrastructure. This may include user-interface tools, wallet connection features, wallet-screening integrations, account-management systems, custody-support workflows, transaction authorization tools, recovery-support processes, enterprise wallet administration, access controls, permission systems, security monitoring and other wallet-adjacent software. The Company does not currently intend to hold itself out as a custodian unless it determines that it can lawfully do so and has obtained any required licenses, approvals, exemptions or third-party arrangements. Wallet-related products may involve significant cybersecurity, privacy, custody, compliance and user-protection risks. The Company may build or acquire transaction-support tools. These may include systems that support transaction initiation, tracking, reconciliation, reporting, routing, fee management, transaction confirmation, user notifications, dispute workflows, enterprise transaction records or integration with blockchain-based transaction activity. Transaction-support tools may be useful for businesses or applications that need to manage blockchain transactions in a more organized, auditable or user-friendly manner. Any such tools would need to be structured carefully to avoid unauthorized money transmission, custody, broker-dealer, exchange, transfer-agent or other regulated activity. The Company may also consider token utility applications. These may include products or features that support lawful and practical use cases involving ZIL or other permitted digital assets, such as access features, platform functionality, transaction support, testing environments, staking-related user interfaces, loyalty applications, developer incentives, enterprise use cases or other utility-focused applications. The Company does not intend to promote ZIL as an investment product or to represent that ZIL will appreciate in value. Any token-utility application would be evaluated for regulatory, tax, accounting, custody, cybersecurity and consumer-protection considerations. The Company may pursue business applications that use blockchain infrastructure to support practical commercial functions. These may include applications for digital identity, loyalty programs, rewards systems, verification tools, certificates, supply-chain records, digital asset administration, enterprise workflows, data verification, records management, compliance reporting, payment-adjacent workflows or other business use cases. The Company may seek to develop applications that are understandable to businesses and end users, rather than products that depend only on speculative digital asset activity. The Company may also develop or acquire Web3 infrastructure. This may include API infrastructure, node-related support tools, validator-related support tools, monitoring systems, cloud infrastructure, data indexing, transaction monitoring, developer infrastructure, smart-contract deployment systems, cybersecurity systems, compliance infrastructure, analytics infrastructure, hosting, middleware or other technical services. Infrastructure products may be offered to developers, enterprises, project companies, service providers or ecosystem participants. The Company may charge licensing fees, subscription fees, usage fees, support fees or infrastructure-service fees. The Company may use a build, buy or partner approach to these product categories. Some products may be developed internally by employees, contractors or offshore development teams. Other products may be acquired, licensed or commercialized from third parties. The Company may also partner with developers, software studios, project companies, infrastructure providers, compliance vendors, analytics providers, wallet providers, custodians or enterprise customers. The decision to build, acquire, license or partner will depend on cost, speed, technical quality, intellectual property ownership, regulatory risk, commercial demand and available capital. The Company may initially prioritize products that management believes can be developed or tested with limited capital and that have a clearer path to commercial rights or revenue. If the Company raises only a limited amount of proceeds, it may focus on a small number of core products, prototypes, integrations or acquired assets. If the Company raises a larger amount of proceeds, it may pursue multiple product categories, acquisitions, enterprise pilots and developer arrangements at the same time. The Company does not currently have any material product that has been fully developed, commercially launched or adopted by paying customers. There is no assurance that any product or platform described in this section will be built, acquired, launched, accepted by users, adopted by enterprises, approved by regulators, integrated with Zilliqa or any other blockchain, or capable of generating revenue. The Company may modify, delay, abandon or replace any product category if management determines that it is not technically feasible, commercially attractive, legally viable or consistent with the Company’s capital resources and shareholder interests.

Acquisition Strategy

The Company may pursue acquisitions, licenses, joint development arrangements, commercial rights, asset purchases or similar transactions involving Web3 products, software assets, codebases, domains, platforms, intellectual property, data assets, developer communities, infrastructure tools, applications, project companies or other technology-related assets. The purpose of this strategy would be to accelerate product development, reduce time to market, obtain useful technology, secure commercial rights, expand potential revenue streams and support the Company’s broader platform-development and commercialization strategy. The Company may evaluate opportunities involving existing blockchain applications, developer tools, wallet-related software, analytics products, compliance tools, transaction-support systems, enterprise integration tools, infrastructure software, token-utility applications, data products, domains, brands, documentation, customer relationships, user communities or other assets that management believes may be capable of being improved, integrated, relaunched, licensed, commercialized or operated by the Company. The Company may also evaluate project companies or software businesses that own or control products, intellectual property or commercial rights relevant to the Zilliqa ecosystem or the broader Web3 economy. The Company’s acquisition strategy is expected to be selective and commercially focused. The Company does not intend to acquire assets solely because they are associated with blockchain, digital assets or Web3. Management expects to evaluate potential acquisitions based on factors such as ownership of intellectual property, quality of code, security history, documentation, technical architecture, user base, commercial demand, revenue history, regulatory risk, cybersecurity risk, compatibility with the Company’s strategy, ability to integrate the asset, expected cost, required maintenance, availability of key developers or support personnel, and the likelihood that the asset can generate revenue or strategic value. Potential acquisition or licensing transactions may be structured in different ways. The Company may purchase assets for cash, issue shares or other securities as consideration, enter into revenue-share arrangements, agree to royalty payments, use milestone or earn-out structures, license technology, form joint ventures, acquire equity interests in project companies, establish project subsidiaries, or combine one or more of these structures. Any issuance of securities by the Company in connection with an acquisition would be subject to applicable corporate and securities laws and may result in dilution to existing shareholders. The Company may also license technology or commercial rights rather than acquire full ownership. Licensing may allow the Company to use, improve, distribute, commercialize or integrate software or intellectual property while limiting upfront cost. However, licenses may be limited in duration, geography, scope, exclusivity, customer category, revenue rights or termination protections. The Company will need to evaluate whether any license provides sufficient control and economic benefit to justify the Company’s investment of capital, time and resources. Before completing any material acquisition or licensing transaction, the Company expects to conduct due diligence. Due diligence may include review of corporate records, ownership records, intellectual property assignments, source code, open-source software usage, cybersecurity history, smart-contract audits, financial information, customer data, user metrics, contracts, liabilities, regulatory issues, tax matters, privacy obligations, data rights, employment or contractor arrangements, litigation history and other matters. The scope of due diligence will depend on the size and nature of the transaction. The Company may also need to evaluate whether an acquisition or licensing transaction creates legal, accounting, tax, cybersecurity, data-protection, digital asset, custody, investment-company, securities-law or other regulatory issues. Certain assets may involve token rights, revenue rights, warrants, equity interests, digital assets, staking arrangements, user wallets, data sets or regulated activities. The Company may decide not to proceed with an opportunity if management determines that the legal, regulatory, technical or operational risks outweigh the potential benefits. Acquired assets may require substantial additional investment before they can be commercialized. The Company may need to repair code, conduct security audits, update documentation, migrate infrastructure, redesign user interfaces, resolve intellectual property issues, improve cybersecurity, hire developers, rebrand products, integrate systems, obtain licenses, renegotiate contracts, rebuild user communities or adapt products to the Zilliqa ecosystem or other Web3 environments. These costs may be significant and may not result in a commercially successful product. The Company may also acquire or license assets that do not generate revenue immediately. Some assets may be acquired for strategic reasons, such as obtaining code, domains, intellectual property, developer relationships, infrastructure, technical capabilities, data, brand recognition or future optionality. There is no assurance that any such asset will ultimately generate revenue, increase shareholder value or be successfully integrated into the Company’s operations. As of the date of this Offering Circular, the Company has not entered into any binding agreement for any material acquisition, license, joint venture, asset purchase or project-company investment. The Company has not committed offering proceeds to any specific acquisition target. Any future acquisition or licensing transaction will depend on the amount of capital raised, availability of suitable targets, due diligence results, negotiation of acceptable terms, regulatory considerations, board approval where required, and management’s judgment. There is no assurance that the Company will identify suitable acquisition or licensing opportunities, complete any transaction on acceptable terms, successfully integrate acquired assets, generate revenue from acquired assets or avoid losses from acquisitions. If the Company overpays for assets, acquires assets with undisclosed liabilities or defects, fails to secure enforceable rights, or is unable to commercialize acquired assets, its business, financial condition and prospects may be materially harmed.

Developer and Venture-Studio Strategy

The Company may pursue a developer and venture-studio strategy as part of its broader business plan. Under this strategy, the Company may identify developers, software studios, founders, project teams, technology companies or early-stage project companies that are building, or are capable of building, products, platforms, tools, software, infrastructure, applications or commercial opportunities that may operate within, connect to, or support use cases around the Zilliqa ecosystem and the broader Web3 economy. The purpose of this strategy would be to allow the Company to participate in the development and commercialization of products without relying solely on internal development. The Company may provide capital, business support, compliance support, legal coordination, commercialization support, market access, product strategy, investor-relations support, technology resources, infrastructure support or other assistance to selected developers or project teams. In exchange, the Company may seek direct economic or commercial rights in the relevant product, platform, software, intellectual property, project company or revenue stream. The Company may enter into developer-for-equity arrangements. Under this model, the Company may provide funding, strategic support, commercialization support or other resources to a developer, founder, software studio or project company in exchange for equity ownership or another ownership interest in the project company or entity that owns the relevant product. This structure may allow the Company to participate in the future value of a project if it is successfully developed and commercialized. However, equity interests in early-stage project companies may be highly speculative, illiquid and difficult to value, and may never produce dividends, distributions, sale proceeds or other economic returns. The Company may also enter into developer-for-revenue arrangements. Under this model, the Company may provide support to a developer or project in exchange for the right to receive a percentage of future revenue generated by the relevant product, platform, application, software asset or commercial activity. Revenue rights may be structured as a fixed percentage of gross revenue, net revenue, platform revenue, licensing revenue, subscription revenue, transaction-based revenue, enterprise contract revenue or other agreed revenue categories. These arrangements may provide a direct path to Company-level revenue if the underlying project is successful, but they may be difficult to monitor, audit and enforce. The Company may negotiate revenue-share rights with developers, software studios, project companies or commercial partners. These arrangements may allow the Company to receive a portion of revenue generated from products or platforms that the Company helps fund, develop, commercialize, integrate, market or support. Revenue-share arrangements may be used where full ownership is not practical or where the Company believes that a shared commercial structure may better align incentives among the Company, developers and project teams. Revenue-share rights may be limited by contract terms, accounting definitions, deductions, reporting accuracy, collection issues or disputes regarding revenue calculation. The Company may also seek royalty rights in connection with products, platforms, software, intellectual property, data products, infrastructure tools, licensed assets or supported projects. Royalty arrangements may provide the Company with a percentage of sales, licensing revenue, usage fees, transaction fees, enterprise revenue or other commercial proceeds generated by a product or asset. Royalty rights may be useful where the Company contributes capital, intellectual property, brand support, technical support, commercialization support or market access but does not own the entire project. Royalty revenue, if any, may be irregular, delayed, disputed or dependent on the performance of third parties. The Company may enter into licensing arrangements with developers or project companies. These arrangements may involve the Company licensing software, code, tools, technology, data, brands, documentation, application components, APIs, smart-contract templates or other intellectual property from a developer or third party. The Company may also license technology or intellectual property owned by the Company to developers, project companies, enterprise customers or commercial partners. Licensing arrangements may be exclusive or non-exclusive, limited or broad, revocable or irrevocable, perpetual or term-based, and may include upfront fees, recurring fees, royalties, revenue-share terms, support obligations or other commercial terms. The Company may seek to obtain intellectual property rights in projects that it supports. Depending on the arrangement, the Company may require assignment of code, ownership of improvements, joint ownership of intellectual property, exclusive commercialization rights, source-code access, documentation rights, data rights, domain rights, trademark rights, license rights or other enforceable rights. The Company may also require developers and contractors to sign confidentiality agreements, invention-assignment agreements, work-made-for-hire agreements, non-disclosure agreements, contributor agreements or similar documents intended to protect the Company’s rights. There is no assurance that these agreements will fully protect the Company or prevent disputes. The Company may pursue commercialization arrangements with developers or project companies. Under these arrangements, the Company may assist with product positioning, enterprise introductions, investor communications, compliance planning, business development, marketing, public-company discipline, regulatory review, pricing strategy, documentation, customer onboarding, integration support or other activities designed to help convert a technical product into a commercial opportunity. In exchange, the Company may seek fees, revenue rights, royalties, equity interests, warrants, licensing rights or other economic participation. The Company may form or support project subsidiaries to hold specific products, platforms, intellectual property, commercial rights, acquired assets, developer projects or operating businesses. A project subsidiary may allow the Company to organize a particular business line, isolate operational risk, attract project-specific developers or partners, hold intellectual property, enter into contracts, receive revenue, or support a future financing, sale, license, joint venture or strategic transaction. The Company may own all or part of a project subsidiary, and may enter into agreements with developers, founders, consultants, investors or partners at the subsidiary level. Project-company economics may include majority ownership, minority ownership, revenue participation, royalties, licensing fees, management fees, platform fees, intellectual property ownership, warrants, token-related rights, profit participation, liquidation preferences, earn-outs, milestone rights or other contractual arrangements. The Company may structure each project differently based on the nature of the product, the contribution of the developers, the capital required, regulatory considerations, tax considerations, accounting treatment, intellectual property ownership and expected commercial opportunity. The Company may use this strategy to support products in categories such as developer tools, enterprise integration tools, compliance tools, analytics tools, wallet-related infrastructure, transaction-support tools, token-utility applications, business applications and Web3 infrastructure. However, the Company has not committed to any specific developer arrangement, venture-studio project or project subsidiary as of the date of this Offering Circular. The Company may decide not to pursue a particular project if it determines that the technical, commercial, regulatory, accounting, tax, cybersecurity or investment-company risks are too significant. Before entering into material developer or venture-studio arrangements, the Company expects to evaluate the experience of the developers, ownership of existing code, intellectual property status, open-source software usage, cybersecurity risks, smart-contract risks, product feasibility, regulatory issues, revenue potential, development timeline, capital requirements, ability to enforce rights, conflicts of interest, data rights, privacy obligations, tax treatment and accounting treatment. The Company may require milestone-based funding, reporting obligations, audit rights, intellectual property assignments, code escrow, source-code access, termination rights, confidentiality protections and other contractual protections where appropriate. The Company may also need to evaluate whether developer arrangements, revenue-share rights, royalty rights, token-related rights, warrants, minority equity interests or other project interests could create regulatory or investment-company concerns. The Company intends to operate as an operating company and not as an investment company, private fund or passive holder of securities or digital assets. Accordingly, the Company may limit, restructure, divest, avoid or modify certain arrangements if management determines that they could cause the Company to be viewed primarily as an investment company or could otherwise create unacceptable regulatory risk. Developer and venture-studio arrangements may involve substantial uncertainty. Developers may fail to complete products, miss milestones, deliver defective code, use infringing materials, fail to document work, become unavailable, dispute ownership, require more capital than expected, or fail to create products that customers will use. Project companies may fail, become insolvent, lose key personnel, face regulatory issues, suffer cybersecurity incidents or generate no revenue. Even if the Company obtains equity, revenue rights, royalties, licensing rights or intellectual property rights, those rights may have little or no value if the underlying product or project is unsuccessful. The Company believes that a developer and venture-studio strategy may provide flexibility and may allow it to participate in multiple product opportunities without building every product entirely in-house. However, this strategy also creates execution risk, dependency on third parties, contract-enforcement risk, intellectual property risk, valuation uncertainty, regulatory complexity and potential dilution if the Company issues securities as consideration or incentives. There is no assurance that any developer or venture-studio arrangement will be completed, commercially successful, profitable or beneficial to shareholders.

Enterprise and Commercial Partnership Strategy

The Company may seek to develop enterprise and commercial partnerships as part of its broader platform-development and commercialization strategy. The Company believes that products connected to blockchain, Web3 infrastructure or digital asset-related use cases may require more than technical development alone. Commercial adoption may require relationships with enterprises, technology providers, infrastructure providers, compliance vendors, custodians, analytics providers, wallet providers, cybersecurity vendors, payment processors, data providers, software integrators, advisors and other commercial partners. The Company may seek to work with enterprises that are evaluating blockchain-based or Web3-enabled products for business use cases. These enterprises may include companies in technology, financial services, consumer products, loyalty programs, supply-chain management, media, gaming, digital identity, data verification, tokenized records, compliance, infrastructure or other sectors where management believes blockchain-based tools may have practical commercial relevance. The Company may pursue pilot programs, proof-of-concept projects, integration discussions, software licensing, subscription arrangements, support agreements, enterprise contracts or other commercial arrangements with such enterprises. Enterprise relationships may be important because enterprise customers often require structured products, reliable service providers, legal documentation, compliance review, cybersecurity controls, accounting support, data-protection measures, onboarding systems, reporting tools and business-level support. The Company may seek to position itself as a commercial bridge between blockchain infrastructure and enterprise requirements by developing or acquiring products that are easier for businesses to evaluate, integrate and use. There is no assurance that any enterprise will adopt the Company’s products or enter into a commercial agreement with the Company. The Company may also work with technology providers that offer software, cloud infrastructure, application programming interfaces, data systems, security tools, developer tools, blockchain infrastructure, smart-contract tools, identity systems, transaction systems or enterprise software. These relationships may allow the Company to build products more efficiently, reduce development time, access specialized technology, improve reliability, enhance product functionality or integrate third-party services into Company platforms. The Company may license technology, enter into vendor agreements, integrate third-party APIs, use cloud services, obtain technical support or enter into joint-development arrangements where appropriate. Infrastructure providers may also be important to the Company’s business. The Company may rely on or work with providers of cloud hosting, node infrastructure, blockchain data indexing, validator support, API infrastructure, monitoring systems, cybersecurity infrastructure, transaction infrastructure, wallet infrastructure, analytics infrastructure, storage systems and other technical services. These providers may help the Company operate products, support transaction activity, monitor systems, improve performance, maintain uptime and deliver services to customers. Dependence on infrastructure providers may create operational risk if such providers fail, experience outages, increase prices, terminate services or are unable to support the Company’s requirements. The Company may work with compliance vendors to support KYC, AML, sanctions screening, wallet screening, transaction monitoring, fraud detection, identity verification, restricted-jurisdiction controls, audit logs, reporting workflows, customer onboarding and other compliance functions. Compliance tools may be particularly important if the Company develops products involving digital assets, wallet-related functionality, enterprise onboarding, transaction support, user accounts or regulated customers. The Company expects to evaluate compliance vendors based on reliability, regulatory coverage, data quality, integration capability, cost, reporting features and suitability for the Company’s products. The Company may also work with custodians or custody-support providers if its business activities involve holding, using, staking, deploying or otherwise interacting with ZIL tokens or other digital assets for operational purposes. Custody arrangements may include qualified custodians, institutional wallet providers, multi-signature wallet systems, key-management providers, transaction-approval systems, cold-storage providers, staking providers or other custody-related service providers. The Company does not currently intend to hold itself out as a custodian unless it determines that it can lawfully do so and has obtained any required licenses, approvals, exemptions or third-party arrangements. Analytics providers may support the Company’s products and internal decision-making. The Company may use analytics providers for on-chain data, wallet activity, transaction monitoring, ecosystem metrics, fraud detection, compliance signals, developer activity, user behavior, enterprise reporting, product usage, platform performance or market intelligence. The Company may also integrate analytics tools into products offered to customers. The accuracy, completeness and reliability of analytics data may affect product quality, compliance decisions and business strategy. Wallet providers may be relevant to products involving user authentication, transaction initiation, account management, enterprise wallet administration, wallet screening, transaction approval, digital asset functionality or other wallet-related features. The Company may integrate with third-party wallets, support wallet connection tools, use wallet infrastructure providers, or develop wallet-related administrative features. Wallet-related products may involve significant cybersecurity, custody, privacy, fraud, sanctions, consumer-protection and regulatory risks. The Company intends to evaluate these risks before launching any wallet-related functionality. The Company may also work with payment processors, transfer agents, broker-dealers, escrow providers, investor-onboarding platforms, subscription-processing systems, banking providers and financial-service vendors in connection with capital raising, investor administration, enterprise payments, customer billing, platform fees, compliance workflows or other business activities. Any such relationships will depend on the Company’s needs, regulatory requirements, product structure and availability of suitable providers. Commercial partnerships may be structured in different ways. The Company may enter into software licensing agreements, subscription agreements, service agreements, vendor agreements, integration agreements, revenue-share agreements, referral agreements, reseller agreements, white-label agreements, joint-development agreements, support agreements, data agreements, custody agreements, compliance-services agreements, enterprise pilot agreements or other commercial arrangements. The terms of each arrangement may vary based on the partner, product, regulatory requirements, commercial opportunity, intellectual property ownership, data rights, confidentiality obligations, revenue allocation and risk allocation. The Company may also seek strategic partnerships with developers, project companies, ecosystem participants, technology communities, service providers or commercial platforms that may support use cases around the Zilliqa ecosystem or the broader Web3 economy. These relationships may help the Company identify products, customers, developers, acquisition targets, integration opportunities or commercial use cases. However, strategic discussions or informal relationships do not guarantee revenue, product adoption, formal contracts or shareholder value. As of the date of this Offering Circular, the Company has not entered into any material enterprise contract, material commercial partnership, material technology-provider agreement, material custody agreement, material wallet-provider agreement, material analytics-provider agreement or material compliance-vendor agreement. The Company may enter into such arrangements in the future if management determines that they are necessary or beneficial to the Company’s business plan. Enterprise and commercial partnerships may involve significant costs and risks. Enterprise sales cycles may be long, pilots may not convert into paid contracts, partners may fail to perform, third-party technology may not function as expected, vendors may increase prices, data may be inaccurate, service providers may experience outages, custody providers may fail, compliance tools may provide incomplete results, and commercial agreements may not generate expected revenue. The Company may also become dependent on key partners or vendors, and loss of those relationships could delay product development or harm operations. The Company intends to evaluate partnerships based on commercial value, technical reliability, legal enforceability, regulatory risk, data protection, cybersecurity, intellectual property rights, cost, scalability, customer demand and alignment with shareholder interests. There is no assurance that the Company will be able to identify suitable partners, negotiate acceptable terms, complete integrations, maintain partner relationships, convert partnerships into revenue or avoid disputes with commercial partners.

Enterprise and Commercial Partnership Strategy

The Company may seek to develop enterprise and commercial partnerships as part of its broader platform-development and commercialization strategy. The Company believes that products connected to blockchain, Web3 infrastructure or digital asset-related use cases may require more than technical development alone. Commercial adoption may require relationships with enterprises, technology providers, infrastructure providers, compliance vendors, custodians, analytics providers, wallet providers, cybersecurity vendors, payment processors, data providers, software integrators, advisors and other commercial partners. The Company may seek to work with enterprises that are evaluating blockchain-based or Web3-enabled products for business use cases. These enterprises may include companies in technology, financial services, consumer products, loyalty programs, supply-chain management, media, gaming, digital identity, data verification, tokenized records, compliance, infrastructure or other sectors where management believes blockchain-based tools may have practical commercial relevance. The Company may pursue pilot programs, proof-of-concept projects, integration discussions, software licensing, subscription arrangements, support agreements, enterprise contracts or other commercial arrangements with such enterprises. Enterprise relationships may be important because enterprise customers often require structured products, reliable service providers, legal documentation, compliance review, cybersecurity controls, accounting support, data-protection measures, onboarding systems, reporting tools and business-level support. The Company may seek to position itself as a commercial bridge between blockchain infrastructure and enterprise requirements by developing or acquiring products that are easier for businesses to evaluate, integrate and use. There is no assurance that any enterprise will adopt the Company’s products or enter into a commercial agreement with the Company. The Company may also work with technology providers that offer software, cloud infrastructure, application programming interfaces, data systems, security tools, developer tools, blockchain infrastructure, smart-contract tools, identity systems, transaction systems or enterprise software. These relationships may allow the Company to build products more efficiently, reduce development time, access specialized technology, improve reliability, enhance product functionality or integrate third-party services into Company platforms. The Company may license technology, enter into vendor agreements, integrate third-party APIs, use cloud services, obtain technical support or enter into joint-development arrangements where appropriate. Infrastructure providers may also be important to the Company’s business. The Company may rely on or work with providers of cloud hosting, node infrastructure, blockchain data indexing, validator support, API infrastructure, monitoring systems, cybersecurity infrastructure, transaction infrastructure, wallet infrastructure, analytics infrastructure, storage systems and other technical services. These providers may help the Company operate products, support transaction activity, monitor systems, improve performance, maintain uptime and deliver services to customers. Dependence on infrastructure providers may create operational risk if such providers fail, experience outages, increase prices, terminate services or are unable to support the Company’s requirements. The Company may work with compliance vendors to support KYC, AML, sanctions screening, wallet screening, transaction monitoring, fraud detection, identity verification, restricted-jurisdiction controls, audit logs, reporting workflows, customer onboarding and other compliance functions. Compliance tools may be particularly important if the Company develops products involving digital assets, wallet-related functionality, enterprise onboarding, transaction support, user accounts or regulated customers. The Company expects to evaluate compliance vendors based on reliability, regulatory coverage, data quality, integration capability, cost, reporting features and suitability for the Company’s products. The Company may also work with custodians or custody-support providers if its business activities involve holding, using, staking, deploying or otherwise interacting with ZIL tokens or other digital assets for operational purposes. Custody arrangements may include qualified custodians, institutional wallet providers, multi-signature wallet systems, key-management providers, transaction-approval systems, cold-storage providers, staking providers or other custody-related service providers. The Company does not currently intend to hold itself out as a custodian unless it determines that it can lawfully do so and has obtained any required licenses, approvals, exemptions or third-party arrangements. Analytics providers may support the Company’s products and internal decision-making. The Company may use analytics providers for on-chain data, wallet activity, transaction monitoring, ecosystem metrics, fraud detection, compliance signals, developer activity, user behavior, enterprise reporting, product usage, platform performance or market intelligence. The Company may also integrate analytics tools into products offered to customers. The accuracy, completeness and reliability of analytics data may affect product quality, compliance decisions and business strategy. Wallet providers may be relevant to products involving user authentication, transaction initiation, account management, enterprise wallet administration, wallet screening, transaction approval, digital asset functionality or other wallet-related features. The Company may integrate with third-party wallets, support wallet connection tools, use wallet infrastructure providers, or develop wallet-related administrative features. Wallet-related products may involve significant cybersecurity, custody, privacy, fraud, sanctions, consumer-protection and regulatory risks. The Company intends to evaluate these risks before launching any wallet-related functionality. The Company may also work with payment processors, transfer agents, broker-dealers, escrow providers, investor-onboarding platforms, subscription-processing systems, banking providers and financial-service vendors in connection with capital raising, investor administration, enterprise payments, customer billing, platform fees, compliance workflows or other business activities. Any such relationships will depend on the Company’s needs, regulatory requirements, product structure and availability of suitable providers. Commercial partnerships may be structured in different ways. The Company may enter into software licensing agreements, subscription agreements, service agreements, vendor agreements, integration agreements, revenue-share agreements, referral agreements, reseller agreements, white-label agreements, joint-development agreements, support agreements, data agreements, custody agreements, compliance-services agreements, enterprise pilot agreements or other commercial arrangements. The terms of each arrangement may vary based on the partner, product, regulatory requirements, commercial opportunity, intellectual property ownership, data rights, confidentiality obligations, revenue allocation and risk allocation. The Company may also seek strategic partnerships with developers, project companies, ecosystem participants, technology communities, service providers or commercial platforms that may support use cases around the Zilliqa ecosystem or the broader Web3 economy. These relationships may help the Company identify products, customers, developers, acquisition targets, integration opportunities or commercial use cases. However, strategic discussions or informal relationships do not guarantee revenue, product adoption, formal contracts or shareholder value. As of the date of this Offering Circular, the Company has not entered into any material enterprise contract, material commercial partnership, material technology-provider agreement, material custody agreement, material wallet-provider agreement, material analytics-provider agreement or material compliance-vendor agreement. The Company may enter into such arrangements in the future if management determines that they are necessary or beneficial to the Company’s business plan. Enterprise and commercial partnerships may involve significant costs and risks. Enterprise sales cycles may be long, pilots may not convert into paid contracts, partners may fail to perform, third-party technology may not function as expected, vendors may increase prices, data may be inaccurate, service providers may experience outages, custody providers may fail, compliance tools may provide incomplete results, and commercial agreements may not generate expected revenue. The Company may also become dependent on key partners or vendors, and loss of those relationships could delay product development or harm operations. The Company intends to evaluate partnerships based on commercial value, technical reliability, legal enforceability, regulatory risk, data protection, cybersecurity, intellectual property rights, cost, scalability, customer demand and alignment with shareholder interests. There is no assurance that the Company will be able to identify suitable partners, negotiate acceptable terms, complete integrations, maintain partner relationships, convert partnerships into revenue or avoid disputes with commercial partners.

Digital Asset and ZIL-Related Operational Activities

The Company may, from time to time, hold, use, stake, deploy, transfer, receive or otherwise interact with ZIL tokens or other digital assets in connection with its operating business. Any such activity is expected to be limited to operational, technical, commercial, infrastructure, testing, transaction-support, platform-development, enterprise-integration or product-functionality purposes. The Company does not intend to operate as a passive digital asset investment vehicle, token treasury, crypto fund, private fund or investment company. The Company’s proposed business is focused on building, acquiring, operating and commercializing products, platforms, tools, software, infrastructure, intellectual property and commercial rights. Digital asset activity, if any, is expected to support those operating activities. For example, the Company may use ZIL or other digital assets to test products, support wallet functionality, evaluate transaction workflows, integrate blockchain-based features, support developer tools, operate or test infrastructure, conduct limited staking or validator-related activities, demonstrate enterprise use cases, or enable platform functions that require interaction with a blockchain network. The Company does not intend to use offering proceeds merely to accumulate ZIL tokens or other digital assets for passive appreciation. The Company’s business model is not based on holding ZIL tokens and waiting for market-price appreciation. Although the Company may benefit indirectly if greater adoption of the Zilliqa ecosystem creates demand for products or services developed by the Company, investors should not view an investment in the Company’s Common Stock as a substitute for purchasing ZIL tokens or as direct exposure to the market price of ZIL. Any ZIL-related activity is expected to be evaluated based on its connection to the Company’s operating business. Before engaging in material digital asset activity, management expects to consider the business purpose of the activity, the amount of capital required, custody arrangements, cybersecurity controls, private-key management, accounting treatment, tax treatment, regulatory considerations, sanctions and AML controls, wallet-screening requirements, transaction-monitoring requirements, liquidity, volatility, third-party service-provider risk and investment-company implications. The Company may establish internal limits, approval procedures and controls for digital asset activity. These controls may include board or management approval for material transactions, restrictions on speculative trading, use of institutional custody or multi-signature wallet arrangements, segregation of duties, transaction logs, wallet approvals, periodic reconciliation, access controls, cybersecurity review, sanctions screening, wallet screening, accounting review and reporting procedures. The Company may modify these controls as its business develops and as regulatory, accounting, custody and cybersecurity standards evolve. The Company may use third-party service providers in connection with digital asset activities. These providers may include custodians, institutional wallet providers, staking providers, validator-service providers, node-infrastructure providers, analytics providers, compliance vendors, transaction-monitoring vendors, wallet-screening vendors, cybersecurity providers, accountants, tax advisors and legal counsel. The Company may rely on these providers to support security, reporting, custody, transaction processing, compliance and technical operations. However, reliance on third-party providers may expose the Company to service outages, cybersecurity incidents, insolvency, loss of assets, inaccurate data, regulatory problems, increased costs or termination of services. The Company may engage in limited staking or validator-related activities if management determines that such activities are operationally useful, commercially appropriate and legally supportable. Such activities may be used to support infrastructure, test network participation, evaluate transaction functionality, generate operational experience, support platform products or participate in network-related functions connected to the Company’s business. The Company does not intend for staking or validator-related activity to become its primary business or to cause the Company to be viewed primarily as an investment vehicle. The Company may also use ZIL or other digital assets for developer, product or enterprise testing. Certain products may require small amounts of digital assets to test transactions, smart-contract interactions, wallet functionality, user flows, fees, settlement processes, data reporting or network behavior. These activities may be necessary to develop or operate products that interact with blockchain infrastructure. Testing activities may result in loss of digital assets, failed transactions, transaction fees, technical errors, smart-contract failures or other operational costs. If the Company develops products involving wallets, transactions, staking, validator support, token utility, developer incentives, platform fees or other digital asset functionality, it may need to evaluate whether those products create securities-law, commodities-law, money-transmission, custody, broker-dealer, exchange, transfer-agent, investment-adviser, banking, payments, consumer-protection, AML, sanctions, tax or other regulatory obligations. The Company may limit, delay, restructure or abandon products or activities if management determines that the regulatory burden or risk is excessive. Digital asset custody involves unique risks. Private keys may be lost, stolen, destroyed or compromised. Wallets may be hacked. Unauthorized transfers may occur. Digital asset transactions may be irreversible. Custodians, exchanges, wallets, staking providers, validators, infrastructure providers or other service providers may fail, become insolvent, freeze accounts, restrict withdrawals, suffer cyberattacks or terminate services. If the Company loses access to digital assets, it may not be able to recover them. The market price of ZIL and other digital assets may be highly volatile. The Company may experience gains, losses, impairment charges, valuation adjustments, liquidity issues, tax consequences or accounting complexity in connection with digital assets held or used by the Company. A decline in the value or liquidity of ZIL may reduce the usefulness of ZIL-related activities, affect the perceived relevance of the Zilliqa ecosystem, or reduce the Company’s ability to pursue certain operating activities. The Company may also decide not to hold material amounts of ZIL or other digital assets if management determines that doing so would create unacceptable risk. The Company may sell, transfer, limit, hedge, restructure, custody differently, or avoid digital asset holdings if required or advisable due to legal, regulatory, accounting, tax, custody, cybersecurity, market or investment-company considerations. The Company’s digital asset strategy may therefore change over time. The Company intends to remain an operating company. Its digital asset activities, if any, are expected to be incidental or supportive to its product-development, platform-operation, technology-infrastructure, enterprise-integration, developer-support and commercialization activities. The Company may limit its holdings of ZIL, other digital assets, token rights, project interests or other assets if management determines that such holdings could create a risk that the Company may be deemed an investment company under the Investment Company Act of 1940 or otherwise subject the Company to a regulatory framework inconsistent with its business plan. As of the date of this Offering Circular, the Company has not adopted a final digital asset treasury policy, has not entered into any material custody agreement, has not entered into any material staking or validator arrangement, and has not committed to purchase or hold any specific amount of ZIL or other digital assets. The Company may adopt policies, engage service providers or enter into arrangements in the future if management determines that doing so is appropriate for the Company’s operating business. There is no assurance that any digital asset or ZIL-related activity will generate revenue, improve product functionality, support platform adoption or create shareholder value. Digital asset activities may expose the Company to substantial legal, regulatory, accounting, tax, custody, cybersecurity, market, operational and reputational risks. If these risks occur, the Company’s business, financial condition and prospects may be materially harmed.

Investment Company Act Positioning

The Company intends to operate as an operating company focused on product development, platform ownership, technology commercialization, software development, enterprise integrations, intellectual property rights, developer arrangements, project subsidiaries, acquisitions of operating assets and other business activities. The Company does not intend to operate as an investment company, private fund, token fund, digital asset investment vehicle or passive holder of securities or digital assets. The Company’s business plan is designed to focus on active operations rather than passive investment activity. The Company intends to build, acquire, license, operate and commercialize products, platforms, tools, software, infrastructure, intellectual property and commercial opportunities that may operate within, connect to, or support use cases around the Zilliqa ecosystem and the broader Web3 economy. The Company expects that its principal activities will involve operating businesses, developing technology, acquiring or licensing operating assets, entering into commercial contracts, supporting product development, creating enterprise relationships and generating revenue from products, services, licenses, royalties, platform fees, revenue-share arrangements and other operating activities. The Company may hold certain assets that could raise issues under the Investment Company Act of 1940, including minority equity interests, SAFEs, warrants, convertible instruments, token-related rights, revenue-share rights, royalty rights, digital assets, project-company interests or other contractual rights. The Company may also use, hold, stake, deploy or otherwise interact with ZIL tokens or other digital assets for operational or commercial purposes. The Company intends to evaluate these activities carefully to avoid being viewed as primarily engaged in the business of investing, reinvesting, owning, holding or trading securities. The Company does not intend to use offering proceeds primarily to purchase securities, digital assets or passive investment positions. The Company does not intend to present itself as a vehicle through which investors obtain indirect exposure to ZIL tokens, other digital assets, securities of project companies or a portfolio of investments. The Company’s objective is to create value through active business operations, commercial rights, product development, enterprise adoption, platform ownership, licensing, revenue generation and technology commercialization. To support its operating-company position, the Company may structure acquisitions and project activities to emphasize control, active involvement, operating rights, commercial rights, intellectual property rights, platform ownership, licensing rights, revenue rights, development rights, management rights or subsidiary-level operations. Where appropriate, the Company may seek majority ownership, control rights, board rights, operating covenants, intellectual property assignments, source-code access, commercialization rights, audit rights, revenue-reporting rights, milestone rights, termination rights or other contractual protections that support the Company’s active operating role. The Company may form or acquire subsidiaries to hold specific products, software assets, intellectual property, operating businesses, commercial contracts, developer projects or platform assets. The Company may use subsidiaries to organize operations, hold assets, enter into contracts, employ or engage developers, own intellectual property, receive revenue, manage risk or conduct product-specific business activities. The Company expects that subsidiaries, if any, will be used primarily to support operating activities rather than passive investment activity. The Company may limit, restructure, divest, transfer, avoid or modify certain assets, rights or arrangements if management determines that they could create a risk that the Company may be deemed an investment company under the Investment Company Act. This may include limiting the amount of investment securities held by the Company, avoiding excessive minority investments, restructuring token-related rights, reducing passive holdings, converting passive arrangements into operating or commercial arrangements, emphasizing wholly owned or majority-owned operating subsidiaries, or disposing of assets that create excessive regulatory risk. The Company may also monitor the composition of its assets and income as its business develops. This monitoring may include reviewing the percentage of the Company’s assets represented by securities, investment securities, minority interests, token-related rights, digital assets or passive investment positions, as well as reviewing the sources of the Company’s income. The Company may seek advice from legal counsel, accountants or other advisors in connection with these matters. However, legal and regulatory treatment in this area may be uncertain, particularly where digital assets, token rights, revenue rights, royalties, SAFEs, warrants, project-company interests and blockchain-related arrangements are involved. The Company’s digital asset activities, if any, are expected to be incidental or supportive to its operating business. The Company may use ZIL or other digital assets for product testing, wallet functionality, transaction support, staking or validator-related activities, developer tools, enterprise integrations, platform functionality or other operational purposes. The Company does not intend for digital asset appreciation, staking income, token trading or passive digital asset ownership to become its primary business. The Company may receive or negotiate rights that have investment-like characteristics, including equity interests, warrants, token-related rights, revenue-share rights, royalty rights or project-company interests. The Company intends to evaluate such rights based on their relationship to the Company’s operating business and commercial strategy. Where possible, the Company expects to connect these rights to active development, commercialization, licensing, platform ownership, intellectual property, enterprise adoption or other operating activities. There is no assurance that regulators will agree with the Company’s characterization of any such rights. If the Company were deemed to be an investment company under the Investment Company Act, it could be required to register as an investment company or materially change its business. Registration as an investment company would impose significant regulatory requirements, restrictions on capital structure, limitations on transactions with affiliates, custody requirements, governance requirements, reporting obligations and operational constraints that would be inconsistent with the Company’s current business plan. Such a determination could materially and adversely affect the Company’s operations, financial condition, ability to use proceeds, capital structure, digital asset activities, acquisition strategy and shareholder value. The Company intends to operate its business in a manner designed to avoid investment-company status. However, the Investment Company Act analysis may be complex and fact-specific. The Company’s position may be affected by future operations, asset composition, income sources, acquisitions, digital asset activities, regulatory interpretations, accounting treatment, market developments and the Company’s ability to execute its operating strategy. There is no assurance that the Company will be successful in avoiding investment-company status or that the SEC, a court or another regulator will agree with the Company’s analysis. If management determines that any activity, asset or arrangement creates unacceptable Investment Company Act risk, the Company may modify, delay, limit or abandon that activity, asset or arrangement. These actions may reduce the Company’s ability to pursue certain acquisitions, developer arrangements, digital asset activities, token-related opportunities, minority investments, project-company interests or other commercial opportunities. As a result, efforts to avoid investment-company status may limit the Company’s flexibility, reduce potential returns and adversely affect its business strategy.

Revenue Sources

The Company has not generated meaningful revenue as of the date of this Offering Circular. The revenue sources described in this section represent potential revenue streams that the Company may seek to develop if it is able to raise sufficient proceeds, build or acquire commercially useful products, enter into enforceable commercial arrangements and obtain customers, users, developers, enterprise partners or other commercial counterparties. There is no assurance that any of these revenue sources will be developed, accepted by the market, generate material revenue or become profitable. The Company’s proposed revenue model is based on active operations and commercial rights. The Company does not intend to rely primarily on appreciation of ZIL tokens or other digital assets as a revenue source. Instead, the Company intends to seek revenue through software products, platform operations, licensing rights, subscriptions, transaction-based fees, integration services, support services, revenue-share rights, royalties, enterprise contracts, project subsidiaries, acquisitions, intellectual property rights and other commercial arrangements.

Software Licensing Revenue

The Company may seek to generate revenue by licensing software products, tools, platforms, infrastructure or intellectual property to enterprises, developers, project companies, technology providers, infrastructure providers, ecosystem participants or other customers. Licensing arrangements may involve upfront license fees, recurring license fees, usage-based fees, seat-based fees, enterprise license fees, white-label license fees or negotiated commercial fees. Licensed products may include developer tools, enterprise integration tools, compliance tools, analytics dashboards, wallet-related infrastructure, transaction-support systems, data products, token-utility applications, business applications or Web3 infrastructure. The Company may license software developed internally, acquired from third parties, licensed from third parties, or developed through developer or venture-studio arrangements. Licensing revenue will depend on product quality, customer demand, legal enforceability of licenses, technical reliability, pricing, competition and the Company’s ability to maintain and support licensed products.

SaaS and Subscription Revenue

The Company may offer certain products on a software-as-a-service or subscription basis. Subscription revenue may be charged monthly, annually, per user, per enterprise account, per project, per wallet, per dashboard, per API connection, per transaction volume tier or under another recurring pricing model. Subscription products may include analytics tools, compliance dashboards, monitoring tools, developer platforms, reporting tools, enterprise administration tools, transaction-support systems, API access, wallet-related administrative tools or infrastructure services. A subscription model may provide recurring revenue if customers continue to use the Company’s products over time. However, subscription revenue may be limited if customers do not adopt the products, cancel subscriptions, negotiate lower fees, use competing services, or determine that blockchain-related products are not necessary for their business. The Company may also need to provide continuous product updates, cybersecurity support, customer service, uptime, data accuracy and compliance functionality in order to retain subscription customers.

Transaction Fees and Platform Fees

The Company may seek to generate transaction-based revenue or platform fees if it develops or operates products that support transactions, user activity, enterprise workflows, blockchain interactions, wallet functionality, digital asset operations, data usage, API calls, platform access or other usage-based functions. These fees may be structured as fixed transaction fees, percentage-based fees, usage fees, network-support fees, platform-access fees, API-call fees, processing fees, administrative fees or other permitted charges. Any transaction-fee or platform-fee model will need to be evaluated carefully for legal and regulatory purposes. Depending on the product structure, transaction-based activity could raise issues under securities, commodities, broker-dealer, exchange, transfer-agent, money transmission, payments, custody, banking, consumer-protection, AML, sanctions, tax or other regulatory frameworks. The Company may limit, delay, restructure or avoid transaction-fee products if management determines that the regulatory or operational risk is excessive.

Integration Fees and Implementation Revenue

The Company may generate revenue from integration fees, implementation fees and professional services. Enterprises, developers, project companies or commercial partners may require technical integration, customization, deployment support, compliance review, cybersecurity review, data mapping, documentation, onboarding, user training, testing, system migration, API integration, wallet integration or reporting configuration before they can use the Company’s products. The Company may charge one-time or milestone-based fees for these services. Integration revenue may be useful during the early stage of enterprise adoption because customers may need significant support before entering into recurring subscriptions or licensing arrangements. However, integration work may be time-consuming, expensive and dependent on skilled personnel. Pilot programs and integration discussions may not result in long-term contracts or recurring revenue.

Support, Maintenance and Managed Services Fees

The Company may charge support fees, maintenance fees or managed services fees in connection with products, platforms, enterprise contracts, infrastructure services or licensed software. These fees may cover product updates, bug fixes, cybersecurity monitoring, technical support, customer service, service-level support, compliance updates, reporting assistance, transaction monitoring, infrastructure maintenance, data support or other ongoing services. Support and maintenance revenue may be charged as a separate fee or included as part of a broader license, subscription or enterprise agreement. The Company’s ability to generate support revenue will depend on whether customers require ongoing assistance and whether the Company can provide reliable, timely and commercially valuable support services.

Royalty Revenue

The Company may seek royalty rights in connection with products, software, intellectual property, data assets, licensed technology, acquired assets, developer projects, project subsidiaries or commercial arrangements. Royalty revenue may be based on sales, licensing income, subscription revenue, transaction revenue, enterprise revenue, product revenue, usage metrics or other agreed commercial measures. Royalty arrangements may allow the Company to receive economic participation in products or assets that it supports, licenses, funds, develops, commercializes or helps bring to market. However, royalty revenue may be uncertain and may depend on third-party performance, accurate reporting, audit rights, enforceable contracts, customer adoption and successful commercialization of the underlying product or asset.

Revenue-Share Rights

The Company may enter into revenue-share arrangements with developers, software studios, project companies, enterprise partners, technology providers, infrastructure providers or commercial platforms. Under these arrangements, the Company may receive a percentage of revenue generated by a product, platform, project, business line, enterprise contract, licensing arrangement, transaction system or other commercial activity. Revenue-share rights may be obtained in exchange for capital, development support, commercialization support, compliance support, business development support, technology support, intellectual property, market access or other resources provided by the Company. Revenue-share arrangements may be attractive where the Company does not own the entire product or project but can negotiate a direct economic interest in future revenue. These arrangements may be difficult to value, monitor and enforce, and may produce little or no revenue if the underlying product or project is unsuccessful.

Enterprise Contract Revenue

The Company may seek to enter into enterprise contracts with businesses, institutions, technology companies, infrastructure providers, project companies or other commercial customers. Enterprise contracts may involve software licensing, subscription access, integration services, managed services, compliance tools, analytics, infrastructure support, transaction-support tools, white-label products, data services, development services, customization, support or other business arrangements. Enterprise contracts may provide larger revenue opportunities than individual-user products, but they may also involve long sales cycles, detailed negotiations, procurement review, legal review, cybersecurity assessments, data-protection requirements, compliance requirements, service-level obligations and customization costs. There is no assurance that any enterprise discussions, pilots or proof-of-concept projects will result in paid contracts.

Project Subsidiary Revenue and Economics

The Company may form, fund, acquire or support project subsidiaries to hold specific products, software assets, intellectual property, developer projects, acquired assets, commercial contracts or operating businesses. Revenue from project subsidiaries may be generated through direct product sales, licensing, subscriptions, transaction fees, enterprise contracts, royalties, platform fees, support fees, service fees, revenue-share arrangements or other operating income. Project-company economics may also include ownership interests, management fees, intellectual property rights, licensing fees, intercompany service fees, profit participation, dividends or distributions, if any. The Company may own all or part of a project subsidiary. If the Company owns less than all of a project subsidiary, the economic benefits to the Company may be limited by the ownership percentage, contractual terms, governance rights, financing arrangements and rights of other stakeholders.

Acquisition Monetization

The Company may seek to generate revenue or value by acquiring or licensing Web3 products, software assets, codebases, domains, platforms, intellectual property, data assets, infrastructure tools, applications, communities or project companies. Acquisition monetization may occur through relaunching products, improving existing technology, licensing software, selling subscriptions, integrating acquired assets into Company platforms, entering enterprise contracts, charging platform fees, obtaining royalties, combining assets with other products, or operating acquired businesses through subsidiaries. The Company may also acquire assets that do not generate revenue immediately but may provide strategic value, such as source code, technical infrastructure, data, domains, intellectual property, user communities, developer relationships or commercial rights. There is no assurance that any acquired asset will be successfully integrated, relaunched, monetized or sold at a gain. Acquired assets may require substantial additional capital and may contain undisclosed technical, legal, cybersecurity, intellectual property, tax or regulatory issues.

Commercial Rights and Intellectual Property Revenue

The Company may seek to generate revenue from commercial rights and intellectual property rights. These may include software ownership, source-code rights, exclusive or non-exclusive licenses, commercialization rights, distribution rights, data rights, domain rights, trademark rights, copyright rights, patent rights, trade secrets, documentation, APIs, smart-contract templates, platform administration tools, enterprise workflows or other proprietary assets. Revenue from commercial rights may be generated through licensing, sublicensing, royalties, white-label arrangements, reseller arrangements, integration arrangements, enterprise contracts, platform operations or sale of assets. The value of commercial rights will depend on whether the Company can establish, protect, enforce and monetize those rights. Disputes over ownership, infringement claims, open-source software restrictions, contractor disputes or weak documentation may limit the Company’s ability to generate revenue from intellectual property.

Other Potential Revenue Sources

The Company may identify additional revenue sources as its business develops. These may include API-access fees, data-service fees, analytics fees, compliance-tool fees, developer-platform fees, marketplace fees, referral fees, reseller fees, white-label fees, administrative fees, enterprise training fees, consulting fees related to product deployment, managed infrastructure fees or other commercial arrangements. The Company intends to remain flexible because the Web3, blockchain infrastructure and enterprise technology markets may evolve quickly. Any future revenue source will need to be evaluated based on commercial demand, technical feasibility, regulatory risk, tax treatment, accounting treatment, cybersecurity requirements, customer adoption, competitive conditions and available capital. The Company may abandon or modify a proposed revenue stream if management determines that it is not commercially viable, legally supportable or consistent with the Company’s operating-company strategy.

No Assurance of Revenue

The Company’s potential revenue sources remain speculative. As of the date of this Offering Circular, the Company has not launched any material commercial product, completed any material acquisition, entered into any material enterprise contract, established any material recurring revenue stream or entered into any binding revenue-share, royalty, licensing or project-subsidiary arrangement. The Company may incur substantial expenses before generating revenue, and it may never generate sufficient revenue to cover its operating costs or become profitable. The Company’s ability to generate revenue will depend on many factors, including the amount of proceeds raised in this offering, product development, acquisition execution, developer performance, customer demand, enterprise adoption, quality of technology, cybersecurity, regulatory compliance, intellectual property protection, market conditions, competition, the continued relevance of the Zilliqa ecosystem and management’s ability to execute the business plan. If the Company is unable to develop meaningful revenue sources, its business, financial condition and prospects may be materially harmed.

Market Opportunity

The Company believes that the broader Web3 and blockchain infrastructure market may create opportunities for operating companies that can develop practical products, commercial tools, enterprise integrations and revenue-generating platforms. Public blockchain networks have created new technical infrastructure for digital assets, programmable transactions, smart contracts, decentralized applications, tokenized records, digital identity, automated settlement, user-owned wallets and blockchain-based data verification. However, the commercial use of these technologies remains at an early stage and continues to face significant technical, regulatory, security, usability and adoption challenges. The Company’s market opportunity is not based solely on the existence of blockchain networks or digital assets. The Company believes that long-term commercial value may depend on whether blockchain infrastructure can be connected to real products, enterprise workflows, developer tools, compliance systems, user applications and enforceable business models. Many blockchain ecosystems may have active communities, tokens, protocols or technical capabilities, but may still require practical commercial infrastructure before they can support broader business adoption. The Company intends to evaluate whether it can build, acquire or commercialize products that address some of these gaps. One area of potential opportunity is Web3 infrastructure. Web3 products may require infrastructure for wallets, APIs, data indexing, analytics, identity, transaction monitoring, cybersecurity, compliance, smart-contract deployment, node connectivity, validator support, developer tooling, enterprise integration and reporting. These infrastructure layers may help developers and businesses interact with blockchain networks in a more reliable, secure and usable manner. The Company may seek to develop or acquire infrastructure products if management believes such products can be commercially offered through licensing, subscriptions, platform fees, enterprise contracts or other revenue models. The Company also sees potential opportunity in enterprise blockchain adoption, although the timing and extent of such adoption remain uncertain. Enterprises may be interested in blockchain-based products for use cases such as digital records, loyalty programs, tokenized access, supply-chain verification, data authentication, digital identity, transaction tracking, compliance workflows, settlement support, digital asset administration or customer engagement. However, enterprises generally require strong cybersecurity, legal review, regulatory clarity, data protection, accounting treatment, user controls, reporting, service-level support and integration with existing systems before adopting new technology. The Company may seek to develop or acquire products that help bridge blockchain functionality with enterprise requirements. Another potential area is token utility and digital asset commercialization. Digital assets may have utility within software platforms, transaction systems, developer tools, access models, staking or validator systems, loyalty programs, rewards systems, settlement workflows or other product functions. The Company may evaluate lawful and commercially practical ways in which ZIL or other digital assets may support product functionality, testing, transaction support, platform operations or enterprise use cases. The Company does not intend to promote digital assets as investments or rely on token-price appreciation as its primary business model. Any token-related functionality would need to be evaluated for securities, commodities, money-transmission, custody, banking, tax, accounting, consumer-protection, AML, sanctions and other regulatory considerations. The Company may also pursue opportunities in developer tools and developer support. Public blockchain ecosystems depend in part on developers who build applications, infrastructure, tools and services. Developers may require documentation, software development kits, APIs, testing tools, deployment systems, analytics, smart-contract templates, security review, transaction tools, wallet integrations and commercialization support. The Company may seek to build or acquire developer tools that make it easier to create products connected to the Zilliqa ecosystem or broader Web3 infrastructure. The Company may also support developers through revenue-share, royalty, licensing, venture-studio or project-subsidiary arrangements where direct commercial rights can be obtained. The Company’s focus on the Zilliqa ecosystem reflects management’s view that selected public blockchain ecosystems may offer opportunities for independent companies to build products, acquire useful assets and support commercial activity. The Company does not control Zilliqa, the ZIL token, protocol development, network governance, validators, ecosystem participants, market perception, liquidity or adoption. Accordingly, the Company’s opportunity depends not only on the existence of the Zilliqa ecosystem, but also on the Company’s ability to identify specific products, rights, contracts, customers, developers, acquisitions or business lines that can generate Company-level value. The broader market for public blockchain use cases remains uncertain. Some proposed blockchain applications may never achieve meaningful adoption. Certain use cases may be better served by traditional databases, centralized software systems, payment networks or non-blockchain infrastructure. Customers may reject blockchain-based products due to complexity, cost, regulatory uncertainty, cybersecurity concerns, digital asset volatility, reputational issues or lack of clear return on investment. The Company intends to consider these limitations when selecting products, acquisitions and commercial opportunities. Competition in this market may be significant. The Company may compete with larger blockchain ecosystems, established software companies, fintech platforms, Web3 infrastructure providers, analytics companies, compliance vendors, wallet providers, custody providers, enterprise software companies, consulting firms, developer-tool companies and internally developed enterprise solutions. Many competitors may have greater financial resources, larger development teams, established customer relationships, stronger brands, better technology, regulatory licenses, existing infrastructure or more mature products than the Company. The Company believes that its opportunity, if any, will depend on disciplined execution rather than market enthusiasm alone. The Company must raise sufficient capital, select commercially viable opportunities, develop or acquire reliable technology, secure enforceable rights, manage regulatory risk, protect intellectual property, maintain cybersecurity, attract developers, obtain customers and convert product activity into revenue. Increased interest in Web3, blockchain or digital assets will not necessarily result in revenue or shareholder value for the Company. The Company may modify its market focus over time. If management determines that certain Zilliqa-related opportunities are not commercially viable, legally supportable or technically feasible, the Company may expand into broader Web3, multi-chain, chain-agnostic or enterprise software opportunities. Conversely, if management identifies commercially attractive opportunities specifically connected to the Zilliqa ecosystem, the Company may focus more resources in that area. This flexibility is important because the blockchain and digital asset markets are rapidly evolving and may be affected by regulatory changes, technology shifts, market cycles, cybersecurity events and changes in enterprise demand. The Company’s market opportunity should therefore be viewed as early-stage, uncertain and subject to material risk. There is no assurance that the Company will successfully build products, complete acquisitions, obtain commercial partners, attract developers, sign enterprise customers, generate revenue or capture any meaningful portion of the Web3 or blockchain infrastructure market.

Competitive Landscape

The Company expects to operate in a highly competitive and rapidly changing market. The markets for Web3 infrastructure, blockchain-related applications, digital asset tools, enterprise blockchain solutions, developer platforms, analytics products, compliance systems, wallet-related infrastructure and software commercialization are competitive, fragmented and subject to rapid technological, regulatory and market changes. The Company may compete with larger, better-capitalized and more established companies, protocols, platforms and service providers. The Company may face competition from larger blockchain ecosystems. Public blockchain ecosystems with larger developer communities, greater liquidity, more mature tooling, stronger brand recognition, deeper enterprise relationships, broader exchange support, larger user bases and more available capital may attract developers, enterprises, infrastructure providers and users away from the Zilliqa ecosystem or from products developed by the Company. These ecosystems may offer grants, developer incentives, incubator programs, technical support, marketing support, liquidity incentives or ecosystem funds that the Company may not be able to match. The Company may also compete with companies and projects that are directly supported by larger blockchain foundations, protocol teams, venture-backed Web3 companies or established digital asset platforms. These competitors may have greater access to developers, capital, technical documentation, ecosystem support, community distribution, exchange relationships, custody relationships, infrastructure partners and strategic investors. If developers, enterprises or users prefer to build on larger or more established blockchain networks, the Company’s ability to attract product opportunities, developer arrangements, enterprise customers or commercial partners may be limited. The Company may compete with enterprise software companies that offer traditional, non-blockchain solutions to the same business problems the Company may seek to address. Many enterprises may prefer established software vendors, cloud providers, database providers, enterprise resource planning systems, customer relationship management platforms, identity systems, payment systems, cybersecurity tools, compliance platforms and data analytics systems over blockchain-based products. These traditional providers may already have customer relationships, procurement approvals, security certifications, service-level agreements, integration history and brand trust that the Company does not have. The Company may also compete with fintech platforms and financial technology providers. Certain products involving digital assets, payments, transaction support, compliance workflows, data reporting, digital identity, wallet-related functionality, tokenized records or enterprise financial workflows may overlap with services offered by fintech companies, payment processors, banking technology providers, custody providers, transfer agents, broker-dealers, investment platforms, alternative trading systems, compliance platforms or other regulated financial-service providers. Many of these competitors may have licenses, regulatory infrastructure, institutional relationships, compliance teams and financial resources that the Company does not currently possess. The Company may face competition from Web3 infrastructure providers. These competitors may provide APIs, node infrastructure, indexing services, validator services, wallet infrastructure, blockchain data, smart-contract deployment tools, developer platforms, monitoring systems, cybersecurity products, hosting services, transaction infrastructure or other technical services. Some infrastructure providers may already support multiple blockchains, have established developer adoption, provide enterprise-grade service levels, maintain extensive documentation and offer scalable pricing. The Company may need to differentiate its products through ecosystem focus, commercial structure, integration support, intellectual property, customer service or specialized use cases. Wallet providers may also compete with the Company or control important access points to users and transactions. Wallet providers may offer account management, transaction signing, user onboarding, digital asset storage, decentralized application access, identity features, security controls, staking access, transaction history, enterprise wallet administration and other features. If wallet providers build their own tools, integrations, analytics, compliance features or enterprise services, they may reduce the need for separate products offered by the Company. The Company may also depend on wallet providers for integrations, which could create strategic and operational dependency. The Company may compete with analytics platforms. Blockchain analytics companies, data platforms, compliance analytics providers, market intelligence platforms, on-chain data providers and business intelligence tools may offer dashboards, transaction monitoring, wallet analysis, fraud detection, ecosystem metrics, compliance signals, risk scoring, reporting tools and data products. These competitors may have large data sets, proprietary algorithms, established compliance relationships, regulatory credibility, enterprise customers and technical infrastructure. The Company may not be able to match their scale, data coverage or accuracy. The Company may compete with compliance-tool providers. Products involving KYC, AML, sanctions screening, wallet screening, transaction monitoring, fraud detection, restricted-jurisdiction controls, audit logs, compliance dashboards and reporting workflows may compete with established compliance vendors and regulated service providers. These providers may have broader regulatory coverage, stronger data sources, more tested systems, larger compliance teams, existing customer relationships and integrations with financial institutions, exchanges, custodians and enterprise customers. The Company may need to rely on these providers rather than compete directly with them in certain areas. The Company may also face competition from custody providers, staking providers, validator-service providers, cloud providers, cybersecurity firms, identity providers, payment processors, transfer agents, broker-dealers, alternative trading systems, developer-tool companies, software studios, consulting firms and other service providers. Some of these companies may be partners in one context and competitors in another. The Company may need to decide whether to build, buy, partner with or compete against such providers depending on the product, customer, regulatory framework and capital available. Non-blockchain alternatives may represent one of the most significant forms of competition. Many business problems that could potentially be addressed through blockchain technology may also be addressed through traditional databases, cloud software, centralized ledgers, conventional payment systems, enterprise software, digital contracts, loyalty platforms, data-verification tools, cybersecurity products or existing financial infrastructure. Customers may decide that blockchain-based products are unnecessary, too complex, too expensive, too risky or not superior to existing alternatives. If non-blockchain solutions are cheaper, faster, easier to integrate or more familiar to customers, the Company’s products may face limited adoption. The Company may also compete for talent, developers, advisors, acquisition targets, commercial partners, enterprise attention and investor capital. Developers and software studios may choose to work with other ecosystems, venture funds, incubators, protocol foundations, technology companies or enterprise customers. Acquisition targets may be acquired by competitors or may demand prices that the Company cannot justify. Commercial partners may prefer larger or more established companies. Investors may prefer companies with longer operating histories, existing revenue, stronger brands or clearer regulatory profiles. The Company’s competitive position may be limited by its early-stage status. As of the date of this Offering Circular, the Company has limited operating history, no meaningful revenue, no material commercial product launched, no material acquisition completed and no material enterprise contract in place. Many competitors may have existing products, customers, developer communities, infrastructure, funding, regulatory licenses, cybersecurity certifications, technical teams and market recognition. The Company may need substantial time and capital before it can compete effectively. The Company may seek to compete by focusing on selected opportunities where management believes it can obtain direct commercial rights, ownership of products, intellectual property, licensing rights, revenue-share rights, royalties, enterprise contracts, project-subsidiary interests or other enforceable economic rights. The Company may also seek to differentiate itself through a focused strategy around the Zilliqa ecosystem, selective acquisitions, developer arrangements, venture-studio projects, enterprise integrations, compliance-conscious structuring and a disciplined approach to operating-company value creation. There is no assurance that this strategy will be successful. Competition may cause the Company to reduce pricing, increase spending, delay product launches, modify products, increase marketing, improve cybersecurity, expand integrations, offer more favorable commercial terms, acquire assets at higher prices, or accept lower margins. Competition may also reduce customer adoption, limit revenue, make acquisitions more expensive, reduce developer participation or cause the Company’s products to become obsolete. If the Company is unable to compete effectively, its business, financial condition and prospects may be materially harmed.

Technology and Infrastructure

The Company expects that technology and infrastructure will be central to its proposed business. The Company may build, acquire, license, operate or integrate software products, platform tools, blockchain-related applications, data systems, compliance tools, analytics products, wallet-related functionality, transaction-support systems, APIs, smart-contract components and other technology infrastructure. The Company has not yet finalized its technology architecture and has not launched any material commercial product as of the date of this Offering Circular. The Company expects to use cloud-based systems and third-party infrastructure to support its operations. These systems may include cloud hosting, data storage, application servers, content delivery networks, database services, monitoring tools, development environments, cybersecurity systems, backup systems, logging systems, analytics tools, identity-management systems and other software infrastructure. Use of cloud systems may allow the Company to scale products more efficiently, reduce upfront hardware costs and deploy technology across multiple products or business lines. However, reliance on cloud providers may expose the Company to outages, data loss, security incidents, service limitations, price increases, vendor lock-in and dependence on third-party performance. The Company may develop or integrate products that interact with public blockchain networks, including the Zilliqa ecosystem and, where commercially appropriate, other Web3 or blockchain environments. Blockchain integrations may include reading blockchain data, submitting transactions, monitoring wallet activity, connecting to smart contracts, supporting token-related functionality, verifying transaction status, accessing on-chain records, using node infrastructure, connecting to APIs, or integrating blockchain activity with enterprise systems. The Company may build some blockchain integrations internally and may rely on third-party infrastructure providers for others. The Company may use application programming interfaces, or APIs, to connect its products with third-party systems, blockchain infrastructure, data providers, compliance vendors, wallets, analytics platforms, enterprise software, payment processors, identity-verification tools and other service providers. APIs may be used to support product functionality, automate data flows, verify information, process transactions, monitor risk, generate reports, manage user accounts, integrate enterprise systems or connect external services. The Company’s products may depend on the reliability, security, accuracy and continued availability of these APIs. The Company may develop or use smart contracts if management determines that smart-contract functionality is necessary or useful for a particular product, platform, transaction workflow, token-utility application, developer tool, enterprise use case or other blockchain-related activity. Smart contracts may be used to automate certain functions, record transactions, enforce programmatic rules, support token-related functionality or connect users with blockchain-based systems. Smart contracts may contain coding errors, design flaws, security vulnerabilities or unintended behavior. Before deploying any material smart contract, the Company expects to consider testing, internal review, external audits, access controls, upgradeability, administrative permissions, emergency controls and legal enforceability. The Company may evaluate wallet-related infrastructure as part of its product and platform strategy. Wallet-related functionality may include wallet connection tools, wallet-screening integrations, transaction authorization workflows, enterprise wallet administration, access-control systems, user authentication, transaction history, digital asset interaction, key-management support, custody-support workflows or other wallet-adjacent features. The Company does not currently intend to hold itself out as a custodian unless it determines that it can lawfully do so and has obtained any required licenses, approvals, exemptions or third-party arrangements. Wallet-related products may involve significant cybersecurity, custody, privacy, sanctions, fraud, AML and consumer-protection risks. Cybersecurity controls are expected to be important to the Company’s technology strategy. The Company may implement controls relating to access management, multi-factor authentication, encryption, secure coding practices, vulnerability testing, penetration testing, source-code review, smart-contract review, cloud security, endpoint security, incident response, logging, monitoring, backup, disaster recovery, vendor security review and employee or contractor access controls. The Company may also engage cybersecurity consultants, auditors or third-party service providers to assist with testing, monitoring or security program development. The Company may use compliance tools to support products involving users, enterprises, wallets, transactions, digital assets, payments-adjacent workflows or other regulated or risk-sensitive activities. These tools may include KYC systems, AML workflows, sanctions-screening services, wallet-screening tools, transaction-monitoring systems, fraud-detection tools, restricted-jurisdiction controls, audit logs, compliance dashboards, recordkeeping systems and reporting tools. The Company may rely on third-party compliance vendors for data, screening, monitoring and workflow support. The accuracy and completeness of third-party compliance data may affect the Company’s ability to manage risk. The Company may also use analytics and data systems to support product development, customer reporting, enterprise dashboards, compliance monitoring, transaction analysis, ecosystem metrics, user-activity analysis, developer activity, platform performance, business intelligence and management decision-making. Analytics products may rely on on-chain data, off-chain data, user data, enterprise data, third-party data providers, API feeds, blockchain explorers, data-indexing providers or internal data systems. Data may be incomplete, delayed, inaccurate, inconsistent or difficult to reconcile across systems. Data protection and privacy will be important if the Company collects, processes, stores or transmits user, developer, enterprise, wallet, transaction, identity, compliance or business data. The Company may need to implement policies and systems relating to data minimization, access controls, encryption, retention, deletion, audit logs, user permissions, vendor management, breach response, cross-border transfers and privacy compliance. The Company may limit certain product features or data collection practices if management determines that privacy or data-protection risks are excessive. The Company may use third-party infrastructure providers to support node access, blockchain data, indexing, validator-related functions, wallet integrations, custody support, staking support, cloud hosting, cybersecurity, compliance screening, analytics, identity verification, payment processing, investor onboarding, enterprise integrations, data storage and software development. Third-party infrastructure may allow the Company to reduce development time and access specialized capabilities, but it also creates dependency on outside providers. If a provider fails, suffers a cybersecurity incident, terminates service, changes pricing, restricts access or provides inaccurate data, the Company’s products and operations may be adversely affected. The Company expects to evaluate whether to build, buy or partner for each major technology component. Some systems may be developed internally by the Company’s employees, consultants, contractors or development teams. Other systems may be acquired, licensed or integrated from third parties. The decision will depend on cost, speed, security, scalability, intellectual property ownership, regulatory risk, commercial demand, maintenance requirements, available capital and the availability of qualified developers or vendors. The Company may require developers, contractors and technology vendors to enter into agreements addressing confidentiality, intellectual property ownership, source-code access, work-made-for-hire status, invention assignment, documentation, security requirements, data protection, open-source software usage, milestone delivery, maintenance obligations and termination rights. These agreements are intended to help protect the Company’s ownership and control over technology assets. However, there is no assurance that such agreements will prevent disputes, defects, delays, security issues or intellectual property claims. The Company may rely on open-source software in certain products or infrastructure components. Open-source software can reduce development time and cost, but it may create licensing obligations, disclosure requirements, security risks, maintenance issues or intellectual property concerns. The Company expects to review open-source usage where appropriate, particularly for products that may be licensed, commercialized, integrated into enterprise systems or used in regulated environments. The Company may need to maintain technology documentation, version control, deployment records, audit logs, cybersecurity records, access logs, transaction records, code repositories, testing results, smart-contract records, vendor records, data-processing records and compliance records. These records may be important for internal controls, audits, regulatory inquiries, customer diligence, enterprise sales, cybersecurity response, product maintenance and investor reporting. The Company’s technology and infrastructure strategy will depend on the amount of proceeds raised in this offering. If the Company raises less than the maximum offering amount, it may prioritize limited product development, basic cloud infrastructure, essential cybersecurity controls, core compliance tools, selected third-party integrations and working capital preservation. If the Company raises a larger amount of proceeds, it may pursue broader product development, more robust infrastructure, additional cybersecurity testing, enterprise-grade systems, expanded analytics, deeper blockchain integrations and more substantial internal or external development resources. As of the date of this Offering Circular, the Company has not finalized its full technology stack, entered into any material technology infrastructure agreement, deployed any material smart contract, launched any material commercial product, adopted any final custody policy, or entered into any material wallet, analytics, compliance, cloud, staking, validator or blockchain-infrastructure arrangement. The Company may enter into such arrangements in the future if management determines that they are necessary or beneficial to the Company’s business plan. There is no assurance that the Company will be able to build, acquire, integrate, secure, scale or maintain the technology infrastructure required for its proposed business. Technology development may be delayed, more expensive than expected, insecure, unreliable, difficult to integrate, commercially unsuccessful or unable to satisfy customer, enterprise, regulatory or cybersecurity requirements. If the Company is unable to develop and maintain reliable technology and infrastructure, its business, financial condition and prospects may be materially harmed.

Compliance and Regulatory Approach

The Company expects to build its compliance and regulatory framework from the beginning of its operations. Because the Company’s proposed business may involve Web3 infrastructure, blockchain integrations, digital asset-related functionality, developer arrangements, enterprise customers, wallet-related tools, transaction-support systems, software licensing, acquisitions, project subsidiaries and cross-border activities, the Company expects that legal, regulatory, accounting, tax, cybersecurity and compliance considerations will be central to its business planning. The Company intends to approach compliance as an operating requirement, not as an after-the-fact function. Before launching material products, entering into material commercial arrangements or engaging in material digital asset-related activities, the Company expects to evaluate whether the activity may create obligations under securities laws, commodities laws, money-transmission laws, custody rules, broker-dealer regulations, exchange or marketplace rules, transfer-agent rules, investment-adviser rules, Investment Company Act requirements, banking laws, payment regulations, consumer-protection laws, AML/KYC requirements, sanctions laws, privacy laws, cybersecurity standards, tax rules, accounting standards or other applicable legal frameworks. The Company expects to conduct securities-law review in connection with its offering, its public communications, its capital-raising activities, its investor materials and any future issuance of securities. The Company may also need to evaluate whether certain products, developer arrangements, revenue-share rights, royalty rights, token-related rights, warrants, project-company interests, digital asset activities or platform features could be characterized as securities, investment contracts, broker-dealer activity, exchange activity, investment-adviser activity, transfer-agent activity or other regulated activity. The Company may limit, delay, restructure or abandon activities if management determines that the securities-law risk is excessive or cannot be addressed in a commercially reasonable manner. The Company expects to maintain a clear distinction between securities of the Company and any digital assets or blockchain ecosystem references. Investors in this offering are purchasing shares of Common Stock of ZQ Platforms Inc. only. They are not purchasing ZIL tokens and are not receiving any equity, ownership, governance, voting, revenue-sharing, economic or other rights in Zilliqa, Zilliqa Group, the Zilliqa Foundation, the Zilliqa blockchain, the ZIL token or any other Zilliqa-related entity or asset. The Company expects to review its offering materials, website content, investor communications, marketing materials and public statements to avoid statements that could create confusion regarding affiliation, endorsement, token exposure or investment returns. The Company may implement AML, KYC and sanctions-screening controls if its products, platforms, investor onboarding, wallet-related features, transaction-support tools, digital asset activities, enterprise relationships or customer workflows require such controls. These controls may include identity verification, beneficial ownership review, customer due diligence, enhanced due diligence, sanctions screening, restricted-jurisdiction controls, politically exposed person screening, fraud detection, transaction monitoring, source-of-funds review, source-of-wealth review, recordkeeping and escalation procedures. The specific controls adopted will depend on the Company’s products, customer base, jurisdictions, vendors and regulatory obligations. Wallet screening and blockchain analytics may be important if the Company develops products involving wallets, digital assets, transaction monitoring, token utility, staking, validator-related activity or other blockchain interactions. The Company may use third-party wallet-screening and analytics providers to identify sanctioned addresses, high-risk wallets, suspicious activity, fraud indicators, mixer exposure, illicit-finance risk, darknet exposure, scam activity or other risk signals. The Company may use such information to block, delay, review or report activity where required or appropriate. The accuracy and completeness of wallet-screening data may vary, and the Company may need to establish policies for false positives, false negatives, escalation and recordkeeping. Privacy and data protection will be important if the Company collects, stores, processes or transmits personal information, identity information, compliance data, wallet data, transaction data, enterprise data, developer information, user information or investor information. The Company may need to adopt policies and controls relating to data minimization, consent, disclosure, access controls, encryption, retention, deletion, vendor management, data-transfer restrictions, breach response, audit logs and user rights. The Company may limit certain product features, data collection practices or geographic availability if management determines that privacy or data-protection obligations are too burdensome or uncertain. Cybersecurity is expected to be a core compliance and operational priority. The Company may adopt cybersecurity controls relating to secure coding, access management, multi-factor authentication, encryption, vulnerability testing, penetration testing, source-code review, smart-contract review, endpoint security, cloud security, backup, disaster recovery, incident response, logging, monitoring, vendor security review and employee or contractor access controls. The Company may also engage cybersecurity consultants, auditors or service providers to support security testing, policy development, incident response planning and ongoing monitoring. Custody and digital asset controls may be required if the Company holds, uses, stakes, deploys, transfers, receives or otherwise interacts with ZIL tokens or other digital assets for operational purposes. The Company may evaluate institutional custody providers, qualified custodians where required or appropriate, multi-signature wallet systems, cold-storage arrangements, transaction-approval workflows, key-management procedures, segregation of duties, authorization limits, reconciliation procedures, transaction logs and insurance availability. The Company does not currently intend to hold itself out as a custodian unless it determines that it can lawfully do so and has obtained any required licenses, approvals, exemptions or third-party arrangements. The Company expects to evaluate tax issues associated with its proposed operations. These issues may include U.S. federal and state tax, foreign tax, withholding tax, indirect tax, GST, VAT, transfer pricing, digital asset tax treatment, staking or validator-related tax treatment, software licensing income, royalty income, revenue-share income, cross-border payments, contractor payments, acquisition structures, project subsidiaries, related-party transactions and investor reporting. Digital asset and cross-border tax treatment may be uncertain and may change over time. The Company may seek advice from tax professionals before undertaking material activities that could create tax exposure. Accounting and financial reporting will also be important to the Company’s business. The Company may need to account for cash, digital assets, software development costs, acquired assets, intangible assets, revenue-share rights, royalty rights, warrants, SAFEs, equity interests, project subsidiaries, revenue recognition, impairment, fair value, related-party transactions, contractor expenses, offering expenses, stock issuances and other matters. The accounting treatment of digital assets, token-related rights and Web3-related commercial arrangements may be complex and may change over time. The Company expects to work with accountants and auditors to develop appropriate accounting policies and controls. As a Regulation A reporting company, the Company will be required to comply with ongoing public-company reporting obligations. These may include annual reports, semiannual reports, current reports, exit reports if applicable, financial statements, management discussion, disclosure of material events, amendments, supplements and other filings required under Regulation A and applicable SEC rules. The Company expects that public-company reporting will require legal, accounting, audit, financial reporting, disclosure control, recordkeeping and governance systems. Failure to maintain these systems could result in late filings, inaccurate disclosures, investor claims, regulatory issues or loss of investor confidence. The Company may adopt internal policies to support compliance and governance. These policies may include policies relating to conflicts of interest, related-party transactions, use of proceeds, digital asset controls, insider trading, public communications, cybersecurity, data protection, document retention, expense approvals, vendor approval, contractor onboarding, intellectual property ownership, code review, open-source software usage, customer onboarding, AML/KYC, sanctions screening, wallet screening and whistleblower or escalation procedures. The scope and timing of these policies will depend on available capital, product development and regulatory requirements. The Company may rely on third-party service providers to support compliance. These providers may include legal counsel, accountants, auditors, tax advisors, transfer agents, filing agents, cybersecurity vendors, identity-verification providers, AML/KYC vendors, sanctions-screening vendors, wallet-screening providers, blockchain analytics providers, custody providers, cloud providers, payment processors, investor-onboarding platforms, banking providers and other vendors. Reliance on third-party providers may help the Company access specialized capabilities, but it may also expose the Company to provider errors, outages, inaccurate data, cybersecurity incidents, increased costs, termination of services or regulatory failures. The Company may also need to consider foreign laws if it conducts operations, engages contractors, targets customers, forms subsidiaries, enters into partnerships, acquires assets or conducts business outside the United States. Foreign laws may affect digital asset activities, data transfers, privacy, employment, contractor classification, tax, securities offerings, marketing, payment processing, AML/KYC, sanctions, consumer protection, software licensing, intellectual property and capital flows. The Company may restrict certain activities or jurisdictions if management determines that compliance requirements or risks are excessive. The Company’s compliance and regulatory approach may evolve as its business develops. The Company is early-stage and has not yet launched any material commercial product, entered into any material enterprise contract, completed any material acquisition, adopted a final digital asset custody policy or implemented all compliance systems that may be required for future operations. The Company expects to develop its compliance framework in phases based on capital raised, product priorities, customer needs, regulatory requirements and advice from professional advisors. There is no assurance that the Company’s compliance framework will be sufficient. Laws and regulations affecting blockchain, digital assets, securities, custody, staking, wallets, payments, privacy, cybersecurity, tax, accounting and public-company reporting are complex, uncertain and subject to change. Regulators may disagree with the Company’s interpretation of applicable laws or the characterization of its products, services, arrangements or digital asset activities. If the Company fails to comply with applicable laws, or if its controls are insufficient, the Company could face enforcement actions, penalties, injunctions, rescission claims, litigation, business restrictions, loss of service-provider relationships, reputational harm or material adverse effects on its business, financial condition and prospects.

Intellectual Property Strategy

The Company expects that intellectual property and related commercial rights may become important assets of its business. The Company’s proposed business may involve software products, platform tools, developer tools, enterprise integration tools, compliance tools, analytics systems, wallet-related infrastructure, transaction-support tools, data products, documentation, APIs, smart-contract components, domains, brands, trade names, proprietary workflows, commercial rights and other technology-related assets. The Company intends to approach intellectual property ownership, licensing and documentation as a core part of its business strategy. The Company may seek to own, license, acquire, develop or otherwise control intellectual property that supports its platform-development and commercialization activities. This may include source code, object code, software architecture, databases, data models, user interfaces, documentation, technical specifications, APIs, smart-contract templates, analytics systems, compliance workflows, transaction systems, enterprise integration tools, trademarks, trade names, logos, domains, copyrights, trade secrets, know-how, customer materials and other proprietary assets. The Company’s ability to generate revenue may depend in part on whether it can establish and protect enforceable rights in these assets. The Company may develop intellectual property internally through employees, officers, consultants, contractors, developers, software studios, offshore teams or other service providers. Where technology is developed for the Company, the Company expects to use written agreements intended to ensure that the Company owns or has sufficient rights to use and commercialize the resulting work. These agreements may include work-made-for-hire provisions, invention-assignment provisions, copyright assignments, source-code ownership provisions, confidentiality obligations, non-disclosure provisions, milestone requirements, documentation requirements, delivery obligations and representations regarding non-infringement. The Company may also acquire or license intellectual property from third parties. Such intellectual property may include existing Web3 products, software assets, codebases, platforms, data assets, domains, documentation, APIs, infrastructure tools, brands, communities, project rights or other commercial assets. Before acquiring or licensing material intellectual property, the Company expects to review ownership records, assignment history, license restrictions, contractor agreements, open-source software usage, third-party claims, liens, encumbrances, cybersecurity issues, documentation quality, maintenance requirements and commercial usefulness. Software rights are expected to be particularly important to the Company’s business. The Company may seek to own or control source code, object code, repositories, development history, documentation, testing records, deployment records, smart-contract code, APIs, configuration files, infrastructure scripts, user-interface materials, databases and related technical assets. The Company may require source-code access, repository access, administrator access, version-control records, deployment credentials, documentation and technical handover materials in connection with software development, acquisitions, licenses or developer arrangements. The Company may require developers, contractors, consultants and software studios to provide written documentation supporting the Company’s ownership or use rights. This documentation may include intellectual property assignment agreements, contractor agreements, confidentiality agreements, invention-assignment agreements, contributor agreements, statements of work, milestone deliverables, code-delivery records, source-code access records, open-source disclosure schedules, third-party software schedules, developer certifications and records of payment. The Company may also seek audit rights, inspection rights, delivery rights, termination rights and transition-support obligations where appropriate. The Company may use licensing arrangements where full ownership is not available, not practical or not commercially necessary. Licenses may allow the Company to use, modify, distribute, sublicense, commercialize, integrate or operate software, data, brands, documentation, APIs, technology or other intellectual property. Licenses may be exclusive or non-exclusive, perpetual or limited-term, worldwide or territory-specific, royalty-bearing or royalty-free, revocable or irrevocable, and may contain restrictions on use, customer categories, modification, sublicensing, transfer, support, termination and revenue sharing. The Company will need to evaluate whether any license provides sufficient rights for the Company’s intended business use. The Company may also license its own intellectual property to customers, developers, project companies, enterprises, technology providers or commercial partners. These licenses may generate revenue through upfront fees, recurring fees, subscriptions, royalties, revenue-share arrangements, white-label arrangements, enterprise licenses, API-access fees, support fees or other commercial terms. The Company may use license agreements to define permitted use, ownership, confidentiality, data rights, restrictions, warranties, disclaimers, support obligations, termination rights, audit rights and remedies. The Company may seek to protect trade secrets and confidential information. Trade secrets may include source code, product roadmaps, business plans, pricing models, technical architecture, data models, customer information, vendor information, acquisition targets, developer terms, commercial strategies, security procedures, wallet controls, compliance workflows and other non-public information. The Company may use confidentiality agreements, access controls, internal policies, password protection, encryption, limited-access repositories, role-based permissions, contractor restrictions and other measures to protect confidential information. There is no assurance that these measures will prevent unauthorized disclosure or misuse. The Company may obtain and use domains, trade names, logos, brands and other brand-related assets for its products and platforms. The Company may seek to register or protect trademarks, service marks, domain names or trade names where management determines that such protection is appropriate and cost-effective. The Company may also acquire domains or brands as part of acquisition or licensing transactions. The value of any brand or domain will depend on market acceptance, legal availability, search visibility, customer recognition, reputation and the Company’s ability to avoid confusion with third-party marks. The Company does not own the Zilliqa name, ZIL name, Zilliqa trademarks, Zilliqa logos, Zilliqa trade dress, Zilliqa branding or any other intellectual property of Zilliqa Group, the Zilliqa Foundation or any other Zilliqa-related entity. The Company is independent and is not affiliated with, sponsored by, endorsed by, controlled by, funded by or officially approved by any Zilliqa-related entity. The Company intends to avoid using Zilliqa-related marks, logos or branding in a manner that suggests official affiliation, sponsorship, endorsement or approval unless it has appropriate written authorization. References to Zilliqa, ZIL or the Zilliqa ecosystem are intended only to identify the blockchain ecosystem around which the Company may seek to build, acquire, operate or commercialize products and platforms. The Company may use open-source software in its products or infrastructure. Open-source software may reduce development time and cost, but may also create licensing obligations, source-code disclosure requirements, attribution requirements, modification restrictions, patent-license issues, compatibility issues, security vulnerabilities or other legal and technical risks. The Company expects to review open-source software usage where appropriate, particularly for products that may be licensed, commercialized, sold to enterprises, integrated into regulated workflows or used in digital asset-related environments. The Company may require developers and vendors to identify open-source software, third-party libraries, APIs, frameworks, datasets, models, plug-ins, templates and other third-party components used in Company products. The Company may maintain open-source disclosure schedules, third-party software inventories, license-review records, dependency lists, vulnerability reports and remediation records. The Company may decide to remove, replace or restrict certain open-source components if management determines that the license terms, security risks or maintenance risks are not acceptable. The Company may also need to protect data rights. Certain products may involve on-chain data, off-chain data, user data, enterprise data, wallet data, transaction data, compliance data, analytics data, customer data, developer data or third-party data feeds. The Company will need to determine whether it owns, licenses, receives, processes or merely accesses such data, and whether it has the right to use, store, analyze, commercialize, disclose or transfer such data. Data rights may be governed by customer contracts, vendor agreements, privacy laws, data-processing agreements, API terms, blockchain data availability and other legal or technical restrictions. In connection with acquisitions, developer arrangements and project subsidiaries, the Company may seek intellectual property assignments, exclusive licenses, commercialization rights, source-code access, domain transfers, brand rights, data rights, customer-contract assignments, documentation rights and ongoing support obligations. The Company may also require representations and warranties that the relevant intellectual property does not infringe third-party rights and that all developers, contractors and contributors have properly assigned their rights. These protections may not fully protect the Company if prior ownership records are incomplete or if third parties assert claims. The Company may also need to manage intellectual property created at the project-subsidiary level. If a project subsidiary develops or owns software, code, data, brands, domains or commercial rights, the Company may seek to ensure that the subsidiary’s rights are clearly documented and that the Company’s ownership, control, revenue participation or licensing rights are enforceable. Where third-party developers, founders, partners or investors participate in a project subsidiary, the Company may need to document ownership rights, governance rights, licensing rights, transfer restrictions, confidentiality obligations, exit rights and revenue allocation. The Company may face claims that its products, software, branding, data, documentation, code, smart contracts, interfaces, domains or commercial practices infringe, misappropriate or violate the intellectual property rights of others. Such claims may arise from competitors, former employers of developers, contractors, software vendors, open-source licensors, data providers, brand owners or other third parties. Intellectual property disputes may be costly, may require changes to products, may delay launches, may result in damages or injunctions, and may harm the Company’s business and reputation. The Company may not have sufficient resources to register, maintain, enforce or defend all intellectual property rights. Patent, trademark, copyright, trade secret and domain disputes can be expensive and time-consuming. The Company may choose not to pursue certain registrations or claims if management determines that the cost is not justified. Failure to protect intellectual property may allow competitors or third parties to copy, use or commercialize similar technology, branding or business methods. As of the date of this Offering Circular, the Company has not completed any material acquisition of intellectual property, has not launched any material commercial product, has not registered any material patent, and has not entered into any material intellectual property license, assignment or commercialization agreement. The Company may develop, acquire, license, register or commercialize intellectual property in the future if management determines that doing so is appropriate for the Company’s business plan. There is no assurance that the Company will be able to create, acquire, license, protect, enforce or monetize intellectual property successfully. If the Company is unable to establish clear ownership rights, obtain necessary licenses, protect trade secrets, manage open-source software risks, avoid infringement claims, secure domain and brand rights, or document developer and contractor rights properly, its business, financial condition and prospects may be materially harmed.

Customers, Users and Target Participants

The Company may seek to develop products, platforms, tools, software, infrastructure and commercial arrangements for a range of customers, users and target participants within the Zilliqa ecosystem and the broader Web3 economy. Because the Company is in the development stage, it has not yet launched any material commercial product, entered into any material customer contract, established any material user base or generated meaningful revenue. The groups described below represent potential customer and participant categories that the Company may evaluate as its business develops. The Company’s target participants may include developers and software development teams. Developers may be important to the Company’s business because blockchain ecosystems depend in part on developers who build applications, integrations, infrastructure tools, smart contracts, analytics products, user interfaces, wallet-related features and commercial software. The Company may seek to provide developers with tools, documentation, APIs, testing environments, deployment support, analytics, compliance workflows, transaction-support systems, commercialization support or other resources that may help them build products connected to the Zilliqa ecosystem or broader Web3 infrastructure. The Company may also work with independent developers, software studios, technology consultants and engineering teams through developer-for-equity, developer-for-revenue, revenue-share, royalty, licensing, commercialization or project-subsidiary arrangements. In such arrangements, developers may not be traditional customers. Instead, they may be project participants, contractors, partners, vendors, contributors or counterparties from whom the Company seeks to obtain intellectual property rights, revenue rights, licensing rights, ownership interests, commercialization rights or other economic rights. The Company expects to evaluate these relationships carefully to determine ownership, compensation, documentation, confidentiality, regulatory risk and alignment with shareholder interests. Project companies may also be target participants. These may include early-stage Web3 businesses, blockchain-related software companies, application developers, infrastructure providers, digital asset-related platforms, data companies, compliance-tool providers, analytics projects, wallet-related products, enterprise blockchain projects or other businesses that management believes may have strategic or commercial relevance. The Company may seek to acquire, license, support, fund, commercialize or partner with project companies if the Company can obtain direct economic rights or strategic value. These rights may include equity ownership, revenue-share rights, royalties, licensing rights, intellectual property rights, warrants, token-related rights, management rights, commercialization rights or subsidiary-level interests. The Company may target enterprises as potential customers or commercial partners. Enterprise customers may include businesses, institutions or organizations that are evaluating blockchain-related or Web3-enabled products for practical business use cases. These use cases may include digital records, loyalty programs, customer engagement, data verification, supply-chain records, compliance workflows, transaction monitoring, digital identity, tokenized access, software integrations, reporting tools or other business applications. Enterprise customers may require significant legal review, cybersecurity review, compliance review, procurement approval, integration work, data-protection measures, documentation and ongoing support before adopting any product. Enterprises may generate revenue for the Company through software licenses, subscription agreements, integration fees, implementation fees, support fees, managed services, enterprise contracts, platform fees, data services, analytics fees, compliance-tool fees or other commercial arrangements. However, enterprise sales cycles may be long and uncertain. Pilot programs, proof-of-concept projects or strategic discussions may not result in paid contracts, and enterprise customers may choose traditional software or non-blockchain alternatives instead of products developed or commercialized by the Company. The Company may also target Web3 users, depending on the products it develops or acquires. Web3 users may include individuals, developers, businesses, wallet users, application users, token holders, project participants, community members or other persons who interact with blockchain-based products or digital asset-related applications. The Company may seek to provide user-facing tools, dashboards, transaction-support features, wallet-related functionality, token-utility applications, reporting tools, access systems or other applications if management determines that such products are commercially attractive and legally supportable. The Company does not currently intend to treat Web3 users merely as speculative token market participants. The Company’s objective is to develop or commercialize products that provide practical functionality, such as software access, transaction support, compliance support, analytics, enterprise workflow support, developer functionality, wallet administration, data reporting, infrastructure access or other utility-based functions. If the Company develops user-facing products, it may need to address consumer protection, privacy, cybersecurity, AML/KYC, sanctions, fraud prevention, wallet screening, customer support and other operational requirements. Infrastructure partners may also be important target participants. These may include cloud providers, node-infrastructure providers, blockchain data providers, validator-service providers, staking providers, API providers, cybersecurity vendors, identity-verification vendors, custody providers, wallet providers, analytics providers, compliance vendors, payment processors, transfer agents, investor-onboarding platforms and other technology or financial infrastructure providers. The Company may rely on infrastructure partners to support product functionality, security, transaction workflows, compliance screening, data access, custody, reporting, hosting, monitoring, scaling and enterprise integrations. Some infrastructure partners may be vendors rather than customers. Others may become commercial partners, integration partners, referral partners, licensing partners or revenue-share counterparties. The Company may seek to structure these relationships based on the role of the partner, the product involved, the regulatory requirements, the ownership of data and intellectual property, the commercial opportunity and the allocation of risk. Dependence on infrastructure partners may create operational risk if such partners fail to perform, increase prices, restrict access, suffer cyber incidents or terminate services. The Company may also seek to engage ecosystem participants within or around the Zilliqa ecosystem. These participants may include developers, project teams, community members, infrastructure providers, validators, wallet providers, application operators, data providers, technology contributors, enterprises, service providers or other parties that participate in or support activity around the ecosystem. The Company may seek to identify opportunities where it can provide commercial products, support infrastructure, acquire useful assets, license technology, support developers, create enterprise use cases or obtain direct commercial rights. The Company’s engagement with ecosystem participants does not mean that the Company is affiliated with, sponsored by, endorsed by, controlled by, funded by or officially approved by Zilliqa Group, the Zilliqa Foundation or any other Zilliqa-related entity. The Company may interact with ecosystem participants in the same manner that independent companies may build around public blockchain networks. There is no assurance that any ecosystem participant will work with the Company, use its products, enter into agreements with the Company or generate revenue for the Company. Commercial partners may include technology companies, software vendors, integration firms, consultants, compliance providers, analytics providers, data providers, enterprise platforms, infrastructure companies, digital asset service providers, marketing partners, service providers, advisors or other businesses that may help the Company commercialize its products. Commercial partnerships may involve licensing, reseller arrangements, white-label arrangements, referral agreements, joint-development agreements, revenue-share arrangements, support agreements, data agreements, enterprise pilot agreements or other structures. The Company may also target acquisition sellers and licensors as part of its business strategy. These may include owners of Web3 products, software assets, codebases, domains, intellectual property, data assets, communities, platforms or project companies. These participants may not be long-term customers but may be important to the Company’s ability to build or expand its product base. The Company may acquire or license assets from such parties if management determines that the asset can be commercialized, integrated, improved or used to support the Company’s strategy. The Company expects that different participants may have different requirements. Developers may require technical documentation, APIs, development tools, flexible commercial terms and clear ownership rules. Enterprises may require compliance, cybersecurity, legal review, procurement approval, service-level support and integration assistance. Web3 users may require usability, security, low friction, transparency and customer support. Infrastructure partners may require technical compatibility, commercial agreements and risk allocation. Project companies may require capital, commercialization support, legal structure and economic alignment. The Company’s ability to attract customers, users and target participants will depend on many factors, including product quality, reliability, pricing, cybersecurity, regulatory compliance, customer support, brand credibility, developer relationships, enterprise relationships, available capital, technical execution, market conditions and the relevance of the Zilliqa ecosystem and broader Web3 economy. The Company may also need to overcome skepticism regarding blockchain-based products, digital asset volatility, regulatory uncertainty, cybersecurity risk and the availability of traditional non-blockchain alternatives. As of the date of this Offering Circular, the Company has not entered into any material customer agreement, developer arrangement, enterprise contract, infrastructure partnership, ecosystem partnership, commercial partnership or project-company arrangement. The Company may pursue such relationships in the future if management determines that they are commercially attractive, legally supportable and aligned with shareholder interests. There is no assurance that the Company will be able to attract developers, project companies, enterprises, Web3 users, infrastructure partners, ecosystem participants or commercial partners. There is also no assurance that any such relationship will result in revenue, product adoption, intellectual property ownership, enforceable commercial rights, enterprise contracts, customer growth or shareholder value. If the Company is unable to attract and retain appropriate customers and target participants, its business, financial condition and prospects may be materially harmed.

Sales and Marketing Strategy

The Company’s sales and marketing strategy is expected to focus on building awareness of its products, platforms, commercial capabilities and business model in a manner that is factual, balanced and compliant with applicable securities laws. Because the Company is conducting a Regulation A offering and expects to operate in the blockchain, Web3 and digital asset-related technology sectors, the Company intends to approach sales, marketing and public communications conservatively. The Company does not intend to market its securities, products or business by making exaggerated claims, token-price predictions, guaranteed-return statements, unsupported valuation statements or statements implying sponsorship, endorsement or approval by any Zilliqa-related entity. The Company may conduct enterprise outreach to potential business customers, institutions, technology companies, software platforms, infrastructure providers and other commercial counterparties. Enterprise outreach may include direct communications, product presentations, demonstrations, pilot discussions, proof-of-concept proposals, technical meetings, commercial proposals, integration discussions, compliance discussions and contract negotiations. The objective of enterprise outreach would be to identify practical business use cases for the Company’s products or platforms and to determine whether potential customers are willing to pay for software licenses, subscriptions, integration services, support services, analytics tools, compliance tools, infrastructure services or other commercial offerings. Enterprise sales may require significant time and resources. Potential enterprise customers may require legal review, cybersecurity review, procurement approval, compliance assessment, data-protection review, technical testing, accounting review, integration planning and internal business justification before adopting any product. The Company may therefore initially focus on education, product demonstrations, pilot programs and limited commercial discussions rather than assuming immediate customer adoption or revenue. There is no assurance that any enterprise outreach will result in a paid contract, recurring revenue or long-term customer relationship. The Company may also conduct developer outreach. Developers, software studios, project companies and technical contributors may be important to the Company’s business because the Company may build, acquire or commercialize products that depend on software development, blockchain integration, smart-contract functionality, APIs, infrastructure tools, wallet-related features, analytics, compliance workflows or other technical components. Developer outreach may include technical documentation, developer presentations, product demonstrations, code-review discussions, hackathon-style engagement, direct business development, developer-support programs, venture-studio discussions, project-evaluation meetings and commercialization proposals. Developer outreach may be used to identify developers or project teams that may enter into developer-for-equity, developer-for-revenue, revenue-share, royalty, licensing, intellectual property, commercialization or project-subsidiary arrangements with the Company. The Company may seek to communicate clearly that any such arrangement must be documented in writing and may require intellectual property assignments, confidentiality obligations, milestone requirements, source-code access, open-source software disclosures, compliance review and other protections. The Company does not intend to treat informal developer interest as a binding commitment or as evidence of future revenue. The Company may engage with ecosystem participants around the Zilliqa ecosystem and the broader Web3 economy. Ecosystem engagement may include participation in community discussions, technical forums, developer groups, industry events, educational sessions, product demonstrations, public updates, business-development conversations and collaboration discussions. The purpose of ecosystem engagement would be to identify needs, product gaps, developer opportunities, acquisition opportunities, commercial partners and potential users. Any ecosystem engagement will be conducted as an independent company and should not be interpreted as evidence of affiliation with, sponsorship by, endorsement from or approval by any Zilliqa-related entity. The Company may use platform demonstrations as part of its sales and marketing strategy. Demonstrations may be used to show potential customers, developers, partners or investors how a product, prototype, workflow, dashboard, API, analytics tool, compliance tool, transaction-support system, wallet-related feature or enterprise integration may function. Demonstrations may be preliminary, limited, non-commercial or subject to change. The Company intends to avoid presenting prototypes or demonstrations as fully launched, fully tested, revenue-generating or customer-adopted products unless that is accurate at the time of the communication. The Company may seek partnerships to support its sales and marketing activities. Potential partners may include technology providers, infrastructure providers, compliance vendors, analytics providers, wallet providers, custodians, cybersecurity vendors, software integrators, consultants, enterprise platforms, developer communities, project companies and other commercial participants. Partnerships may help the Company identify customers, improve product functionality, support integrations, access technical expertise, improve compliance processes or expand distribution. However, the Company does not intend to describe a partnership as material, exclusive, revenue-generating or strategic unless such description is supported by a written agreement and accurate disclosure. The Company may use content marketing to explain its business, products, market focus and technology in a factual and balanced manner. Content may include website materials, articles, white papers, product explainers, technical documentation, investor updates, educational materials, newsletters, presentations, videos, social media posts, webinars and event materials. The Company expects that content will be reviewed for accuracy, compliance and consistency with the Company’s public disclosures, particularly where the content relates to the Company’s securities offering, Zilliqa ecosystem references, digital assets, revenue expectations, business prospects, acquisitions, partnerships or product status. The Company may participate in industry events, conferences, webinars, developer events, enterprise meetings, technology forums, investor presentations and other public or private events. Event participation may be used to introduce the Company, discuss its proposed products, identify commercial opportunities, meet developers, evaluate acquisition targets, engage with enterprises, educate potential customers and build market awareness. The Company intends to ensure that any public statements made at such events are consistent with its offering materials and do not contain misleading, promotional or unsupported claims. The Company may use compliant public communications in connection with this offering and its business. Before qualification of this offering, the Company may only make offers or communications in the manner permitted under Regulation A, including testing-the-waters communications where applicable. The Company will not accept investor funds or binding subscriptions before qualification of the Offering Statement by the SEC. After qualification, the Company expects to conduct offering communications in accordance with Regulation A and the terms of this Offering Circular. The Company intends to distinguish between product marketing and securities offering communications. Product marketing may describe products, features, use cases, technical capabilities or commercial services. Securities offering communications may describe the Company, the offering, investment risks, securities being offered, use of proceeds and other investor-related matters. The Company expects to manage these communications carefully so that product marketing does not become misleading securities promotion and securities offering communications do not imply guaranteed business success, token appreciation, liquidity, dividends or investment returns. The Company will seek to avoid statements suggesting that an investment in the Company is equivalent to an investment in ZIL tokens or any Zilliqa-related entity. The Company also intends to avoid statements suggesting that Zilliqa Group, the Zilliqa Foundation or any other Zilliqa-related entity has sponsored, endorsed, approved, funded or reviewed the Company or this offering unless such statement is supported by a written agreement or other verifiable authorization. The Company may include non-affiliation disclaimers in investor materials, website content, social media posts, presentations and product materials where appropriate. The Company may use social media and online channels to build awareness, but such channels may create compliance and reputational risks. Social media communications can be informal, widely distributed, taken out of context, reposted by third parties or misinterpreted by investors, users, developers or regulators. The Company expects to apply internal review procedures to material public statements and may restrict certain persons from making public statements on behalf of the Company without authorization. The Company may also use investor relations and public-company communications after qualification and during its reporting period. These communications may include updates regarding operations, product development, acquisitions, partnerships, financial results, public filings, material events, business milestones and other matters. The Company intends for investor communications to be accurate, balanced and consistent with public filings. The Company does not intend to use investor communications to provide unsupported projections, misleading performance claims, guaranteed outcomes or selective disclosure of material non-public information. The Company’s marketing strategy may be adjusted based on the amount of proceeds raised. If the Company raises limited proceeds, it may focus on low-cost enterprise outreach, developer outreach, direct relationship building, limited content, selected events and product demonstrations. If the Company raises a larger amount of proceeds, it may expand marketing activities, hire or engage business-development personnel, attend more events, produce more technical content, develop stronger product documentation, pursue broader enterprise outreach and support more active ecosystem engagement. As of the date of this Offering Circular, the Company has not launched any material commercial sales campaign, entered into any material marketing agreement, signed any material enterprise customer, established any material revenue-generating sales channel or entered into any material distribution agreement. The Company may develop such channels in the future if management determines that they are appropriate for the Company’s products, capital resources and compliance obligations. There is no assurance that the Company’s sales and marketing strategy will result in customer adoption, developer participation, enterprise contracts, commercial partnerships, platform usage, revenue or shareholder value. The Company may spend significant time and capital on sales, marketing, content, events, demonstrations, business development and public communications without generating meaningful revenue. If the Company is unable to communicate its business clearly, attract customers, maintain compliant communications or convert market interest into enforceable commercial arrangements, its business, financial condition and prospects may be materially harmed.

Employees, Consultants and Service Providers

The Company expects to operate with a lean organizational structure during the early stages of its business. Because the Company is in the development stage and has not yet generated meaningful revenue, launched any material commercial product, completed any material acquisition or entered into any material enterprise contract, the Company does not currently expect to build a large full-time employee base immediately. Instead, the Company expects to rely on a combination of officers, directors, consultants, contractors, developers, offshore teams, professional advisors, technology vendors, cybersecurity providers, compliance providers and other third-party service providers. The Company believes that a lean structure may allow it to control fixed costs while its business plan is being developed. The Company’s near-term activities are expected to include Regulation A compliance, public-company reporting, business planning, product evaluation, technology planning, acquisition review, developer outreach, enterprise outreach, compliance infrastructure, cybersecurity planning, vendor selection and working capital management. Many of these functions may be performed by outside professionals or specialized service providers rather than by full-time employees. The Company may rely on its officers and directors to supervise strategy, capital allocation, business development, service-provider selection, compliance planning, product prioritization, acquisition review and general corporate oversight. Officers and directors may also participate in investor communications and offering-related activities to the extent permitted by applicable securities laws. The Company may add additional management personnel, employees or advisors as proceeds become available and as the business requires. The Company may engage consultants and independent contractors for business development, product planning, technology review, enterprise outreach, developer coordination, investor relations, financial modeling, operations, administration, compliance support and other functions. Consultants may be engaged on a project basis, hourly basis, monthly retainer, milestone basis, advisory basis or other commercial arrangement. The Company may also compensate certain consultants with cash, equity, warrants or other consideration where legally permissible and properly documented. The Company may rely on software developers, blockchain engineers, smart-contract developers, cloud engineers, cybersecurity professionals, data engineers, user-interface designers, product managers, technical writers and other technology professionals to develop, review, test, maintain or support products and platforms. These personnel may be employees, contractors, offshore developers, software studios, project-company personnel or third-party vendors. The Company may choose different staffing models for different products based on cost, availability, technical requirements, intellectual property ownership, regulatory risk and available capital. The Company may use offshore development teams or international contractors where management determines that doing so is cost-effective and commercially appropriate. Offshore teams may assist with software development, testing, documentation, user-interface design, data processing, technology support, back-office operations or other functions. Use of offshore personnel may reduce costs but may also create risks relating to supervision, quality control, confidentiality, intellectual property ownership, data protection, contractor classification, tax, enforceability of agreements, time-zone differences and operational coordination. The Company expects to rely on legal counsel for securities-law compliance, Regulation A matters, corporate governance, contracts, intellectual property, acquisitions, digital asset regulatory review, Investment Company Act analysis, privacy, AML/KYC, sanctions, custody, public communications and other legal matters. Because the Company’s proposed business may involve blockchain, digital assets, Web3 infrastructure, developer arrangements, project subsidiaries, enterprise contracts and cross-border activities, legal review may be a significant part of the Company’s operating expense. The Company expects to rely on accountants, auditors and financial-reporting professionals to support bookkeeping, financial statements, audit requirements, Regulation A reporting, tax planning, accounting policies, revenue recognition, digital asset accounting, related-party transaction review, internal controls and other financial matters. The accounting treatment of digital assets, software development costs, acquired assets, revenue-share rights, royalty rights, project subsidiaries and other Web3-related arrangements may be complex, and the Company may need specialized accounting support as its business develops. Cybersecurity vendors and consultants may be important to the Company’s operations. The Company may engage cybersecurity professionals to assist with secure coding practices, vulnerability testing, penetration testing, cloud security, smart-contract review, access controls, incident response planning, data protection, vendor security review, key-management procedures, wallet controls and monitoring. The Company may also rely on third-party tools and service providers for logging, monitoring, backup, disaster recovery, endpoint security and identity management. The Company may also rely on compliance providers. These may include KYC vendors, AML vendors, sanctions-screening providers, wallet-screening providers, blockchain analytics providers, fraud-detection vendors, identity-verification vendors, transaction-monitoring providers, privacy consultants, data-protection advisors and other compliance service providers. These providers may support investor onboarding, customer onboarding, wallet-related products, transaction-support systems, enterprise workflows, digital asset activities and internal controls. The Company may use transfer agents, filing agents, investor-onboarding platforms, payment processors, escrow providers, broker-dealers, funding platforms, banking providers, custodians, wallet providers, cloud providers, analytics providers, data providers, infrastructure providers and other vendors as needed. The Company may also engage marketing consultants, public-relations advisors, investor-relations consultants, content providers, event organizers and business-development advisors, subject to applicable securities-law restrictions and the Company’s public-communications policies. The Company expects to document relationships with employees, consultants, contractors, developers and service providers through written agreements where appropriate. These agreements may include confidentiality provisions, intellectual property assignments, invention-assignment provisions, work-made-for-hire language, source-code delivery obligations, data-protection requirements, cybersecurity requirements, open-source software disclosure obligations, milestone terms, payment terms, termination rights, non-disclosure obligations and other provisions intended to protect the Company’s rights. The Company may require developers, contractors and technical service providers to provide source-code access, repository access, technical documentation, open-source software disclosures, third-party software schedules, testing records, deployment records, security information and transition-support obligations. These requirements may be important because the Company’s ability to commercialize software products may depend on clear ownership, reliable documentation and continued access to code and systems. The Company’s staffing and service-provider needs will depend on the amount of proceeds raised in this offering. If the Company raises limited proceeds, it expects to rely more heavily on consultants, contractors, offshore teams and third-party vendors, and it may delay hiring full-time employees. If the Company raises a larger amount of proceeds, it may hire or engage additional personnel in software development, blockchain engineering, product management, cybersecurity, compliance, accounting, finance, business development, enterprise sales, investor relations and administration. The Company may face competition for qualified personnel and service providers. Software developers, blockchain engineers, cybersecurity professionals, compliance specialists, digital asset lawyers, accountants, auditors and enterprise sales personnel may be expensive and difficult to retain. The Company may not be able to attract or retain qualified personnel or vendors on acceptable terms, particularly because it is an early-stage company with limited operating history and uncertain revenue prospects. Reliance on consultants, contractors and third-party service providers may create operational risks. Service providers may fail to perform, miss deadlines, deliver defective work, use infringing materials, fail to protect confidential information, fail to assign intellectual property, increase prices, become unavailable or terminate relationships. Contractors and offshore teams may be more difficult to supervise than employees. If key consultants, developers, advisors or vendors become unavailable, the Company may experience delays, increased costs or loss of technical knowledge. The Company may also become dependent on certain key individuals, advisors, developers or service providers. If the Company depends heavily on a small number of persons or vendors for strategy, technology, compliance, business development or operations, the loss of those relationships could materially harm the Company’s ability to execute its business plan. The Company may seek to reduce this risk over time by improving documentation, diversifying vendors, building internal capabilities and implementing governance and operational controls. As of the date of this Offering Circular, the Company has not established a large employee base and has not entered into any material employment, consulting, development, cybersecurity, compliance or service-provider agreement that is material to its operations, unless otherwise disclosed in this Offering Circular. The Company may enter into such arrangements in the future as proceeds become available and as management determines that they are necessary or beneficial to the Company’s business plan. There is no assurance that the Company will be able to hire, engage, supervise or retain the employees, consultants, contractors, developers, advisors, lawyers, auditors, cybersecurity vendors, compliance providers or other service providers required to execute its business plan. If the Company is unable to build an effective operating team and service-provider network, its product development, regulatory compliance, cybersecurity, financial reporting, acquisition strategy, enterprise outreach, revenue generation and overall business prospects may be materially harmed.

Facilities and Offices

The Company’s principal executive office is located at 255 S Orange Avenue Suite 104, #1261 Orlando, FL 32801, United States. The Company may update or expand its office arrangements as its business develops, as proceeds from this offering become available, and as management determines that additional physical, administrative or operational facilities are necessary. The Company is in the development stage and currently expects to operate with a lean structure. The Company does not presently require a large physical office, manufacturing facility, warehouse, data center or specialized physical plant to begin implementing its business plan. The Company’s proposed business is primarily focused on software development, platform development, Web3 infrastructure, commercial rights, acquisitions, developer arrangements, enterprise integrations, compliance systems, and related professional and technology services. Many of these activities may be conducted through remote work, consultants, contractors, developers, offshore teams, cloud systems and third-party service providers. The Company may initially use a remote or service-provider-supported operating model. Under this model, officers, directors, consultants, developers, advisors, lawyers, accountants, auditors, cybersecurity vendors, compliance providers, technology vendors and other service providers may perform work from their own offices or remote locations. The Company believes this approach may allow it to reduce fixed overhead during the early stages of operations and allocate more capital toward product development, compliance, acquisitions, technology infrastructure and working capital. The Company may use third-party cloud infrastructure, hosted software, online collaboration tools, secure document-management systems, code repositories, cybersecurity tools, compliance platforms, accounting systems, investor-onboarding systems, data rooms, vendor platforms and other digital systems to support its operations. The Company does not currently expect to own or operate physical data centers or material technology facilities. If the Company requires hosting, storage, blockchain infrastructure, cybersecurity infrastructure or other technical infrastructure, it expects to rely primarily on third-party providers unless management determines that internal infrastructure is necessary and cost-effective. As the Company expands, it may lease office space, co-working space, development facilities, administrative offices or other premises in the United States or other jurisdictions. The Company may also establish offices or representative locations to support business development, enterprise relationships, developer coordination, compliance, investor relations or other operational needs. Any decision to lease or establish facilities will depend on the amount of proceeds raised, business requirements, personnel needs, customer locations, regulatory considerations, cost, and management’s assessment of the Company’s growth strategy. The Company may also use professional service providers, registered agents, mailing services, corporate service providers, banking service providers, transfer agents, filing agents and other administrative vendors to support corporate operations and public-company reporting. These arrangements may reduce the need for substantial physical infrastructure during the early stages of the Company’s business. If the Company raises less than the maximum offering amount, it expects to maintain a more limited facilities strategy and may continue to rely primarily on remote work, third-party vendors, consultants, contractors and service-provider-supported operations. If the Company raises a larger amount of proceeds and its business expands, it may increase spending on offices, personnel, technology infrastructure, cybersecurity systems, enterprise support and administrative operations. As of the date of this Offering Circular, the Company has not entered into any material lease, does not own any real property and does not operate any material physical facility. The Company believes that its current and planned facilities approach is adequate for its near-term operating needs. However, there is no assurance that the Company will be able to obtain suitable office space, service-provider support, technology infrastructure or facilities on acceptable terms if and when required.

Current Status of Operations

The Company is currently in the development stage. As of the date of this Offering Circular, the Company has limited operating history, has not generated meaningful revenue, has not launched any material commercial product, has not completed any material acquisition, has not entered into any material revenue-generating contract, and has not established any material customer or user base. The Company’s activities to date have primarily consisted of corporate formation, capitalization by its existing shareholders, preparation of this Regulation A offering, development of its proposed business plan, preparation of disclosure materials, preliminary planning for legal and compliance matters, and evaluation of potential business opportunities in the Web3, blockchain infrastructure and digital asset-related technology sectors. The Company has issued 116,320,000 shares of Common Stock to its existing shareholders. Rahul Malhotra owns 87,240,000 shares, representing 75% of the issued and outstanding shares before this offering, and Financial Agency Group owns 29,080,000 shares, representing 25% of the issued and outstanding shares before this offering. These shares were purchased for cash at US $0.0001 per share on July 14, 2026, for aggregate cash consideration of US $11,632. The Company has no liabilities, no debt, no SAFEs, no convertible notes, no preferred shares, no options, no warrants and no intangible assets recorded on its balance sheet. The Company has not yet built, acquired, licensed, launched or commercialized any material product, platform, tool, software application, infrastructure system, wallet-related product, analytics product, compliance tool, enterprise integration product, developer tool or other Web3-related commercial product. The Company may pursue such products in the future, but no material product has been completed or adopted by paying customers as of the date of this Offering Circular. The Company has not entered into any binding agreement for any material acquisition, license, asset purchase, joint venture, project-company investment, developer arrangement, venture-studio project, project subsidiary, revenue-share arrangement, royalty arrangement, enterprise contract, commercial partnership, technology-provider agreement, custody agreement, wallet-provider agreement, analytics-provider agreement or compliance-vendor agreement. The Company may enter into such arrangements in the future if management determines that they are commercially attractive, legally supportable and consistent with the Company’s business plan. The Company has not entered into any formal affiliation, sponsorship, endorsement, funding, approval, control, partnership or commercial-support arrangement with Zilliqa Group, the Zilliqa Foundation or any other Zilliqa-related entity. The Company is independent. References in this Offering Circular to Zilliqa, ZIL or the Zilliqa ecosystem are intended only to describe the public blockchain ecosystem around which the Company may seek to build, acquire, operate or commercialize products, platforms, tools, software, infrastructure, intellectual property and commercial opportunities. The Company has not adopted a final digital asset treasury policy, has not entered into any material custody arrangement, has not entered into any material staking or validator arrangement, and has not committed to purchase, hold, stake or deploy any specific amount of ZIL tokens or other digital assets. The Company may use, hold, stake, deploy or otherwise interact with ZIL tokens or other digital assets in the future only where management determines that such activity is connected to the Company’s operating business, product development, platform functionality, testing, transaction support, infrastructure activity or commercial strategy. The Company has not yet established a large employee base and does not currently operate through a large physical office, manufacturing facility, warehouse, data center or specialized physical plant. The Company expects to operate initially through a lean structure supported by officers, directors, consultants, contractors, developers, offshore teams, professional advisors, legal counsel, accountants, auditors, cybersecurity vendors, compliance providers, technology vendors and other third-party service providers. The Company’s principal executive office is located at 255 S Orange Avenue Suite 104, #1261 Orlando, FL 32801, United States. The Company has not entered into any material lease, does not own any real property, and does not operate any material physical facility. The Company may update its office and facilities arrangements as proceeds from this offering become available and as the business develops. The Company’s ability to begin meaningful operations will depend primarily on the amount and timing of proceeds raised in this offering. If the Company raises only limited proceeds, it expects to focus on maintaining corporate compliance, satisfying Regulation A reporting obligations, preserving working capital, developing a limited number of product concepts, evaluating selected acquisition or licensing opportunities, and establishing basic legal, accounting, compliance, cybersecurity and technology infrastructure. If the Company raises a larger amount of proceeds, it may pursue a broader business plan involving product development, acquisitions, developer arrangements, enterprise integrations, commercial partnerships, technology infrastructure and operational digital asset activities. There is no assurance that the Company will be able to raise sufficient proceeds, complete product development, complete acquisitions, enter into developer arrangements, obtain enterprise customers, establish commercial partnerships, generate revenue, maintain compliance or create shareholder value. The Company remains subject to the risks associated with early-stage businesses, including limited operating history, uncertain revenue prospects, substantial capital requirements, regulatory uncertainty, technology risk, cybersecurity risk, competition and dependence on management execution.

Milestones for the Next 12 Months

The Company’s milestones for the next twelve months are intended to support the phased development of its business plan. These milestones are based on the Company’s current expectations and assume that the Company is able to raise sufficient proceeds in this offering. The timing, scope and completion of these milestones may change depending on the amount and timing of proceeds raised, SEC qualification, regulatory developments, market conditions, technology requirements, availability of suitable acquisition or licensing opportunities, developer availability, enterprise interest, service-provider availability and management’s judgment. The Company’s first milestone is to complete the offering process and establish the legal, accounting, compliance and reporting foundation required to operate as a Regulation A reporting company. This may include finalizing service-provider relationships with legal counsel, accountants, auditors, transfer agents, filing agents, investor-onboarding providers, payment-processing providers, compliance vendors and other professional advisors. The Company expects that maintaining proper public-company reporting systems, financial records, internal controls and disclosure controls will be a priority during the first twelve months. The Company also expects to build its initial compliance framework. This may include developing policies and procedures relating to securities-law compliance, public communications, related-party transactions, use of proceeds, cybersecurity, privacy, data protection, AML/KYC, sanctions screening, wallet screening, digital asset controls, vendor management, intellectual property ownership, contractor documentation and recordkeeping. Because the Company may operate in the Web3, blockchain infrastructure and digital asset-related technology sectors, management believes compliance must be built into the business plan before material products or digital asset-related activities are launched. Another milestone is product planning and prioritization. The Company expects to review possible product categories, including developer tools, enterprise integration tools, compliance tools, analytics tools, wallet-related infrastructure, transaction-support tools, token-utility applications, business applications and Web3 infrastructure. The Company may evaluate each potential product based on technical feasibility, development cost, regulatory risk, customer demand, revenue potential, competitive landscape, cybersecurity requirements, intellectual property ownership and fit with the Company’s operating-company strategy. The Company may begin development of one or more initial product concepts, prototypes or minimum viable products if sufficient proceeds are available. Product-development activities may include software architecture, user-interface design, API planning, blockchain-integration review, smart-contract review, cloud infrastructure setup, cybersecurity planning, data-system design, compliance-tool integration, wallet-related workflow review and testing. The Company may conduct these activities internally, through contractors, through offshore development teams, through software studios, or through third-party technology providers. The Company expects to review potential acquisition and licensing opportunities during the next twelve months. These opportunities may include Web3 products, software assets, codebases, domains, platforms, intellectual property, data assets, communities, infrastructure tools, applications or project companies. The Company may conduct preliminary due diligence, review ownership records, evaluate source code, assess open-source software usage, review cybersecurity issues, examine commercial rights, assess regulatory concerns and negotiate possible transaction terms. As of the date of this Offering Circular, the Company has not entered into any binding agreement for any material acquisition or license, and there is no assurance that any acquisition or licensing transaction will be completed. The Company may also seek to identify developers, software studios, founders, project teams and project companies that may participate in developer-for-equity, developer-for-revenue, revenue-share, royalty, licensing, commercialization or project-subsidiary arrangements. During the next twelve months, the Company may evaluate potential developer arrangements, review project proposals, assess technical capability, negotiate intellectual property terms, define milestone requirements and determine whether any arrangement provides direct commercial or economic rights to the Company. The Company may decline to proceed with any developer arrangement that does not provide adequate legal protection, commercial value or alignment with shareholder interests. Enterprise outreach is expected to be another milestone. The Company may contact or engage with enterprises, technology providers, infrastructure providers, compliance vendors, analytics providers, wallet providers, custodians, cybersecurity vendors, software integrators and other commercial partners. These discussions may involve product demonstrations, pilot concepts, integration review, compliance review, commercial proposals, enterprise use-case analysis or partnership discussions. The Company expects enterprise adoption to require time, diligence and documentation, and there is no assurance that any outreach will result in a paid contract or recurring revenue. The Company also expects to develop its initial technology infrastructure. This may include cloud systems, development environments, code repositories, data systems, cybersecurity tools, access controls, backup procedures, monitoring systems, analytics tools, compliance integrations, wallet-screening tools, blockchain data access, API integrations and vendor platforms. The Company may use third-party infrastructure providers where management determines that doing so is more efficient, secure or cost-effective than building infrastructure internally. If the Company undertakes any digital asset or ZIL-related operational activity during the next twelve months, such activity is expected to be limited and connected to product development, testing, transaction support, wallet functionality, infrastructure activity, staking or validator-related testing, enterprise demonstrations or other operating purposes. The Company does not intend to use offering proceeds merely to accumulate ZIL tokens or other digital assets for passive investment purposes. Before undertaking material digital asset activity, the Company expects to evaluate custody, cybersecurity, accounting, tax, AML/KYC, sanctions, wallet-screening, regulatory and Investment Company Act considerations. The Company expects to continue building its public-company reporting and investor-communication systems during the next twelve months. This may include maintaining financial records, preparing required reports, tracking use of proceeds, documenting material developments, reviewing public statements, managing shareholder records, coordinating with the transfer agent, maintaining corporate records and preparing ongoing disclosures required under Regulation A. The Company intends for investor communications to be factual, balanced and consistent with its SEC filings. If the Company raises limited proceeds, the milestones described above may be reduced, delayed or prioritized. In that case, the Company expects to focus first on corporate compliance, Regulation A reporting, working capital preservation, core technology planning, limited product development, selective acquisition review, essential service providers and basic compliance infrastructure. If the Company raises a larger amount of proceeds, it may pursue a broader set of milestones, including multiple product-development initiatives, more extensive acquisition review, additional developer arrangements, deeper enterprise outreach, more robust technology infrastructure and expanded compliance systems. The milestones described in this section are goals and planning assumptions, not guarantees. The Company may not complete any milestone within the expected time period or at all. The Company may also modify, delay, abandon or replace milestones if management determines that market conditions, regulatory developments, capital resources, technology requirements, cybersecurity issues, acquisition opportunities, customer demand or shareholder interests justify a change in strategy. Failure to achieve one or more milestones could materially limit the Company’s ability to generate revenue, develop products, complete acquisitions, attract partners or create shareholder value.

How We Will Measure Progress

The Company expects to measure progress using a combination of operational, commercial, technology, compliance and capital-deployment metrics. Because the Company is in the development stage and has not yet generated meaningful revenue, launched any material commercial product, completed any material acquisition or entered into any material enterprise contract, management does not expect early progress to be measured only by revenue. During the initial stages, progress may also be measured by whether the Company is able to build the operating foundation required to develop products, acquire assets, enter into commercial arrangements and comply with public-company obligations. One important measure of progress will be the number, quality and status of products or platforms developed by the Company. Management may track whether product concepts have been identified, whether technical specifications have been prepared, whether prototypes or minimum viable products have been developed, whether products have completed internal testing, whether cybersecurity review has been performed, whether compliance review has been completed, whether products have been demonstrated to potential customers or partners, and whether any product has been launched commercially. The Company may also measure progress by the number of product categories actively under development, such as developer tools, enterprise integration tools, compliance tools, analytics tools, wallet-related infrastructure, transaction-support tools, token-utility applications, business applications or Web3 infrastructure. The Company may also measure progress by the number and quality of assets acquired, licensed or otherwise secured. These assets may include software products, codebases, domains, intellectual property, data assets, platforms, developer communities, infrastructure tools, applications or project-company interests. Management may consider whether acquired or licensed assets provide clear ownership rights, enforceable commercial rights, technical usefulness, integration potential, revenue potential, strategic value or a faster path to market. The Company may also track whether acquired assets are successfully integrated, improved, relaunched, commercialized or combined with other Company products. Commercial progress may be measured by contracts signed and commercial rights obtained. The Company may track software licensing agreements, subscription agreements, enterprise contracts, integration agreements, support agreements, revenue-share agreements, royalty agreements, developer agreements, project-subsidiary agreements, vendor agreements, partnership agreements, acquisition agreements and other commercial arrangements. Management may evaluate not only the number of contracts signed, but also the quality of the rights obtained, enforceability of the agreements, expected revenue potential, customer or partner quality, duration of the agreement, exclusivity, intellectual property ownership, termination rights and risk allocation. The Company may measure developer-related progress by the number of developers, software studios, project teams or project companies identified, evaluated, onboarded or engaged. Management may track developer proposals reviewed, technical due diligence completed, source-code access obtained, intellectual property assignments signed, milestone schedules agreed, developer arrangements executed, project subsidiaries formed, development milestones completed and commercial rights obtained. The Company may also consider the quality, reliability, experience and delivery performance of developers and technical teams. Enterprise progress may be measured by the number and stage of enterprise discussions, demonstrations, pilots, proof-of-concept projects, integration reviews and commercial negotiations. The Company may track potential enterprise customers contacted, meetings held, use cases identified, product demonstrations delivered, pilot proposals submitted, technical integrations reviewed, compliance reviews completed, cybersecurity reviews initiated, contracts negotiated and enterprise contracts signed. Management expects enterprise sales cycles to be long and uncertain, and therefore may treat qualified enterprise engagement as an early progress indicator even before revenue is generated. Revenue will be an important measure of progress once the Company begins commercial operations. The Company may track revenue from software licensing, subscriptions, SaaS products, transaction fees, platform fees, integration fees, implementation services, support fees, managed services, royalties, revenue-share rights, enterprise contracts, project subsidiaries, acquisitions, data services, analytics tools, compliance tools, infrastructure services and other commercial arrangements. Management may also track recurring revenue, non-recurring revenue, gross revenue, net revenue, customer concentration, renewal rates, contract duration, deferred revenue, collection status and revenue by product line. Platform usage may become an important measure if the Company launches products or platforms used by developers, enterprises, Web3 users or ecosystem participants. Usage metrics may include registered users, active users, enterprise accounts, developers onboarded, API calls, transactions supported, dashboards accessed, wallets connected, reports generated, integrations completed, data processed, smart-contract interactions, transaction volume, platform fees generated, customer retention and user engagement. The relevance of each metric will depend on the product or platform being measured. Technology progress may be measured by infrastructure built, systems deployed and technical reliability achieved. Management may track cloud infrastructure setup, code repositories established, APIs developed, blockchain integrations completed, smart-contracts reviewed, cybersecurity tools implemented, data systems deployed, analytics systems integrated, wallet-screening tools connected, monitoring systems activated, backup systems tested, access controls implemented and technical documentation completed. The Company may also track system uptime, incident reports, vulnerability findings, remediation timelines, software releases, bug fixes and scalability testing. Compliance progress may be measured by the systems, policies and controls established by the Company. Management may track implementation of securities-law review procedures, public-communications policies, AML/KYC systems, sanctions-screening tools, wallet-screening procedures, privacy policies, cybersecurity policies, digital asset controls, custody procedures, vendor-review processes, intellectual property documentation, contractor agreements, related-party transaction policies, financial-reporting controls, disclosure controls and document-retention procedures. Because the Company expects to operate in a highly regulated and technically complex sector, management believes compliance infrastructure will be an important measure of early-stage progress. Public-company reporting progress will also be important. The Company may track whether it is able to maintain accurate books and records, prepare timely financial statements, complete audits or reviews where required, make required Regulation A filings, disclose material developments, maintain shareholder records, coordinate with its transfer agent, track use of proceeds, monitor related-party transactions and maintain disclosure controls. Failure to maintain public-company reporting discipline could adversely affect investor confidence and the Company’s ability to raise additional capital. Capital deployment will be another measure of progress. Management may track how offering proceeds are allocated among product development, acquisitions, developer arrangements, enterprise integrations, compliance, cybersecurity, legal, accounting, audit, technology infrastructure, marketing, working capital and digital asset operational activities, if any. The Company may evaluate whether capital is being deployed in a disciplined manner and whether expenditures are connected to specific business objectives, commercial rights, product milestones, compliance needs or revenue opportunities. The Company may also measure progress by capital efficiency. Management may review the cost of product development, cost per prototype, cost per acquisition review, cost per developer arrangement, cost per enterprise pilot, cost per customer contract, cost of compliance systems, cost of cybersecurity controls and general operating expenses compared to available capital. Because the Company may not generate meaningful revenue during the early stages, management expects working capital preservation and disciplined spending to be important operating priorities. The Company may evaluate whether its activities continue to support its operating-company strategy. Management may monitor whether the Company’s assets, income, activities and public communications remain focused on active operations, product development, platform ownership, technology commercialization, intellectual property, enterprise adoption, licensing, revenue generation and other operating activities. The Company may also monitor whether any digital asset holdings, token-related rights, minority interests, revenue rights, royalty rights or project-company interests create investment-company, accounting, tax, custody or regulatory concerns. The Company may also track strategic progress, including relationships with service providers, technology vendors, infrastructure providers, compliance vendors, cybersecurity providers, analytics providers, wallet providers, custodians, enterprise partners, developer communities and other commercial participants. These relationships may not immediately generate revenue, but they may support product development, compliance, enterprise adoption, technology infrastructure, customer onboarding or future commercial opportunities. The Company’s progress metrics may change over time. During the earliest stage, progress may be measured primarily by compliance setup, product planning, technology infrastructure, vendor selection, acquisition review and developer outreach. As products are developed, progress may be measured by prototypes, testing, integrations, pilots and customer feedback. If products are launched, progress may be measured by revenue, usage, customer retention, contract renewals, platform activity and profitability. Management may modify its internal metrics as the Company’s business develops. The Company does not expect all progress metrics to improve at the same time. For example, the Company may spend capital on compliance or cybersecurity before generating revenue. The Company may review many acquisition targets but complete none. The Company may conduct enterprise pilots that do not convert into paid contracts. The Company may onboard developers but later abandon projects that are not technically feasible or commercially attractive. Accordingly, investors should not assume that activity in one area will result in revenue or shareholder value. As of the date of this Offering Circular, the Company has not yet established a record of product launches, acquisitions, customer contracts, enterprise pilots, platform usage, recurring revenue or profitable operations. The Company intends to use the metrics described above to guide management decisions, monitor execution and communicate material developments where required. There is no assurance that the Company will achieve meaningful progress under any of these metrics or that progress under any metric will result in revenue, profitability, liquidity or shareholder value.

Material Agreements

As of the date of this Offering Circular, the Company has not entered into any material agreement that is material to its business, operations, financial condition or proposed business plan, other than ordinary corporate formation and capitalization matters described elsewhere in this Offering Circular. The Company has not entered into any material revenue-generating contract, enterprise customer agreement, software licensing agreement, subscription agreement, integration agreement, support agreement, infrastructure-services agreement, revenue-share agreement, royalty agreement, acquisition agreement, asset-purchase agreement, joint venture agreement, project-subsidiary agreement, developer-for-equity agreement, developer-for-revenue agreement, venture-studio agreement or commercial partnership agreement. The Company has not entered into any binding agreement for any material acquisition, license, purchase or commercialization of Web3 products, software assets, codebases, domains, platforms, intellectual property, data assets, infrastructure tools, developer communities, applications, project companies or other technology-related assets. The Company may enter into such agreements in the future if management determines that they are commercially attractive, legally supportable and consistent with the Company’s business plan. The Company has not entered into any formal affiliation, sponsorship, endorsement, funding, approval, control, partnership, technical-support or commercial-support agreement with Zilliqa Group, the Zilliqa Foundation or any other Zilliqa-related entity. The Company is independent and does not currently have any agreement that gives it rights in Zilliqa, the Zilliqa blockchain, the ZIL token, any Zilliqa-related intellectual property, or any Zilliqa-related entity. The Company has not entered into any material custody agreement, wallet-provider agreement, staking agreement, validator agreement, digital asset treasury agreement, exchange agreement, digital asset service-provider agreement, token purchase agreement or agreement to purchase, hold, stake, deploy or otherwise use any specific amount of ZIL tokens or other digital assets. The Company may evaluate such arrangements in the future if management determines that they are necessary or useful for operational, product-development, infrastructure, testing or commercial purposes. The Company has not entered into any material technology-provider agreement, cloud-infrastructure agreement, cybersecurity agreement, analytics-provider agreement, compliance-vendor agreement, KYC/AML agreement, sanctions-screening agreement, wallet-screening agreement, data-provider agreement, payment-processing agreement, investor-onboarding agreement, escrow agreement, broker-dealer agreement or funding-platform agreement that is material to its operations, unless otherwise disclosed in this Offering Circular. The Company may engage legal counsel, accountants, auditors, transfer agents, filing agents, consultants, contractors, developers, cybersecurity vendors, compliance providers, technology vendors, investor-onboarding providers, payment processors, escrow providers, banking providers, cloud providers and other service providers in the ordinary course of business. Such arrangements may support the Company’s Regulation A offering, public-company reporting obligations, financial reporting, product development, compliance, cybersecurity, technology infrastructure and general operations. The Company does not consider ordinary-course service-provider arrangements to be material unless their terms, size, duration, exclusivity, dependency or subject matter make them material to the Company’s business. The Company expects that any future material agreement will be evaluated by management based on commercial value, legal enforceability, regulatory risk, accounting treatment, tax treatment, cybersecurity, intellectual property ownership, data rights, termination rights, cost, capital requirements, conflicts of interest and alignment with shareholder interests. If the Company enters into a material agreement in the future, the Company expects to disclose such agreement to the extent required by Regulation A, applicable SEC rules and other applicable law. There is no assurance that the Company will be able to negotiate or enter into material agreements on acceptable terms or at all. The absence of material agreements as of the date of this Offering Circular means that the Company’s proposed business plan remains subject to significant uncertainty. The Company’s ability to execute its strategy will depend on raising sufficient capital, identifying suitable opportunities, negotiating enforceable agreements, engaging qualified service providers, developing products, obtaining customers and managing the legal, regulatory, technical and commercial risks described in this Offering Circular.

Government Regulation

The Company expects to operate in a regulatory environment that is complex, evolving and subject to differing interpretations. Because the Company’s proposed business may involve Web3 infrastructure, blockchain integrations, digital asset-related functionality, software products, developer arrangements, enterprise customers, wallet-related tools, transaction-support systems, project subsidiaries, acquisitions, public-company reporting and cross-border activities, the Company may become subject to a variety of federal, state, foreign and international laws, rules and regulatory frameworks. The Company’s regulatory obligations will depend on the products it develops, the assets it acquires, the services it provides, the customers it serves, the jurisdictions in which it operates, the manner in which it uses digital assets, the commercial rights it obtains, and the way in which its platforms are structured. The Company has not yet launched any material commercial product, entered into any material enterprise contract, adopted any final digital asset policy or committed to any material ZIL-related activity. Accordingly, the specific regulatory requirements applicable to the Company’s future operations cannot be determined with certainty at this time.

Securities Laws

The Company is offering shares of Common Stock under Regulation A, Tier 2. The offer and sale of the Company’s securities are subject to federal securities laws and applicable SEC rules. The Company must not sell securities in this offering unless and until the Offering Statement has been qualified by the SEC. The Company also expects to be subject to ongoing reporting obligations following qualification, including annual reports, semiannual reports, current reports and other filings required under Regulation A. The Company expects to review its offering materials, investor communications, website content, social media statements, testing-the-waters materials, product descriptions and public communications for compliance with securities laws. The Company intends to avoid statements that are misleading, overly promotional, unsupported, inconsistent with this Offering Circular, or that imply guaranteed returns, token appreciation, liquidity, dividends, SEC approval or official sponsorship by any Zilliqa-related entity. The Company may also need to evaluate whether any future product, platform, token-related activity, developer arrangement, revenue-share right, royalty right, project-company interest, warrant, SAFE, convertible instrument, digital asset arrangement or commercial right could be characterized as a security, investment contract, broker-dealer activity, exchange activity, transfer-agent activity, investment-adviser activity or other regulated securities activity. If the Company determines that a proposed activity creates significant securities-law risk, it may limit, restructure, delay or abandon that activity.

Digital Asset Regulation

Digital asset regulation is evolving and may involve multiple regulators and overlapping legal frameworks. Digital assets may be analyzed under securities laws, commodities laws, money-transmission laws, banking laws, payments laws, tax laws, custody rules, consumer-protection laws, AML/KYC laws, sanctions laws, privacy laws and other regulatory regimes. A digital asset’s treatment may depend on its characteristics, use, marketing, distribution, governance, economic rights, transferability, trading activity and surrounding facts and circumstances. The Company may hold, use, stake, deploy or otherwise interact with ZIL tokens or other digital assets only where management determines that such activity is connected to the Company’s operating business, product development, platform functionality, testing, transaction support, infrastructure activity, enterprise integration, staking or validator-related activity, or other commercial purpose. The Company does not intend to operate as a passive token treasury, digital asset investment fund or vehicle for indirect exposure to ZIL tokens. If the Company develops products involving token utility, wallet functionality, staking, validator support, digital asset transactions, platform fees, developer incentives, rewards, token-related access rights or other digital asset functionality, it may need to evaluate whether such products are subject to registration, licensing, exemption, disclosure, custody, reporting, consumer-protection, AML/KYC, sanctions, tax or other requirements. The Company may avoid or restructure digital asset features if management determines that the regulatory risk is excessive or unclear.

Money Transmission and Payments Regulation

Certain products or services involving the receipt, transfer, exchange, custody or transmission of money, digital assets, virtual currency, payment instructions or value may implicate federal or state money-transmission laws. The Company may need to analyze whether any wallet-related functionality, transaction-support tool, platform fee system, customer payment workflow, digital asset transfer feature, staking-related workflow, custody-related arrangement or enterprise payment function could be viewed as money transmission, money services business activity, payment processing or another regulated financial activity. If the Company’s activities require registration, licensing or compliance with money-transmission or payment laws, the Company may be required to register with federal authorities, obtain state licenses, partner with licensed entities, implement compliance programs, maintain records, file reports, conduct customer diligence, monitor transactions or restrict certain activities. The Company may decide not to offer particular products or features if the required licensing or compliance burden is not commercially reasonable.

Custody and Wallet-Related Regulation

The Company may evaluate wallet-related infrastructure, transaction-support tools, staking or validator-related functionality, enterprise wallet administration, digital asset operational use or other activities that involve digital asset custody or custody-adjacent risks. The Company does not currently intend to hold itself out as a custodian unless it determines that it can lawfully do so and has obtained any required licenses, approvals, exemptions or third-party arrangements. If the Company holds or controls digital assets, private keys, wallet credentials, customer assets, platform assets or transaction authority, it may become subject to legal, regulatory, operational, accounting, cybersecurity and fiduciary-like risks. Custody-related activities may require institutional custody providers, qualified custodians where required or appropriate, multi-signature arrangements, cold-storage systems, transaction-approval procedures, key-management policies, reconciliation controls, insurance review, audit procedures and internal governance controls. The Company may use third-party custodians, wallet providers, staking providers, validator-service providers, key-management providers or other infrastructure providers to support digital asset activities. Reliance on such providers may reduce certain operational burdens but may also expose the Company to third-party failure, insolvency, cybersecurity incidents, inaccurate reporting, withdrawal restrictions, service termination, regulatory actions and loss of assets.

Staking and Validator-Related Activities

The Company may engage in limited staking or validator-related activities if management determines that such activities are operationally useful, commercially appropriate and legally supportable. Such activities may be used to support infrastructure, test products, participate in network functionality, evaluate transaction workflows, support developer tools, demonstrate enterprise use cases or support platform operations. Staking and validator-related activities may raise regulatory, tax, accounting, custody, cybersecurity, sanctions, AML/KYC and operational issues. Depending on the structure, staking-related services could be viewed by regulators as involving securities, investment contracts, custody, money transmission, commodity activity, banking activity, fiduciary obligations, consumer-protection obligations or other regulated conduct. The Company may limit, delay, restructure or avoid staking or validator-related activities if management determines that the legal or operational risk is excessive.

Sanctions, AML and KYC Regulation

The Company may need to comply with sanctions, anti-money laundering, counter-terrorist financing and customer-identification requirements depending on its products, customers, jurisdictions, wallet functionality, transaction-support tools, digital asset activities, enterprise relationships, investor onboarding and service-provider arrangements. These requirements may include identity verification, beneficial ownership review, customer due diligence, enhanced due diligence, sanctions screening, restricted-jurisdiction controls, politically exposed person screening, fraud monitoring, transaction monitoring, suspicious activity escalation and recordkeeping. If the Company develops wallet-related products, digital asset tools, transaction-support systems or products that interact with blockchain addresses, the Company may use wallet-screening tools, blockchain analytics, sanctions-screening providers and transaction-monitoring vendors to identify high-risk activity. These systems may generate false positives or false negatives and may not detect all suspicious activity. The Company may block, delay, reject or review activity where required or appropriate. Failure to implement adequate sanctions, AML/KYC or fraud-prevention controls could expose the Company to regulatory inquiries, enforcement actions, penalties, business restrictions, loss of service-provider relationships, customer claims and reputational harm.

Privacy and Data Protection

The Company may collect, process, store or transmit personal information, identity information, investor information, developer information, enterprise information, wallet data, transaction data, compliance data, user data, customer records or other sensitive information. These activities may subject the Company to privacy, data-protection, data-retention, data-transfer, cybersecurity, breach-notification and consumer-protection laws. The Company may need to implement policies and controls relating to data minimization, consent, disclosures, access controls, encryption, retention, deletion, vendor management, cross-border transfers, data-processing agreements, user rights, audit logs and incident response. If the Company operates in multiple jurisdictions, it may need to evaluate foreign privacy and data-protection laws as well. Privacy and data-protection requirements may affect product design, customer onboarding, compliance workflows, analytics products, wallet-related tools, enterprise integrations, data services and vendor relationships. The Company may restrict certain features, customer categories, jurisdictions or data practices if management determines that privacy or data-protection obligations are too burdensome or uncertain.

Cybersecurity Regulation and Controls

Cybersecurity will be important to the Company’s business because its proposed operations may involve software products, cloud systems, digital assets, wallets, APIs, smart contracts, user accounts, compliance data, enterprise data, transaction records, investor records and third-party infrastructure. The Company may be subject to cybersecurity-related obligations under securities laws, privacy laws, consumer-protection laws, contract obligations, vendor requirements, enterprise customer requirements and other legal or commercial frameworks. The Company may implement cybersecurity controls relating to secure coding, vulnerability testing, penetration testing, cloud security, endpoint security, access management, multi-factor authentication, encryption, logging, monitoring, backup, disaster recovery, incident response, vendor security review, source-code review, smart-contract review, key management and employee or contractor access controls. Cybersecurity incidents may result in loss of digital assets, theft of data, unauthorized transactions, business interruption, regulatory inquiries, litigation, customer claims, reputational harm and financial loss. The Company may not be able to prevent all cybersecurity incidents, even if it adopts policies and engages third-party cybersecurity providers.

Tax Regulation

The Company may be subject to U.S. federal, state, local and foreign tax laws. Tax issues may arise from software licensing revenue, subscription revenue, transaction fees, platform fees, integration fees, support fees, royalties, revenue-share rights, enterprise contracts, project subsidiaries, acquisitions, contractor payments, related-party transactions, cross-border payments, digital asset holdings, staking or validator-related activity, digital asset transfers, token-related rights and other business activities. The tax treatment of digital assets and Web3-related commercial arrangements may be complex and may change over time. The Company may need to determine how to account for gains, losses, income, rewards, fees, impairments, fair value, withholding taxes, sales taxes, GST, VAT, transfer pricing, indirect taxes and reporting obligations. The Company may seek advice from tax professionals before undertaking material activities that could create tax exposure. If the Company operates through subsidiaries, engages foreign contractors, earns revenue from foreign customers, licenses technology internationally, or enters into cross-border arrangements, it may face additional tax complexity. Unexpected tax liabilities, penalties, interest, reporting failures or changes in tax law could materially affect the Company’s financial condition.

Accounting and Financial Reporting Regulation

The Company will need to maintain books and records, prepare financial statements and comply with the financial reporting requirements applicable to Regulation A issuers. The Company may need to develop accounting policies for cash, offering proceeds, software development costs, acquired assets, intangible assets, digital assets, revenue recognition, royalty rights, revenue-share rights, project subsidiaries, related-party transactions, contractor expenses, equity issuances and other matters. Accounting for digital assets, token-related rights, staking rewards, software assets, revenue-share rights, royalties, SAFEs, warrants, project-company interests and acquisitions may be complex. The Company may need to rely on accountants, auditors and other advisors to determine appropriate accounting treatment. Errors, delays or disagreements regarding accounting treatment could result in delayed filings, restatements, audit issues or regulatory concerns.

Foreign Laws and Cross-Border Regulation

The Company may conduct business, engage contractors, form subsidiaries, acquire assets, license software, target customers, work with developers or enter into commercial arrangements outside the United States. Foreign laws may affect digital assets, blockchain products, software licensing, securities offerings, privacy, data transfers, employment, contractor classification, tax, AML/KYC, sanctions, consumer protection, intellectual property, payments, capital flows and foreign exchange. The Company may need to restrict activities in certain jurisdictions if local laws are unclear, burdensome or unfavorable. The Company may also need to obtain local legal advice before offering products, entering into contracts, hiring personnel, engaging contractors, collecting data, making payments, using digital assets or marketing services in foreign jurisdictions. Cross-border operations may increase compliance costs and operational complexity.

Investment Company Act

The Company intends to operate as an operating company and not as an investment company, private fund, token fund or passive holder of securities or digital assets. The Company’s business plan is focused on product development, platform ownership, technology commercialization, software development, enterprise integrations, intellectual property rights, developer arrangements, project subsidiaries, acquisitions of operating assets and other business activities. The Company may hold certain assets that could raise issues under the Investment Company Act, including minority equity interests, SAFEs, warrants, convertible instruments, token-related rights, revenue-share rights, royalty rights, digital assets, project-company interests or other contractual rights. The Company may also use, hold, stake, deploy or otherwise interact with ZIL tokens or other digital assets for operational or commercial purposes. The Company intends to monitor its assets, income, activities and public communications to support its operating-company position. The Company may limit, restructure, divest, transfer, avoid or modify certain assets or arrangements if management determines that they could create a risk that the Company may be deemed an investment company. Efforts to avoid investment-company status may limit the Company’s ability to pursue certain acquisitions, developer arrangements, digital asset activities, minority investments, token-related opportunities or project-company interests. If the Company were deemed to be an investment company and was required to register under the Investment Company Act, it could be subject to significant regulatory requirements, restrictions on capital structure, limitations on transactions with affiliates, custody requirements, governance requirements, reporting obligations and operational constraints. Such a determination could materially and adversely affect the Company’s business plan, use of proceeds, acquisition strategy, digital asset activities, operations and shareholder value.

Regulatory Uncertainty

The legal and regulatory treatment of blockchain, digital assets, token utility, staking, wallets, custody, smart contracts, transaction-support tools, developer arrangements, revenue-share rights, royalty rights, project subsidiaries and Web3 infrastructure is evolving. Regulators may issue new rules, guidance, interpretations or enforcement actions that affect the Company’s business. Courts may also interpret existing laws in ways that affect the Company’s operations. The Company may need to modify its products, business model, revenue sources, digital asset activities, customer onboarding, marketing, partnerships, acquisitions or service-provider relationships in response to regulatory developments. These changes may increase costs, delay product launches, reduce revenue opportunities, limit customer adoption or require the Company to abandon certain activities. There is no assurance that the Company will be able to comply with all applicable laws or that regulators will agree with the Company’s interpretation of applicable requirements. If the Company fails to comply with applicable laws, or if regulators determine that the Company’s products, services, arrangements or activities require licenses, registrations, approvals or exemptions that the Company does not have, the Company may face enforcement actions, penalties, injunctions, rescission claims, litigation, business restrictions, service-provider termination, reputational harm and material adverse effects on its business, financial condition and prospects.

Legal Proceedings

As of the date of this Offering Circular, the Company is not a party to any material legal proceeding, arbitration, administrative proceeding, regulatory proceeding, governmental investigation or other pending legal matter.

The Company is not aware of any legal proceeding that has been threatened against it and that management believes would be material to the Company’s business, financial condition, operations or prospects. The Company has not commenced any material legal proceeding against any third party. The Company is not currently involved in any dispute relating to intellectual property, digital assets, securities laws, contracts, employment, tax, cybersecurity, privacy, data protection, acquisitions, developer arrangements, Zilliqa-related matters or any other material business matter. The Company may become subject to legal proceedings, regulatory inquiries, investigations, claims, disputes or enforcement matters in the future as its business develops. These matters may arise from securities laws, digital asset regulation, intellectual property, commercial contracts, developer arrangements, acquisitions, cybersecurity incidents, privacy and data protection, employment or contractor matters, tax matters, customer claims, investor claims, service-provider disputes, or other business activities. Any future legal proceeding could be costly, time-consuming, distracting to management and harmful to the Company’s business, financial condition and reputation, even if the Company ultimately prevails.

Summary Business Disclaimer

The Company is an early-stage company with limited operating history, no meaningful revenue, no material commercial product launched, no material acquisition completed and no material revenue-generating contract in place. The business described in this Offering Circular is proposed and developmental, and the Company’s ability to execute its strategy will depend on many factors, including the amount of proceeds raised in this offering, management execution, product development, regulatory developments, technology performance, cybersecurity, market conditions, customer adoption, developer participation, acquisition opportunities and available capital. The Company’s business plan involves substantial risks and uncertainties. The Company may not successfully build, acquire, license, operate or commercialize any product, platform, tool, software, infrastructure, intellectual property, project subsidiary or commercial opportunity. Products may not be completed, may not function as intended, may not satisfy customer requirements, may not receive market acceptance, may not be legally or commercially viable, or may not generate revenue. The Company may not identify or complete suitable acquisitions, licenses, developer arrangements, enterprise contracts, project-subsidiary arrangements, revenue-share agreements, royalty arrangements or commercial partnerships. Even if the Company enters into such arrangements, they may not produce revenue, profit, enforceable rights, customer adoption, strategic value or shareholder value. The Company’s proposed focus on the Zilliqa ecosystem and the broader Web3 economy does not guarantee that the Company will benefit from any growth, adoption, development, market activity or token utility in those areas. The Company is independent and is not affiliated with, sponsored by, endorsed by, controlled by, funded by or officially approved by Zilliqa Group, the Zilliqa Foundation or any other Zilliqa-related entity. Investors in this offering are purchasing shares of Common Stock of ZQ Platforms Inc. only and are not purchasing ZIL tokens or any interest in any Zilliqa-related entity or asset. The Company may use, hold, stake, deploy or otherwise interact with ZIL tokens or other digital assets only for operational or commercial purposes if management determines that such activities are appropriate. The Company does not intend to operate as a passive digital asset investment vehicle, token treasury, crypto fund, private fund or investment company. Digital asset-related activities, if any, may create substantial legal, regulatory, accounting, tax, custody, cybersecurity, market and operational risks. The Company’s business may be affected by rapidly changing laws and regulations relating to securities, digital assets, blockchain technology, money transmission, custody, staking, AML/KYC, sanctions, privacy, cybersecurity, tax, accounting, public-company reporting and foreign operations. The Company may be required to modify, delay, limit, restructure or abandon products, acquisitions, digital asset activities, revenue models, partnerships or other business activities if management determines that legal, regulatory, technical, cybersecurity, tax, accounting or commercial risks are excessive. No assurance can be given that the Company will raise the maximum offering amount, execute its business plan, launch products, complete acquisitions, obtain customers, attract developers, establish enterprise partnerships, generate revenue, become profitable, maintain compliance, avoid regulatory issues or create shareholder value. Investors should carefully review the risks described in this Offering Circular before making an investment decision and should be prepared to lose all or a substantial portion of their investment.

Description of Property

The Company’s principal office is located at 255 S Orange Avenue Suite 104, #1261, Orlando, FL 32801, United States. The Orlando office serves as the Company’s executive office, with office facilities and meeting-room access made available to the Company at no cost pursuant to a written office license arrangement with Financial Agency Group, a principal stockholder of the Company, as described under “Related-Party Transactions.” The Company’s corporate records are maintained at this office. The Company does not own any real property. As operations expand, the Company may lease office space, co-working space, development facilities or administrative offices in the United States or other jurisdictions, as described under “Description of Our Business.” Any material property arrangements will be disclosed as required.

Employees

As of the date of this Offering Circular, the Company has no full-time employees. The Company is managed by Rahul Malhotra, its sole officer. The Company’s board of directors consists of two directors, Rahul Malhotra and Manish Prakash. The Company expects to rely primarily on consultants, independent contractors, engaged developers and third-party service providers in the early stages of its operations, and may hire employees in areas such as software development, blockchain engineering, cybersecurity, compliance, finance and enterprise sales as capital resources permit and business needs require. The Company is not a party to any collective bargaining agreement and has not experienced any labor disputes.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion should be read together with the financial statements of ZQ Platforms Inc. and the related notes included elsewhere in this Offering Circular. This discussion contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including the risks described under “Risk Factors” and elsewhere in this Offering Circular. ZQ Platforms Inc. is an early-stage Wyoming corporation formed to pursue a platform-development and commercialization strategy in the Web3, blockchain infrastructure and digital asset-related technology sectors. The Company intends to build, acquire, operate and commercialize products, platforms, tools, software, infrastructure, intellectual property and commercial opportunities that may operate within, connect to, or support use cases around the Zilliqa ecosystem and the broader Web3 economy. The Company is independent and is not affiliated with, sponsored by, endorsed by, controlled by, funded by or officially approved by Zilliqa Group, the Zilliqa Foundation or any other Zilliqa-related entity. As of the date of this Offering Circular, the Company is in the development stage. The Company has not generated meaningful revenue, launched any material commercial product, completed any material acquisition, entered into any material revenue-generating contract, established any material customer or user base, or entered into any formal Zilliqa-related affiliation or commercial-support arrangement. The Company’s activities to date have primarily consisted of corporate formation, capitalization by its existing shareholders, preparation of this Regulation A offering, development of its proposed business plan, preparation of disclosure materials, preliminary planning for legal and compliance matters, and evaluation of potential business opportunities. The Company has issued 116,320,000 shares of Common Stock to its existing shareholders. Rahul Malhotra owns 87,240,000 shares, representing 75% of the issued and outstanding shares before this offering, and Financial Agency Group owns 29,080,000 shares, representing 25% of the issued and outstanding shares before this offering. These shares were purchased for cash at US $0.0001 per share on July 14, 2026, for aggregate cash consideration of US $11,632. The Company has no liabilities, no debt, no SAFEs, no convertible notes, no preferred shares, no options, no warrants and no intangible assets recorded on its balance sheet.

Results of Operations

The Company has not generated meaningful revenue since inception. The Company does not currently have any operating revenue from software licensing, subscriptions, transaction fees, platform fees, integration fees, support fees, royalties, revenue-share rights, enterprise contracts, project subsidiaries, acquisitions, commercial partnerships or any other business activity. The Company has not yet launched any product or platform from which revenue can be earned. Accordingly, the Company’s results of operations to date are not indicative of future results. Future results will depend on the Company’s ability to raise capital, develop or acquire products, enter into enforceable commercial arrangements, obtain customers, manage compliance obligations, build technology infrastructure and convert its proposed business model into actual revenue. The Company expects to incur operating expenses as it develops its business. These expenses may include legal fees, accounting fees, audit fees, filing fees, transfer-agent fees, compliance costs, cybersecurity costs, technology-development costs, software-development costs, cloud-infrastructure costs, contractor costs, consultant fees, business-development expenses, marketing expenses, investor-relations expenses, insurance, administrative costs and other general corporate expenses. The Company expects that its expenses may increase materially if this offering is qualified and the Company begins implementing its business plan. In particular, the Company expects to incur costs relating to Regulation A reporting, product planning, software development, acquisition review, developer arrangements, enterprise outreach, legal and regulatory analysis, AML/KYC and sanctions controls, wallet-screening tools, cybersecurity systems, cloud infrastructure, accounting and tax matters, public-company reporting and working capital. The Company does not expect to become profitable in the near term. The Company may incur losses for an extended period while it develops products, evaluates acquisitions, engages developers, builds compliance systems, pursues enterprise relationships and attempts to generate revenue. There is no assurance that the Company will generate revenue, achieve profitability or sustain operations without additional capital.

Liquidity and Capital Resources

As of July 15, 2026, the Company’s only material capital consisted of cash received from the issuance of founder shares in the aggregate amount of US $11,632. The Company has no liabilities and no debt. The Company’s current capital is limited and is not sufficient to implement the full business plan described in this Offering Circular. The Company’s ability to execute its business plan will depend primarily on the amount and timing of proceeds raised in this offering. This offering is being conducted on a best-efforts basis, and there is no minimum offering amount. As a result, the Company may raise substantially less than the maximum offering amount, and there is no assurance that the Company will sell any specific number of shares. If the Company raises the maximum offering amount of US $50,000,000, the Company estimates that it will receive net proceeds of approximately US $49,250,000 after estimated offering expenses of approximately US $750,000. If the Company raises less than the maximum amount, net proceeds will be lower, and the Company will be required to reduce, delay or prioritize its planned expenditures. Because there is no minimum offering amount, the Company may conduct closings and use proceeds as funds are received, subject to the terms of this Offering Circular. If only a limited amount of proceeds is raised, the Company expects to focus first on maintaining corporate compliance, satisfying Regulation A reporting obligations, preserving working capital, developing a limited number of product concepts, evaluating selected acquisition or licensing opportunities, and establishing basic legal, accounting, compliance, cybersecurity and technology infrastructure. If the Company raises substantial proceeds, it may pursue a broader business plan involving platform development, software development, technology infrastructure, acquisitions of Web3 or software assets, developer arrangements, venture-studio projects, enterprise integrations, compliance systems, cybersecurity, operational digital asset activities, marketing, investor relations and general working capital. The Company may require additional financing beyond the proceeds of this offering. Additional capital may be needed if the Company raises less than the maximum offering amount, if product-development costs exceed expectations, if acquisitions require substantial cash consideration, if compliance costs increase, if cybersecurity requirements become more complex, if enterprise integrations require more resources than expected, if revenue is delayed, or if the Company pursues opportunities not currently anticipated. There is no assurance that additional financing will be available on acceptable terms or at all. If the Company issues additional equity or equity-linked securities in the future, investors in this offering may experience additional dilution. If the Company incurs debt in the future, the Company may become subject to repayment obligations, interest expense, covenants, liens or other restrictions that could adversely affect its business.

Plan of Operations and Expected Use of Capital

During the twelve months following qualification of this offering, the Company expects to focus on building the foundation required to operate as a Regulation A reporting company and to begin implementing its proposed business plan. Expected activities may include legal and compliance setup, public-company reporting systems, accounting and audit support, product planning, technology architecture, software development, acquisition review, developer outreach, enterprise outreach, cybersecurity controls, compliance-vendor selection, wallet-screening review, cloud infrastructure, and other operating activities. The Company may use proceeds for platform development, software development, technology infrastructure, acquisitions of Web3 or software assets, developer arrangements, venture-studio projects, enterprise integrations, legal, compliance, accounting, audit, cybersecurity, custody, privacy, AML/KYC, marketing, branding, investor relations, working capital and general corporate purposes. The Company may also use a limited portion of proceeds for operational digital asset activities, including ZIL-related operational use, wallet infrastructure, testing, transaction support, staking or validator-related activities, if any. Any such activity is expected to be connected to the Company’s operating business, platform strategy, technology development, infrastructure support, transaction functionality, customer use cases or commercial activities. The Company does not intend to use offering proceeds merely to accumulate ZIL tokens or other digital assets for passive investment purposes. Management will have broad discretion over the use of proceeds. The actual allocation of proceeds may differ from the Company’s current expectations based on the amount raised, business opportunities, market conditions, regulatory developments, SEC comments, product-development costs, acquisition opportunities, developer availability, technology needs, legal and compliance requirements, cybersecurity risks, custody arrangements and other business factors.

If less than the maximum offering amount is raised, the Company currently expects to apply net proceeds in the following general order of priority: first, to legal, compliance, audit, custody and related regulatory infrastructure; second, to platform and software development; third, to working capital and general corporate purposes; and thereafter, as additional proceeds permit, to acquisitions and licensing transactions, developer and venture-studio arrangements, enterprise integrations, and operational digital-asset activities, in each case consistent with the tables set forth above. Any acquisition or licensing transaction will be evaluated against the criteria described under “Description of Our Business,” and the Company has not committed any proceeds to any specific acquisition target as of the date of this Offering Circular.

Revenue Outlook

The Company has not generated meaningful revenue and does not currently have any recurring revenue stream. Future revenue, if any, may come from software licensing, SaaS or subscription fees, transaction fees, platform fees, integration fees, support fees, managed services, royalties, revenue-share rights, enterprise contracts, project subsidiaries, acquisition monetization, intellectual property rights, data services, analytics tools, compliance tools, infrastructure services or other commercial arrangements. The Company does not expect revenue to be immediate. Revenue generation will depend on the Company’s ability to build or acquire commercially useful products, enter into enforceable contracts, attract customers or users, develop enterprise relationships, complete integrations, negotiate commercial rights, maintain compliance and compete effectively. There is no assurance that any proposed revenue source will be developed, accepted by customers, generate material revenue or become profitable.

Material Commitments

As of the date of this Offering Circular, the Company has not entered into any material revenue-generating contract, material acquisition agreement, material licensing agreement, material developer arrangement, material enterprise contract, material commercial partnership, material custody agreement, material staking agreement, material validator agreement, material technology-provider agreement, material compliance-vendor agreement, material lease or material financing agreement. The Company may enter into such arrangements in the future if management determines that they are commercially attractive, legally supportable and consistent with the Company’s business plan. Any future material commitment may increase the Company’s expenses, require additional capital, create operational obligations or affect liquidity.

Trend Information

The Company’s business may be affected by trends in blockchain technology, Web3 infrastructure, enterprise software, digital assets, public blockchain adoption, developer activity, cybersecurity, regulatory enforcement, capital markets and investor appetite for early-stage technology companies. The Company may also be affected by trends specifically relating to the Zilliqa ecosystem, including developer participation, enterprise interest, technical development, market perception, token liquidity, exchange support and broader adoption. The Company cannot predict whether these trends will be favorable or unfavorable. Interest in blockchain and digital assets may increase or decrease rapidly. Regulatory developments may restrict or expand the Company’s opportunities. Enterprise customers may delay adoption of blockchain-based products due to cybersecurity, compliance, accounting, reputational or integration concerns. The Company may need to modify its business plan as market and regulatory conditions change.

Off-Balance Sheet Arrangements

As of the date of this Offering Circular, the Company does not have any off-balance sheet arrangements. The Company has not entered into any guarantee, retained or contingent interest, special-purpose entity arrangement, derivative arrangement, lease obligation, unconsolidated subsidiary arrangement or other off-balance sheet transaction that is reasonably likely to have a material current or future effect on its financial condition, revenues, expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies and Estimates

The Company is in the development stage and currently has a limited number of accounting policies and estimates. As the Company develops its business, it may need to adopt accounting policies relating to revenue recognition, software-development costs, acquired assets, intangible assets, digital assets, impairment, fair value, revenue-share rights, royalty rights, project subsidiaries, related-party transactions, stock-based compensation, offering costs, contractor expenses and other matters. The accounting treatment of digital assets, token-related rights, staking rewards, software assets, revenue-share rights, royalty rights, project-company interests and acquisitions may be complex and may change over time. The Company expects to work with accountants and auditors to determine appropriate accounting treatment as its business develops. Actual accounting treatment may affect the Company’s financial statements, reported results, asset values and future disclosures.

Going Concern Considerations

The Company is an early-stage company with limited capital, no meaningful revenue and no established operating history. The Company’s current capital is limited and is not sufficient to implement the full business plan described in this Offering Circular. The Company’s ability to continue operations and execute its plan will depend on raising proceeds in this offering or obtaining additional financing. If the Company is unable to raise sufficient capital, it may be required to reduce, delay or abandon product development, acquisitions, developer arrangements, enterprise outreach, technology infrastructure, compliance systems, marketing and other planned activities. The Company may also be required to limit operations to maintaining corporate existence and compliance obligations. These conditions may raise substantial doubt regarding the Company’s ability to continue as a going concern unless sufficient capital is raised.

Management’s Outlook

Management expects the next twelve months to be focused on capital raising, compliance setup, public-company reporting, product planning, technology infrastructure, acquisition review, developer arrangements, enterprise outreach and working capital management. The Company’s near-term objective is to establish a foundation from which it can begin pursuing operating revenue and commercial rights. There is no assurance that the Company will raise sufficient proceeds, launch products, complete acquisitions, enter into customer contracts, attract developers, obtain enterprise customers, generate revenue, become profitable or create shareholder value. The Company remains subject to substantial risks associated with early-stage businesses, including limited operating history, uncertain revenue prospects, substantial capital requirements, regulatory uncertainty, technology risk, cybersecurity risk, digital asset risk, competition and dependence on management execution.

Our Management

The following section describes the Company’s current management structure, executive officers, directors, significant management functions, governance approach and related matters. The Company is an early-stage company and expects its management structure to develop as its business grows, as proceeds from this offering become available and as the Company begins implementing its proposed business plan.

Directors and Executive Officers

The Company is currently managed by Rahul Malhotra, who serves as the Company’s Chief Executive Officer and Director. The Company may appoint additional officers, directors, advisors, consultants, employees, committee members or service providers in the future if management determines that such appointments are necessary or appropriate for the Company’s business, regulatory obligations, public-company reporting requirements, technology development, compliance program, acquisition strategy, enterprise outreach or general corporate operations.

The following table sets forth the Company’s current executive officers and directors:

Name	Age	Position
Rahul Malhotra	39	Chief Executive Officer and Director
Manish Prakash	55	Director

Rahul Malhotra — Chief Executive Officer and Director

Rahul Malhotra serves as Chief Executive Officer and Director of the Company. Mr. Malhotra is 39 years old. From 2021 until February 2024, Mr. Malhotra was self-employed as an independent financial consultant, providing business valuation analysis and strategic and transaction advisory services to private companies and independent merchant banking firms in international markets. Since February 2024, Mr. Malhotra has served as a co-founder, officer and director of Financial Agency Group, a financial advisory firm. Since July 2026, Mr. Malhotra has served as Chief Executive Officer and Director of the Company. Mr. Malhotra is responsible for the Company’s overall business strategy, capital-raising strategy, corporate development, business planning, service-provider coordination, investor communications, acquisition review, strategic relationships, regulatory coordination and general executive oversight. Mr. Malhotra is expected to oversee the Company’s proposed platform-development and commercialization strategy, including evaluation of Web3 products, software assets, developer arrangements, acquisition opportunities, enterprise relationships, technology infrastructure, compliance requirements, public-company reporting and use of proceeds. He is also expected to coordinate with legal counsel, accountants, auditors, transfer agents, technology vendors, cybersecurity providers, compliance vendors, consultants, contractors and other service providers. The Company expects that Mr. Malhotra will play a significant role in identifying potential opportunities around the Zilliqa ecosystem and broader Web3 economy. These opportunities may include software products, developer tools, enterprise integration tools, compliance tools, analytics products, wallet-related infrastructure, transaction-support systems, intellectual property, project subsidiaries, developer arrangements, revenue-share arrangements, royalties, licensing arrangements, acquisitions and commercial partnerships. The Company’s success will depend substantially on Mr. Malhotra’s ability to execute the business plan, manage capital, supervise service providers, maintain regulatory discipline, identify commercially attractive opportunities, avoid excessive legal and regulatory risk, and build an operating organization. The Company does not currently have a large management team, and the loss of Mr. Malhotra or his inability to devote sufficient time and attention to the Company could materially harm the Company’s business, financial condition and prospects.

Manish Prakash — Director

Manish Prakash was appointed as a Director of the Company on July 15, 2026. Mr. Prakash is 55 years old. Mr. Prakash is the co-founder, Chief Financial Officer and a director of Financial Agency Group, a principal stockholder of the Company, which he co-founded in February 2024 alongside Mr. Malhotra. Mr. Prakash brings more than 31 years of experience in financial consulting, business development and international strategy. From 2005 to 2023, he held leadership roles in advisory firms focused on startup financing and global market entry, and he has worked with companies in the insurance, healthcare and real estate sectors. Mr. Prakash holds a degree in Commerce from Sri Guru Tegh Bahadur Khalsa College, Delhi University, India, earned in 1991.

Mr. Malhotra and Mr. Prakash each reside in India. Because all of the Company’s officers and directors reside outside the United States, investors may face difficulty effecting service of process upon them within the United States, enforcing in U.S. courts judgments obtained against them, or enforcing in courts outside the United States judgments of U.S. courts predicated upon the civil liability provisions of U.S. federal or state securities laws. The Company maintains its principal executive office in Orlando, Florida, and maintains a registered agent for service of process in the State of Wyoming.

Time Commitment of Management

Based on their current responsibilities, each of Mr. Malhotra and Mr. Prakash presently devotes, on average, approximately 21 to 24 hours per week to the Company and approximately 20 hours per week to Financial Agency Group, and neither has any other material outside business commitments. The time devoted to the Company includes routine communications, investor outreach, technology-development coordination and administrative matters. The Company’s material executive and corporate decision-making functions are principally directed, controlled and coordinated from the Company’s United States executive office in Orlando, Florida.

Corporate Governance

The Company’s board of directors currently consists of two directors, Rahul Malhotra and Manish Prakash. Our directors serve terms of one year and are generally elected at each annual meeting of stockholders; however, there is no assurance that a stockholders’ meeting will be held annually. Each director remains in office until a successor is duly elected and qualified or until earlier resignation or removal. We currently do not have any independent directors, as independence is defined under the NASDAQ listing rules, as we do not plan to be listed on a national securities exchange, and we do not have an audit committee, compensation committee or nominating committee; all functions that would customarily be performed by such committees are performed by the full board of directors. Because Mr. Malhotra is the Company’s controlling stockholder and Mr. Prakash controls Financial Agency Group, a principal stockholder, transactions in which a director has a direct or indirect interest, including any transaction involving Financial Agency Group and the determination of officer and director compensation, will be reviewed and approved by a board of directors composed of the interested persons themselves, without independent review. Our executive officers are appointed by the board of directors and serve at the discretion of the board, subject to the terms and conditions of any applicable employment agreements. Pursuant to Wyoming law and our bylaws, we are authorized to indemnify our directors and officers against certain liabilities, subject to limitations set forth under applicable law.

Management Experience and Role of Financial Agency Group

Financial Agency Group owns 29,080,000 shares of the Company’s Common Stock, representing 25% of the issued and outstanding shares before this offering. Rahul Malhotra owns 87,240,000 shares of the Company’s Common Stock, representing 75% of the issued and outstanding shares before this offering. Together, the existing shareholders control all of the Company’s issued and outstanding shares before this offering. Financial Agency Group may provide business development, strategic planning, regulatory coordination, commercial structuring or advisory services to the Company from time to time, in each case unrelated to the offer or sale of the Company’s securities. Financial Agency Group is not a registered broker-dealer. Financial Agency Group has not provided, and will not provide, any services in connection with the offer or sale of the Common Stock in this offering, will not solicit or make recommendations to prospective investors, will not handle investor funds or securities, and will not receive any commission or other transaction-based compensation in connection with this offering. Financial Agency Group was co-founded in February 2024 by Mr. Prakash and Mr. Malhotra and is controlled by Mr. Prakash, who was appointed a director of the Company on July 15, 2026. Any services provided by Financial Agency Group or its personnel must be evaluated in light of related-party transaction rules, conflicts of interest, compensation arrangements, fairness to the Company and compliance with applicable securities laws. The Company may rely on the experience, relationships, judgment and execution capabilities of its management and principal shareholders during the early stages of operations. However, the Company is a separate legal entity from Financial Agency Group. Investors in this offering are purchasing shares of Common Stock of ZQ Platforms Inc. only and are not purchasing any equity, ownership, voting, governance, revenue-sharing or economic interest in Financial Agency Group.

Offering-related costs, including audit and legal fees incurred in connection with the preparation of this offering, are being paid by the Company’s founders on the Company’s behalf and will not be charged to, or reimbursed by, the Company. In accordance with applicable accounting guidance, such founder-paid costs will be recorded by the Company as offering costs with a corresponding credit to additional paid-in capital as capital contributions, and will have no net effect on total stockholders’ equity.

In addition, office facilities and meeting-room access at the Company’s principal executive office in Orlando, Florida are made available to the Company at no cost pursuant to a written office license arrangement between the Company and Financial Agency Group, entered into as of August 7, 2026 and memorializing an arrangement in effect since July 10, 2026. The arrangement permits the Company to maintain its United States executive office while limiting fixed overhead during its early-stage development, and is terminable by either party upon thirty (30) days’ prior written notice.

Term of Office

Directors hold office until the next annual meeting of shareholders, until their successors are duly elected and qualified, or until their earlier resignation, removal or death, subject to applicable law and the Company’s governing documents. Officers serve at the discretion of the board of directors, subject to any employment agreement, consulting agreement or other written arrangement that may be entered into in the future. The Company may expand its board of directors or appoint additional officers as its business develops. The Company may seek individuals with experience in public-company governance, securities compliance, accounting, audit, cybersecurity, software development, blockchain technology, digital assets, enterprise sales, acquisitions, intellectual property, tax, custody, AML/KYC, sanctions, privacy, data protection, capital markets or other areas relevant to the Company’s business plan.

Significant Employees

As of the date of this Offering Circular, the Company does not have any significant employees other than its current management. The Company has not yet established a large employee base and expects initially to operate through a lean structure supported by officers, directors, consultants, contractors, developers, offshore teams, professional advisors and third-party service providers. The Company may appoint or hire significant employees in the future if proceeds from this offering become available and management determines that such personnel are necessary. Possible future roles may include chief technology officer, chief financial officer, chief compliance officer, chief operating officer, product manager, blockchain engineer, software development lead, cybersecurity lead, enterprise sales lead, investor-relations officer, controller or other personnel. There is no assurance that the Company will be able to attract, hire or retain qualified employees on acceptable terms. Competition for experienced technology, cybersecurity, compliance, accounting, digital asset, legal and enterprise-sales personnel may be significant.

Family Relationships

There are no family relationships among the Company’s directors, executive officers or persons nominated or chosen to become directors or executive officers, except as may be disclosed by amendment or supplement to this Offering Circular.

Involvement in Certain Legal Proceedings

To the Company’s knowledge, during the past five years, none of the Company’s directors, executive officers, promoters or control persons has been involved in any legal proceeding that would be required to be disclosed under applicable SEC rules, including any bankruptcy proceeding, criminal proceeding, order, judgment, decree, injunction or finding relating to securities, commodities, banking, insurance, fraud, business conduct or similar matters, except as may be disclosed by amendment or supplement to this Offering Circular.

Board Composition and Governance

The Company currently has a limited board structure appropriate for an early-stage company. As the Company develops, the board of directors may be expanded to include additional members with experience in public-company governance, audit, accounting, law, software development, cybersecurity, digital assets, enterprise technology, acquisitions, compliance or capital markets. The board of directors is responsible for oversight of the Company’s business and affairs. This may include oversight of strategy, use of proceeds, capital allocation, public-company reporting, financial statements, internal controls, related-party transactions, conflicts of interest, service-provider relationships, acquisitions, digital asset activities, cybersecurity, regulatory compliance, management performance and major corporate actions. Because the Company is early-stage and has a limited board, the Company does not currently have a fully developed committee structure. The Company may establish an audit committee, compensation committee, nominating and governance committee, cybersecurity committee, compliance committee or other committees in the future if management and the board determine that such committees are appropriate. Until committees are established, the full board is expected to perform the functions that would otherwise be performed by such committees.

Audit and Financial Reporting Oversight

The Company expects that financial reporting, accounting, audit coordination and internal controls will be important management responsibilities following qualification of this offering. As a Regulation A reporting company, the Company will be required to maintain financial records, prepare financial statements, coordinate with auditors, make required SEC filings, track use of proceeds, disclose material developments and maintain appropriate disclosure controls. The Company may rely on accountants, auditors, financial-reporting consultants, legal counsel and other service providers to support these functions. The Company may also appoint a chief financial officer, controller or other financial personnel in the future. As of the date of this Offering Circular, the Company has not established a separate audit committee.

Compliance Oversight

The Company expects compliance to be an important part of management’s responsibilities. The Company’s proposed business may involve securities-law compliance, public communications, AML/KYC, sanctions screening, wallet screening, privacy, cybersecurity, tax, accounting, custody, digital asset controls, Investment Company Act analysis, money-transmission review, intellectual property documentation, contractor management, acquisitions, developer arrangements and enterprise contracts. Management expects to consult legal counsel, accountants, auditors, tax advisors, cybersecurity providers, compliance vendors, wallet-screening providers, blockchain analytics providers and other advisors where appropriate. The Company may adopt written policies relating to public communications, related-party transactions, digital asset controls, cybersecurity, privacy, AML/KYC, sanctions, wallet screening, contractor documentation, intellectual property ownership, use of proceeds, expense approvals and disclosure controls as its business develops.

Cybersecurity and Technology Oversight

Because the Company’s proposed business may involve software products, blockchain integrations, wallet-related functionality, APIs, smart contracts, cloud systems, data systems, compliance tools and digital asset-related activity, cybersecurity and technology oversight are expected to be important management functions. Management may oversee cybersecurity planning, vendor selection, access controls, source-code management, cloud security, smart-contract review, wallet controls, data protection, incident response, backup systems, monitoring systems, penetration testing, vulnerability review and other cybersecurity measures. The Company may engage cybersecurity consultants or vendors to support these functions. The Company has not yet launched any material commercial product and has not yet implemented a full cybersecurity program.

Digital Asset and Investment Company Act Oversight

The Company does not intend to operate as an investment company, private fund, token fund, passive token treasury or digital asset investment vehicle. Management expects to oversee the Company’s activities so that they remain focused on operating businesses, products, platforms, software development, enterprise integrations, intellectual property rights, commercial contracts, acquisitions of operating assets and other operating-company activities. If the Company holds, uses, stakes, deploys or otherwise interacts with ZIL tokens or other digital assets for operational or commercial purposes, management expects to evaluate custody, cybersecurity, accounting, tax, AML/KYC, sanctions, wallet screening, regulatory and Investment Company Act considerations. The Company may limit, restructure, avoid or abandon digital asset activities, token-related rights, minority investments or other arrangements if management determines that such activities create excessive regulatory or investment-company risk.

Compensation of Directors and Executive Officers

As of the date of this Offering Circular, the Company has not adopted a formal executive compensation plan. The Company may compensate its officers, directors, employees, consultants and advisors through salary, consulting fees, director fees, bonuses, equity awards, stock options, warrants, restricted stock, incentive compensation, reimbursement of expenses or other forms of compensation, subject to applicable law, board approval and disclosure requirements. The Company may determine compensation based on available capital, market rates, time commitment, responsibilities, performance, experience, business needs and the Company’s stage of development. Because the Company is early-stage and has limited capital, compensation may initially be limited, deferred, paid through consulting arrangements or structured through equity or incentive arrangements where legally permissible. Any compensation paid to officers, directors, principal shareholders, Financial Agency Group or other related parties must be reviewed for fairness, conflicts of interest, related-party transaction disclosure and compliance with applicable law. The Company may adopt formal compensation policies or appoint a compensation committee in the future.

Employment and Consulting Agreements

As of the date of this Offering Circular, the Company has not entered into any material employment agreement, executive compensation agreement, consulting agreement or director compensation agreement with any officer, director or significant employee, unless otherwise disclosed in this Offering Circular. The Company may enter into such agreements in the future if management and the board determine that doing so is appropriate. Future agreements may address duties, compensation, equity incentives, confidentiality, intellectual property ownership, invention assignment, non-disclosure, non-solicitation, expense reimbursement, termination rights, severance, dispute resolution and other matters. Any material agreement will be disclosed to the extent required by Regulation A and applicable SEC rules.

Equity Incentive Plans

As of the date of this Offering Circular, the Company has not adopted any stock option plan, equity incentive plan, employee stock purchase plan or similar compensation plan. The Company currently has no options, warrants or preferred shares outstanding. The Company may adopt an equity incentive plan in the future to attract, retain and incentivize officers, directors, employees, consultants, advisors, developers or service providers. Any such plan may provide for stock options, restricted stock, restricted stock units, warrants, performance awards or other equity-based compensation. Issuance of equity awards in the future may dilute existing shareholders and investors in this offering.

Conflicts of Interest

Conflicts of interest may arise because Rahul Malhotra, Financial Agency Group and other related parties may have business interests, advisory activities, investment activities, capital-raising activities, client relationships or other obligations outside the Company. These interests may compete for time, attention, opportunities, personnel, capital, service providers or business relationships. Financial Agency Group is a principal shareholder of the Company and may provide business, advisory, capital markets, strategic or other support to the Company. Any arrangement between the Company and Financial Agency Group may create a related-party transaction and potential conflict of interest. The Company expects to review related-party transactions for fairness and to disclose material related-party transactions as required. Management may also identify business opportunities that could be suitable for the Company, Financial Agency Group, other affiliated entities, clients, partners or unrelated third parties. The Company has not adopted a formal corporate opportunity policy as of the date of this Offering Circular. The Company may adopt such a policy in the future. Until then, conflicts may arise regarding allocation of opportunities, use of management time and prioritization of business activities.

Related-Party Transactions

The Company’s existing shareholders are Rahul Malhotra and Financial Agency Group. Rahul Malhotra owns 87,240,000 shares of Common Stock, representing 75% of the Company’s issued and outstanding shares before this offering. Financial Agency Group owns 29,080,000 shares of Common Stock, representing 25% of the Company’s issued and outstanding shares before this offering. These shares were purchased for cash at US $0.0001 per share on July 14, 2026, for aggregate cash consideration of US $11,632.

The Company may enter into transactions with officers, directors, principal shareholders, Financial Agency Group, consultants, advisors or other related parties in the future. Such transactions may include consulting arrangements, advisory services, reimbursement of expenses, office support, administrative services, business-development services, capital-markets support, technology services, intellectual property arrangements, acquisition-related services or other commercial arrangements. Any material related-party transaction will be reviewed and disclosed to the extent required by applicable law. The Company may adopt a related-party transaction policy in the future requiring approval by disinterested directors or other review procedures. Until such policy is adopted, related-party transactions may be reviewed by the board based on the facts and circumstances of the transaction.

Limitation of Liability and Indemnification

The Company’s certificate of incorporation, bylaws or other governing documents may provide for limitation of liability and indemnification of directors, officers, employees, agents and other persons to the fullest extent permitted by applicable law. The Company may also enter into indemnification agreements with directors or officers in the future. Indemnification may cover expenses, judgments, fines, settlements and other amounts incurred in connection with legal proceedings arising from service to the Company, subject to applicable limitations. Indemnification may not be available for certain violations of law, bad faith, intentional misconduct, unlawful personal benefit or other conduct not indemnifiable under applicable law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Company, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Director Independence

The Company has not yet determined whether any director qualifies as independent under the rules of any national securities exchange. The Company’s shares are not currently listed on any national securities exchange, and the Company is not currently subject to exchange listing standards requiring a majority-independent board. If the Company seeks listing on a national securities exchange in the future, it may be required to satisfy applicable independence, audit committee, compensation committee, governance and other requirements.

Code of Ethics and Corporate Policies

As of the date of this Offering Circular, the Company has not adopted a formal code of ethics or complete set of corporate governance policies. The Company may adopt a code of ethics, insider trading policy, public communications policy, whistleblower policy, related-party transaction policy, cybersecurity policy, privacy policy, digital asset policy, document-retention policy, conflict-of-interest policy and other corporate policies as its business develops. The Company expects that such policies may be important because the Company intends to operate in sectors involving public-company reporting, investor communications, blockchain technology, digital assets, cybersecurity, privacy, compliance, acquisitions, developer arrangements and related-party considerations. Failure to adopt and enforce appropriate policies could create compliance, operational and reputational risks.

Dependence on Management

The Company is highly dependent on its current management. The Company has limited operating history, limited capital and no established revenue base. The Company’s ability to execute its business plan will depend significantly on management’s ability to raise capital, maintain compliance, allocate proceeds, identify products, evaluate acquisitions, attract developers, manage service providers, negotiate commercial agreements, supervise technology development, manage cybersecurity risks, address regulatory issues and build an operating organization. If the Company loses the services of Rahul Malhotra or other key persons, or if management is unable to devote sufficient time and attention to the Company, the Company’s business, financial condition and prospects may be materially harmed. The Company does not currently maintain key-person life insurance on any officer or director.

Future Expansion of Management

The Company expects that its management needs may increase if the offering is qualified and proceeds are raised. The Company may need to add officers, employees, directors, advisors, consultants, developers, financial personnel, compliance personnel, cybersecurity personnel, technology personnel, enterprise sales personnel and other service providers. Future management expansion may increase costs and may require the Company to develop more formal governance, reporting, budgeting, human resources, cybersecurity, compliance and internal-control systems. There is no assurance that the Company will be able to recruit qualified personnel or build a management team capable of executing the business plan. If the Company is unable to expand its management and operational capabilities as needed, its ability to develop products, complete acquisitions, enter into enterprise contracts, maintain compliance, generate revenue and create shareholder value may be materially harmed.

Legal Proceedings

As of the date of this Offering Circular, the Company is not a party to any material legal proceeding, arbitration, administrative proceeding, regulatory proceeding, governmental investigation or other pending legal matter. The Company is not aware of any legal proceeding, claim, investigation or dispute that has been threatened against the Company and that management believes would be material to the Company’s business, financial condition, results of operations, liquidity, capital resources or prospects. The Company has not commenced any material legal proceeding against any third party. The Company is not currently involved in any material dispute relating to contracts, securities laws, digital assets, intellectual property, software development, cybersecurity, privacy, data protection, tax, employment, contractors, acquisitions, developer arrangements, enterprise customers, service providers, Zilliqa-related matters or any other material business matter. The Company is in the development stage and has not yet launched any material commercial product, completed any material acquisition, entered into any material revenue-generating contract or commenced material digital asset-related operations. As the Company develops its business, it may become subject to claims, disputes, regulatory inquiries, investigations or legal proceedings arising from its operations, products, public communications, securities offering, digital asset activities, commercial arrangements, service-provider relationships, intellectual property, cybersecurity incidents, privacy matters, tax matters, employment or contractor relationships, or other business activities. Any future legal proceeding, investigation or dispute could be costly, time-consuming and distracting to management, even if the Company ultimately prevails. Legal proceedings could also result in damages, penalties, injunctions, settlement costs, business restrictions, reputational harm, loss of service-provider relationships, delays in product development, delays in acquisitions or adverse effects on the Company’s business, financial condition and prospects.

How We Compensate Our Directors and Executive Officers

As of the date of this Offering Circular, the Company has not paid any salary, bonus, director fee or other cash compensation to its management. The Company is in the development stage, has not generated meaningful revenue, and has not yet raised proceeds from this offering. Accordingly, management has agreed that no salary will be paid unless and until the Company has raised at least US $10,000,000 in gross proceeds. The US $10,000,000 threshold is an internal management-compensation threshold only. It is not a minimum offering amount, investor closing condition or escrow condition. This offering is being conducted on a best-efforts basis with no minimum offering amount. The Company may accept subscriptions, conduct closings and use proceeds before US $10,000,000 has been raised, subject to the terms of this Offering Circular. However, management will not begin receiving salary compensation unless and until the Company has raised at least US $10,000,000. After the Company has raised at least US $10,000,000 in gross proceeds, the Company expects to pay management compensation at the rate of US $350,000 per annum. This amount is expected to compensate management for executive oversight, strategic planning, capital allocation, business development, regulatory coordination, public-company reporting supervision, service-provider management, acquisition review, enterprise outreach, developer-arrangement review, investor communications and general management of the Company’s business. The Company does not currently intend to accrue unpaid salary for any period before the US $10,000,000 threshold is reached. Accordingly, management will not be entitled to retroactive salary for the period before such threshold is achieved, unless the Company’s board of directors later approves a different arrangement and such arrangement is disclosed to the extent required by applicable law. The Company believes this approach helps preserve working capital during the early stages of operations and aligns management compensation with the Company’s ability to raise sufficient capital to begin implementing its business plan. The Company may determine the timing, form and payment schedule of management compensation after the US $10,000,000 threshold is reached. Compensation may be paid monthly, quarterly or on another schedule approved by the Company. The Company may also adjust compensation in the future based on available capital, operating needs, management responsibilities, market compensation levels, Company performance, hiring needs, regulatory requirements and the Company’s financial condition. As of the date of this Offering Circular, the Company has not adopted any formal bonus plan, profit-sharing plan, stock option plan, equity incentive plan, deferred compensation plan, pension plan or retirement plan for management. The Company may adopt one or more such plans in the future if the board of directors determines that doing so is appropriate to attract, retain and incentivize officers, directors, employees, consultants, advisors, developers or other service providers. Any future equity-based compensation plan may result in dilution to existing shareholders and investors in this offering. The Company may reimburse management for reasonable out-of-pocket expenses incurred on behalf of the Company. These expenses may include travel, filing costs, legal coordination costs, technology expenses, communication expenses, meeting expenses, service-provider coordination expenses, business-development expenses and other expenses directly related to the Company’s business. Any reimbursement is expected to be subject to documentation, approval and the Company’s expense policies, once adopted. The Company may also compensate consultants, contractors, developers, advisors, lawyers, accountants, auditors, cybersecurity vendors, compliance providers, technology vendors and other service providers in the ordinary course of business. Such compensation may be paid regardless of whether management salary has commenced, because these service providers may be necessary for the Company’s offering, reporting obligations, compliance, technology development, cybersecurity, accounting, legal review and general operations. The Company may enter into written employment, consulting, advisory or compensation agreements with management in the future. Any such agreement may address duties, compensation, expense reimbursement, confidentiality, intellectual property ownership, invention assignment, non-disclosure obligations, termination rights, severance, dispute resolution and other terms. As of the date of this Offering Circular, no material employment agreement or executive compensation agreement has been entered into, unless otherwise disclosed in this Offering Circular. Because Rahul Malhotra and Financial Agency Group are existing shareholders of the Company, any compensation, reimbursement, consulting arrangement, advisory arrangement, service arrangement or other payment to them or their affiliates may constitute a related-party transaction. The Company expects to review any material related-party transaction for fairness, business purpose, conflict-of-interest considerations and compliance with applicable disclosure requirements. The Company may adopt a formal related-party transaction policy in the future.

The following table summarizes the Company’s expected management compensation policy:

Compensation Item	Current Status
Salary before US $10,000,000 is raised	No salary payable
Salary after US $10,000,000 is raised	US $350,000 per annum
Retroactive salary before threshold	Not expected to accrue or be payable
Bonus plan	None currently adopted
Equity incentive plan	None currently adopted
Director fees	None currently adopted
Expense reimbursement	Permitted for reasonable documented Company expenses
Future compensation changes	Subject to board approval and required disclosure

There is no assurance that the Company will raise US $10,000,000 or any other specific amount in this offering. If the Company does not raise at least US $10,000,000, management may continue to serve without salary, may defer compensation, may seek alternative arrangements, or may reduce the time and resources devoted to the Company. If the Company is unable to compensate management or hire additional personnel when needed, its ability to execute its business plan may be materially harmed.

Security Ownership of Management and Certain Securityholders

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of the date of this Offering Circular by each person known by the Company to beneficially own more than 10% of the Company’s outstanding Common Stock, each director, each executive officer, and all directors and executive officers as a group. Beneficial ownership is determined in accordance with SEC rules and generally includes shares over which a person has voting or investment power. Unless otherwise indicated, the Company believes that each person named in the table has sole voting and investment power with respect to the shares shown as beneficially owned by such person. The percentages below are based on 116,320,000 shares of Common Stock issued and outstanding before this offering.

Name of Beneficial Owner	Position / Relationship to Company	Shares Beneficially Owned Before Offering	Percentage Before Offering
Rahul Malhotra	Chief Executive Officer, Director and Shareholder	87,240,000	75.00%
Financial Agency Group	Shareholder (controlled by Manish Prakash, Director)	29,080,000	25.00%
Manish Prakash	Director	29,080,000	25.00%
All directors and executive officers as a group	Rahul Malhotra and Manish Prakash (two persons)	116,320,000	100.00%

Rahul Malhotra owns 87,240,000 shares of Common Stock, representing 75% of the Company’s issued and outstanding shares before this offering. Financial Agency Group owns 29,080,000 shares of Common Stock, representing 25% of the Company’s issued and outstanding shares before this offering. These shares were purchased for cash at US $0.0001 per share on July 14, 2026, for aggregate cash consideration of US $11,632. The Company currently has no preferred shares, options, warrants, convertible notes, SAFEs or other securities outstanding that are convertible into, exercisable for or exchangeable into shares of Common Stock. Accordingly, the ownership percentages in the table above are based only on issued and outstanding shares of Common Stock. Because this offering is being conducted on a best-efforts basis with no minimum offering amount, the percentage ownership of the existing shareholders after this offering will depend on the number of shares sold. The following table shows the ownership of the existing shareholders assuming 25%, 50%, 75% and 100% of the offering is sold. The table assumes an offering price of US $1.00 per share and the issuance of 12,500,000 shares, 25,000,000 shares, 37,500,000 shares and 50,000,000 shares, respectively.

Name of Beneficial Owner	Shares Owned	Percentage if 25% Sold	Percentage if 50% Sold	Percentage if 75% Sold	Percentage if 100% Sold
Rahul Malhotra	87,240,000	67.72%	61.73%	56.72%	52.45%
Financial Agency Group	29,080,000	22.57%	20.58%	18.91%	17.49%
Existing shareholders as a group	116,320,000	90.30%	82.31%	75.62%	69.94%
New investors in this offering	12,500,000 to 50,000,000	9.70%	17.69%	24.38%	30.06%
Total shares outstanding after offering	128,820,000 to 166,320,000	100.00%	100.00%	100.00%	100.00%

If the maximum offering amount is sold, Rahul Malhotra will continue to own 87,240,000 shares, representing approximately 52.45% of the Company’s outstanding Common Stock after the offering, and Financial Agency Group will continue to own 29,080,000 shares, representing approximately 17.49% of the Company’s outstanding Common Stock after the offering. Together, the existing shareholders will own approximately 69.94% of the Company’s outstanding Common Stock after the offering, assuming the sale of the maximum offering amount. As a result, even if the maximum offering amount is sold, Rahul Malhotra and Financial Agency Group will continue to hold a substantial majority of the Company’s outstanding Common Stock. This ownership position will allow the existing shareholders to exercise significant influence over matters submitted to shareholders for approval, including election of directors, amendment of governing documents, approval of significant corporate transactions and other matters requiring shareholder approval. If less than the maximum offering amount is sold, the existing shareholders will retain a higher percentage of ownership and voting power. Because there is no minimum offering amount, the Company may accept subscriptions and conduct closings even if only a small portion of the offering is sold. In that case, the ownership and voting power of new investors will be limited, and the existing shareholders will retain greater control over the Company. The Company has not granted any voting agreements, proxies, shareholder agreements, registration rights, anti-dilution rights, preemptive rights or other special rights to any shareholder, unless otherwise disclosed in this Offering Circular. The Company may enter into such arrangements in the future, but any material arrangement will be disclosed to the extent required by applicable law. The shares held by Financial Agency Group are beneficially owned by Manish Prakash, who holds voting and investment control over the shares held by Financial Agency Group. Mr. Prakash is a director of the Company. Accordingly, the shares held by Financial Agency Group are included in the shares beneficially owned by the Company’s directors and executive officers as a group.

Securities Being Offered

The Company is offering shares of its Common Stock pursuant to this Offering Circular. The following description summarizes the material terms of the Company’s Common Stock and certain provisions of the Company’s governing documents and applicable law. This summary does not purport to be complete and is qualified in its entirety by reference to the Company’s articles of incorporation, bylaws and applicable provisions of Wyoming law.

Common Stock

The Company is authorized to issue 302,000,000 shares of Common Stock. As of the date of this Offering Circular, 116,320,000 shares of Common Stock are issued and outstanding. The Company has no preferred shares, options, warrants, convertible notes, SAFEs or other securities outstanding that are convertible into, exercisable for or exchangeable into shares of Common Stock. The Company is offering up to 50,000,000 shares of Common Stock in this offering at an offering price of US $1.00 per share, for maximum gross proceeds of US $50,000,000. This offering is being conducted on a best-efforts basis, and there is no minimum offering amount. Accordingly, the Company may accept subscriptions, conduct closings and use proceeds as funds are received, subject to the terms of this Offering Circular.

Each share of Common Stock offered in this offering will be, when issued and paid for, validly issued, fully paid and non-assessable. Investors in this offering will acquire shares of Common Stock of ZQ Platforms Inc. only. Investors will not receive ZIL tokens and will not acquire any equity, ownership, voting, governance, revenue-sharing, economic or other interest in Zilliqa, Zilliqa Group, the Zilliqa Foundation, the Zilliqa blockchain, the ZIL token or any other Zilliqa-related entity or asset.

Voting Rights

Each share of Common Stock is entitled to one vote on each matter submitted to a vote of shareholders. Holders of Common Stock vote together as a single class on all matters submitted to shareholders, unless otherwise required by applicable law or the Company’s governing documents. The Company’s existing shareholders will continue to own a substantial percentage of the Company’s outstanding Common Stock after this offering. If the maximum offering amount is sold, Rahul Malhotra will continue to own approximately 52.45% of the Company’s outstanding Common Stock, and Financial Agency Group will continue to own approximately 17.49% of the Company’s outstanding Common Stock. Together, the existing shareholders will own approximately 69.94% of the Company’s outstanding Common Stock after the offering, assuming the sale of the maximum offering amount. As a result, the existing shareholders are expected to retain significant influence over the Company after this offering, including the ability to influence or control the election of directors, amendments to governing documents, approval of significant corporate transactions and other matters submitted to shareholders for approval.

Dividend Rights

Holders of Common Stock are entitled to receive dividends if, as and when declared by the Company’s board of directors out of funds legally available for that purpose. The Company has not paid any dividends to date and does not expect to pay dividends in the foreseeable future. The Company currently expects to retain any future earnings, if any, to fund product development, acquisitions, developer arrangements, technology infrastructure, compliance, cybersecurity, enterprise integrations, working capital and general corporate purposes. Any future decision to pay dividends will be made by the board of directors and will depend on the Company’s financial condition, results of operations, capital requirements, contractual restrictions, legal restrictions, business prospects and other factors the board considers relevant.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of Common Stock will be entitled to share ratably in the Company’s assets legally available for distribution after payment of all debts, liabilities and other obligations of the Company. Because the Company currently has only one class of capital stock outstanding and no preferred stock, holders of Common Stock would share ratably in any remaining assets available for distribution. If the Company issues preferred stock or other senior securities in the future, the rights of holders of Common Stock may be subordinated to the rights of holders of such securities.

No Preemptive Rights

Holders of Common Stock do not have preemptive rights to purchase additional shares of Common Stock or other securities of the Company, unless such rights are granted in the future by contract or under the Company’s governing documents. As a result, the Company may issue additional shares of Common Stock or other securities in the future without first offering those securities to existing shareholders. Future issuances of Common Stock, preferred stock, options, warrants, convertible securities, equity incentives, acquisition consideration, developer compensation, consultant compensation or other securities may dilute the ownership percentage, voting power and economic interest of investors in this offering.

No Redemption or Sinking Fund Rights

The Common Stock is not subject to mandatory redemption, optional redemption by the holders, sinking fund provisions or similar rights. Investors should not expect the Company to repurchase their shares or provide liquidity after this offering.

No Preferred Stock Outstanding

The Company currently has no preferred stock outstanding. The Company has not issued any class or series of preferred shares and has not granted any preferred dividend rights, liquidation preferences, conversion rights, anti-dilution rights, special voting rights or other preferential rights to any shareholder. If the Company authorizes or issues preferred stock or other senior securities in the future, the rights of holders of Common Stock may be adversely affected. Preferred securities may have rights superior to Common Stock with respect to dividends, liquidation, voting, conversion, redemption, anti-dilution protection or other matters.

No Options, Warrants or Convertible Securities

As of the date of this Offering Circular, the Company has no options, warrants, convertible notes, SAFEs, equity incentive awards or other securities outstanding that are convertible into, exercisable for or exchangeable into shares of Common Stock. The Company may adopt an equity incentive plan or issue options, warrants, restricted stock, restricted stock units, convertible securities or other equity-based compensation in the future to officers, directors, employees, consultants, advisors, developers, service providers or acquisition counterparties. Any such issuance may dilute investors in this offering.

Transfer Agent and Book-Entry Shares

The Company expects that shares sold in this offering will be issued in book-entry form and recorded on the books and records of the Company or its transfer agent. The Company expects to appoint a transfer agent to maintain shareholder records and process transfers of shares, subject to applicable law and the Company’s procedures. Investors will not receive physical stock certificates unless the Company determines otherwise. Ownership of shares will be reflected in electronic records maintained by the Company or its transfer agent.

Transferability and Restrictions on Resale

Shares sold in this offering will be issued pursuant to Regulation A. The transferability of shares may depend on whether the holder is an affiliate of the Company, applicable securities laws, transfer-agent procedures, contractual restrictions, future trading platform rules, state law considerations and any other applicable legal or regulatory requirements. There is currently no public market for the Company’s Common Stock, and no public market may ever develop. Investors should be prepared to hold their shares for an indefinite period. The Company does not currently have its shares listed on any national securities exchange, OTC market, alternative trading system or other secondary trading platform. Affiliates of the Company may be subject to resale limitations under federal securities laws. Even if non-affiliate investors are legally able to resell their shares, they may be unable to do so because no market exists for the shares, because there may be limited buyer interest, or because transfer procedures may be costly or delayed.

Founder Lock-Up

The Company expects that founder shares will be subject to a lock-up period of twelve months following qualification of this offering, subject to customary exceptions and any transfers approved by the Company’s board of directors. The final lock-up terms will be described in the applicable agreements and elsewhere in this Offering Circular, if required. The purpose of the founder lock-up is to limit near-term sales by founders and help align founder interests with the Company’s post-qualification development. The lock-up does not guarantee that founders will continue to hold their shares after the lock-up period expires or that the market price or value of the Company’s shares will be protected.

Future Issuances of Securities

The Company may issue additional shares of Common Stock or other securities in the future for capital raising, acquisitions, developer arrangements, venture-studio projects, employee compensation, consultant compensation, service-provider compensation, strategic partnerships, debt conversion or other corporate purposes. Future issuances may be made at prices lower than the offering price paid by investors in this offering. Such issuances may dilute the ownership percentage, voting power and economic interest of investors in this offering. The Company may also issue securities with rights, preferences or privileges senior to, or otherwise more favorable than, the rights of the Common Stock being offered in this offering.

No Public Market

There is currently no public market for the Company’s Common Stock. The Company cannot assure investors that a public market will ever develop or that investors will be able to sell their shares at or above the offering price, or at all. The offering price of US $1.00 per share was determined by the Company and may not reflect the Company’s book value, tangible assets, net worth, operating history, revenue, earnings, cash flow or any other established measure of value. Investors may experience immediate and substantial dilution and may lose all or a substantial portion of their investment.

No SEC Approval

Neither the SEC nor any state securities commission has approved or disapproved of the securities offered in this offering, passed upon the merits or fairness of the offering, or passed upon the adequacy or accuracy of this Offering Circular. Any representation to the contrary is a criminal offense.

Unregistered Securities Issued or Sold Within One Year

The following sets forth information regarding securities issued or sold by the Company within one year before the date of this Offering Circular that were not registered under the Securities Act. On July 14, 2026, the Company issued an aggregate of 116,320,000 shares of Common Stock to its founders and existing shareholders for aggregate cash consideration of US $11,632, or US $0.0001 per share. Of these shares, 87,240,000 shares were issued to Rahul Malhotra for aggregate cash consideration of US $8,724, representing 75% of the issued and outstanding shares of the Company before this offering. The remaining 29,080,000 shares were issued to Financial Agency Group for aggregate cash consideration of US $2,908, representing 25% of the issued and outstanding shares of the Company before this offering. The Company believes that the issuance of these shares was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act and/or other available exemptions for transactions by an issuer not involving a public offering. The shares were issued in a private transaction to founders and existing shareholders of the Company for investment purposes. No underwriter, placement agent, broker-dealer or finder was engaged in connection with the issuance, and no underwriting discounts, commissions or similar compensation were paid. Other than the issuance described above, the Company has not issued or sold any securities within one year before the date of this Offering Circular. The Company has no preferred shares, options, warrants, convertible notes, SAFEs or other securities outstanding that are convertible into, exercisable for or exchangeable into shares of Common Stock. The Company will not sell any securities pursuant to this Regulation A offering unless and until the Offering Statement has been qualified by the SEC. Before qualification, the Company may engage only in communications and offers permitted by Regulation A, including testing-the-waters communications where applicable. The Company will not accept investor funds, binding subscriptions or other consideration for securities offered under this Offering Circular before qualification. The Company may, before qualification of this offering, issue or sell securities in a separate transaction only if such transaction is made pursuant to a valid exemption from registration under the Securities Act and applicable state or foreign securities laws. Any such transaction would be separate from this Regulation A offering, would not constitute a sale of securities pursuant to this Offering Circular, and would be disclosed to the extent required by Regulation A, applicable SEC rules and other applicable law. There is no assurance that the Company will conduct any exempt private offering or other securities issuance before qualification of this offering. Any future issuance of securities, whether before or after qualification, may dilute existing shareholders and investors in this offering.

Disqualification Events Disclosure

The Company has conducted a factual inquiry into whether any disqualification events under Rule 262 of Regulation A apply to the Company, its covered persons or this offering. Based on that inquiry, the Company is not aware of any disqualifying event that would prevent the Company from relying on Regulation A for this offering. The Company is not aware that any covered person has been subject to any conviction, court order, regulatory order, SEC order, suspension, expulsion, bar, stop order, false representation order or other disqualifying event described in Rule 262 of Regulation A. For purposes of this disclosure, covered persons may include the Company, any predecessor of the Company, any affiliated issuer, any director, executive officer or other officer participating in this offering, any general partner or managing member of the Company, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, any promoter connected with the Company in any capacity at the time of filing or sale, any person that has been or will be paid remuneration for solicitation of purchasers in connection with this offering, and certain control persons, officers, directors, general partners or managing members of any such compensated solicitor. The Company has not engaged any broker-dealer, placement agent, underwriter, funding platform or other compensated solicitor as of the date of this Offering Circular. If the Company engages any such person in the future, the Company expects to conduct appropriate bad-actor disqualification diligence before permitting such person to participate in this offering and will update its disclosures to the extent required by applicable law. The Company is not aware of any matters that would have triggered disqualification under Rule 262(a)(3) or Rule 262(a)(5) of Regulation A but occurred before June 19, 2015 and are required to be disclosed under Rule 262(d). The Company will continue to monitor the applicability of Rule 262 during this offering. If the Company becomes aware of any disqualifying event or any event requiring disclosure under Rule 262, the Company will evaluate the event with counsel and will amend or supplement this Offering Circular to the extent required by applicable law.

Legal Matters

Certain legal matters with respect to the validity of the shares of Common Stock offered by this Offering Circular will be passed upon for the Company by Brittany Peck, Esq., counsel to the Company. Counsel to the Company may also advise the Company with respect to certain matters relating to this offering, Regulation A, corporate matters, securities-law compliance, disclosure matters and other legal matters related to the preparation and filing of the Offering Statement. The Company has not engaged counsel to provide any legal opinion to investors in this offering. Investors should consult their own legal, tax, financial and investment advisors before deciding whether to invest in the Company’s Common Stock. No legal counsel, advisor or other professional named in this Offering Circular has passed upon the merits of this offering, the adequacy of the disclosures in this Offering Circular for the benefit of investors, the Company’s business plan, the likelihood of qualification by the SEC, or the likelihood that investors will receive any return on their investment, except to the extent expressly stated in any filed legal opinion or other exhibit to the Offering Statement.

Experts

The financial statements of ZQ Platforms Inc. included in this Offering Circular have been included in reliance upon the report of Crystal Arthur, CPA, an independent certified public accountant, given upon her authority as an expert in accounting and auditing. Other than the independent accounting firm identified above, the Company has not relied on any expert report, valuation report, technical report, fairness opinion, appraisal, engineering report, blockchain audit, cybersecurity audit, digital asset valuation report or similar expert opinion in preparing this Offering Circular, unless otherwise disclosed in this Offering Circular or filed as an exhibit to the Offering Statement. No expert named in this Offering Circular has been retained to pass upon the merits of this offering, the value of the Company’s Common Stock, the Company’s business plan, the likelihood of commercial success, the future value of ZIL tokens or any other digital asset, the likelihood of revenue generation, or the likelihood that investors will receive any return on their investment. If the Company obtains any material expert report, valuation report, technical report, cybersecurity report, smart-contract audit, digital asset custody report, appraisal or similar expert opinion in the future and relies upon it in this Offering Circular, the Company will disclose such expert and file any required consent or exhibit to the extent required by Regulation A and applicable SEC rules.

Where You Can Find More Information

The Company has filed an Offering Statement on Form 1-A with the Securities and Exchange Commission under Regulation A with respect to the shares of Common Stock offered by this Offering Circular. This Offering Circular is part of the Offering Statement and does not contain all of the information included in the Offering Statement, the exhibits to the Offering Statement or any amendments to the Offering Statement. Investors may read and copy the Offering Statement, including the exhibits and any amendments, through the SEC’s EDGAR database at www.sec.gov. The Company’s filings with the SEC will be available to the public through the SEC’s website after they are filed. Following qualification of this offering, the Company expects to be subject to the ongoing reporting requirements of Regulation A. These reporting requirements may include annual reports, semiannual reports, current reports and other filings required under Regulation A and applicable SEC rules. These reports and other filings will also be available through the SEC’s EDGAR database. The Company’s website is www.zqplatforms.com. The Company may use its website to provide general information about the Company, its business, products, public filings, investor materials, updates and other information. Information contained on, or accessible through, the Company’s website is not part of this Offering Circular and is not incorporated by reference into this Offering Circular unless expressly stated otherwise in a filed document. Investors should rely only on the information contained in this Offering Circular, any supplements or amendments to this Offering Circular, and any other information that the Company files with or furnishes to the SEC. The Company has not authorized anyone to provide investors with information different from the information contained in this Offering Circular. Investors should not assume that the information in this Offering Circular is accurate as of any date other than the date stated on the cover page, unless the Company updates or supplements the disclosure as required by applicable law.

Requests for additional information about the Company may be directed to:

ZQ Platforms Inc.
255 S Orange Avenue Suite 104, #1261 Orlando, FL 32801, United States
Website: zqplatforms.com
Email: legal@zqplatforms.com
Attention: Investor Relations

ZQ PLATFORMS INC.

(A Development Stage Company)

(A Wyoming Corporation)

AUDITED FINANCIAL STATEMENTS

For the Period from July 10, 2026 (Inception)

through July 15, 2026

Expressed in U.S. Dollars

INDEX TO FINANCIAL STATEMENTS

Report of Independent Auditor F-1

Balance Sheet F-2

Statement of Operations F-3

Statement of Changes in Stockholders’ Equity F-4

Statement of Cash Flows F-5

Notes to the Financial Statements F-6

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders of

ZQ Platforms Inc.

Opinion

We have audited the financial statements of ZQ Platforms Inc. (a development stage company) (the “Company”), which comprise the balance sheet as of July 15, 2026, and the related statements of operations, changes in stockholders’ equity, and cash flows for the period from July 10, 2026 (inception) through July 15, 2026, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of July 15, 2026, and the results of its operations and its cash flows for the period from July 10, 2026 (inception) through July 15, 2026, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (“GAAS”). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company is a development stage enterprise, has not commenced planned principal operations, has not generated any revenue, and has limited capital resources. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we: exercise professional judgment and maintain professional skepticism throughout the audit; identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks; obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control, and accordingly, no such opinion is expressed; evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as the overall presentation of the financial statements; and conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Crystal Arthur, CPA

Crystal Arthur, CPA

Ellettsville, Indiana

July 22, 2026

ZQ PLATFORMS INC.

(A Development Stage Company)

BALANCE SHEET

As of July 15, 2026

July 15, 2026
ASSETS
Current assets:
Cash and cash equivalents	$ 11,632
Total current assets	11,632

TOTAL ASSETS	$ 11,632

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$ —
Total current liabilities	—

TOTAL LIABILITIES	$ —

Commitments and contingencies (Note 7)	—

Stockholders’ equity:
Preferred stock, $0.0001 par value; nil shares authorized,
issued and outstanding	—
Common stock, $0.0001 par value; 302,000,000 shares
authorized; 116,320,000 shares issued and outstanding	11,632
Additional paid-in capital	—
Deficit accumulated during the development stage	—
Total stockholders’ equity	11,632

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 11,632

The accompanying notes are an integral part of these financial statements.

ZQ PLATFORMS INC.

(A Development Stage Company)

STATEMENT OF OPERATIONS

For the Period from July 10, 2026 (Inception) through July 15, 2026

Inception through July 15, 2026
Revenue	$ —
Cost of revenue	—
Gross profit	—

Operating expenses:
General and administrative	—
Professional fees	—
Total operating expenses	—

Loss from operations	—

Other income (expense)	—
Provision for income taxes	—

Net loss	$ —

Net loss per common share – basic and diluted	$ (0.00)
Weighted average common shares outstanding –
basic and diluted	116,320,000

The accompanying notes are an integral part of these financial statements.

ZQ PLATFORMS INC.

(A Development Stage Company)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

For the Period from July 10, 2026 (Inception) through July 15, 2026

	Common Shares	Common Stock Amount	Additional Paid-in Capital	Deficit Accumulated During Development Stage	Total Stockholders’ Equity
Balance at July 10, 2026 (Inception)	—	$ —	$ —	$ —	$ —
Issuance of founder common stock at $0.0001 per share	116,320,000	11,632	—	—	11,632
Net loss for the period	—	—	—	—	—
Balance at July 15, 2026	116,320,000	$ 11,632	$ —	$ —	$ 11,632

The accompanying notes are an integral part of these financial statements.

ZQ PLATFORMS INC.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

For the Period from July 10, 2026 (Inception) through July 15, 2026

Inception through July 15, 2026
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ —
Adjustments to reconcile net loss to net cash used in
operating activities:
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	—
Net cash used in operating activities	—

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	—

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of founder common stock	11,632
Net cash provided by financing activities	11,632

Net increase in cash and cash equivalents	11,632
Cash and cash equivalents, beginning of period	—
Cash and cash equivalents, end of period	$ 11,632

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$ —
Cash paid for income taxes	$ —

NON-CASH FINANCING ACTIVITIES
Expenses paid directly by principal shareholder and
waived (Note 6)	$ —

The accompanying notes are an integral part of these financial statements.

ZQ PLATFORMS INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

For the Period from July 10, 2026 (Inception) through July 15, 2026

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

ZQ Platforms Inc. (the “Company”) was incorporated under the laws of the State of Wyoming on July 10, 2026. The Company is an early-stage, independent platform-development and commercialization enterprise. The Company intends to build, acquire, operate, and commercialize products, platforms, tools, software, infrastructure, intellectual property, and commercial opportunities that may operate within, connect to, or support use cases around the Zilliqa ecosystem and the broader Web3 economy.

The Company is independent and is not affiliated with, sponsored by, endorsed by, controlled by, funded by, or officially approved by Zilliqa Group, the Zilliqa Foundation, or any other Zilliqa-related entity. The Company’s references to Zilliqa, ZIL, or the Zilliqa ecosystem are intended only to describe the blockchain ecosystem around which the Company may seek to build, acquire, operate, or commercialize products, platforms, and infrastructure.

As of July 15, 2026, the Company was in the development stage, had not commenced planned principal operations, had not generated any revenue, had not launched any product or platform, and had not completed any acquisition or entered into any material revenue-generating contract. The Company’s activities to date have consisted of formation, corporate organization, and preparation for a proposed offering of securities under Regulation A, Tier 2, under the Securities Act of 1933, as amended.

NOTE 2 – BASIS OF PRESENTATION

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). The financial statements are presented in U.S. dollars, which is the Company’s functional and reporting currency.

The Company’s fiscal year end is December 31. As the Company was incorporated on July 10, 2026, these are the Company’s initial financial statements and cover the period from July 10, 2026 (inception) through July 15, 2026. Because the Company was recently formed, no comparative prior-period financial statements are presented.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a development stage enterprise and has not yet commenced its planned principal operations. As of July 15, 2026, the Company had cash of $11,632, no liabilities, an accumulated deficit of $nil, and had not generated any revenue since inception.

The Company’s ability to continue as a going concern is dependent upon its ability to raise additional capital through its proposed Regulation A offering and to ultimately implement its business plan, generate revenue, and achieve profitable operations. The Company’s current capital resources are not sufficient to fund its planned operations for a reasonable period of time. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date these financial statements are issued.

Management’s plans to address these conditions include completing the proposed Regulation A, Tier 2 offering of up to $50,000,000 of common stock, and using the net proceeds to fund platform development, acquisitions, developer arrangements, compliance infrastructure, and working capital. There can be no assurance that the Company will be successful in raising capital or in achieving profitable operations. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

NOTE 4 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less at the time of purchase to be cash equivalents. As of July 15, 2026, the Company had $11,632 in cash and no cash equivalents. The Company maintains its cash balances at financial institutions and, from time to time, balances may exceed federally insured limits.

Fair Value of Financial Instruments

The Company applies the provisions of ASC 820, Fair Value Measurement. The carrying amounts of the Company’s financial instruments, consisting of cash, approximate their fair values due to their short-term nature. The Company did not have any financial assets or liabilities measured at fair value on a recurring basis as of July 15, 2026.

Development Stage Company

The Company is a development stage enterprise. Although Accounting Standards Update (“ASU”) 2014-15 and the elimination of ASC 915 removed the incremental reporting requirements previously applicable to development stage entities, the Company describes itself as a development stage company because it has devoted substantially all of its efforts to organizational activities and capital raising, and has not commenced its planned principal operations or generated any revenue.

Revenue Recognition

The Company will recognize revenue in accordance with ASC 606, Revenue from Contracts with Customers, once it commences revenue-generating operations. Under ASC 606, revenue is recognized when a customer obtains control of promised goods or services in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services. The Company had no revenue during the period from July 10, 2026 (inception) through July 15, 2026.

Income Taxes

The Company accounts for income taxes under ASC 740, Income Taxes, using the asset and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is established when it is more likely than not that some portion or all of the deferred tax assets will not be realized. As of July 15, 2026, the Company had no material deferred tax assets or liabilities and no uncertain tax positions.

Stock-Based Compensation

The Company will account for stock-based compensation in accordance with ASC 718, Compensation – Stock Compensation. No stock-based compensation was granted or recognized during the period from July 10, 2026 (inception) through July 15, 2026. The founder shares were issued for cash consideration at par value and did not give rise to any compensation expense.

Net Loss Per Share

The Company computes net loss per share in accordance with ASC 260, Earnings Per Share. Basic net loss per share is computed by dividing the net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share reflects the potential dilution that could occur from common shares issuable through dilutive instruments. As of July 15, 2026, the Company had no dilutive or potentially dilutive securities outstanding, and therefore basic and diluted net loss per share are the same.

Recent Accounting Pronouncements

Management has evaluated recently issued accounting pronouncements and does not believe that any such pronouncements, if adopted, would have a material effect on the Company’s financial statements.

NOTE 5 – STOCKHOLDERS’ EQUITY

Authorized Capital

The Company is authorized to issue 302,000,000 shares of common stock, par value $0.0001 per share. The Company has not authorized any shares of preferred stock as of July 15, 2026. Each share of common stock is entitled to one vote on all matters submitted to a vote of the Company’s stockholders. Holders of common stock are entitled to receive dividends when, as, and if declared by the board of directors out of funds legally available therefor.

Common Stock Issued

On July 14, 2026, the Company issued 116,320,000 shares of common stock to its founders for cash consideration at a price of $0.0001 per share, for aggregate cash proceeds of $11,632. Of these shares, 87,240,000 shares (75%) were issued to Rahul Malhotra, the Company’s Chief Executive Officer and Director, and 29,080,000 shares (25%) were issued to Financial Agency Group.

As of July 15, 2026, there were 116,320,000 shares of common stock issued and outstanding. The Company had no preferred shares, stock options, warrants, convertible notes, simple agreements for future equity (SAFEs), or other equity-linked or convertible instruments issued or outstanding as of July 15, 2026.

NOTE 6 – RELATED-PARTY TRANSACTIONS

The Company’s existing stockholders are Rahul Malhotra, the Company’s Chief Executive Officer and Director, and Financial Agency Group. Mr. Malhotra beneficially owns 87,240,000 shares (75%) and Financial Agency Group owns 29,080,000 shares (25%) of the Company’s issued and outstanding common stock as of July 15, 2026. These shares were purchased for cash at $0.0001 per share on July 14, 2026, for aggregate consideration of $11,632. Together, the existing stockholders control 100% of the Company’s issued and outstanding common stock as of July 15, 2026.

During the period from July 10, 2026 (inception) through July 15, 2026, certain formation, legal, accounting, and offering-related costs of the Company were paid directly by Mr. Malhotra, the Company’s principal stockholder and Chief Executive Officer, on behalf of the Company. Mr. Malhotra has irrevocably waived any right to reimbursement from the Company for such amounts, and the Company has no obligation, contingent or otherwise, to repay these amounts. In accordance with U.S. GAAP, expenses paid by a principal stockholder on behalf of the Company and waived are recorded by the Company as an expense with a corresponding credit to additional paid-in capital, reflecting a capital contribution by the principal stockholder. During the period from inception through July 15, 2026, no such expenses had been incurred by the Company, and accordingly $nil was recorded as expense and as a capital contribution for the period.

The Company has agreed that no salary or cash compensation will be paid to management unless and until the Company has raised at least $10,000,000 in gross proceeds from its proposed offering, after which management compensation is expected to be paid at the rate of $350,000 per annum. No compensation of any kind was paid or accrued to any officer or director during the period from July 10, 2026 (inception) through July 15, 2026. Financial Agency Group is controlled by Manish Prakash, who was appointed a director of the Company on July 15, 2026. Offering-related audit and legal costs are being paid by the Company’s founders and will not be charged to, or reimbursed by, the Company; such founder-paid costs will be recorded as offering costs with a corresponding capital contribution to additional paid-in capital. Financial Agency Group also makes office facilities available to the Company at no cost under an office license arrangement. Financial Agency Group, a principal stockholder, may provide business development, strategic and advisory services to the Company in the future, in each case unrelated to the offer or sale of the Company’s securities. Financial Agency Group is not a registered broker-dealer and will not provide services, solicit investors or receive transaction-based compensation in connection with the Company’s proposed offering. Any such arrangement would constitute a related-party transaction subject to review and disclosure.

Mr. Prakash does not currently receive, and has not received, any compensation for his service as a director of the Company. Any future compensation of directors will be determined by the board of directors and disclosed in the Company’s ongoing reports under Regulation A.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

As of July 15, 2026, the Company had not entered into any binding agreement for any material acquisition, enterprise contract, developer arrangement, digital asset transaction, staking or validator arrangement, lease, financing, or capital expenditure. The Company had no operating or finance lease obligations and did not occupy any leased premises as of July 15, 2026.

From time to time, the Company may become subject to legal proceedings, claims, and litigation arising in the ordinary course of business. As of July 15, 2026, the Company was not a party to any material legal proceeding, and management was not aware of any pending or threatened legal proceeding, claim, investigation, or dispute that would be expected to have a material adverse effect on the Company’s financial condition, results of operations, or cash flows.

NOTE 8 – INCOME TAXES

The Company is subject to U.S. federal income taxation. The State of Wyoming does not impose a corporate income tax. For the period from July 10, 2026 (inception) through July 15, 2026, the Company incurred no taxable income and had no current or deferred income tax provision. The Company had no net operating loss carryforwards and no material temporary differences as of July 15, 2026, and accordingly, no deferred tax asset or corresponding valuation allowance has been recorded.

The Company recognizes the tax benefit of an uncertain tax position only if it is more likely than not that the position will be sustained upon examination by the taxing authorities, based on the technical merits of the position. As of July 15, 2026, the Company had no uncertain tax positions and no accrued interest or penalties related to uncertain tax positions. The Company’s tax returns, once filed, will generally remain subject to examination by the applicable taxing authorities.

NOTE 9 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from July 15, 2026 through July 22, 2026, the date these financial statements were available to be issued, and has determined that, other than as disclosed below, there were no subsequent events requiring recognition or disclosure in these financial statements.

The Company is preparing an offering statement on Form 1-A to be filed with the SEC in connection with a proposed offering of up to $50,000,000 of its common stock pursuant to Regulation A, Tier 2, on a best-efforts basis with no minimum offering amount. The proposed offering price is $1.00 per share. The proposed offering had not been qualified by the SEC, and no securities had been sold thereunder, as of the date these financial statements were available to be issued.

PART III — EXHIBITS

Item 17. Description of Exhibits

The following exhibits are filed as part of this Offering Statement:

Exhibit No.	Description	Status
2.1	Articles of Incorporation of ZQ Platforms Inc.	Filed herewith
2.2	Bylaws of ZQ Platforms Inc.	Filed herewith
4.1	Form of Subscription Agreement	Filed herewith
6.1	Office License Agreement, dated August 7, 2026, between ZQ Platforms Inc. and Financial Agency Group	Filed herewith
11.1	Consent of Crystal Arthur, CPA, Independent Auditor	Filed herewith
12.1	Opinion of Brittany Peck, Esq. regarding the legality of the securities being offered	Filed herewith

The Company may file additional exhibits, or amend the exhibits listed above, by amendment to this Offering Statement prior to qualification.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on August 7, 2026.

ZQ PLATFORMS INC.

By: /s/ Rahul Malhotra

Rahul Malhotra

Chief Executive Officer

Pursuant to the requirements of Regulation A, this Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Rahul Malhotra

Rahul Malhotra

Chief Executive Officer (Principal Executive Officer), Principal Financial Officer, Principal Accounting Officer, and Director

Date: August 7, 2026

/s/ Manish Prakash

Manish Prakash

Director

Date: August 7, 2026

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